AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 1999
                                                   REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                                PENTACON, INC.*
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                 5085                               76-0531585
   (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)              IDENTIFICATION NUMBER)

                            ------------------------

                         10375 RICHMOND AVE., SUITE 700
                              HOUSTON, TEXAS 77042
                                 (713) 860-1000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANTS PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                 BRUCE M. TATEN
              SENIOR VICE PRESIDENT, CHIEF ADMINISTRATIVE OFFICER,
                    CORPORATE SECRETARY AND GENERAL COUNSEL
                         10375 RICHMOND AVE., SUITE 700
                              HOUSTON, TEXAS 77042
                                 (713) 860-1000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                             CHRISTOPHER S. COLLINS
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective Amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                           AMOUNT TO       PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
       TITLE OF EACH CLASS OF                 BE            OFFERING PRICE     AGGREGATE OFFERING     REGISTRATION
     SECURITIES TO BE REGISTERED          REGISTERED          PER UNIT(1)           PRICE(1)               FEE
------------------------------------------------------------------------------------------------------------------
12 1/4% Series B Senior Subordinated
  Notes due 2009.....................    $100,000,000            100%             $100,000,000         $27,800(1)
------------------------------------------------------------------------------------------------------------------
Guarantees of 12 1/4% Series B Senior
  Subordinated Notes due 2009........         --                  --                   --                  (2)
==================================================================================================================

(1) Calculated in accordance with Rule 457(f)(2). For purposes of this calculation, the Offering Price per Series B Note was assumed to be the stated principal amount of each Series A Note that may be received by the Registrant in the exchange transaction in which the Series B Notes will be offered.

(2) Pursuant to Rule 457(n), no registration fee is required for the Guarantees of the Series B Notes registered hereby.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================
* The subsidiaries of Pentacon, Inc. will guarantee the securities being registered hereby and therefore are also registrants. Information about such additional registrants appears on the following pages.

                             ADDITIONAL REGISTRANTS

                 ALATEC CABLE HARNESS & ASSEMBLY DIVISION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             CALIFORNIA                              5085                       95-4635930
   (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

          -----------------------------------------------------------------
                   ALATEC FASTENER AND COMPONENT GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             CALIFORNIA                              5085                       95-4619561
   (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

          -----------------------------------------------------------------
                        ALATEC INTERNATIONAL SALES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         U.S. VIRGIN ISLANDS                         5085                       66-0419714
   (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

          -----------------------------------------------------------------
                             ALATEC PRODUCTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             CALIFORNIA                              5085                       95-2748943
   (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

          -----------------------------------------------------------------
                               ALATEC RACE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             CALIFORNIA                              5085                       95-4619562
   (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

          -----------------------------------------------------------------
                           ASI AEROSPACE GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               5085                       33-0453406
   (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

          -----------------------------------------------------------------
                              AXS SOLUTIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               5085                       25-1797606
   (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

          -----------------------------------------------------------------
                          CAPITOL BOLT & SUPPLY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                TEXAS                                5085                       74-1750631
   (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

          -----------------------------------------------------------------
                            MAUMEE INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               INDIANA                               5085                       35-1458381
   (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

          -----------------------------------------------------------------
                              PACE PRODUCTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                TEXAS                                5085                       74-2879730
   (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

          -----------------------------------------------------------------
                         PENTACON AEROSPACE GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               NEVADA                                5085                       76-0602590
   (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

          -----------------------------------------------------------------
                        PENTACON INDUSTRIAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               NEVADA                                5085                       76-0602591
   (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

          -----------------------------------------------------------------
                           POLLARD ACQUISITION CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               5085                       75-2600681
   (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

          -----------------------------------------------------------------
                             SALES SYSTEMS, LIMITED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            PENNSYLVANIA                             5085                       23-2093530
   (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

          -----------------------------------------------------------------

                       TEXAS INTERNATIONAL AVIATION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                TEXAS                                5085                       75-0576731
   (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

          -----------------------------------------------------------------
                            TIA INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         U.S. VIRGIN ISLANDS                         5085                       66-0533077
   (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

          -----------------------------------------------------------------
                       TRACE ALATEC SUPPLY COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             CALIFORNIA                              5085                       95-4619560
   (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

          -----------------------------------------------------------------
                     WEST COAST AERO PRODUCTS HOLDING CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               5085                       13-3555274
   (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

          -----------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED APRIL 27, 1999

                                   PROSPECTUS

                                [Pentacon Logo]

                               OFFER TO EXCHANGE
           $1,000 PRINCIPAL AMOUNT OF 12 1/4% SERIES B NOTES DUE 2009
                FOR EACH $1,000 PRINCIPAL AMOUNT OF OUTSTANDING
                        12 1/4% SERIES A NOTES DUE 2009
                 ($100,000,000 IN PRINCIPAL AMOUNT OUTSTANDING)

                               THE EXCHANGE OFFER

      o   Expires 5:00 p.m., New York City time,                               ,
          1999, unless extended.

      o Subject to certain customary conditions, which we may waive, the exchange offer is not conditioned upon a minimum aggregate principal amount of Series A Notes being tendered.

      o All outstanding Series A Notes validly tendered and not withdrawn will be exchanged.

      o The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission ("SEC" or "Commission").

                               THE EXCHANGE NOTES

      o The terms of the exchange notes to be issued in the exchange offer are substantially identical to the existing notes, except that we have registered the exchange notes with the SEC. In addition, the exchange notes will not be subject to certain transfer restrictions, and certain provisions relating to an increase in the stated interest rate on the existing notes will be eliminated.

      o Interest on the exchange notes will accrue from March 30, 1999 at the rate of 12 1/4% per annum, payable semi-annually in arrears on each April 1 and October 1, beginning October 1, 1999.

                            ------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 11 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

            THE DATE OF THIS PROSPECTUS IS                   , 1999.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about Pentacon, Inc. and general economic conditions, including, among other things:

       o      our anticipated internal and external growth strategies,

       o anticipated trends in our businesses and industry and those of our customers,

       o      our ability to control costs,

       o      our ability to integrate acquired businesses and

       o      the performance of our significant customers.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.
                            ------------------------

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE UNIFORM SECURITIES ACT WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATION OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE OR CAUSE TO BE MADE TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                            ------------------------

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a registration statement under the Securities Act on Form S-4 with respect to the exchange notes offered by this prospectus. As allowed by Commission rules, this prospectus does not contain all the information set forth in the registration statement. With respect to any contract, agreement or other document filed as an exhibit to the registration statement, please see the exhibits for a more complete description of the matter involved.

     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files periodic reports, proxy statements and other information with the Commission. Reports, proxy and information statements, and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street N.W., Washington, D.C. 20549. The Commission also maintains a web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                                     SUMMARY

     THIS SUMMARY MAY NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. PLEASE READ THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. THE TERMS "THE COMPANY," "OUR COMPANY" AND "WE" AS USED IN
THIS PROSPECTUS REFER TO PENTACON, INC. AND ITS SUBSIDIARIES AND PREDECESSORS AS A COMBINED ENTITY, EXCEPT WHERE IT IS CLEAR FROM THE CONTEXT THAT SUCH TERM MEANS ONLY PENTACON, INC., THE PARENT COMPANY. THE TERM "PENTACON" AS USED IN THIS PROSPECTUS REFERS TO PENTACON, INC., THE PARENT COMPANY. THE TERMS "SUBSIDIARIES" AND "OUR SUBSIDIARIES" AS USED IN THIS PROSPECTUS REFER TO
ALL OF PENTACON'S OPERATING SUBSIDIARIES. ON OCTOBER 28, 1998, THE COMPANY CHANGED ITS FISCAL YEAR END FROM SEPTEMBER 30 TO DECEMBER 31. ACCORDINGLY, IN SOME INSTANCES YEAR-END FINANCIAL INFORMATION MAY BE PRESENTED AS OF SEPTEMBER 30 AND IN OTHER INSTANCES YEAR-END FINANCIAL INFORMATION (PARTICULARLY PRO FORMA
DATA) MAY BE PRESENTED AS OF DECEMBER 31. INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION UNDER THE HEADING "RISK FACTORS." IN ADDITION, CERTAIN STATEMENTS INCLUDE FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. SEE "FORWARD-LOOKING STATEMENTS."

                                  THE COMPANY

     We are the second largest distributor of fasteners and small parts to original equipment manufacturers (OEMs) in the United States. Fasteners and small parts are incorporated into a wide variety of end use applications across a broad spectrum of industries and include screws, bolts, nuts, washers, pins, rings, fittings, springs, electrical connectors and similar small parts, many of which are specialized or highly engineered for particular applications. We are also an industry leader in providing advanced inventory management services for fasteners and small parts, including procurement, just-in-time delivery, quality assurance testing, advisory engineering services, component kit production, small component assembly and electronic data interchange to OEMs. We offer our customers comprehensive supply chain management solutions designed to reduce their procurement and management costs and enhance their production efficiencies. We believe that the fastener distribution industry is in the early stages of consolidation. We attribute this consolidation primarily to OEMs focusing on their core competencies, streamlining their production processes and reducing their overall production costs by reducing the number of their suppliers and by outsourcing certain inventory management functions to more efficient providers. Our objective is to differentiate ourselves from our competitors and benefit from the consolidation of the fastener industry by leveraging our nationwide distribution network, critical mass, breadth of product line and sophisticated supply chain management capabilities to expand our market position.

     According to the Freedonia Group, Inc., total sales by fastener manufacturers in 1996 (the latest period for which we believe industry data is available) were approximately $8.0 billion domestically and $25 billion globally. The U.S. fastener market is estimated to have over 2,000 distributors serving OEMs; however, including our company, we estimate that there are only 9 fastener distributors which have annual sales in excess of $100 million. Our company was initially formed through the combination of five companies, each of which has over 25 years of experience in the fastener distribution industry. Since then, we have acquired four additional companies in separate transactions. Total U.S. manufacturer sales of fasteners have increased at a compound annual rate of approximately 4.1% during the four years ended December 1996; however, we have achieved (on a consolidated basis after giving effect to all of our acquisitions) an internal compound annual sales growth rate for product sales and services of approximately 20.0% during the five years ended December 1998. We believe our strong growth during this period resulted from (1) the expansion of our product offerings, (2) the expansion of services to additional customer locations, (3) the delivery of superior customer service and (4) marketing value-added inventory management services. Assuming all of our acquisitions of all of our subsidiaries and our initial public offering had occurred on January 1, 1998, we would have had sales of $285 million and earnings before interest, taxes, depreciation and amortization of $38 million for the twelve months ended December 31, 1998. See footnote 1 to "Summary Financial Data."

     Although fasteners and other small parts constitute a majority of the total number of parts needed by OEMs to produce their end products, they represent only a small fraction of the total materials costs of the end product. We estimate that, on average, it may cost an OEM up to five times the direct cost of a fastener to manage its procurement and use in the production process. The relatively high cost for an OEM to internally manage its procurement and inventory of fasteners results from (1) the vast number and individual quantities of fasteners and other small parts needed to be maintained in inventory to avoid the risk of stockouts, (2) the substantial administrative cost of purchasing and handling such a large number of small parts, (3) the time and costs of managing a large number of vendors and (4) the need to perform fastener quality assurance testing.

     We have two principal operating groups: our Aerospace Group and our Industrial Group. Our Aerospace Group serves the aerospace and aeronautics industries and our Industrial Group serves a broad base of industrial manufacturers producing items such as diesel engines, locomotives, power turbines, motorcycles, telecommunications equipment and refrigeration equipment. Our largest customers include The Boeing Company, Cummins Engine Company, General Electric Corporation, Harley-Davidson, Inc., the Hughes Aircraft subsidiary of General Motors Corporation, Lockheed Martin Corporation and The Trane Company. Our relationships with these customers have been built over a period of 8 to 30 years.

BUSINESS STRENGTHS

     We believe that we have a strong competitive position because of our business strengths:

      o LONG-TERM CUSTOMER RELATIONSHIPS. We believe our success is closely linked to our ability to maintain and cultivate customer relationships. During their operating histories, which have exceeded on average 25 years, our subsidiaries have established a number of strong long-term customer relationships. We have had relationships with our ten largest customers for an average of 18 years. Sales to these customers represented approximately 40% of our pro forma revenue for the year ended December 31, 1998. In many cases, these relationships involve significantly integrating ourselves into our customers' inventory management systems by providing procurement, information system and on-site management services (which may include locating employees at customer sites on a full-time basis) designed to improve our customers' operating efficiencies. We believe these relationships will continue to provide significant growth opportunities as our OEM customers consolidate suppliers and further outsource inventory management services.

      o BREADTH OF PRODUCTS AND SERVICES. We believe OEMs are seeking to reduce their operating costs by, among other things, decreasing the number of suppliers they use, often eliminating suppliers which provide only a limited range of products and services. We distribute over 100,000 types of fasteners and small parts and provide an extensive array of supply chain management services. Certain of the fasteners we provide are only made available to a limited number of distributors that are recognized as authorized dealers. For example, we are one of a limited number of U.S. fastener distributors that has direct access to and can supply the full range of highly engineered fasteners required by aerospace customers. We believe that the sophistication and scope of our service offerings combined with the breadth of our product offerings increase our opportunities for sales growth and capturing market share.

      o NATIONAL PRESENCE; CRITICAL MASS. We operate a national sales and distribution network with 32 distribution facilities in 14 states. To serve our aerospace clients, we also maintain sales offices in Europe and Australia. We believe our national presence provides us with a significant advantage in competing for business with multi-site OEMs since smaller distributors often cannot effectively serve multi-site customers. In addition, our national presence provides us with opportunities to grow business with existing multi-site customers by cross-marketing between sites and providing company-wide procurement and inventory management solutions. We believe our size and geographical diversity may provide us with opportunities to form strategic alliances with suppliers which could lead to purchasing synergies and reliable access to fasteners and small parts.

      o DIVERSIFIED INDUSTRY PLATFORM. We serve approximately 7,500 customers which operate in a wide range of markets in both the aerospace and industrial sectors. Principal markets within the aerospace sector include airframe, defense, space, satellite communications, and commercial and general aviation. Principal markets within the industrial sector include industrial machinery, electrical machinery and electronics, motor vehicles and fabricated metal products. In calendar 1998, approximately 57% of our revenue was derived from aerospace customers and 43% was derived from industrial customers. While our ten largest customers represented approximately 40% of our pro forma revenues in calendar 1998, no other customer represented more than 1.2% of our revenues on a pro forma basis in calendar 1998. Over time we expect that through certain targeted acquisitions, we will become further diversified with industrial customers providing a larger share of our revenues. We believe that our diversified customer mix is a competitive strength and helps us to better balance industry cycles. By participating in a wide variety of industries, we are also able to share the best inventory management practices across all of our industry segments.

      o STRONG MANAGEMENT TEAM. Our company benefits from the extensive experience of our management team. Our executive and operating management have combined experience of over 100 years in the fastener and OEM distribution businesses. Collectively, our senior management team and employees own approximately 45% of our company's stock on a fully-diluted basis. In addition to our significant industry experience, our senior executives have collectively completed over 100 merger and acquisition transactions and have extensive public company experience.

BUSINESS STRATEGY

     Our objective is to further our market position as a leading distributor of fasteners and small parts and to enhance shareholder value. Key elements of our business strategy include:

      o CONTINUE TO DELIVER SUPERIOR CUSTOMER SERVICE. Our customers choose fastener suppliers based, in significant part, on the quality and reliability of service. We believe that superior customer service includes: meeting just-in-time delivery schedules which are critical to our customers' production processes and providing innovative supply chain management services, which can help our customers improve their operating efficiencies and reduce their costs. By providing these services, we become more integrated into our customers' internal manufacturing and decision making processes. We believe such integration leads to higher sales to existing customers and improves customer retention. In connection with our strategy to continuously improve customer service, we continue to identify and adopt "best practices" of each of our subsidiaries that can be successfully implemented throughout the company. Some of our customers have recognized our superior customer service. For example, we received Cummins' awards for 100% On-Time Delivery and for Outstanding Performance for Cost Reduction and Partnership in Continuous Improvement, in each of the last four years (1995-1998).

      o GROW SALES REVENUE. We seek to grow internally generated revenues by: capturing market share from smaller competitors who cannot match our product breadth, services or geographic coverage; pursuing the expanding opportunities to deliver a wide range of inventory management services which less sophisticated distributors are unable to provide; expanding the number of sites to which we provide services for our existing multi-site customers; and pursuing new multi-site customers. To leverage our breadth of products and services and our broad geographic presence, we have developed a national marketing and sales effort to focus on penetrating existing and new multi-site OEM accounts.

      o CAPITALIZE ON INTEGRATION OPPORTUNITIES. We believe there are significant opportunities to leverage our capabilities to further increase our revenues and operating efficiencies. We are initiating our revenue enhancement strategy by implementing a cross-selling program to existing customers. Our national footprint is an integral component of our strategy to sell more integrated inventory management services and products to multi-site customers nationwide. We will seek to expand operating margins by realizing purchasing economies and exploiting operational efficiencies. We believe that centralizing purchasing activities will allow us to realize volume discounts. Further, as we integrate our operations we are beginning to realize further efficiencies through (1) the elimination of redundant facilities, (2) headcount reductions, (3) plant reconfigurations, (4) the implementation of common information systems in our Aerospace Group, (5) administrative savings and (6) reductions in working capital.

      o PURSUE STRATEGIC ACQUISITIONS. We have a disciplined acquisition program, which targets companies that will help us increase our presence in markets we currently serve, develop new customer relationships and expand our range of products and services. Since our initial public offering in March 1998, we have increased our annual pro forma revenues from $168 million to $285 million for the year ended December 31, 1998, through our acquisition of four additional companies: Pace Products, Inc., D-Bolt Company, Inc., Texas International Aviation, Inc. and ASI Aerospace Group Inc. The addition of Texas International Aviation, Inc. and ASI Aerospace Group Inc. added significant product depth and market share in the aerospace fastener distribution industry and resulted in our Aerospace Group becoming one of the premier aerospace fastener distribution and related service companies in the United States. We believe there are a significant number of acquisition candidates and that we are regarded as an attractive acquiror because of our position as an industry leader and the potential for our targets to realize improved growth and profitability as part of our company. All of our acquisitions have been immediately accretive to earnings and we expect future acquisitions also will be immediately accretive.

                               THE EXCHANGE OFFER

Registration Rights Agreement...... We sold the existing notes on March
                                    30, 1999 to the initial purchasers
                                    under a purchase agreement dated
                                    March 25, 1999. Pursuant to the
                                    purchase agreement, Pentacon, our
                                    subsidiaries who guaranteed our
                                    obligations under the existing notes
                                    and the initial purchasers entered
                                    into a registration rights agreement
                                    which granted the holders of the
                                    existing notes certain exchange and
                                    registration rights. This exchange
                                    offer is intended to satisfy certain
                                    of our obligations under the
                                    registration rights agreement.
The Exchange Offer................. We are offering to exchange up to
                                    $100,000,000 of the exchange notes
                                    for up to $100,000,000 of the
                                    existing notes. Existing notes may be
                                    exchanged only in $1,000 increments.
                                    The terms of the exchange notes are
                                    identical in all material respects to
                                    the existing notes except for certain
                                    transfer restrictions and
                                    registration rights relating to the
                                    existing notes and certain provisions
                                    relating to an increase in the stated
                                    interest rate on the existing notes.
Resale............................. We believe that you will be able to freely transfer the exchange notes
                                    without registration or any
                                    prospectus delivery requirement;
                                    however, certain broker-dealers and
                                    certain of our affiliates may be
                                    required to deliver copies of this
                                    prospectus if they resell any
                                    exchange notes.
Expiration Date.................... 5:00 p.m., New York City time, on
                                                      , 1999, unless the
                                    exchange offer is extended. You may
                                    withdraw existing notes you tender
                                    pursuant to the exchange offer at any
                                    time prior to                   ,
                                    1999. See "The Exchange
                                    Offer -- Expiration Date; Extensions;
                                    Amendments."
Accrued Interest on the Exchange
  Notes and the Existing Notes..... The exchange notes will bear interest at a rate of 12 1/4% per annum,
                                    payable semi-annually on April 1 and
                                    October 1 of each year, commencing
                                    October 1, 1999. Holders of exchange
                                    notes of record at the close of
                                    business on the March 15 and
                                    September 15 immediately preceding
                                    such interest payment date will
                                    receive interest accruing from the
                                    most recent date to which interest
                                    has been paid. The interest rate on
                                    the exchange notes will increase to
                                    12 3/4% per annum if our EBITDA for
                                    each of the quarters ended March 31,
                                    1999 and June 30, 1999 is not at
                                    least $7.25 million.
Termination of the Exchange Offer.. We may terminate the exchange offer if we determine that our ability to
                                    proceed could be materially impaired
                                    due to the occurrence of certain
                                    conditions. We do not expect any of
                                    the foregoing conditions to occur,
                                    although there can be no assurance
                                    that such conditions will not occur.
                                    You will have certain rights against
                                    us under the registration rights
                                    agreement should we fail to
                                    consummate the exchange offer. See
                                    "The Exchange Offer --
                                    Termination."
Procedures for Tendering Existing
  Notes............................ If you wish to accept the exchange offer, sign and date the letter of
                                    transmittal in accordance with the
                                    instructions, and deliver the letter
                                    of transmittal, along with the
                                    existing notes and any other required
                                    documentation, to the exchange agent.
                                    By executing the letter of
                                    transmittal, you will represent to us
                                    that, among other things:

                                      o   the exchange notes you receive
                                          will be acquired in the ordinary
                                          course of your business,
                                      o   you have no arrangement with
                                          any person to participate in the
                                          distribution of the exchange
                                          notes, and
                                      o   you are not an affiliate of
                                          Pentacon or, if you are an affiliate,
                                          you will comply with the
                                          registration and prospectus
                                          delivery requirements of the
                                          Securities Act to the extent
                                          applicable.
Special Procedures for Beneficial
  Owners........................... If you are a beneficial owner whose existing notes are registered in the
                                    name of a broker, dealer, commercial
                                    bank, trust company or other nominee
                                    and wish to tender such existing
                                    notes in the exchange offer, please
                                    contact the registered holder as soon
                                    as possible and instruct them to
                                    tender on your behalf and comply with
                                    our instructions set forth elsewhere
                                    in this prospectus.
Guaranteed Delivery
  Procedures....................... If you wish to tender your existing notes, you may, in certain instances,
                                    do so according to the guaranteed
                                    delivery procedures set forth
                                    elsewhere in this prospectus under
                                    "The Exchange Offer -- Guaranteed
                                    Delivery Procedures."
Withdrawal Rights.................. You may withdraw existing notes you tender pursuant to the exchange offer
                                    by furnishing a written or facsimile
                                    transmission notice of withdrawal to
                                    the exchange agent containing the
                                    information set forth in "The
                                    Exchange Offer -- Withdrawal of
                                    Tenders."
Acceptance of Existing Notes and
  Delivery of Exchange Notes....... Subject to certain conditions (as summarized above in "Termination of
                                    the Exchange Offer" and described
                                    more fully in "The Exchange
                                    Offer -- Termination"), we will
                                    accept for exchange any and all
                                    existing notes that are properly
                                    tendered in the exchange offer prior
                                    to the expiration date. See "The
                                    Exchange Offer -- Procedures for
                                    Tendering." The exchange notes
                                    issued pursuant to the exchange offer
                                    will be delivered promptly following
                                    the expiration date.
Exchange Agent..................... State Street Bank and Trust Company,
                                    the trustee under the indenture, is
                                    serving as exchange agent in
                                    connection with the exchange offer.
                                    The mailing address of the exchange
                                    agent and the address for deliveries
                                    by overnight courier is State Street
                                    Bank and Trust Company, Two
                                    International Place, P.O. Box 778,
                                    Boston, Massachusetts 02110, and the
                                    address for hand deliveries is State
                                    Street Bank and Trust Company, Two
                                    International Place, 4th Floor,
                                    Boston, Massachusetts 02110. For
                                    assistance and requests for
                                    additional copies of this Prospectus,
                                    the Letter of Transmittal or the
                                    Notice of Guaranteed Delivery, the
                                    telephone number for the exchange
                                    agent is (617) 664-5587, and the
                                    facsimile number for the exchange
                                    agent is (617) 664-5290.

     SEE "THE EXCHANGE OFFER" FOR MORE DETAILED INFORMATION CONCERNING THE TERMS OF THE EXCHANGE OFFER.

                       SUMMARY OF TERMS OF EXCHANGE NOTES

Issuer................................... Pentacon, Inc.
                                          10375 Richmond Avenue, Suite 700
                                          Houston, Texas 77042
                                          Tel: (713) 860-1000

Notes Offered............................ $100,000,000 aggregate principal amount of 12% Senior Subordinated
                                          Notes due 2009.

Maturity................................. April 1, 2009.

Interest Payment Dates................... April 1 and October 1 commencing
                                          October 1, 1999.

Guarantees............................... Each of our subsidiaries will fully and unconditionally guarantee the
                                          exchange notes on a senior
                                          subordinated basis. Future
                                          subsidiaries also may be required to
                                          guarantee the exchange notes on a
                                          senior subordinated basis. See
                                          "Description of the
                                          Notes -- Subsidiary Guarantees."

Ranking.................................. The exchange notes will be unsecured senior subordinated obligations and
                                          will be subordinated to all our
                                          existing and future senior
                                          indebtedness. The exchange notes will
                                          rank equally with all our other
                                          existing and future senior
                                          subordinated indebtedness and will
                                          rank senior to all our subordinated
                                          indebtedness. The guarantees will be
                                          unsecured senior subordinated
                                          obligations and will be subordinated
                                          to all existing and future senior
                                          indebtedness of the guarantors. The
                                          terms "senior indebtedness" and
                                          "subordinated indebtedness" are
                                          defined in the "Description of the
                                          Notes -- Certain Definitions"
                                          section of this prospectus.

                                          Assuming the issuance of the existing
                                          notes and our use of the net proceeds
                                          occurred on December 31, 1998, we
                                          would have had $41.4 million of
                                          senior indebtedness outstanding and
                                          our subsidiaries would have had $3.5
                                          million of senior indebtedness
                                          outstanding, excluding their
                                          guarantee of the $41.4 million of our
                                          senior indebtedness.

Optional Redemption...................... We may redeem the exchange notes, in whole or in part, at any time on or
                                          after April 1, 2004, at the
                                          redemption prices set forth in this
                                          prospectus. See "Description of the
                                          Notes -- Optional Redemption."

Optional Redemption Upon Certain
  Equity Offerings....................... On or before April 1, 2002, we may redeem up to 35% of the exchange
                                          notes with the net proceeds of
                                          certain equity offerings at 112.25%
                                          of the principal amount thereof, plus
                                          accrued interest, if at least 65% of
                                          the aggregate principal amount of the
                                          exchange notes originally issued
                                          remains outstanding. See
                                          "Description of the
                                          Notes -- Optional Redemption."

Change of Control........................ Upon certain change of control events, each holder of exchange notes
                                          may require us to repurchase all or a
                                          portion of its notes at a purchase
                                          price equal to 101% of the principal
                                          amount thereof, plus accrued
                                          interest. Our ability to repurchase
                                          the exchange notes upon a change of
                                          control event will be limited by the
                                          terms of our debt agreements. In
                                          addition, we cannot assure you that
                                          we will have the financial resources
                                          to repurchase the exchange notes. See
                                          "Description of the Notes -- Change
                                          of Control."

Certain Covenants........................ The indenture governing the exchange notes will contain covenants that,
                                          among other things, will limit our
                                          ability and the ability of certain of
                                          our subsidiaries to:

                                            o   incur additional indebtedness,

                                            o   pay dividends on, redeem or
                                                repurchase our capital stock,

                                            o   make investments,

                                            o   engage in transactions with
                                                affiliates,

                                            o   create certain liens,

                                            o   in the case of certain of our
                                                subsidiaries, guarantee
                                                indebtedness,

                                            o   sell assets,

                                            o   sell capital stock of
                                                restricted subsidiaries, and

                                            o   consolidate, merge or transfer
                                                all or substantially all our
                                                assets and the assets of our
                                                subsidiaries on a consolidated
                                                basis.

                                          These covenants are subject to
                                          important exceptions and
                                          qualifications, which are described
                                          in the "Description of the Notes"
                                          section of this prospectus.

Risk Factors............................. See "Risk Factors" for a discussion of factors you should carefully
                                          consider before deciding to invest in
                                          the exchange notes.

Certain Tax Considerations............... For federal income tax purposes, the exchange notes will be treated as
                                          having been issued with original
                                          issue discount equal to the
                                          difference between the issue price of
                                          the existing notes and their stated
                                          redemption price at maturity. As a
                                          result, holders may be required to
                                          include amounts in income prior to
                                          the receipt of cash attributable
                                          thereto. See "Certain United States
                                          Federal Income Tax Considerations."


     SEE "DESCRIPTION OF THE NOTES" FOR MORE DETAILED INFORMATION CONCERNING THE TERMS OF THE EXCHANGE NOTES.

                             SUMMARY FINANCIAL DATA

     Pentacon was incorporated in March 1997. Simultaneously with the closing of the initial public offering of its common stock, in March 1998, Pentacon acquired in separate transactions (the "Initial Acquisitions") five businesses: Alatec Products, Inc. (Alatec), AXS Solutions Inc. (AXS), Capitol Bolt & Supply, Inc. (Capitol), Maumee Industries, Inc. (Maumee), and Sales Systems, Limited (SSL) (collectively referred to as the "Founding Companies"). For financial reporting purposes, Alatec has been identified as the accounting acquiror. Accordingly, the historical financial statements of Alatec have become the historical financial statements of Pentacon. Since March 1998, Pentacon has acquired in separate transactions (the "Subsequent Acquisitions" and, together with the Initial Acquisitions, the "Acquisitions") four additional businesses:
Pace Products, Inc., D-Bolt Company, Inc., Texas International Aviation, Inc. and ASI Aerospace Group, Inc. The companies acquired in the Acquisitions are referred to as the "Acquired Businesses."

     The pro forma consolidated financial data give effect to all the Acquisitions by Pentacon as if such acquisitions were consummated as of the beginning of the periods presented, but do not give effect to the issuance and sale of the notes, except where noted below. The pro forma results of operations are not necessarily indicative of the results that would have occurred had the Acquisitions been consummated as of October 1, 1996 or that might be attained in the future.

                                                                                           HISTORICAL    PRO FORMA(1)
                                       HISTORICAL               PRO FORMA(1)              ------------   -------------
                                       -----------   ----------------------------------      THREE        LAST TWELVE
                                         FISCAL       TWELVE     FISCAL    THREE MONTHS      MONTHS         MONTHS
                                          YEAR        MONTHS      YEAR        ENDED          ENDED           ENDED
                                          ENDED        ENDED      ENDED    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                       9/30/98(2)     9/30/97    9/30/98       1997           1998           1998
                                       -----------   ---------  ---------  ------------   ------------   -------------
                                                                   (Dollars in thousands)
STATEMENT OF OPERATIONS DATA:
Revenues.............................   $ 141,078    $ 223,673  $ 283,794    $ 65,345       $ 66,720       $ 285,169
Cost of sales........................      91,026      150,652    188,813      43,844         45,021         189,990
                                       -----------   ---------  ---------  ------------   ------------   -------------
    Gross profit.....................      50,052       73,021     94,981      21,501         21,699          95,179
Operating expenses...................      36,524       49,485     59,746      15,161         14,575          59,160
Goodwill amortization................       1,111        3,407      3,400         853            853           3,400
                                       -----------   ---------  ---------  ------------   ------------   -------------
    Operating income.................      12,417       20,129     31,835       5,487          6,271          32,619
Other (income) expense, net..........         (91)         (30)       (44)         77             (7)           (128)
Interest expense.....................       2,448       10,248     10,467       2,555          3,102          11,014
                                       -----------   ---------  ---------  ------------   ------------   -------------
    Income before taxes..............      10,060        9,911     21,412       2,855          3,176          21,733
Income taxes.........................       5,373        5,461     10,172       1,520          1,545          10,242
                                       -----------   ---------  ---------  ------------   ------------   -------------
    Net income.......................   $   4,687    $   4,450  $  11,240    $  1,335       $  1,631       $  11,491
                                       ===========   =========  =========  ============   ============   =============
OTHER DATA:
EBITDA(3)............................   $  14,306    $  25,369  $  36,862    $  6,743       $  7,765       $  37,884
Depreciation and amortization........       1,798        5,210      4,983       1,333          1,487           5,137
Capital expenditures.................       3,097          952      4,296         355            795           4,736
SELECTED RATIOS:
As adjusted long-term debt (including
  current maturities) to
  EBITDA(3)(4).......................                                                                           3.8x
EBITDA to as adjusted interest
  expense(3)(4)......................                                                                           2.4x
Ratio of earnings to fixed charges(5)
    Actual...........................        4.4x                                               2.0x
    Pro forma(6).....................        3.0x                                               1.2x
    Supplemental pro forma(7)........                                1.9x

                                            AS OF DECEMBER 31, 1998
                                        -------------------------------
                                        HISTORICAL       AS ADJUSTED(8)
                                        ----------       --------------
                                            (Dollars in thousands)
BALANCE SHEET DATA
Total assets.........................    $ 301,353          $304,853
Long-term debt (including current
  maturities.........................      138,589           142,089
Stockholders' equity.................      116,610           116,610

------------
(1) The pro forma income statement data assumes that the Acquisitions and our initial public offering occurred at the beginning of the period presented (except for Capitol, whose historical results for the twelve months from September 1, 1996 to August 31, 1997 were used for the twelve months ended September 30, 1997 pro forma information). These pro forma results are not necessarily indicative of the results we would have obtained had these events actually then occurred or of our future results. During the periods presented above, the Acquired Businesses were not under common control or management and, therefore, the data presented may not be comparable to or indicative of our post-Acquisition results. The pro forma income statement data is based on available information and certain assumptions that management deems appropriate and should be read in conjunction with the other financial statements and notes thereto included elsewhere in this prospectus. Neither the potential cost savings from consolidating certain operational and administrative functions nor the costs of corporate overhead, other than salaries of executive officers, nor those other costs and savings actually experienced after the Acquisitions have been included in the pro forma financial information. In addition, the pro forma information may not be indicative of actual 1999 results of operations. See "Risk Factors -- Concentration of Customer Base; Factors Relating to Certain Customers" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Introduction."

(2) On October 28, 1998, we changed our fiscal year end from September 30 to December 31.

(3) Earnings before interest, taxes, depreciation and amortization ("EBITDA") is not intended to represent cash flow in accordance with generally accepted accounting principles and does not represent the measure of cash available for distribution. EBITDA is commonly used to analyze companies on the basis of operating performance, leverage and liquidity, and provides additional information for evaluating our ability to make payments on the notes. EBITDA is not intended as an alternative to earnings from continuing operations or net income.

(4) Gives effect to the refinancing of a portion of our historical debt with the net proceeds received from the issuance and sale of the existing notes.

(5) For purposes of this ratio, "earnings" consist of earnings before income taxes and fixed charges, and "fixed charges" consist of interest expense, the interest portion of rental expense and amortization of debt issuance costs.

(6) Gives effect to the refinancing of a portion of our historical debt with the net proceeds received from the offering of the existing notes.

(7) Gives effect to the businesses we have acquired as if such acquisitions were consummated as of the beginning of the periods presented and to the refinancing of a portion of our historical debt with the net proceeds received from the offering of the existing notes.

(8) The as adjusted balance sheet data adjusts for the issuance and sale of the existing notes and the application of the net proceeds therefrom to reduce borrowings under our bank credit facility. The as adjusted amounts do not reflect an approximately $1.4 million, net of tax, write-off of debt issuance costs on our bank credit facility as a result of the restructuring and partial extinguishment of the bank credit facility, which has been recorded in the quarter ended March 31, 1999. Such amounts may be reborrowed to the extent described in "Description of Bank Credit Facility" and "Use of Proceeds."

                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN THE NOTES.

                            SIGNIFICANT INDEBTEDNESS

     We will be highly leveraged after the exchange offer. Assuming the issuance of the existing notes and our use of the net proceeds had occurred on December 31, 1998 or February 28, 1999, on such dates we would have had $142.1 million and $149.4 million, respectively, of total consolidated debt. Assuming the issuance of the existing notes and the application of the net proceeds had occurred on December 31, 1998 or February 28, 1999, on such dates we estimate we would have had the ability to borrow up to an additional $32.1 million and $34.1 million, respectively, under our bank credit facility (based on borrowing base limitations of $73.5 million and $82.9 million, respectively) and we may incur other indebtedness in the future. Subject to borrowing base limitations, in the future we will have borrowing capacity of $85.0 million under our bank credit facility. See "Description of the Notes" and "Description of Bank Credit Facility." Assuming the Acquisitions, the issuance of the existing notes and our use of the net proceeds had occurred on January 1, 1998, our ratio of earnings to fixed charges for the fiscal year ended December 31, 1998 would have been 1.9:1.0.

     Our high level of indebtedness could have important consequences to noteholders, such as:

      o limiting our ability to obtain additional financing to fund our growth strategy, working capital, capital expenditures, debt service requirements or other purposes;

      o limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to pay debt service;

      o limiting our ability to compete with others who are not as highly leveraged; and

      o limiting our ability to react to changing market conditions, changes in our industry and in our customers' industries and economic downturns.

     Our ability to satisfy our debt obligations will depend upon our future operating performance. Prevailing economic conditions and financial, business and other factors, many of which are beyond our control, will affect our ability to make payments on our debt obligations. If we can not generate sufficient cash from operations to meet our other obligations, we may need to refinance or sell assets. We can not assure you that our business will generate sufficient cash flow, or that we will be able to obtain sufficient funding to make the payments required by all of our debt.

SUBORDINATION OF THE EXCHANGE NOTES AND THE GUARANTEES; UNSECURED STATUS OF THE EXCHANGE NOTES AND THE GUARANTEES

     The exchange notes will be subordinated to all of our existing and future senior indebtedness and the guarantees will be subordinated to all existing and future senior indebtedness of the guarantors. Assuming the issuance of the existing notes and our use of the proceeds had occurred on December 31, 1998 or February 28, 1999, on such dates we would have had $44.9 million and $52.2 million, respectively, of consolidated senior indebtedness outstanding. Pentacon and the guarantors expect to incur additional senior indebtedness under our bank credit facility and otherwise. See "Description of Bank Credit Facility." In the event of a bankruptcy, liquidation or dissolution of Pentacon or any guarantor, the assets available to pay obligations on the notes or the guarantees, as applicable, will only be available after all payments had been made on senior indebtedness. We can not assure you that sufficient assets would remain to make any payments on the exchange notes or the guarantees. In addition, certain events of default under certain senior indebtedness would prohibit Pentacon and the guarantors from making any payments on the exchange notes and the guarantees. The term "senior indebtedness" is defined in the "Description of the Notes -- Certain Definitions" section of this prospectus.

     The exchange notes will not be secured by any of Pentacon's assets and the guarantees will not be secured by any of the assets of the guarantors. Our obligations under our bank credit facility are secured by substantially all of our assets and the assets of the guarantors. If Pentacon or a guarantor becomes insolvent or is liquidated, or if payment under our bank credit facility is accelerated, the lenders under our bank credit facility would have a claim on such assets before the holders of the exchange notes. See "Description of Bank Credit Facility."

HOLDING COMPANY STRUCTURE; GUARANTEES MAY BE UNENFORCEABLE DUE TO FRAUDULENT CONVEYANCE STATUTES

     Pentacon is a holding company. Our subsidiaries conduct all of our consolidated operations and own substantially all of our consolidated assets. Consequently, our cash flow and our ability to meet our debt service obligations depend upon the cash flow of our subsidiaries and the payment of funds by the subsidiaries to us in the form of loans, dividends or otherwise. Their ability to make any payments will depend on their earnings, the terms of their indebtedness, tax considerations and legal restrictions. In addition, as described below, the guarantees may be unenforceable under certain circumstances. In such event, and to the extent one of our future subsidiaries is not a guarantor, all claims against such subsidiaries will need to be satisfied before funds will be available to Pentacon to meet its obligations. While our existing subsidiaries are obligated to guarantee the exchange notes, future subsidiaries may not become guarantors.

     Although laws differ among various jurisdictions, in general, under fraudulent conveyance laws, a court could subordinate or avoid any guarantee if it found that:

      o the guarantee was incurred with actual intent to hinder, delay or defraud creditors, or

      o the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and the guarantor was any of the following:

          --  insolvent or was rendered insolvent because of the guarantee,

          -- engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, or

          -- intended to incur, or believed that it would incur, debts beyond its ability to pay at maturity.

If a court avoided a guarantee as a result of fraudulent conveyance, or held it unenforceable for any other reason, noteholders would cease to have a claim against the guarantor and would be creditors solely of Pentacon and the remaining guarantors.

RESTRICTIONS IN DEBT AGREEMENTS

     The operating and financial restrictions and covenants in our debt agreements, including the bank credit facility and the indenture governing the notes, may adversely affect our ability to finance future operations or capital needs or to engage in other business activities. Our bank credit facility includes covenants that will require us to meet certain financial ratios and financial tests, including a maximum total debt to Adjusted EBITDA (as defined therein) ratio, a maximum senior debt to Adjusted EBITDA ratio, a minimum fixed charge coverage ratio, a minimum net worth test and a maximum capital expenditures test. Such covenants, required ratios and tests may require that we take action to reduce debt or to act in a manner contrary to our business objectives. If we breach any of these restrictions or covenants or suffer a material adverse change which restricts our borrowing ability under our bank credit facility, we would be unable to borrow funds thereunder without a waiver. A breach could cause a default under the exchange notes and our other debt. Our indebtedness may then become immediately due and payable. We may not have or be able to obtain sufficient funds to make these accelerated payments, including payments on the exchange notes. See "Description of Bank Credit Facility" and "Description of the Notes."

CONCENTRATION OF CUSTOMER BASE; FACTORS RELATING TO CERTAIN CUSTOMERS

     A significant portion of our revenue has historically been generated from a limited number of customers, although not necessarily from the same customers year to year. For the year ended December 31, 1998, our ten largest customers collectively accounted for approximately 40% of our pro forma revenues, of which our four largest customers represented approximately 30% of these revenues. We estimate that The Boeing Company and Cummins Engine Company (excluding our sales to subcontractors to each of them) would have accounted for approximately 10% and 12%, respectively, of our pro forma revenues for the year ended December 31, 1998. Our ability to maintain these relationships is dependent upon our customers' continued satisfaction with the price and quality of our products and services. There can be no assurance that we will maintain our relationships with these or our other customers. The loss of these customers or any other significant customer for any reason or a reduction in business with a significant customer for any reason could result in a material loss of revenue or otherwise have a material adverse effect on our results of operations and financial condition. In addition, from time to time, certain of our customers seek to implement competitive bidding and other procedures designed to reduce prices for fasteners and other small parts, which may lower our gross margins on sales to these customers. We will seek to mitigate any adverse impact to gross margins in the future through our own cost reduction initiatives and by providing additional services to these customers, provided there can be no assurances as to the timing or the extent to which such mitigating efforts will offset lower margins.

     We expect our 1999 results of operations to be adversely affected by certain factors relating to The Boeing Company and Cummins Engine Company (as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Introduction"). We estimate that, in calendar 1998, Boeing and its subcontractors accounted for approximately 20% of our pro forma revenues. The Boeing Company's commercial airframe operations and related subcontractors built up excess fastener inventory in 1998 in anticipation of production levels for certain aircraft which are now expected not to materialize. On December 1, 1998, Boeing announced that it will reduce its planned production rates of certain commercial aircraft in 2000 by 20% in response to the economic crisis in Asia. As a result of these factors, Boeing and related subcontractors have reduced their fastener orders compared with historical periods and we expect such reductions in orders from these factors to continue through the third quarter of 1999. Our operating results have been and will be adversely affected by these developments. While we expect our fastener shipments to reach levels commensurate with Boeing's production levels in the third quarter of calendar 1999, we expect these levels to be moderately lower than those experienced in 1998 absent further developments, but there can be no assurances that such will be the case. In addition, on February 23, 1999, Boeing announced that a number of its projects and product lines (including certain commercial airplane programs) were underperforming (i.e., providing negative returns or breaking even on an economic value added basis). It announced that it plans to seek to improve the profitability of certain of its underperforming programs (including through cost cutting and maintaining lower inventory levels) and that it may abandon or divest itself of those that cannot be satisfactorily improved. At this time, we do not know Boeing's detailed plans and cannot determine the impact of this most recent announcement on our business. A significant loss of business from Boeing and its subcontractors or a significant reduction in the gross margin percentages earned on sales to them may have a material adverse effect on our financial condition and results of operations. See "Business -- Customers" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CUSTOMER INDUSTRY RISKS AND CYCLICALITY

     We sell a significant number of our products to customers in industries that experience significant fluctuations in demand because of changes in economic conditions, consumer demand and other factors beyond our or their control. As a result, we may not be able to increase or maintain our level of sales in periods of economic stagnation or downturn in our customers' industries. For example, approximately 26% of our pro forma revenues in calendar 1998 was derived from the commercial airframe industry. In the past, the commercial airframe industry has been adversely affected by a number of factors, including increased fuel and labor costs and intense price competition. We expect that the cyclicality of the commercial airframe industry could adversely affect our commercial airframe fastener sales and any economic slowdown could adversely affect our industrial fastener sales in the future.

LIMITED COMBINED OPERATING HISTORY

     Prior to March 10, 1998, we conducted no operations other than in connection with our initial public offering and the acquisition of the original five founding companies. Since March 10, 1998, we have acquired four more companies, which increased our annual pro forma revenues from $168 million to $285 million for the year ended December 31, 1998. Our senior management group has been working together for only a short time and there are no assurances that the management group will be able to effectively manage the combined entity. The pro forma combined financial data contained in this prospectus cover periods when our subsidiaries were not under common control and may not be indicative of our future financial or operating results. Prior to the acquisition of our businesses, our subsidiaries were each private companies with different objectives, management information systems and accounting and other standards. Our subsidiaries have operated separately and on a decentralized basis. We have begun to centralize a number of administrative functions and to seek uniform reporting and operating standards among our subsidiaries. Management at our subsidiaries are still adapting to those standards which are designed to achieve operating synergies and result in cost savings. There are no assurances that such integration activities will achieve these results.

RISKS RELATED TO ACQUISITION STRATEGY

     A disciplined acquisition program is part of our business strategy. The success of this program in the future will depend upon finding strategic acquisition candidates at attractive prices. We expect to face competition for acquisition candidates, which may limit the number of acquisition opportunities and lead to higher acquisition prices. We may not be able successfully to integrate newly acquired businesses without unplanned costs, delays or other difficulties and we may not be able to achieve our targeted synergies and cost savings.

     We may need to finance our acquisitions with debt and/or equity. Assuming the issuance of the existing notes and the application of the net proceeds had occurred on December 31, 1998 or February 28, 1999, we would have had approximately $32.1 million and $34.1 million, respectively, available for borrowing under our bank credit facility (based on borrowing base limitations of $73.5 million and $82.9 million, respectively), all of which would be available for acquisitions. Any borrowings incurred to finance acquisitions could mature prior to the exchange notes and could reduce the cash available to make payments on the exchange notes. We may be limited in our ability to issue equity if our common stock does not maintain a sufficient market value or if potential acquisition candidates are unwilling to accept common stock in exchange for the sale of their businesses. In addition, we may not be able to obtain any additional financing on terms that are acceptable to us. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

INTEGRATION OF COMPUTER SYSTEMS AND RELIANCE ON COMPUTER SYSTEMS

     Our subsidiaries operated as independent companies prior to their acquisition. We intend to coordinate and integrate the management and information systems (MIS) of our subsidiaries. Our Aerospace Group is in the process of migrating to an information system developed by DYMAX Products Inc., which is expected to be completed by July 1999. This system should facilitate product ordering, pricing and reporting among the companies in our Aerospace Group. We are also in the process of planning the integration of MIS systems within our Industrial Group. Although we may not immediately implement a single reporting system in our Industrial Group, we have identified various integration opportunities which we expect will enable our Industrial Group to obtain certain operating and reporting efficiencies.

     Our MIS systems are used for ordering products, recording and analyzing financial results, controlling inventory and performing other important functions. We may not be able to coordinate and integrate these systems economically. We also may experience delays, disruptions and unanticipated expenses in so doing. Any such event could have a material adverse effect on our business, financial condition and results of operations. We will not be able fully to achieve certain contemplated operating efficiencies and competitive advantages until we have fully coordinated and integrated these systems. Until we have done so, which may not occur for several years, we will rely primarily on the separate systems of our operating subsidiaries. After these systems are integrated, we will rely heavily on them in our daily operations. As a result, any interruption in the operation of these systems may have a material adverse effect on our business.

RELIANCE ON KEY PERSONNEL

     We depend heavily upon the continuing efforts of our executive officers, group managers and the senior management of our operating subsidiaries. In addition, we may depend on the senior management of any significant business we acquire in the future. If any key personnel do not continue in their management roles, our business, financial condition and results of operations could be materially impaired until we are able to retain a replacement. See "Management."

DEPENDENCE ON SUPPLIERS

     Although no one supplier accounted for more than 5% of total products purchased in the year ended December 31, 1998, certain types of specialized fasteners are available from only a limited number of sources. If those sources became unavailable to us, we would not be able to continue to sell such fasteners unless we could locate an alternative supplier. Our inability to supply certain types of fasteners may adversely affect our sales and our relationship with the customers requiring such fasteners.

COMPETITION

     We do business in a highly fragmented and competitive industry. Competition in our industry is based primarily on breadth of products, quality and breadth of services, price and geographic proximity. We compete with a large number of fastener distributors on a regional and local basis. Some of our competitors may have greater financial resources than we do and/or established customer relationships with certain customers for whose business we compete. See "Business -- Competition."

YEAR 2000

     We are in the process of evaluating and resolving the potential impact of the year 2000 problem on our computerized information systems and other infrastructure that contain embedded technology. The year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable year. Any of our programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in miscalculations or system failures.

     We believe that substantially all of our computerized information systems and other infrastructure that contain embedded technology are already year 2000 ready or will be modified so as to become year 2000 ready by mid-1999. Based on preliminary information, the incremental costs of addressing potential problems are not currently expected to have a material adverse impact on our financial condition or results of operations. However, if we, our customers or our vendors are unable to resolve such processing issues in a timely manner or have not identified all of the year 2000 associated issues, our ability to conduct business may be materially adversely affected and our financial condition and results of operations could be materially adversely impacted.

     Through December 31, 1998, we had spent $0.1 million in costs that are directly attributable to addressing year 2000 issues. We estimate that we will incur $0.3 million in additional costs during calendar 1999 relating to year 2000 issues. We expect to spend approximately $3.0 million to purchase software and hardware and on implementation expenses associated with the migration to a common information technology system in our aerospace group. We believe that these costs are not, for the most part, directly related to year 2000 issues, but instead are for a new system needed to integrate our operations in the aerospace business.

     We are developing and evaluating contingency plans in the event that we do not complete all of our remediation plans in a timely manner or that third parties who provide us with goods or services fail to address their year 2000 issues appropriately. These plans include identification of alternative suppliers and service providers, depletion of safety stocks of inventory and identification of important areas of record retention.

RISKS ASSOCIATED WITH GOVERNMENT REGULATION

     Our operations are subject to a number of federal, state and local regulations relating to the protection of the environment and to work place health and safety. In addition, the Fastener Quality Act, when implemented, will impose additional tracking, marking and testing requirements, and may require accreditation of our laboratories, that could result in operating costs that could adversely affect our business, financial condition and results of operations. See "Business -- Government Regulation."

POSSIBLE INABILITY TO PURCHASE THE EXCHANGE NOTES UPON A CHANGE OF CONTROL

     Upon certain change of control events, each holder of exchange notes may require us to repurchase all or a portion of its exchange notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest. Our ability to repurchase the exchange notes upon a change of control event could be limited by the terms of our debt agreements. Upon a change of control event, we may be required to repay the outstanding principal and any accrued interest on any other amounts owed by us under our bank credit facility. We cannot assure you that we would be able to repay amounts outstanding under our bank credit facility or obtain necessary consents under such facility to repurchase the exchange notes. Any requirement to offer to purchase any outstanding exchange notes may result in us having to refinance our outstanding indebtedness, which we may not be able to do. In addition, even if we were able to refinance such indebtedness, such financing may be on terms unfavorable to us. The term
"Change of Control" is defined in "Description of the Notes -- Certain Definitions."

A TRADING MARKET FOR THE EXCHANGE NOTES MAY NOT DEVELOP

     There has not been an established trading market for the notes. Although each initial purchaser has informed us that it currently intends to make a market in the exchange notes, it has no obligation to do so and may discontinue making a market at any time without notice.

     We do not intend to apply for listing of the exchange notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

     The liquidity of any market for the exchange notes will depend upon the number of holders of the exchange notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the exchange notes and other factors. As a result, you cannot be sure than an active trading market will develop for the exchange notes.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The existing notes were sold by the Company on March 30, 1999 to the initial purchasers, Bear, Stearns & Co. Inc., NationsBanc Montgomery Securities LLC and Sanders Morris Mundy Inc., pursuant to a purchase agreement. As a condition to the purchase of the existing notes by the initial purchasers, the Company and the guarantors entered into a registration rights agreement with the initial purchasers, which requires, among other things, that promptly following the issuance and sale of the existing notes, the Company and the guarantors file with the Commission the registration statement with respect to the exchange notes, use their reasonable best efforts to cause the registration statement to become effective under the Securities Act and, upon the effectiveness of the registration statement, offer to the holders of the existing notes the opportunity to exchange their existing notes for a like principal amount of exchange notes, which will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The term "holder" with respect to the exchange offer means any person in whose name existing notes are registered on the Company's books.

     Based on existing interpretations of the Securities Act by the staff of the Commission set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that the exchange notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders who are broker-dealers or a person that is an "affiliate" (within the meaning of Rule 405 of the Securities Act) of the Company) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of notes who is an affiliate of the Company or who intends to participate in the exchange offer for the purpose of distributing the exchange notes, or any broker-dealer who purchased the notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act
(1) will not be able to rely on the interpretations by the staff of the Commission set forth in the above-mentioned no-action letters; (2) will not be able to tender its notes in the exchange offer; and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements. The Company does not intend to seek its own no-action letter, and there is no assurance that the staff of the Commission would make a similar determination with respect to the exchange notes as it has in such no-action letters to third parties. See "Plan of Distribution."

     As a result of the filing and effectiveness of the registration statement of which this prospectus is a part, the Company and the guarantors will not be required to pay an increased interest rate on the existing notes. Following the consummation of the exchange offer, holders of existing notes not tendered will not have any further registration rights except in certain limited circumstances requiring the filing of a shelf registration statement, and the existing notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the existing notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, the Company will accept all existing notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time on the expiration date. After authentication of the exchange notes by the trustee or an authenticating agent, the Company will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding existing notes accepted in the exchange offer. Holders may tender some or all of their existing notes pursuant to the exchange offer in denominations of $1,000 and integral multiples thereof.

     Each holder of existing notes (other than certain specified holders) who wishes to exchange existing notes for exchange notes in the exchange offer will be required to represent that (1) it is not an affiliate of the Company or any guarantor of the notes, (2) any exchange notes to be received by it were acquired in the ordinary course of its business and (3) it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes.

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of an unsold allotment from the original sale of the notes) with the prospectus contained in the exchange offer registration statement. The Company will be required to allow participating broker-dealers to use the prospectus contained in the exchange offer registration statement (subject to certain "black out" periods) following the exchange offer, in connection with the resale of exchange notes received in exchange for notes acquired by such participating broker-dealers for their own account as a result of market-making or other trading activities. See "Plan of Distribution."

     The form and terms of the exchange notes are identical in all material respects to the form and terms of the existing notes except that (1) the exchange notes will be issued in a transaction registered under the Securities Act, (2) the exchange notes will not be subject to transfer restrictions and (3) certain provisions relating to an increase in the stated interest rate on the existing notes provided for in certain circumstances will be eliminated. The exchange notes will evidence the same debt as the existing notes. The exchange notes will be issued under and entitled to the benefits of the indenture.

     As of the date of this prospectus, $100,000,000 aggregate principal amount of the existing notes is outstanding. In connection with the issuance of the existing notes, the Company arranged for the existing notes, which were initially purchased by qualified institutional buyers as defined pursuant to Rule 144A under the Securities Act, to be issued and transferable in book-entry form through the facilities of the depositary, acting as depositary. The exchange notes will also be issuable and transferable in book-entry form through the depositary.

     This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders as of the close of business on
                              , 1999. The Company intends to conduct the
exchange offer in accordance with the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, including Rule 14e-1, to the extent applicable. The exchange offer is not conditioned upon any minimum aggregate principal amount of existing notes being tendered, and holders of the existing notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or under the indenture in connection with the exchange offer. The Company shall be deemed to have accepted validly tendered existing notes when, as and if the Company has given oral or written notice thereof to the exchange agent. See "-- Exchange Agent." The exchange agent will act as agent for the tendering holders for the purpose of receiving exchange notes from the Company and delivering exchange notes to such holders.

     If any tendered existing notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted existing notes will be returned, at the Company's cost, to the tendering holder thereof as promptly as practicable after the expiration date.

     Holders who tender existing notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of existing notes pursuant to the exchange offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "-- Solicitation of Tenders; Fees and Expenses."

     NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE COMPANY MAKES ANY RECOMMENDATION TO HOLDERS OF EXISTING NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR EXISTING NOTES PURSUANT TO THE EXCHANGE OFFER. MOREOVER, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF EXISTING NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF EXISTING NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISORS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "expiration date" shall mean 5:00 p.m., New York City time, on
               , 1999, unless the Company, in its sole discretion, extends the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended.

     The Company expressly reserves the right, in its sole discretion (1) to delay acceptance of any existing notes, to extend the exchange offer or to terminate the exchange offer and to refuse to accept existing notes not previously accepted, if any of the conditions set forth herein under "-- Termination" shall have occurred and shall not have been waived by the Company (if permitted to be waived by the Company), by giving oral or written notice of such delay, extension or termination to the exchange agent and (2) to amend the terms of the exchange offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof by the Company to the registered holders of the existing notes. If the exchange offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of such amendment.

     Without limiting the manner in which the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, the Company shall have no obligation to publish, advise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

     The exchange notes will bear interest from the date of issuance of the existing notes that are tendered in exchange for the exchange notes (or the most recent date on which interest was paid or duly provided for on the existing notes surrendered in exchange for the exchange notes). Accordingly, holders of existing notes that are accepted for exchange will not receive interest that is accrued but unpaid on such existing notes at the time of tender. Interest on the exchange notes will be payable semi-annually on each April 1 and October 1, commencing on October 1, 1999.

PROCEDURES FOR TENDERING

     Only a holder may tender its existing notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal or a facsimile thereof, have the signatures thereof guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile, together with the existing notes (unless such tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents, to the exchange agent, prior to 5:00 p.m. New York City time, on the expiration date.

     Any financial institution that is a participant in the depositary's book-entry transfer facility system may make book-entry delivery of the existing notes by causing the depositary to transfer such existing notes into the exchange agent's account in accordance with the depositary's procedure for such transfer. Although delivery of existing notes may be effected through book-entry transfer into the exchange agent's account at the depositary, the letter of transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at its address set forth herein under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. DELIVERY OF DOCUMENTS TO THE DEPOSITARY IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     The tender by a holder will constitute an agreement between such holder, the Company and the exchange agent in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

     THE LETTER OF TRANSMITTAL WILL INCLUDE REPRESENTATIONS TO THE COMPANY THAT, AMONG OTHER THINGS, (1) THE EXCHANGE NOTES RECEIVED PURSUANT TO THE EXCHANGE OFFER ARE BEING ACQUIRED IN THE ORDINARY COURSE OF BUSINESS OF THE PERSON RECEIVING SUCH EXCHANGE NOTES (WHETHER OR NOT SUCH PERSON IS THE HOLDER), (2) NEITHER THE HOLDER NOR ANY SUCH OTHER PERSON HAS AN ARRANGEMENT OR UNDERSTANDING WITH ANY PERSON TO PARTICIPATE IN THE DISTRIBUTION OF SUCH EXCHANGE NOTES, (3) NEITHER THE HOLDER NOR ANY SUCH OTHER PERSON IS AN "AFFILIATE," AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT, OF THE COMPANY OR ANY GUARANTOR, (4) THE HOLDER IS NOT ENGAGED IN, AND DOES NOT INTEND TO ENGAGE IN, A DISTRIBUTION OF THE EXCHANGE NOTES, AND (5) IF THE TENDERING HOLDER IS A BROKER OR DEALER (AS DEFINED IN THE EXCHANGE ACT) (A) IT ACQUIRED THE EXISTING NOTES FOR ITS OWN ACCOUNT AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES AND
(B) IT HAS NOT ENTERED INTO ANY ARRANGEMENT OR UNDERSTANDING WITH THE COMPANY, ANY GUARANTOR OR ANY "AFFILIATE" OF THE COMPANY OR ANY GUARANTOR (WITHIN THE MEANING OF RULE 405 UNDER THE SECURITIES ACT) TO DISTRIBUTE THE EXCHANGE NOTES TO BE RECEIVED IN THE EXCHANGE OFFER. In the case of a broker-dealer that receives exchange notes for its own account in exchange for existing notes which were acquired by it as a result of market-making or other trading activities, the letter of transmittal will also include an acknowledgment that the broker-dealer will deliver a copy of this prospectus in connection with the resale by it of exchange notes received pursuant to the exchange offer. See "Plan of Distribution."

     THE METHOD OF DELIVERY OF EXISTING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDERS. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR EXISTING NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY ALSO REQUEST THAT THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES EFFECT SUCH TENDER FOR HOLDERS IN EACH CASE AS SET FORTH HEREIN AND IN THE LETTER OF TRANSMITTAL.

     Any beneficial owner whose existing notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the letter of transmittal and delivering his existing notes, either make appropriate arrangements to register ownership of the existing notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act unless the existing notes tendered pursuant thereto are tendered (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery
Instructions" of the letter of transmittal or (2) for the account of an eligible institution. If the letter of transmittal is signed by a person other than the registered holder listed therein, such existing notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the existing notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the existing notes. If the letter of transmittal or any existing notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with such letter of transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered existing notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all existing notes not properly tendered or any existing notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular existing notes. The Company's interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of existing notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of existing notes, neither the Company, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of existing notes nor shall any of them incur any liability for failure to give such notification. Tenders of existing notes will not be deemed to have been made until such irregularities have been cured or waived. Any existing notes received by the exchange agent that the Company determines are not properly tendered or the tender of which is otherwise rejected by the Company and as to which the defects or irregularities have not been cured or waived by the Company will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In addition, the Company reserves the right in its sole discretion to (a) purchase or make offers for any existing notes that remain outstanding subsequent to the expiration date, or, as set forth under "-- Termination," to terminate the exchange offer and (b) to the extent permitted by applicable law, purchase existing notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

BOOK-ENTRY TRANSFER

     The Company understands that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the existing notes at the DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of existing notes by causing such book-entry transfer facility to transfer such existing notes into the exchange agent's account with respect to the existing notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of existing notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their existing notes and (1) whose existing notes are not immediately available, or (2) who cannot deliver their existing notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, or if such holder cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

     (a)  the tender is made through an eligible institution;

     (b) prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmittal, mail or hand delivery) setting forth the name and address of the holder, the certificate number or numbers of such holder's existing notes and the principal amount of such existing notes tendered, stating that the tender is being made thereby, and guaranteeing that, within five business days after the expiration date, the letter of transmittal (or facsimile thereof), together with the certificate(s) representing the existing notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     (c) such properly completed and executed letter of transmittal (or facsimile thereof), together with the certificate(s) representing all tendered existing notes in proper form for transfer (or confirmation of a book-entry transfer into the exchange agent's account at the depositary of existing notes delivered electronically) and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their existing notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of existing notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of existing notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must (1) specify the name of the person having deposited the existing notes to be withdrawn (the "Depositor"), (2) identify the existing notes to be withdrawn (including the certificate number or numbers and principal amount of such existing notes or, in the case of existing notes transferred by book-entry transfer, the name and number of the account at the depositary to be credited), (3) be signed transmittal by which such existing notes were tendered (including any required signature guarantee) or be accompanied by documents of transfer sufficient to permit the trustee with respect to the existing notes to register the transfer of such existing notes into the name of the Depositor withdrawing the tender and
(4) specify the name in which any such existing notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any existing notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect thereto unless the existing notes so withdrawn are validly retendered. Any existing notes that have been tendered but are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn existing notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

TERMINATION

     Notwithstanding any other term of the exchange offer, the Company will not be required to accept for exchange, or to exchange exchange notes for, any existing notes, and may terminate or amend the exchange offer as provided herein before the acceptance of such existing notes if, in the Company's judgment, the Company's ability to proceed with the exchange offer can reasonably be expected to be impaired as a result of certain events set forth in the registration rights agreement. Accordingly, the exchange offer is subject to the following conditions: (1) that the exchange offer does not violate applicable law or any applicable interpretation of the staff of the Commission, (2) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer, and no material adverse development shall have occurred in any action or proceeding existing as of March 30, 1999 with respect to the Company or any of the subsidiary guarantors, (3) that all governmental approvals shall have been obtained, which approvals the Company and the subsidiary guarantors deem necessary for the consummation of the exchange offer and (4) that the existing notes are tendered in accordance with the terms of the exchange offer.

     If the Company determines that it may terminate the exchange offer for any of the reasons set forth above, the Company may (1) refuse to accept any existing notes and return any existing notes that have been tendered to the holders thereof, (2) extend the exchange offer and retain all existing notes tendered prior to the expiration date of the exchange offer, subject to the rights of such holders of tendered existing notes to withdraw their tendered existing notes or (3) waive such termination event with respect to the exchange offer and accept all properly tendered existing notes that have not been withdrawn. If such waiver constitutes a material change in the exchange offer, the Company will disclose such change by means of a supplement to this prospectus that will be distributed to each registered holder, and the Company will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such period.

EXCHANGE AGENT

     State Street Bank and Trust Company, the trustee under the indenture, has been appointed as exchange agent for the exchange offer. In such capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of directions of the Company. Requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Mail:                               State Street Bank and Trust Company
                                       Two International Place
                                       P.O. Box 778
                                       Boston, Massachusetts 02110

By Hand Delivery or Overnight          State Street Bank and Trust Company
Courier:                               Two International Place, 4th Floor
                                       Boston, Massachusetts 02110
Facsimile Transmission:                (617) 664-5290
Confirm by Telephone:                  (617) 664-5587

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the exchange offer will be borne by the Company. The principal solicitation pursuant to the exchange offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and its affiliates in person, by telegraph, telephone or telecopier.

     The Company has not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. The Company, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection therewith and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the existing notes and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs, will be paid by the Company.

     The Company will pay all transfer taxes, if any, applicable to the exchange of existing notes pursuant to the exchange offer. If, however, certificates representing exchange notes or existing notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the existing notes tendered, or if tendered existing notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of existing notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed by the Company directly to such tendering holder.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the same carrying value as the existing notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the consummation of the exchange offer. The expenses of the exchange offer will be amortized by the Company over the term of the exchange notes.

FEDERAL INCOME TAX CONSEQUENCES

     The exchange of exchange notes for existing notes pursuant to the exchange offer should not be treated as an "exchange" for United States federal income tax purposes because the exchange notes should not be considered to differ materially in kind or extent from the existing notes. Rather, the exchange notes received by a United States holder should be treated as a continuation of the existing notes in the hands of such holder. As a result, there should be no United States federal income tax consequences to United States holders exchanging existing notes for exchange notes pursuant to the exchange offer.

OTHER

     Participation in the exchange offer is voluntary. Holders of the existing notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered existing notes pursuant to the terms of, this exchange offer, the Company will have fulfilled a covenant contained in the terms of the registration rights agreement. Holders of the existing notes who do not tender their certificates in the exchange offer will continue to hold such certificates and will be entitled to all the rights, and subject to the limitations applicable thereto, under the indenture governing the notes, except for any such rights under the registration rights agreement that by their term terminate or cease to have further effect as a result of the making of this exchange offer. See "Description of the Notes." All untendered existing notes will continue to be subject to the restrictions on transfer set forth in the indenture. To the extent that existing notes are tendered and accepted in the exchange offer, the trading market for untendered existing notes could be adversely affected.

     The Company may in the future seek to acquire untendered existing notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. The Company intends to make any such acquisitions of existing notes in accordance with the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, including Rule 14e-1, to the extent applicable. The Company has no present plan to acquire any existing notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any existing notes that may be but are not tendered pursuant to the exchange offer.

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, the Company will receive in exchange existing notes in like principal amount, the terms of which are identical in all material respects to the exchange notes except that the exchange notes will be issued in a transaction registered under the Securities Act and hence will not bear legends restricting the transfer thereof and certain provisions relating to an increase in the stated interest rate on the existing notes provided for under certain circumstances will be eliminated. The existing notes surrendered in exchange for exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in a change in the indebtedness of the Company.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at December 31, 1998 on an actual basis, and as adjusted to give effect to the sale of the existing notes and the application of the net proceeds therefrom. See "Use of Proceeds." The financial data in the following table should be read in conjunction with the Company's Consolidated Financial Statements and notes thereto included elsewhere in this prospectus.

                                                     AS OF
                                               DECEMBER 31, 1998
                                           --------------------------
                                            ACTUAL     AS ADJUSTED(1)
                                           --------    --------------
                                             (Dollars in thousands)
Current maturities of long-term debt and
  capital lease obligations(2)..........   $ 31,957       $    405
                                           --------    --------------
Long-term debt and capital lease
  obligations, net of current
  portion...............................    106,632         44,468
Notes offered hereby....................         --         97,216
                                           --------    --------------
     Total long-term debt...............    106,632        141,684
Stockholders' equity:
Preferred stock, $0.01 par value,
  10,000,000 shares authorized,
  no shares issued and outstanding......         --             --
Common stock, $0.01 par value,
  51,000,000 shares authorized,
  16,668,129 shares issued and
  outstanding(3)........................        167            167
Additional paid-in capital..............    100,501        100,501
Retained earnings(4)....................     15,942         15,942
                                           --------    --------------
     Total stockholders' equity.........    116,610        116,610
                                           --------    --------------
     Total capitalization...............   $255,199       $258,699
                                           ========    ==============
------------
(1) As adjusted to reflect the sale of the existing notes and the application of the net proceeds therefrom. Following the sale of the existing notes and the application of the net proceeds therefrom, the Company estimates it would have available under its bank credit facility approximately $32.1 million and $34.1 million at December 31, 1998 and February 28, 1999, respectively, for subsequent borrowings (based on borrowing base limitations of $73.5 million and $82.9 million, respectively).

(2) A portion of the Company's borrowings under its bank credit facility has been classified as current liabilities. See "Description of Bank Credit Facility."

(3) Includes 667,000 shares of restricted common stock. Excludes (i) outstanding options to purchase 1,109,105 shares at a weighted average exercise price of $10.24 and (ii) outstanding warrants to purchase 50,000 shares at $6.00 per share.

(4) The as adjusted amount does not reflect an approximately $1.4 million, net of tax, write-off of debt issuance costs on our bank credit facility as a result of the restructuring and partial extinguishment of the bank credit facility which has been recorded in the quarter ended March 31, 1999.

                            SELECTED FINANCIAL DATA

     Pentacon was incorporated in March 1997. Simultaneously with the closing of the initial public offering of its common stock, in March 1998, Pentacon acquired in separate transactions (the "Initial Acquisitions") five businesses: Alatec Products, Inc. (Alatec), AXS Solutions Inc. (AXS), Capitol Bolt & Supply, Inc. (Capitol), Maumee Industries, Inc. (Maumee), and Sales Systems, Limited (SSL) (collectively referred to as the "Founding Companies"). For financial reporting purposes, Alatec has been identified as the accounting acquiror. Accordingly, the historical financial statements of Alatec have become the historical financial statements of the Company. The selected historical financial data as of and for the years ended December 31, 1995 and 1996, nine months ended September 30, 1997, and year ended September 30, 1998 have been derived from Pentacon's audited financial statements. The selected historical financial data as of and for the year ended December 31, 1994, and as of and for the three months ended December 31, 1997 and 1998 has been derived from unaudited financial statements of Pentacon which have been prepared on the same basis as the audited financial statements and, in the opinion of Pentacon, reflect all adjustments consisting of normal recurring adjustments necessary for a fair presentation of such data. Since March 1998, Pentacon has acquired in separate transactions (the "Subsequent Acquisitions" and, together with the Initial Acquisitions, the "Acquisitions") four additional businesses: Pace Products, Inc., D-Bolt Company, Inc., Texas International Aviation, Inc. and ASI Aerospace Group, Inc. The companies acquired in the Acquisitions are referred to as the "Acquired Businesses."

     The pro forma consolidated financial data give effect to all businesses acquired by Pentacon as if such acquisitions were consummated as of the beginning of the periods presented, but do not give effect to the offering of the notes, except where noted below. The pro forma results of operations are not necessarily indicative of the results that would have occurred had the acquisitions been consummated as of October 1, 1996 or that might be attained in the future.

                                                                            HISTORICAL
                                       -------------------------------------------------------------------------------------
                                                                                                            THREE MONTHS
                                                                                            FISCAL             ENDED
                                                  YEAR ENDED               NINE MONTHS       YEAR           DECEMBER 31,
                                       ---------------------------------      ENDED          ENDED      --------------------
                                       12/31/94    12/31/95    12/31/96      9/30/97      9/30/98(2)      1997       1998
                                       ---------   ---------   ---------   ------------   -----------   ---------  ---------
                                                                      (Dollars in thousands)
STATEMENT OF OPERATIONS DATA:
Revenues.............................   $33,700     $41,204     $44,726      $ 42,296      $ 141,078    $  14,502  $  66,720
Cost of sales........................    21,926      26,196      26,707        25,114         91,026        8,555     45,021
                                       ---------   ---------   ---------   ------------   -----------   ---------  ---------
Gross profit.........................    11,774      15,008      18,019        17,182         50,052        5,947     21,699
Operating expenses...................    10,238      11,285      12,818        11,664         36,524        5,397     14,575
Goodwill amortization................        --          --          --            --          1,111           20        853
                                       ---------   ---------   ---------   ------------   -----------   ---------  ---------
    Operating income.................     1,536       3,723       5,201         5,518         12,417          530      6,271
Other (income) expense, net..........        13          69         (56)          (26)           (91)         (13)        (7)
Interest expense.....................       686       1,235       1,118         1,015          2,448          295      3,102
                                       ---------   ---------   ---------   ------------   -----------   ---------  ---------
    Income before taxes..............       837       2,419       4,139         4,529         10,060          248      3,176
Income taxes.........................       384         995       1,628         1,860          5,373          103      1,545
                                       ---------   ---------   ---------   ------------   -----------   ---------  ---------
    Net income.......................   $   453     $ 1,424     $ 2,511      $  2,669      $   4,687    $     145  $   1,631
                                       =========   =========   =========   ============   ===========   =========  =========
Earnings per Share --
  Basic & Diluted....................                           $  0.85      $   0.90      $    0.45         0.05  $    0.10
OTHER DATA:
EBITDA(3)............................   $ 1,654     $ 3,925     $ 5,437      $  5,673      $  14,306    $     588  $   7,765
Depreciation and amortization........       131         271         180           129          1,798           45      1,487
Capital expenditures.................       118          89         114           138          3,097           85        795
SELECTED RATIOS:
Ratio of earnings to fixed charges(4)
    Actual...........................      2.0x        2.7x        4.2x          4.9x           4.4x         1.7x       2.0x
    Pro forma(5).....................                                                           3.0x                    1.2x
    Supplemental pro forma(6)........

                                                    PRO FORMA(1)
                                       ---------------------------------------
                                        TWELVE                   THREE MONTHS
                                        MONTHS    FISCAL YEAR        ENDED
                                        ENDED        ENDED       DECEMBER 31,
                                       9/30/97      9/30/98          1997
                                       --------   ------------   -------------
STATEMENT OF OPERATIONS DATA:
Revenues.............................  $223,673     $283,794        $65,345
Cost of sales........................   150,652      188,813         43,844
                                       --------   ------------   -------------
Gross profit.........................    73,021       94,981         21,501
Operating expenses...................    49,485       59,746         15,161
Goodwill amortization................     3,407        3,400            853
                                       --------   ------------   -------------
    Operating income.................    20,129       31,835          5,487
Other (income) expense, net..........       (30)         (44)            77
Interest expense.....................    10,248       10,467          2,555
                                       --------   ------------   -------------
    Income before taxes..............     9,911       21,412          2,855
Income taxes.........................     5,461       10,172          1,520
                                       --------   ------------   -------------
    Net income.......................  $  4,450     $ 11,240          1,335
                                       ========   ============   =============
Earnings per Share --
  Basic & Diluted....................  $   0.27     $   0.67        $  0.08
OTHER DATA:
EBITDA(3)............................  $ 25,369     $ 36,862        $ 6,743
Depreciation and amortization........     5,210        4,983          1,333
Capital expenditures.................       952        4,296            355
SELECTED RATIOS:
Ratio of earnings to fixed charges(4)
    Actual...........................
    Pro forma(5).....................
    Supplemental pro forma(6)........                   1.9x

                                                                       HISTORICAL
                                          --------------------------------------------------------------------
                                                AS OF DECEMBER 31,         AS OF SEPTEMBER 30,       AS OF
                                          -------------------------------  --------------------   DECEMBER 31,
                                            1994       1995       1996       1997       1998          1998
                                          ---------  ---------  ---------  ---------  ---------   ------------
                                                                 (Dollars in thousands)
BALANCE SHEET DATA:
Total assets............................  $  19,902  $  23,226  $  28,519  $  34,911  $ 304,391     $301,353
Long-term debt (including current
  maturities)...........................      9,671     10,698     11,588     14,050    149,894      138,589
Stockholders' equity....................      3,695      5,119      7,630      8,384    114,914      116,610

------------
(1) The pro forma income statement data assumes that the Acquisitions and our initial public offering occurred at the beginning of the period presented (except for Capitol, whose historical results for twelve months from September 1, 1996 to August 31, 1997 were used for the twelve months ended September 30, 1997 pro forma information). These pro forma results are not necessarily indicative of the results we would have obtained had these events actually then occurred or of our future results. During the periods presented above, the Acquired Businesses were not under common control or management and, therefore, the data presented may not be comparable to or indicative of post-Acquisition results to be achieved by the Company. The pro forma income statement data is based on available information and certain assumptions that management deems appropriate and should be read in conjunction with the other financial statements and notes thereto included elsewhere in this prospectus. Neither the potential cost savings from consolidating certain operational and administrative functions nor the costs of corporate overhead, other than salaries of executive officers, nor those other costs and savings actually experienced after the acquisitions have been included in the pro forma financial information. In addition, the pro forma information may not be indicative of actual 1999 results of operations. See "Risk Factors -- Concentration of Customer Base; Factors Relating to Certain Customers" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Introduction."

(2) On October 28, 1998, we changed our fiscal year end from September 30 to December 31.

(3) Earnings before interest, taxes, depreciation and amortization ("EBITDA") is not intended to represent cash flow in accordance with generally accepted accounting principles and does not represent the measure of cash available for distribution. EBITDA is commonly used to analyze companies on the basis of operating performance, leverage and liquidity, and provides additional information for evaluating our ability to make payments on the notes. EBITDA is not intended as an alternative to earnings from continuing operations or net income.

(4) For purposes of this ratio, "earnings" consist of earnings before income taxes and fixed charges, and "fixed charges" consist of interest expense, the interest portion of rental expense and amortization of debt issuance costs.

(5) Gives effect to the refinancing of a portion of our historical debt with the net proceeds received from the offering of the existing notes.

(6) Gives effect to the businesses we have acquired as if such Acquisitions were consummated as of the beginning of the periods presented and to the refinancing of a portion of our historical debt with the net proceeds received from the offering of the existing notes.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE "SELECTED FINANCIAL DATA" APPEARING ELSEWHERE IN THIS PROSPECTUS.

INTRODUCTION

     Pentacon was incorporated in March 1997. Simultaneously with the closing of the initial public offering of its common stock, on March 10, 1998, Pentacon acquired in separate transactions five businesses: Alatec Products, Inc. (Alatec), AXS Solutions Inc. (AXS), Capitol Bolt & Supply, Inc. (Capitol), Maumee Industries, Inc. (Maumee) and Sales Systems, Limited (SSL). For financial reporting purposes, Alatec has been identified as the accounting acquiror. Accordingly, the historical financial statements of Alatec have become the historical financial statements of Pentacon. Since March 10, 1998, Pentacon has acquired in separate transactions four additional businesses: Pace Products, Inc., D-Bolt Company, Inc., Texas International Aviation, Inc. and ASI Aerospace Group, Inc.

     Pentacon adopted a fiscal year-end of September 30, and the accounting acquiror, Alatec, changed its fiscal year-end to September 30 to conform to Pentacon's fiscal year-end. The nine-month period ended September 30, 1997 is therefore used for comparison purposes to the years ended September 30, 1998 and December 31, 1996. On October 28, 1998, the Company changed its fiscal year end from September 30 to December 31.

     All Acquisitions of the Company have been accounted for under the purchase method of accounting. Accordingly, the Historical Consolidated Financial Statements of the Company include the operating results of the Acquired Businesses from the date of their acquisition. Because the Company's historical consolidated operating results have been significantly affected by the number, timing and size of the Acquisitions, pro forma financial data are provided herein for a more meaningful period-to-period comparison of the Company's operating results. The pro forma financial data for the quarters ended December 31, 1997 and 1998 and the years ended September 30, 1997 and 1998 have been prepared assuming all of the Acquisitions were consummated as of the beginning of such periods, but do not give effect to the offering of the notes. The pro forma results of operations are not necessarily indicative of the results that would have occurred had the Acquisitions been consummated as of the beginning of the periods presented or that might be attained in the future. Our pro forma 1998 results may not be indicative of our 1999 results, as discussed below.

     The Company's revenues are derived from the sale of fasteners and other small parts with associated inventory management services. Revenues are recognized upon shipment of the product to the customer. Cost of goods and services consists primarily of materials, cost of products sold, costs for product processing and modification, freight and obsolescence. Operating expenses consist primarily of compensation and related benefits, advertising, facility rent and utilities, communications and professional fees.

     The Company's future results of operations will be affected by a variety of factors, including, by way of example, its ability to compete for new customers and maintain or increase levels of business with existing customers, its ability to source fastener products desired by its customers at costs resulting in favorable margins to the Company, the extent to which it pursues acquisitions and its ability to integrate those acquisitions, inventory levels and events and trends involving significant customers. The Company has a number of customers that account for a significant portion of its revenues and a change in some of the factors described above with respect to a particular customer could have a material adverse effect on the Company's results of operations and prospects. In 1999, the Company expects to focus on a number of opportunities to further penetrate existing customers and to further integrate its Acquired Businesses. However, we expect our 1999 results of operations to be adversely affected by certain factors relating to our two largest customers, The Boeing Company and Cummins Engine Company.

     In the case of Boeing, we expect to continue to be impacted by the excess fastener inventory position of Boeing and its subcontractors through the third quarter of 1999 and by Boeing's plans to reduce production levels in 2000. However, we cannot determine the impact of Boeing's most recent announcement that it may divest or eliminate certain businesses and seek to improve profitability at others (including through cost reductions and lower inventory levels). In addition, in February 1999, one of the Company's two largest customers completed a reengineering effort designed to reduce the number of its parts distributors and reduce its product and procurement costs. As the result of a competitive process, the Company has been selected as the primary fastener and small parts distributor to supply this customer, which is expected to lead to additional future revenues, although sales to such customer will be at lower gross margin percentages than in the periods ended December 31, 1998. To offset such lower margins, the Company expects to reduce certain costs associated with supplying this customer over time, provided there can be no assurance that such cost reductions will fully offset such lower margins. The Company believes these factors will cause reported results of operations (including EBITDA) for the first three quarters of 1999 to be lower than the comparable pro forma periods of 1998, which is expected to lead to lower operating results for 1999 as compared with pro forma 1998. See "Risk Factors -- Concentration of Customer Base; Factors Relating to Certain Customers" and "Business -- Customers."

     The Company currently operates under a decentralized management structure with each subsidiary utilizing its existing management information system and is in the process of consolidating its management and management information systems. In addition, the Company anticipates that it will realize savings from
(i) greater volume discounts from suppliers, (ii) consolidation of insurance programs and other general and administrative expenses and (iii) synergies among the subsidiaries which will generate cost reductions and cross selling benefits. However, there will be certain costs related to the Company's new corporate management, costs associated with being a public company and integration costs. None of these savings and only a portion of the costs are reflected in the Pro Forma or Historical Combined Statement of Operations.

     HISTORICAL THREE MONTHS ENDED DECEMBER 31, 1998 COMPARED WITH THE PRO FORMA THREE MONTHS ENDED DECEMBER 31, 1997

     The following table sets forth the historical results of operations for the three months ended December 31, 1998 and the results of operations of the Acquired Businesses on a pro forma basis and such results as a percentage of revenues. The pro forma financial data have been prepared assuming all Acquisitions were consummated as of the beginning of such periods.

                                            PRO FORMA             HISTORICAL
                                       --------------------  --------------------
                                        DECEMBER 31, 1997     DECEMBER 31, 1998
                                       --------------------  --------------------
                                                 (Dollars in thousands)
Revenues.............................  $  65,345      100.0% $  66,720      100.0%
Cost of sales........................     43,844       67.1     45,021       67.5
                                       ---------  ---------  ---------  ---------
Gross profit.........................     21,501       32.9     21,699       32.5
Operating expenses...................     15,161       23.2     14,575       21.8
Goodwill amortization................        853        1.3        853        1.3
                                       ---------  ---------  ---------  ---------
Operating income.....................  $   5,487        8.4% $   6,271        9.4%
                                       =========  =========  =========  =========

     REVENUES. Revenues increased 2.1% to $66.7 million for the three months ended December 31, 1998 from $65.3 million for the three months ended December 31, 1997. The increase in revenues in the industrial sector of $0.8 million or 2.8% was primarily due to increases in sales to existing customers partially offset by reduced sales to one of the Company's two largest customers. The increase in revenues in the aerospace sector of $0.6 million or 1.6% resulted primarily from the sale of inventory management services to new and existing customers partially offset by lower sales to a large aerospace customer.

     COST OF SALES. Cost of sales increased $1.2 million, or 2.7%, to $45.0 million for the three months ended December 31, 1998 from $43.8 million for the three months ended December 31, 1997. As a percentage of revenues, cost of sales increased from 67.1% in the three months ended December 31, 1997 to 67.5% in the three months ended December 31, 1998. The decline in margins as a percentage of sales was a result of reduced margins in the industrial sector primarily from a decrease in margins with one of the Company's two largest customers and lower margins experienced with a new customer. This decline was partially offset by an increase in aerospace sector margins resulting primarily from increased sales of inventory management services.

     OPERATING EXPENSES. Operating expenses decreased $0.6 million, or 3.9%, to $14.6 million for the three months ended December 31, 1998 from $15.2 million for the three months ended December 31, 1997. As a percentage of revenues, operating expenses decreased to 21.8% for the three months ended December 31, 1998 from 23.2% for the three months ended December 31, 1997. The decrease was primarily attributable to reductions in personnel and related costs while maintaining a level volume of sales and lower sales commissions resulting from decreased international sales.

     OPERATING INCOME. Due to the factors discussed above, operating income increased $0.8 million to $6.3 million for the three months ended December 31, 1998 from $5.5 million for the three months ended December 31, 1997. As a percentage of revenues, operating income increased to 9.4% for the three months ended December 31, 1998 from 8.4% for the three months ended December 31, 1997.

     PRO FORMA YEAR ENDED SEPTEMBER 30, 1998 COMPARED WITH THE PRO FORMA YEAR ENDED SEPTEMBER 30, 1997

     The following table sets forth the results of operations of the Acquired Businesses on a pro forma basis and such results as a percentage of revenues. The pro forma financial data have been prepared assuming all Acquisitions were consummated as of the beginning of such periods.

                                                        PRO FORMA
                                       --------------------------------------------
                                        SEPTEMBER 30, 1997     SEPTEMBER 30, 1998
                                       ---------------------  ---------------------
                                                  (Dollars in thousands)
Revenues.............................  $  223,673      100.0% $  283,794      100.0%
Cost of sales........................     150,652       67.4     188,813       66.5
                                       ----------  ---------  ----------  ---------
Gross profit.........................      73,021       32.6      94,981       33.5
Operating expenses...................      49,485       22.1      59,746       21.1
Goodwill amortization................       3,407        1.5       3,400        1.2
                                       ----------  ---------  ----------  ---------
Operating income.....................  $   20,129        9.0% $   31,835       11.2%
                                       ==========  =========  ==========  =========

     REVENUES. Revenues increased by $60.1 million, or 26.9%, from $223.7 million for the year ended September 30, 1997 to $283.8 million for the twelve months ended September 30, 1998. Approximately 74.7% of the increase in revenues was due to an increase in revenues of companies in the aerospace sector of $44.9 million which primarily related to increases in sales to existing customers. The increase in revenues of companies in the industrial sector of $15.2 million was primarily attributable to increases in sales to existing customers.

     COST OF SALES. Cost of sales increased by $38.1 million, or 25.3%, from $150.7 million for the year ended September 30, 1997 to $188.8 million for the year ended September 30, 1998. As a percentage of revenues, cost of sales decreased from 67.4% in the year ended September 30, 1997 to 66.5% for the year ended September 30, 1998. The decrease was primarily due to a combination of a
1.2 percentage point decrease at companies in the industrial sector and a 0.2 percentage point decrease at companies in the aerospace sector. The decrease in cost of sales as a percentage of revenues at industrial sector companies was the result of the ability to implement selective price increases and improvement in product mix.

     OPERATING EXPENSES. Operating expenses increased by $10.2 million, or 20.6%, from $49.5 million in the year ended September 30, 1997 to $59.7 million in the year ended September 30, 1998.

As a percentage of revenues, operating expenses decreased from 22.1% for the year ended September 30, 1997 to 21.1% for the year ended September 30, 1998. The decrease in operating expenses as a percentage of revenues was the result of an increase in revenues without a commensurate increase in operating expenses. This result was partially offset by an increase in expenses relating to the establishment of a corporate office.

     OPERATING INCOME. Due to the factors discussed above, operating income increased by $11.7 million from $20.1 million for the year ended September 30, 1997 to $31.8 million for the year ended September 30, 1998. As a percentage of revenues, operating income increased from 9.0% for the year ended September 30, 1997 to 11.2% for the year ended September 30, 1998.

COMBINED PRO FORMA DATA

     The Company also reports combined pro forma results of operations in press releases and on Form 10-K. The combined pro forma results of operations assumes that the Initial Acquisitions and the Company's initial public offering were closed at the beginning of the period presented and the Subsequent Acquisitions are only included from each acquisition date. On this basis, the Company reported revenues of $39.0 million and $66.7 million, gross profit of $13.7 million and $21.7 million and operating income of $2.5 million and $6.3 million for the quarters ended December 31, 1997 and 1998, respectively. Additionally, the Company reported revenues of $146.1 million and $187.1 million, gross profit of $49.5 million and $64.4 million and operating income of $12.5 million and $18.2 million for the years ended September 30, 1997 and 1998, respectively. The combined pro forma results of operations and management's discussion and analysis of financial condition and results of operations of such combined pro forma data are not included in this prospectus.

     HISTORICAL THREE MONTHS ENDED DECEMBER 31, 1998 COMPARED WITH THE THREE MONTHS ENDED DECEMBER 31, 1997

     The historical financial information represents the information of Alatec prior to the Initial Acquisitions and the initial public offering and the consolidated results of Pentacon subsequent to the Initial Acquisitions and the initial public offering on March 10, 1998. The following table sets forth certain selected historical financial data as a percentage of historical revenues for the periods indicated:

                                                          HISTORICAL
                                                   THREE MONTH PERIOD ENDED
                                                         DECEMBER 31,
                                          ------------------------------------------
                                                  1997                  1998
                                          --------------------  --------------------
                                                    (Dollars in thousands)
Revenues................................  $  14,502      100.0% $  66,720      100.0%
Cost of sales...........................      8,555       59.0     45,021       67.5
                                          ---------  ---------  ---------  ---------
Gross profit............................      5,947       41.0     21,699       32.5
Operating expenses......................      5,397       37.2     14,575       21.8
Goodwill amortization...................         20        0.1        853        1.3
                                          ---------  ---------  ---------  ---------
Operating income........................  $     530        3.7% $   6,271        9.4%
                                          =========  =========  =========  =========

     REVENUES. Revenues increased $52.2 million, or 360.0% from $14.5 million for the three months ended December 31, 1997 to $66.7 million for the three months ended December 31, 1998. The increase in revenues primarily results from the Acquisitions (See Note 2 to Consolidated Pentacon, Inc. Financial Statements).

     COST OF SALES. Cost of sales increased $36.4 million, or 423.3%, from $8.6 million for the three months ended December 31, 1997 to $45.0 million for the three months ended December 31, 1998. The increase in cost of sales primarily results from the Acquisitions (See Note 2 to Consolidated Pentacon, Inc. Financial Statements).

     OPERATING EXPENSES. Operating expenses increased $9.2 million, or 170.4%, from $5.4 million for the three months ended December 31, 1997 to $14.6 million for the three months ended

December 31, 1998. The increase in operating expenses primarily results from the Acquisitions (See Note 2 to Consolidated Pentacon, Inc. Financial Statements).

     OPERATING INCOME. Operating income increased $5.8 million, or 1,160.0%, from $0.5 million for the three months ended December 31, 1997 to $6.3 million for the three months ended December 31, 1998 due to the factors noted above.

     NON OPERATING COSTS AND EXPENSE. Interest expense for the three months ended December 31, 1998 totaled $3.1 million compared to $0.3 million for the three months ended December 31, 1997. The increase in interest expense primarily results from the Acquisitions (See Note 2 to Consolidated Pentacon, Inc. Financial Statements).

     PROVISION FOR INCOME TAXES. The provision for income taxes for the three months ended December 31, 1998 was $1.5 million (an effective rate of 48.6%) compared with $0.1 million (an effective rate of 41.5%) for the three months ended December 31, 1997. The higher effective tax rate for the year ended December 31, 1998 primarily results from expenses of $3.8 million recorded for goodwill amortization and stock-based compensation, which are not deductible for income tax purposes.

     HISTORICAL YEAR ENDED SEPTEMBER 30, 1998 COMPARED WITH THE NINE MONTHS ENDED SEPTEMBER 30, 1997

     The following table sets forth the results of operations of Alatec for the nine months ended September 30, 1997 and the Acquired Businesses for periods subsequent to the respective acquisitions on a historical basis for the year ended September 30, 1998 and such results as a percentage of revenues.

                                           NINE MONTHS ENDED         YEAR ENDED
                                           SEPTEMBER 30, 1997    SEPTEMBER 30, 1998
                                          --------------------  ---------------------
                                                    (Dollars in thousands)
Revenues................................  $  42,296      100.0% $  141,078      100.0%
Cost of sales...........................     25,114       59.4      91,026       64.5
                                          ---------  ---------  ----------  ---------
Gross profit............................     17,182       40.6      50,052       35.5
Operating expenses......................     11,664       27.6      36,524       25.9
Goodwill amortization...................         --         --       1,111        0.8
                                          ---------  ---------  ----------  ---------
Operating income........................  $   5,518       13.0% $   12,417        8.8%
                                          =========  =========  ==========  =========

     REVENUES. Revenues increased by $98.8 million, or 233.6%, from $42.3 million for the nine months ended September 30, 1997 to $141.1 million for the year ended September 30, 1998. The increase in revenues primarily results from the Acquisitions during the year ended September 30, 1998. (See Note 2 to Consolidated Pentacon, Inc. Financial Statements).

     COST OF SALES. Cost of sales increased by $65.9 million, or 262.5%, from $25.1 million for the nine months ended September 30, 1997 to $91.0 million for the year ended September 30, 1998. The increase in cost of sales primarily results from the Acquisitions during the year ended September 30, 1998. (See
Note 2 to Consolidated Pentacon, Inc. Financial Statements).

     OPERATING EXPENSES. Operating expenses increased by $24.8 million, or 212.0%, from $11.7 million for the nine months ended September 30, 1997 to $36.5 million for the year ended September 30, 1998. The increase in operating expenses primarily results from the Acquisitions during the year ended September 30, 1998. (See Note 2 to Consolidated Pentacon, Inc. Financial Statements).

     OPERATING INCOME. Operating income increased by $6.9 million, or 125.5%, from $5.5 million for the nine months ended September 30, 1997 to $12.4 million for the year ended September 30, 1998 due to the factors noted above.

     NON OPERATING COSTS AND EXPENSES. Interest expense for the year ended September 30, 1998 totaled $2.4 million compared with $1.0 million for the nine months ended September 30, 1997. The increase in interest expense related to the higher level of borrowings outstanding during the period primarily as a result of the Acquisitions.

     PROVISION FOR INCOME TAXES. The provision for income taxes for the year ended September 30, 1998 was $5.4 million (an effective tax rate of 53.4%), compared with $1.9 million (an effective tax rate of 41.1%) for the nine months ended September 30, 1997. The higher effective tax rate in 1998 primarily related to expenses totaling $2.9 million recorded in 1998 for goodwill amortization and stock-based compensation which are not deductible for income tax purposes.

     HISTORICAL NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1996

     The following table sets forth the results of operations of Alatec for the nine months ended September 30, 1997 and the Acquired Businesses for periods subsequent to the respective acquisitions on a historical basis for the year ended December 31, 1996 and such results as a percentage of revenues.

                                               YEAR ENDED        NINE MONTHS ENDED
                                           DECEMBER 31, 1996     SEPTEMBER 30, 1997
                                          --------------------  --------------------
                                                    (Dollars in thousands)
Revenues................................  $  44,726      100.0% $  42,296      100.0%
Cost of sales...........................     26,707       59.7     25,114       59.4
                                          ---------  ---------  ---------  ---------
Gross profit............................     18,019       40.3     17,182       40.6
Operating expenses......................     12,818       28.7     11,664       27.6
                                          ---------  ---------  ---------  ---------
Operating income........................  $   5,201       11.6% $   5,518       13.0%
                                          =========  =========  =========  =========

     REVENUES. Revenues for the year ended December 31, 1996 were $44.7 million compared to revenues for the nine months ended September 30, 1997 of $42.3 million, a decrease of 5.4%. The decrease was a result of non-comparability of periods. Revenues increased by $9.0 million, or 27.0%, from $33.3 million for the nine months ended September 30, 1996 to $42.3 million for the nine months ended September 30, 1997. Approximately $1.0 million of this increase was attributable to new customers and approximately $8.0 million was due to an increase in net sales to existing customers.

     COST OF SALES. As a percentage of revenues, cost of sales remained relatively constant at 59.4% in the nine months ended September 30, 1997 compared to 59.7% in the year ended December 31, 1996.

     OPERATING EXPENSES. As a percentage of revenues, operating expenses decreased from 28.7% in the year ended December 31, 1996 to 27.6% in the nine months ended September 30, 1997. This percentage decrease was a result of an increase in revenues without a commensurate increase in administrative costs.

     OPERATING INCOME. As a percentage of revenues, operating income increased from 11.6% in the year ended December 31, 1996 to 13.0% in the nine months ended September 30, 1997 as a result of the factors discussed above.

     NON OPERATING COSTS AND EXPENSES. Interest expense for the nine months ended September 30, 1997 totaled $1.0 million compared to $1.1 million for the year ended December 31, 1996.

     PROVISION FOR INCOME TAXES. The provision for income taxes for the nine months ended September 30, 1997 was $1.9 million (an effective tax rate of 41.1%), compared with $1.6 million (an effective tax rate of 39.3%) for the year ended December 31, 1996. The higher effective tax rate in 1997 primarily related to an increase in nondeductible expenses.

LIQUIDITY AND CAPITAL RESOURCES

     The Company generated $12.0 million of net cash from operating activities during the three months ended December 31, 1998, primarily from working capital reductions. Net cash used in investing activities was $0.8 million for capital expenditures. Net cash used in financing activities was $11.3 million for the three months ended December 31, 1998 and primarily consisted of $19.1 million repayment of debt partially offset by $7.8 million of borrowings on debt. At December 31, 1998, the Company had working capital of $78.7 million and total debt of $138.6 million.

     The Company used $18.7 million of net cash from operating activities during the year ended September 30, 1998, primarily for working capital requirements. Net cash used in investing activities was $102.1 million, $21.9 million of which represents the cash paid for the Founding Companies, net of cash acquired, and $77.0 million of which represents cash paid in the Subsequent Acquisitions, net of cash acquired. Net cash provided by financing activities was $121.0 million for the year ended September 30, 1998 and primarily consisted of $50.8 million of net proceeds of the Company's initial public offering and $171.6 million of borrowings on long-term debt partially offset by $99.9 million of repayment of long-term debt.

     Currently, Pentacon has in effect a credit agreement (the "Bank Credit Facility") which provides Pentacon with a revolving line of credit of up to $85 million for general corporate purposes, future acquisitions, capital expenditures and working capital, subject to a borrowing base limitation. Assuming the issuance of the existing notes and the application of the net proceeds had occurred on December 31, 1998 or February 28, 1999, on such dates, the Company estimates that it would have had the ability to borrow up to an additional $32.1 million and $34.1 million, respectively, under the bank credit facility (based on borrowing base limitations of $73.5 million and $82.9 million, respectively). The Bank Credit Facility is secured by the stock of the Company's subsidiaries and the Company's assets. The Bank Credit Facility, among other things, prohibits the payment of dividends by the Company, restricts the Company's incurring or assuming other indebtedness and requires the Company to comply with certain financial covenants including a maximum total debt to Adjusted EBITDA ratio, a maximum senior debt to Adjusted EBITDA ratio, a minimum fixed charge ratio, a minimum net worth test and a maximum capital expenditures test. The Bank Credit Facility will terminate and all amounts outstanding thereunder, if any, will be due and payable December 31, 2001. See "Description of Bank Credit Facility."

     Based upon the Company's projections of the ensuing year's pro forma trailing EBITDA, a portion of the borrowings under the Bank Credit Facility was classified as a current liability at December 31, 1998. (See Note 2 to the Consolidated Financial Statements.)

     On March 10, 1998, the Company completed its initial public offering of 5,980,000 shares of the Company's common stock at a price to the public of $10.00 per share. The net proceeds to the Company from the initial public offering (after deducting underwriting discounts, commissions and expenses) were approximately $50.8 million. Of this amount, $21.9 million (net of cash acquired) was used to pay the cash portion of the purchase price relating to the Initial Acquisitions, with the remainder being used to pay certain indebtedness of the Founding Companies, make capital expenditures and fund working capital requirements. On April 20, 1998, the Company's registration statement covering 3,350,000 additional shares of common stock for use in connection with future acquisitions was declared effective. During the year ended September 30, 1998, an additional 1,134,010 shares of the Company's common stock were issued in connection with acquisitions (See Note 2 to the Consolidated Pentacon, Inc. Financial Statements).

     The Company may require significant additional capital and/or debt. The Company intends to seek additional capital as necessary to fund its operating plans through one or more funding sources that may include borrowings under the Bank Credit Facility or offerings of debt and/or equity securities of the Company. The Bank Credit Facility anticipates certain reductions in the line of credit made available under the Bank Credit Facility. Although management believes that it will be able to obtain such additional capital or debt or will be able to refinance its existing debt, there can be no assurances that sufficient funds will be available to the Company at the time it is required or on terms acceptable to the Company. Failure of the Company to obtain such additional capital or debt, or to refinance its existing debt, would have a material and adverse effect on the Company.

     The Company's liquidity requirements consist of working capital needs, ongoing capital expenditures, scheduled debt service obligations and its acquisition program. The Company's primary requirements for working capital have been directly related to increased inventory as a result of revenue growth. The Company's capital expenditures were $3.8 million for the year ended December 31, 1998. The Company expects capital expenditures to be approximately $5.1 million over the next twelve months, including information system related expenditures as discussed below.

     The Company currently operates in a decentralized information systems environment and uses a variety of software, computer systems and related technologies for accounting and reporting purposes and for revenue-generating activities. The Pentacon subsidiaries which primarily serve the aerospace industry are in the process of migrating to a common information system which will facilitate product ordering, pricing and reporting among these companies. This migration is expected to be completed by July 1999. The total expenditures for these information systems are expected to be approximately $3.0 million, the majority of which will be capitalized as computer hardware and software as it is installed and depreciated over the estimated useful life of the assets. Funding for these expenditures will come from operating cash flows and the Bank Credit Facility as necessary.

SEASONALITY AND QUARTERLY FLUCTUATIONS

     The Company experiences modest seasonal declines in the fourth calendar quarter due to declines in its customers' activities in that quarter. Quarterly results may also be materially affected by the timing of acquisitions and the timing and magnitude of acquisition integration costs. Accordingly, the operating results for any three-month period are not necessarily indicative of the results that may be achieved for any subsequent fiscal quarter or for a full fiscal year.

YEAR 2000

     The Company is working to resolve the potential impact of the year 2000 on the processing of date-sensitive information by the Company's computerized information systems and other infrastructure that contains embedded technology. The year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable year. Any of the Company's programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in miscalculations or system failures.

     The Company believes that substantially all of its computerized information systems and other infrastructure that contains embedded technology are year 2000 compliant or will be modified so as to become year 2000 compliant by mid-1999. Based on preliminary information, costs of addressing potential problems are not currently expected to have a material adverse impact on the Company's financial position, results of operations or cash flows. However, if the Company, its customers or vendors are unable to resolve such processing issues in a timely manner, it could have a significant impact on the Company's ability to conduct its business and result in a material financial risk.

     In addition, the Company is continually attempting to assess the level of year 2000 preparedness of its key suppliers, distributors, customers and service providers. The Company has sent, and will continue to send, letters, questionnaires and surveys to its significant business partners inquiring about their year 2000 efforts. If a significant supplier or customer of the Company fails to be year 2000 compliant, the Company could suffer a material loss of business or incur material expenses.

     Through December 31, 1998, the Company had spent $0.1 million in costs that are directly attributable to addressing year 2000 issues. Management currently estimates that the Company will incur $0.3 million in additional costs during 1999 relating to year 2000 issues. The Company expects that it will spend approximately $3.0 million to purchase software and hardware and on implementation expenses associated with the migration to a common information technology system in the Company's Aerospace Group. The Company believes that these costs are not, for the most part, directly related to year 2000 issues, but are required for the implementation of its new system in the Aerospace Group.

     The Company is developing and evaluating contingency plans in the event that the Company has not completed all of its remediation plans in a timely manner or if third parties who provide goods or services to the Company fail to address their year 2000 issues appropriately. These plans include identification of alternative suppliers and service providers, depletion of safety stocks of inventory and identification of important areas of record retention.

INFLATION

     Inflation has not had a material impact on the Company's results of operations for the last three years.

                                    BUSINESS

THE COMPANY

     The Company is the second largest distributor of fasteners and small parts to original equipment manufacturers ("OEMs") in the United States. Fasteners and small parts are incorporated into a wide variety of end use applications across a broad spectrum of industries and include screws, bolts, nuts, washers, pins, rings, fittings, springs, electrical connectors and similar small parts, many of which are specialized or highly engineered for particular applications. The Company is also an industry leader in the provision of advanced inventory management services for fasteners and small parts, including procurement, just-in-time delivery, quality assurance testing, advisory engineering services, component kit production, small component assembly and electronic data interchange to OEMs. The Company offers its customers comprehensive supply chain management solutions designed to reduce their procurement and management costs and enhance their production efficiencies. The Company believes that the fastener distribution industry is in the early stages of consolidation. The Company attributes this consolidation primarily to OEMs focusing on their core competencies, streamlining their production processes and reducing their overall production costs by reducing the number of their suppliers and by outsourcing certain inventory management functions to more efficient providers. The Company's objective is to differentiate itself from its competitors and to benefit from the consolidation of the fastener industry by leveraging its nationwide distribution network, critical mass, breadth of product line and sophisticated supply chain management capabilities.

     The Company has two principal operating groups: the Aerospace Group and the Industrial Group. The Aerospace Group serves the aerospace and aeronautics industries and the Industrial Group serves a broad base of industrial manufacturers, which produce items such as diesel engines, locomotives, power turbines, motorcycles, telecommunications equipment and refrigeration equipment. The Company's largest customers include The Boeing Company, Cummins Engine Company, General Electric Corporation, Harley-Davidson, Inc., the Hughes Aircraft subsidiary of General Motors Corporation, Lockheed Martin Corporation and The Trane Company. The Company's relationships with these large customers have been built over a period of 8 to 30 years.

INDUSTRY OVERVIEW

     Companies operating in the fastener distribution business can generally be characterized by the end users they serve, which are comprised broadly of OEMs, maintenance and repair operations ("MROs") and construction companies. The traditional fastener distribution market is similar to most industrial distribution markets. Fasteners are purchased from both domestic and overseas manufacturers and sold to both domestic and overseas customers. The majority of these fasteners are sold to OEM and MRO clients on a purchase order basis. Some smaller distributors specialize along industry lines because of the uniqueness of manufacturer requirements. Other smaller distributors provide a wide range of fasteners used for general assembly. Larger distributors, such as the Company, generally provide a wide range of fasteners as well as fasteners which meet certain specialized industry needs.

     U.S. sales by fastener manufacturers were estimated to be approximately $8.0 billion in 1996; the global market for fasteners is estimated to be $25.0 billion. The fastener distribution market can reasonably be expected to be larger than this because resales by fastener distributors include a markup on the manufacturer's cost and include additional revenues for related value added inventory management services. The OEM market represents approximately 80% of the total U.S. fastener market, while the MRO market accounts for approximately 13%. Construction and other markets account for the remaining 7%. There are over 2,000 fastener distributors in the United States, none of which is responsible for more than 5% of the market's sales. The Company believes that there are currently only four other public companies whose primary business is fastener distribution. The industry data provided herein were derived from several sources, including Dun & Bradstreet and The

Freedonia Group, Inc. The following table lists by sales volume the approximate number of privately owned fastener companies in the U.S. as of December 7, 1998:

   NUMBER OF PRIVATELY OWNED FASTENER DISTRIBUTION COMPANIES BY SALES VOLUME

                                                            NUMBER OF PRIVATE
     SALES VOLUME                                               COMPANIES
----------------------                                      ------------------
(Dollars in millions)
        $100+         .....................................         5
      $50 - $100      .....................................         5
      $25 - $50       .....................................         10
      $10 - $25       .....................................         52
       $5 - $10       .....................................         92
      $2.5 - $5       .....................................        164
       < $2.5         .....................................       1,734

     Many customers are seeking to reduce their operating costs by decreasing the number of their fastener distributors by often eliminating those suppliers offering limited ranges of products and services. The Company believes that these trends have placed some small, owner-operated fastener distributors at a competitive disadvantage because of their limited product lines and inability to provide value-added services. In addition, small distributors have limited access to the capital resources necessary to modernize and expand their capabilities, automate their inventory processes, offer component kit assembly and install quality control laboratories. The owners of these businesses often have not had an exit strategy, leaving them with few attractive liquidity options.

BUSINESS STRATEGY

     The Company's objective is to further its market position as a leading distributor of fasteners and small parts and to enhance shareholder value. Key elements of the Company's business strategy include:

        CONTINUE TO DELIVER SUPERIOR CUSTOMER SERVICE. The Company's customers choose fastener suppliers based, in significant part, on the quality and reliability of service. The Company believes that superior customer service includes (i) meeting just-in-time delivery schedules which are critical to its customers' production processes and (ii) providing innovative supply chain management services, which can help its customers improve their operating efficiencies and reduce their costs. By providing these services, the Company becomes more integrated into its customers' internal manufacturing and decision making processes. The Company believes such integration leads to higher customer sales to existing customers and improves customer retention. In connection with its strategy to continuously improve customer service, the Company continues to identify and adopt "best practices" of each of its subsidiaries that can be successfully implemented throughout the Company. Some of our customers have recognized our superior customer service. For example, we received Cummins' awards for 100% On-Time Delivery and for Outstanding Performance for Cost Reduction and Partnership in Continuous Improvement, in each of the last four years (1995-1998).

        GROW SALES REVENUE. The Company seeks to grow internally generated revenues by (i) capturing market share from smaller competitors who cannot match its product breadth, services or geographic coverage, (ii) pursuing the expanding opportunities to deliver a wide range of inventory management services which less sophisticated distributors are unable to provide, (iii) expanding the number of sites to which it provides services for its existing multi-site customers and (iv) pursuing new multi-site customers. To leverage its breadth of products and services and its broad geographic presence, the Company has developed a national marketing and sales effort to focus on penetrating existing and new multi-site OEM accounts.

        CAPITALIZE ON INTEGRATION OPPORTUNITIES. The Company believes there are significant opportunities to leverage the capabilities of its subsidiaries to further increase its revenues and operating efficiencies. The Company is initiating its revenue enhancement strategy by implementing a cross-selling program to existing customers. The Company's national footprint is an integral component of its strategy to sell more integrated inventory management services and products to multi-site customers nationwide. The Company will seek to expand operating margins by realizing purchasing economies and exploiting operational efficiencies. The Company believes that centralizing purchasing activities will allow it to realize volume discounts. Further, as the Company integrates its operations it is beginning to realize further efficiencies through (i) the elimination of redundant facilities, (ii) headcount reductions, (iii) plant reconfigurations,
        (iv) the implementation of common information systems in its Aerospace Group, (v) administrative savings and (vi) reductions in working capital.

        PURSUE STRATEGIC ACQUISITIONS. The Company has a disciplined acquisition program, which targets companies that will help it increase its presence in markets it currently serves, develop new customer relationships and expand its range of products and services. Since the Company's initial public offering in March 1998, it has increased its annual pro forma revenues from $168 million to $285 million for the year ended December 31, 1998 through the acquisition of four additional companies: Pace Products, Inc., D-Bolt Company, Inc., Texas International Aviation, Inc. and ASI Aerospace Group Inc. The addition of Texas International Aviation, Inc. and ASI Aerospace Group Inc. added significant product depth and market share in the aerospace fastener distribution industry and resulted in the Company's Aerospace Group becoming one of the premier aerospace fastener distribution and related service companies in the United States. The Company believes there are a significant number of acquisition candidates and that it is regarded as an attractive acquiror because of its position as an industry leader and the potential for its targets to realize improved growth and profitability as part of the Company. All of the Company's acquisitions have been immediately accretive to earnings and the Company expects future acquisitions also will be immediately accretive.

PRODUCTS

     The Company distributes over 100,000 different types of fasteners and other small parts.

     FASTENERS. Fasteners sold by the Company include screws, bolts, nuts, washers, rings, pins, rivets and staples. These items come in a variety of materials, sizes, platings and shapes. The variety and degree of engineering is driven by the end-use requirement or specification of the fastener, such as strength, resistance to corrosion, reusability and many other factors. The Company's sales and purchasing departments have extensive knowledge of the available products offered by fastener manufacturers and can assist OEMs in selecting the appropriate fastener for a given application. Some of the more common variable characteristics of the fasteners sold by the Company include:

      o Materials -- The materials used in the manufacture of fasteners include steel, brass, aluminum, nylon, bronze, stainless steel, titanium, copper, polypropylene, alloys and other materials. Most of these materials come in different grades with each having a unique set of properties.

      o Sizes -- The sizes vary by length, outside diameter, depth of the threads, threads per inch or centimeter and pitch, or angle, of the threads.

      o Platings -- Platings may be applied to enhance the properties of a given metal, and include zinc, cadmium, chrome, nickel, organic and other materials.

      o Shapes -- The range of shapes is broad, including hex head, U-bolt, L-bolt, shouldered, eye bolt, external tooth, internal tooth and many others.

     OTHER SMALL PARTS. The Company also distributes other small parts used by OEMs to assemble their products. These items include standoffs, inserts, clamps, spacers, springs, brackets, electrical connectors, small molded parts, cable ties, plugs, hoses, fittings and other small parts. Like fasteners, these parts come in many shapes, sizes and materials depending upon the designated end use. OEMs are increasingly requesting that the Company provide these parts because they are often used during the manufacturing or assembly process in conjunction with the fasteners supplied by the Company.

SERVICES

     In connection with its sale of fasteners and other small parts, the Company also provides a wide range of value-added supply chain services to OEMs, designed to reduce their parts procurement and management costs, enhance their production efficiency and reduce their overall production costs. These value-added services also benefit the Company by further integrating the Company into its customers' manufacturing, planning and decision-making processes. The Company's services include:

        INVENTORY PROCUREMENT AND MANAGEMENT SYSTEMS. Increasingly, manufacturers are outsourcing their inventory management needs to distributors. These services range from installing a simple inventory bin card system to developing a complete turn-key inventory management system with full-time staff, which may be located on the customer's site. These inventory systems are designed to meet the specific needs of the Company's customers. They range in sophistication from helping the OEM set appropriate order quantities and frequencies to delivering the correct fastener or small part to the assembly floor on a just-in-time basis. In some cases, the Company utilizes computer systems deployed at the OEM's sites to facilitate the management of its fastener and parts inventories. Inventory replenishment services and product consolidation services decrease the number of invoices which the customer has to process, decrease the number of vendors with whom the customer has to process transactions, lower the customer's inventory carrying cost and allow customers to focus on their core manufacturing business.

        KIT AND SUB-ASSEMBLY SERVICES. OEMs often request that the Company package several fasteners or parts into a package or "kit." A common use of this service is to supply fastener kits included with products the consumer is required to assemble such as lawn mowers, bicycles and furniture. The use of kits has also expanded into the manufacturing environment. Manufacturers frequently desire to have several related fasteners or components arrive at the assembly line in a single package; this ensures that all of the parts arrive at the same time and that no part will be missed in the installation process. The kit process aids the manufacturer by decreasing the number of distributors needed and improves productivity by having the fasteners delivered to the assembly line with the other related parts. Kit services improve the efficiency and effectiveness of the manufacturing line and decrease the number of "stock outs" and subsequent manufacturing line stoppages.

        Customers may request that two or more parts in a kit be pre-assembled into a single unit prior to being placed in the kit. These services are closely related to the kit services offered by the Company. Similar to kits, sub-assembly services performed by the Company improve the productivity of the OEM's manufacturing line.

        QUALITY ASSURANCE TESTING. These services involve the testing of fasteners to ensure they meet the specifications stated by the manufacturer. Although fasteners are not a significant part of the cost of a product, they are often critical components whose failure can cause the entire product to fail. As a result, many OEMs require strict quality control with respect to the fasteners. The Company has installed specialized equipment and laboratories and hired trained technicians to perform quality control tests on some of their fastener products. Quality assurance services lower the warranty costs of the OEMs. The Company operates four laboratories to test fasteners. The laboratories can test metallurgy, size consistency, corrosion and strength as well as other properties. Additionally, two of its subsidiaries' locations are ISO-9002 certified.

        PRODUCT ENHANCEMENT SERVICES. In order to meet the exacting requirements of customers, the Company maintains relationships with suppliers that provide plating, galvanizing and coating services. These services are used to enhance in-stock fasteners in order to meet the specific requirements of OEMs. The ability of the Company to manage the process and to respond quickly to small orders enhances the Company's relationship with its customers.

        ENGINEERING SERVICES. The Company also provides advice regarding the types of fasteners to use in a product. These services are often used by customers during early product development or re-engineering to decrease the production cost, improve the assembly process or enhance the product quality. The Company works with its customers' engineering departments to select the appropriate fasteners and components based upon the customer's specifications. These services often lower the customers' cost by reducing the number of fasteners required to assemble the product, replacing expensive special fasteners with less expensive standard fasteners, reducing cycle times for new product development or identifying different coatings to improve quality.

        EDI SERVICES. The Company offers a wide range of EDI services to its customers. In addition to offering invoice and payment options, the Company can also offer its customers direct access to its current inventory and the ability to enter an order directly into the Company's system.

CUSTOMERS

     The Company's subsidiaries have been in business for an average of 25 years and have developed strong customer relationships. The Company serves approximately 7,500 customers which manufacture a wide variety of products including diesel engines, locomotives, power turbines, motorcycles, telecommunications equipment, refrigeration equipment and aerospace equipment. The Company's largest customers include The Boeing Company, Cummins Engine Company, General Electric Corporation, Harley-Davidson, Inc., the Hughes Aircraft subsidiary of General Motors Corporation, Lockheed Martin Corporation and The Trane Company. Revenues for the year ended December 31, 1998 from The Boeing Company and Cummins Engine Company, our two largest customers, represented 10% and 12% of total revenues (on a pro forma basis), respectively. The Company's relationships with The Boeing Company and Cummins Engine Company have been built over the last 30 and 8 years, respectively. On December 1, 1998, The Boeing Company announced that it will reduce its production rates of certain commercial aircraft in response to the economic crisis in Asia. This reduction, in conjunction with a buildup of fastener inventory at The Boeing Company, has recently led to reduced demand by The Boeing Company for the Company's products. See "Risk Factors -- Concentration of Customer Base; Factors Relating to
Certain Customers" and "Risk Factors -- Customer Industry Risks and
Cyclicality."

     Several of Pentacon's customers have international operations and some have requested that the Company provide products and services to them in their foreign locations. Approximately 13% of the Company's revenues (on a pro forma basis) during the year ended December 31, 1998 were to customer locations outside of the United States. Prior to the formation of Pentacon, resource constraints had limited the Company's subsidiaries' ability to expand internationally. In the future, the Company intends to selectively pursue these opportunities.

     The following table sets forth information with respect to the Company's approximate combined pro forma revenues by customer industry base for the year ended December 31, 1998:

           PERCENTAGE OF THE COMPANY'S PRO FORMA REVENUES BY INDUSTRY

                                              YEAR ENDED
                                           DECEMBER 31, 1998
                                           -----------------
AEROSPACE
     Airframe...........................            26%
     Defense............................            17
     Space and Communications...........             4
     Other Aerospace....................            10
                                                   ---
     Subtotal...........................            57
                                                   ---
INDUSTRIAL
     Industrial Machinery...............            17
     Electrical Machinery &
       Electronics......................             9
     Motor Vehicles.....................             3
     Other Industrial...................            14
                                                   ---
     Subtotal...........................            43
                                                   ---
          TOTAL.........................           100%
                                                   ===

CUSTOMER CONTRACTS

     The Company often enters into contracts with certain of its customers which identify the package of products and services to be provided by the Company to its customers. Although the contracts generally are written to establish a relationship for a period of several years, the agreements usually may be canceled by either party without cause upon 30 to 90 days' notice. In certain instances where limited use or unique fasteners are required to serve a customer account, the agreement will include a provision that obligates the customer to acquire the Company's accumulated inventory of fasteners if the contract is terminated prematurely.

BACKLOG

     The Company does not have any significant backlog of orders.

SALES AND MARKETING

     The Company currently employs approximately 230 people in sales and marketing. Within sales and marketing, the Company employs 49 direct sales personnel, with the remaining being product specialists and indirect customer service personnel. The Company's sales efforts are focused on developing new business with mid-size and large-size OEMs which are likely to benefit from cost savings and operating efficiencies from the products and services offered by the Company, as well as expanding business with existing customers by serving additional sites and/or expanding the breadth of products and services provided to that customer. Prior to the formation of Pentacon, the Company's marketing efforts were primarily directed at customers on a site-by-site basis. To capitalize on the Company's national presence and the trend by OEMs to decrease their number of suppliers, the Company recently developed a national sales, marketing and service effort targeted at multi-site customers. The national sales effort is focused on developing a coordinated marketing effort to maximize customer penetration and provide multi-site OEMs with company-wide procurement and inventory management solutions which maximize cost savings and operating efficiencies.

     An important element in the Company's overall marketing strategy is to provide superior customer service. The Company believes superior customer service includes providing breadth of products, advanced services, innovative supply chain management solutions and timely delivery of products. To implement this strategy, customer accounts are typically serviced by a Pentacon team, which, depending on the size of the account, will be comprised of the direct sales representative and certain specialists in operations, procurement and advanced services such as quality assurance testing. A critical component of the Company's strategy is continuously monitoring the quality of customer service through both qualitative and quantitative methods. For larger customers, such monitoring may include providing on-site customer service representatives and daily tracking of just-in-time deliveries, production efficiencies and quality of fasteners and parts.

DELIVERY

     The Company utilizes several forms of transportation to deliver its products to its customers depending upon the urgency and frequency of delivery, the customer's preference and cost. The Company utilizes common carriers, Company-owned trucks, and overnight delivery services to deliver products to its customers. The cost of transportation generally is paid by the customer. The Company does not believe that it is materially dependent on any single transportation service or carrier and believes that it currently maintains good relationships with all of its common carriers.

SUPPLIERS AND OPERATIONS

     The Company sells fasteners and small parts manufactured by over 2,000 suppliers located in more than 15 countries. The Company purchases fasteners and small parts directly from the manufacturers and, to a lesser degree, from authorized distributors. During the year ended December 31, 1998, no one supplier accounted for more than 5% of the total products purchased.

     The Company's decision to purchase from a specific supplier is based on product specifications, quality, reliability of delivery, production lead times and price. The Company has established itself as a partner of choice with some of its suppliers, and management believes that because of the Company's size, national presence and top tier customers it will continue to attract premier supplier relationships. The Company believes it can realize further synergies by consolidating some of its purchasing activities at the corporate level in order to achieve price concessions for large volume orders.

     The Company maintains 32 distribution facilities in 14 states. The Company has ongoing facilities rationalization initiatives to close or combine redundant facilities. To date, the Company has identified three of five distribution centers in the Aerospace Group and one in the Industrial Group to be closed. Pentacon will continue to evaluate existing and future facilities to determine whether further reductions can be made.

     Pentacon's materials management and distribution operations begin when suppliers deliver products to the Company. Once delivered, the products are taken into inventory and receive various service additions depending on customer requests. Service additions include product enhancement (such as plating, galvanizing or coating), quality assurance testing, kitting and sub-assembly. Once an order is received from the customer, products are picked from inventory, counted, packaged and shipped by the Company. Depending on the customer's service program, the products may receive further handling by the Company at the customer location. For a just-in-time customer, the Company often has an employee at the customer's location to receive the inventory, deliver the products to the work areas, and reorder and replenish products as needed.

COMPETITION

     The Company is engaged in a highly fragmented and competitive industry. Competition is based primarily on breadth of products, quality and breadth of services, price and geographic proximity. The Company competes with a large number of fastener distributors on a regional and local basis. Some of the Company's competitors have greater financial resources than the Company and/or established customer relationships with certain customers for whose business we compete. The Company may also face competition for acquisition candidates from these companies.

MANAGEMENT INFORMATION SYSTEMS

     Each of the acquired companies operates a management and information system ("MIS") that is used to purchase, monitor and allocate inventory throughout its facilities. All of these systems include computerized order entry, sales analysis, inventory status, invoicing and payment, and all but one include bar-code tracking. These systems are designed to improve productivity for both the Company and its customers. Most of the subsidiaries use EDI, through which they offer their customers a paperless electronic process for order entry, shipment tracking, customer billing, remittance processing and other routine matters.

     The Company's subsidiaries operated as independent companies prior to their acquisition. The Company intends to coordinate and integrate the MIS systems of its subsidiaries. The Aerospace Group is in the process of migrating to an information system developed by DYMAX Products Inc., which process is expected to be completed by July 1999. This system should facilitate product ordering, pricing and reporting among the companies in the Aerospace Group. The Company is also in the process of planning the integration of MIS systems within the Industrial Group. Although the Company may not immediately implement a single reporting system in the Industrial Group, the Company has identified various integration opportunities which the Company expects will enable the Industrial Group to obtain certain operating and reporting efficiencies.

GOVERNMENT REGULATION

     The Fastener Quality Act (the "Fastener Act") was enacted on November 16, 1990 and was subsequently amended in March 1996 and August 1998. The implementation date has been delayed several times. Currently the Fastener Act is scheduled to be implemented in June 1999. The Fastener Act is intended to protect the public safety by deterring the introduction of non-conforming fasteners into commerce and by improving the traceability of fasteners. Generally, the Fastener Act covers fasteners including screws, nuts, bolts or studs with internal or external threads and load indicating washers with nominal diameters of greater than approximately one quarter inch, which contain metal or are held out as meeting a standard or specification that requires through-hardening. The Fastener Act also covers fasteners and washers that are marked with a grade identification required by a specification or standard. An estimated 25% to 55% of currently available fasteners meet this definition and would therefore be subject to the Fastener Act's requirements.

     Fastener distributors such as the Company would be subject to the Fastener Act with respect to certain of its products, once the Fastener Act is implemented. The Fastener Act places responsibility on fastener manufacturers and distributors to ensure that fasteners conform to the standards and specifications to which the manufacturer represents it has been manufactured by having them tested in a laboratory accredited under the Fastener Act. Persons who significantly alter fasteners must mark the fasteners so as to permit identification of the source of the alteration. Further, the Fastener Act prohibits manufacturers and distributors from commingling like fasteners from more than two different lots in the same container during packaging.

     The Company currently operates four quality control laboratories at its facilities and believes it will not be obligated to make any significant investment to comply with the Fastener Act. One of the Company's laboratories has been accredited under the Fastener Act. The Company anticipates that the majority of any additional costs resulting from compliance with the Fastener Act will be included in the prices to its customers. Some small fastener distributors that perform quality control testing may be unable to invest in the quality control equipment or services required to comply with the Fastener Act and may be forced to discontinue or reduce the portions of their business that become subject to the Fastener Act.

     The Company's operations are subject to various federal, state and local laws and regulations, including those relating to worker safety and protection of the environment. The Company is a distributor and does not generally engage in manufacturing. As a result, environmental laws generally have a minimal effect on its operations. The Company believes it is in substantial compliance with all applicable regulatory requirements.

EMPLOYEES

     At December 31, 1998, the Company had approximately 850 employees. The Company believes that its relationship with its employees is good.

PROPERTIES

     The Company operates 32 distribution and sales facilities throughout the United States. The Company also maintains offices in Europe and Australia to service its aerospace customers. These facilities range in size from 1,000 square feet to 74,000 square feet, and generally consist of warehouse space with a small amount of associated office space. Four of the facilities include laboratory space for quality testing. All of the facilities are leased. The Company's leases expire between 1999 and 2012. The Company believes that suitable replacement space will be available as required. See "Certain Transactions -- Transactions Involving Certain Officers, Directors and Stockholders -- Leases of Real Property." The Company believes that its current facilities are adequate for its expected needs over the next several years. However, the Company may add new facilities as a result of acquisitions or due to a customer's request for an on-site or local facility.

     The Company's corporate headquarters are located at 10375 Richmond Avenue, Suite 700, Houston, Texas 77042, telephone number: 713-860-1000.

LEGAL PROCEEDINGS

     The Company is not a party to any material legal proceedings, other than ordinary routine litigation incidental to its business that management believes would not have a material adverse effect on its business, financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning the Company's directors and executive officers:

                NAME                    AGE                         POSITION
-------------------------------------   ----   ---------------------------------------------------
Mark E. Baldwin......................    45    Chairman of the Board and Chief Executive Officer
Jack L. Fatica.......................    54    President, Chief Operating Officer and Director
Brian Fontana........................    41    Senior Vice President and Chief Financial Officer
Bruce M. Taten.......................    43    Senior Vice President, Chief Administrative
                                               Officer, Corporate Secretary and General Counsel
Robert M. Chiste.....................    51    Director
Cary M. Grossman.....................    45    Director
Donald B. List.......................    43    Director
Mary E. McClure......................    58    Director
Michael W. Peters....................    40    Director
Benjamin E. Spence, Jr...............    45    Director
Clayton K. Trier.....................    47    Director

     MARK E. BALDWIN became Chief Executive Officer of the Company in September 1997 and became Chairman of the Board in November 1997. Mr. Baldwin has been involved in the organization of the Company and the Company's initial public offering. From 1980 through August 1997, Mr. Baldwin was employed by Keystone International, Inc., a publicly traded manufacturer of industrial valves and controls, serving most recently as President of the Industrial Valves & Controls Group, a division with 17 manufacturing locations and multiple company-owned sales and distribution locations in 15 countries.

     JACK L. FATICA became President, Chief Operating Officer and director of the Company in March 1998. Mr. Fatica has over 30 years of experience in the fastener distribution business. He has been employed by AXS or its predecessors since 1967 and currently serves as its Chief Executive Officer.

     BRIAN FONTANA joined the Company in October 1997. From 1996 to 1997, Mr. Fontana served as Executive Vice President and Chief Financial Officer of Prime Service, Inc., one of the largest rental equipment companies in the United States. From 1990 to 1996, he was employed by National Convenience Stores Incorporated, most recently as Vice President and Chief Financial Officer. From 1985 to 1990, Mr. Fontana was employed by NationsBank as a Vice President of Corporate Banking and earlier by Allied Bank of Texas as Assistant Vice President.

     BRUCE M. TATEN joined the Company in October 1997. From 1993 to 1997, Mr. Taten was employed by Keystone International, Inc., most recently as Vice President and General Counsel. From 1988 to 1993, Mr. Taten practiced law with Sutherland Asbill & Brennan, a law firm based in Atlanta, Georgia. From 1983 to 1986, Mr. Taten practiced law with the New York firm of Simpson, Thacher & Bartlett. Mr. Taten is a C.P.A. and an attorney.

     ROBERT M. CHISTE became a director of the Company in March 1998. Mr. Chiste is Chairman and Chief Executive Officer of TriActive Technologies, Inc. From August 1997 to June 1998, Mr. Chiste was President of the Industrial Services Group of Philip Services Corp. He served as Vice Chairman of Allwaste, Inc. ("Allwaste"), a provider of industrial and environmental services, from May
1997 through July 1997, President and Chief Executive Officer of Allwaste from November 1994 through July 1997 and director of Allwaste from January 1995 through August 1997. Philip Services Corp. acquired Allwaste effective July 31, 1997. Mr. Chiste served as Chief Executive Officer and President of America National Power, Inc., a successor company of Transco Energy Ventures Company, from its creation in 1986 until August 1994. During the same period, he served as Senior Vice President of Transco Energy Company. From 1980 to 1986, Mr. Chiste served in various executive roles with

Enron Oil & Gas and its predecessor companies. Mr. Chiste also serves as a director of Innovative Valve Technology, Inc. and of Franklin Credit Management Corp., a New York-based financial services company.

     CARY M. GROSSMAN has been a director of the Company since March 1997. Mr. Grossman co-founded McFarland, Grossman & Company, Inc. ("MGCO"), an investment banking firm, in 1991, and serves as its Chief Executive Officer. MGCO formed the Company in 1997 and sponsored the Company through its initial public offering. From 1977 until 1991, Mr. Grossman was engaged in the practice of public accounting. Mr. Grossman is a C.P.A. Mr. Grossman also is a director of Omniplex Communications Group, Inc.

     DONALD B. LIST became a director of the Company in March 1998 and is President of Pentacon Aerospace Group, Inc. Mr. List has over 20 years of experience in the fastener distribution business and has served as President of Alatec Products, Inc. since 1981.

     MARY E. MCCLURE became a director of the Company in March 1998. Ms. McClure co-founded Capitol Bolt & Supply, Inc. in 1966 and has served as Capitol's President since 1981. Ms. McClure has served as Chairman of the Southwest Fastener Association and as Chairman/President of the National Fastener Distributor Association. Ms. McClure has also been inducted into the Fastener Hall of Fame.

     MICHAEL W. PETERS became a director of the Company in March 1998 and is President of Pentacon Industrial Group, Inc. Mr. Peters has over 13 years of experience in the fastener distribution business. He joined Maumee Industries, Inc. in 1986 and has served as its Chief Executive Officer since July 1995.

     BENJAMIN E. SPENCE, JR. became a director of the Company in March 1998. Mr. Spence has over 22 years of experience in the fastener distribution business and has served as President of Sales Systems, Limited since 1986.

     CLAYTON K. TRIER became a director of the Company in March 1998. Mr. Trier has served as Chairman, Chief Executive Officer and President of RV Centers, Inc., a company created to consolidate the highly fragmented recreational vehicle retail industry, since October 1998. From April 1997 to October 1998, Mr. Trier was a private investor. In 1993, he was a founder of U.S. Delivery Systems, Inc. ("U.S. Delivery"), a company created to consolidate the highly fragmented local delivery industry, and Mr. Trier served as Chairman and Chief Executive Officer of U.S. Delivery from its inception until April 1997. In March 1996, U.S. Delivery, a NYSE-listed company at that time, was acquired by Corporate Express, Inc., a large publicly owned office products company, and Mr. Trier served as a director of Corporate Express, Inc. from the acquisition date until January 1997. From 1991 to 1993, Mr. Trier was President of Trier & Partners, Inc., a consulting firm. From 1987 through 1990, Mr. Trier served as President and Co-Chief Executive Officer of Allwaste, a provider of industrial and environmental services listed on the NYSE. From 1974 to 1987, Mr. Trier was at the international accounting firm of Arthur Andersen & Co., in which he was a partner from 1983 to 1987. Mr. Trier also serves as a director of Creative Master International, Inc. (Nasdaq: CMST), a manufacturer and distributor of collectible-quality, die-cast replicas of cars, trucks and other items.

     Directors are elected at each annual meeting of stockholders. The Board of Directors is divided into three classes of directors, with directors serving staggered three-year terms, expiring at the annual meeting of stockholders for fiscal years 1999, 2000 and 2001, respectively. At each annual meeting of stockholders, one class of directors will be elected for a full term of three years to succeed to that class of directors whose terms are expiring. Messrs. List's, Fatica's and Chiste's terms expire in 2001; Messrs. Spence's, Peters' and Trier's terms expire in 2000 and Ms. McClure's, Mr. Baldwin's and Mr. Grossman's terms expire in 1999. Mr. Grossman is the director elected by the holders of the restricted common stock. The Company has agreed to nominate each of the Directors from the Founding Companies for re-election upon any expiration of their terms occurring prior to March, 2003.

All officers serve at the discretion of the Board of Directors, subject to the terms of their respective employment agreements. See "-- Employment Agreements."

     The Board of Directors has established an Audit Committee, a Compensation Committee and a Committee on Director Affairs. The Audit Committee recommends the appointment of auditors and oversees the accounting and audit functions of the Company. The Compensation Committee determines executive officers' and key employees' salaries and bonuses and administers the Pentacon, Inc. 1998 Stock Plan. Messrs. Chiste and Trier serve as members of the Company's Compensation Committee and Messrs. Chiste, Trier and Grossman comprise the Company's Audit Committee. The Committee on Director Affairs administers the Company's corporate governance program, recommends individuals to serve on the Company's Board of Directors, and reviews transactions between the Company and its directors to ensure fairness. Messrs. Trier, Grossman, Fatica and Baldwin serve as members of the Committee on Director Affairs.

DIRECTORS' COMPENSATION

     Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company receives an annual fee of $16,000 paid in equal quarterly amounts. Directors of the Company are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, and for other expenses incurred in their capacity as directors of the Company. Each non-employee director receives stock options to purchase 15,000 shares of common stock upon election to the Board of Directors and an annual grant of 5,000 options. Mr. Grossman was appointed lead director for fiscal 1999 for which he is to receive an additional $10,000 and options to purchase 10,000 shares of common stock. In March 1998, Messrs. Chiste and Trier each purchased 10,000 shares of common stock at $10.00 per share and the Company granted each of Messrs. Chiste and Trier 10,000 shares of common stock pursuant to restricted stock grants under the 1998 Stock Plan.

EXECUTIVE COMPENSATION

     The following table presents compensation information for the Company's Chief Executive Officer and five additional most highly compensated executive officers (the "Named Executive Officers") for the year ended December 31, 1998. The Company was incorporated in March 1997 but did not conduct any business operations until March 1998. As a result, none of the Named Executive Officers received any compensation from the Company prior to March 1998.

                                                                                         LONG TERM COMPENSATION
                                                                                   -----------------------------------
                                                                                            AWARDS
                                                                                   ------------------------
                                                   ANNUAL COMPENSATION                           SECURITIES    PAYOUTS
                                           ------------------------------------    RESTRICTED    UNDERLYING    -------
                                                                   OTHER ANNUAL      STOCK         OPTION       LTIP     ALL OTHER
                  NAME                     SALARY(1)     BONUS     COMPENSATION     AWARD(S)     PLANS/SARS    PAYOUTS  COMPENSATION
----------------------------------------   ---------    -------    ------------    ----------    ----------    -------  ------------
Mark E. Baldwin.........................   $ 121,500      --           --             --           185,000       --         --
Jack L. Fatica..........................     121,500      --           --             --            --           --       $ 13,700
Donald B. List..........................     121,500      --           --             --            --           --         14,000
Michael W. Peters.......................     121,500      --           --             --            --           --         14,500
Bruce M. Taten..........................     121,500      --           --             --           100,000       --         --
Brian Fontana...........................     121,500      --           --             --            85,000       --         --

------------
(1) Each of the Named Executive Officers' salaries are based on annual salaries of $150,000.

OPTION GRANTS

     The following table sets forth information with respect to stock options granted in 1998 under the Company's 1998 Stock Plan to the Named Executive Officers.

                                                                                                     POTENTIAL
                                                        INDIVIDUAL GRANTS                         REALIZABLE VALUE
                                        --------------------------------------------------           AT ASSUMED
                                        NUMBER OF     % OF TOTAL                                  ANNUAL RATES OF
                                        SECURITIES     OPTIONS                                      STOCK PRICE
                                        UNDERLYING    GRANTED TO    EXERCISE                      APPRECIATION FOR
                                         OPTIONS      EMPLOYEES      PRICE                         OPTION TERM(1)
                                         GRANTED      IN FISCAL       PER       EXPIRATION   --------------------------
                NAME                       (#)           YEAR        SHARE         DATE           5%           10%
-------------------------------------   ----------    ----------    --------    ----------   ------------  ------------
Mark E. Baldwin(2)...................     185,500        16.76%      $ 10.00      3/10/08    $  1,163,446  $  2,948,419
Jack L. Fatica.......................      -0-           --            --          --             --            --
Donald B. List.......................      -0-           --            --          --             --            --
Michael W. Peters....................      -0-           --            --          --             --            --
Bruce M. Taten(2)....................     100,000         9.06%        10.00      3/10/08         628,890     1,593,740
Brian Fontana(2).....................      85,000         7.70%        10.00      3/10/08         534,556     1,354,679

------------
(1) The SEC requires disclosure of the potential realizable value or present value of each grant. This disclosure assumes the options will be held for the full term prior to exercise. These options may be exercised prior to the end of the term. The actual value, if any, an executive officer may realize will depend upon the excess of the stock price over the exercise price or the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table.

(2) The options awarded to Messrs. Baldwin, Taten and Fontana were issued in connection with the initial public offering of the Company and vest one-third on March 10, 2000 and the remainder on March 10, 2001.

OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth information with respect to the value of unexercised options held by Named Executive Officers of the Company. No options were exercised by the Named Executive Officers of the Company during the year ended December 31, 1998.

                                                                                      VALUE OF UNEXERCISED
                                        NUMBER OF SECURITIES UNDERLYING                   IN-THE-MONEY
                                          UNEXERCISED OPTIONS HELD AT                   OPTIONS HELD AT
                                               DECEMBER 31, 1998                       DECEMBER 31, 1998
                                        --------------------------------        --------------------------------
                NAME                    EXERCISABLE        UNEXERCISABLE        EXERCISABLE        UNEXERCISABLE
-------------------------------------   -----------        -------------        -----------        -------------
Mark E. Baldwin......................      -0-                185,000              -0-                -0-
Jack L. Fatica.......................      -0-                -0-                  -0-                -0-
Donald B. List.......................      -0-                -0-                  -0-                -0-
Michael W. Peters....................      -0-                -0-                  -0-                -0-
Bruce M. Taten.......................      -0-                100,000              -0-                -0-
Brian Fontana........................      -0-                 85,000              -0-                -0-

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each Named Executive Officer of the Company that prohibit such officers from disclosing the Company's confidential information and trade secrets and generally restrict these individuals from competing with the Company for a period of two years after the termination of their respective employment agreements. Messrs. Baldwin's, Fatica's, Peters' and List's employment agreements have an initial term of five years commencing March 10, 1998. The agreements for Messrs. Taten and Fontana have an initial term of three years commencing March 10, 1998. All of the employment agreements are terminable by the Company for "good cause" upon ten days' written notice and without "cause" or for "good reason" by the officer upon thirty days' written notice. All employment agreements provide that if the officer's employment is terminated by the Company without "good cause," such officer will be entitled to receive a lump-sum severance payment at the effective time of termination.

     All of the employment agreements contain certain provisions concerning a change-in-control of the Company, including the following: (i) in the event that the executive is not notified by the acquiring company that it will assume the Company's obligations under the employment agreement at least five days in advance of the transaction giving rise to the change-in-control, the change-in-control will be deemed a termination of the employment agreement by the Company without "cause," and the provisions of the employment agreement governing the same will apply, except that the severance amount otherwise payable shall be tripled and the provisions which restrict competition with the Company shall not apply; and (ii) in any change-in-control situation, such officer may elect to terminate his employment by giving ten days' written notice prior to the anticipated closing of the transaction giving rise to the change-in-control, which will be deemed a termination of the employment agreement by the Company without "cause," and the provisions of the employment agreement governing the same will apply, except that the severance amount otherwise payable shall be doubled and the time period during which such officer is restricted from competing with the Company will be eliminated.

1998 STOCK PLAN

     The Board of Directors has adopted, and the stockholders of the Company have approved, the Pentacon, Inc. 1998 Stock Plan (the "1998 Stock Plan"). The purpose of the 1998 Stock Plan is to provide directors, officers, key employees and certain other persons who will be instrumental in the success of the Company or its subsidiaries with additional incentives by increasing their proprietary interest in the Company. The aggregate amount of common stock with respect to which options or other awards may be granted may not exceed 1,700,000 shares (subject to adjustment to reflect stock splits). As of December 31, 1998, the Company had granted options and other awards for a total of 1,103,730 shares under the 1998 Stock Plan.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

     Simultaneously with the closing of its initial public offering in March 1998, the Company acquired by merger all of the issued and outstanding capital stock of the Founding Companies, at which time each Founding Company became a wholly owned subsidiary of the Company. The aggregate consideration paid by the Company to acquire the Founding Companies consisted of (i) approximately $21.9 million in cash (net of cash acquired) and (ii) 6,720,000 shares of common stock. In addition, certain indebtedness of the Founding Companies, which was personally guaranteed by Founding Company stockholders, was repaid in connection with the Initial Acquisitions.

     In connection with the Initial Acquisitions, certain officers, directors and holders of more than 5% of the outstanding shares of the Company, together with trusts for which they act as trustees, received cash and shares of common stock of the Company described in the following table. These amounts do not include any S-corporation distributions which were made by certain of the Founding Companies to their stockholders prior to the Initial Acquisitions.

                                                      SHARES OF
                                         CASH        COMMON STOCK
                                       ---------     ------------
                                       (In thousands of dollars,
                                         except share amounts)
Donald B. List.......................  $  12,666      2,969,493
Jack L. Fatica.......................      3,423        802,656
Michael Black........................      3,844        901,321
Benjamin E. Spence, Jr. .............      1,170        232,132
Mary E. McClure......................        661        154,898
                                       ---------     ------------
     Total...........................  $  21,764      5,060,500
                                       =========     ============

     On November 18, 1997, and in connection with the initial formation of the Company, the Company sold 200,000, 125,000 and 125,000 shares of common stock of the Company to Messrs. Baldwin, Taten and Fontana, respectively, for $0.01 per share.

TRANSACTIONS INVOLVING CERTAIN OFFICERS, DIRECTORS AND STOCKHOLDERS

  LEASES OF REAL PROPERTY

     Alatec leases certain of its facilities located in Chatsworth, California from Mr. List, a director of the Company. The leases provide for a total annual rent of $462,840 with the terms of the leases expiring in March 2012. Alatec also pays taxes and utilities on the leased premises. The rent will be adjusted in accordance with the Consumer Price Index ("CPI"), subject to a minimum of 4% and a maximum of 8%. In addition, Alatec leases its warehouse in Fremont, California from FDR Properties, an entity controlled and partially owned by Mr. List. This lease expires August 31, 2003 and provides for an annual rent of $126,000. Alatec also pays taxes and utilities on those premises. The Company leases from the List Family Trust an office and warehouse in Chatsworth, California. The lease provides for an annual rental of $170,832 and terminates in October 2012. Alatec also pays utilities and taxes on the premises. The Company believes that the rent for each of these properties does not exceed fair market value.

     AXS leases certain real property located in Erie, Pennsylvania from JFJ Realty Company, an entity owned in part by Mr. Fatica, a director and officer of the Company. The lease for the property runs through August 2006 and provides for an annual rent of $240,000 through August 30, 2001. Beginning September 1, 2001, the rent will be adjusted to fair market value as determined on February 1, 2001. Furthermore, AXS pays taxes and utilities on the leased premises. The Company believes that the rent for this property does not exceed fair market value.

     SSL leases certain real properties located in Chester, South Carolina from Chester Associates, LLC, an entity owned in part by Mr. Spence, a director of the Company. One facility in Chester, South Carolina is leased for an initial five year term expiring December 31, 2002, with an option to extend the lease for an additional five year term. The annual rent for the first year of this lease is $61,250. The rent will increase each subsequent year of the lease based on the CPI, not to increase more than 4%. SSL is responsible for utilities. Also, certain warehouse space in South Carolina is leased to SSL by Chester Associates, LLC. This warehouse is leased for an initial five year term expiring December 31, 2002, with an option to extend for an additional five year term. The annual rent for the first year of this lease is $55,000, with subsequent rental rates to increase per the CPI, not to exceed 4% in any one year. SSL is responsible for utilities. The Company believes that the rent for these properties does not exceed fair market value.

  OTHER TRANSACTIONS

     Mr. List owns approximately 50% of a supplier from which the Company purchased approximately $1.8 million of products during the fiscal year ended September 30, 1998. The Company believes all such purchases have been at fair market prices. The Company anticipates continuing to purchase products from the supplier in the future so long as the prices and terms remain competitive with those of alternative suppliers.

     In March 1998 Mr. Fatica acquired certain life insurance policies from AXS for the cash surrender value of the policy.

     Mr. Grossman is a principal in McFarland, Grossman & Company ("MG&C"), an investment banking and advisory firm. The Company engaged the services of an employee of MG&C from March 10, 1998 until July 10, 1998 to assist the Company with the development of its mergers and acquisition activities until the Company could employ an individual to assume that function. Pursuant to this agreement, the Company paid MG&C fees in the amount of $300,000 during the year ended December 31, 1998. The Company also paid MG&C fees for the year ended December 31, 1998 in the amount of $600,000 in connection with the placement of the Company's initial credit facility and $12,500 for consulting services rendered in connection with the Company's high-yield offering (which was completed in 1999). The Company has entered into an indemnity agreement with certain principals of MG&C in connection with the initial public offering and the conduct of audit procedures at certain of the Founding Companies.

     All of the directors of Pentacon, other than Messrs. Grossman, Chiste and Trier, are employees of Pentacon or one of its subsidiaries and as such receive employment-based compensation and benefits from the Company.

COMPANY POLICY

     Any future transactions with directors, officers, employees or affiliates of the Company must be approved in advance by a majority of disinterested members of the Board of Directors.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of the Company's common stock as of February 28, 1999, by (i) all persons known to the Company to be the beneficial owner of 5% or more thereof, (ii) each director and nominee for director, (iii) each executive officer and (iv) all officers and directors as a group. Unless otherwise indicated, the address of each such person is c/o Pentacon, Inc., 10375 Richmond Avenue, Suite 700, Houston, Texas 77042. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                         SHARES BENEFICIALLY
                                                OWNED
                                       -----------------------
                                         NUMBER        PERCENT
                                       -----------     -------
Donald B. List(1)....................    2,979,493      17.9%
Jack L. Fatica(2)....................    1,043,220        6.3
Generations Family Limited
Partnership(3).......................      901,321        5.4
Wellington Management Company,
LLP(4)...............................      835,000        5.0
Cary M. Grossman(5)..................      358,615        2.2
Michael W. Peters....................      297,441        1.8
Benjamin E. Spence, Jr.(6)...........      253,332        1.5
Mark E. Baldwin......................      207,100        1.2
Mary E. McClure(7)...................      184,470        1.1
Brian Fontana........................      133,000       *
Bruce M. Taten.......................      132,000       *
Clayton K. Trier(8)(9)...............       45,000       *
Robert M. Chiste(8)..................       20,000       *
All officers and directors as a group
  (14 persons).......................    5,735,476      34.4%

------------

 *  Less than one percent.

(1) Includes an aggregate of 76,248 shares of common stock held by three trusts for the benefit of Mr. List's minor children. Mr. List disclaims any beneficial ownership of the shares owned by the trusts.

(2) Includes 92,782 shares of common stock owned by the Jason P. Fatica Trust and 92,782 shares of common stock owned by the Ryan A. Fatica Trust of which Mr. Fatica is co-trustee.

(3) Represents shares of common stock owned by the Generations Family Limited Partnership of which Mr. Michael Black is General Partner. The Partnership address is 4648 Craftsbury Circle, Fort Wayne, Indiana, 46818.

(4) Wellington Management Company, LLP ("WMC") in its capacity as investment adviser may be deemed to beneficially own 835,000 shares of common stock which are held of record by clients of WMC. WMC's address is 75 State Street, Boston, Massachusetts, 02109.

(5) Consists of 152,000 shares owned directly by Mr. Grossman; 193,304 shares owned by a family limited partnership of which Mr. Grossman is a general partner; 12,875 shares owned by McFarland, Grossman & Company, Inc.; and 436 shares owned by Mr. Grossman's children. Mr. Grossman disclaims beneficial ownership of shares held by the family limited partnership, McFarland, Grossman & Company, and his children.

(6) Includes 4,350 shares of common stock owned by the Morgan E. Spence Trust and 4,350 shares of common stock owned by the Alison R. Spence Trust of which Mr. Spence is the trustee.

(7) Includes 84,243 shares of common stock owned by the Earl Milton McClure, Jr. Residuary Trust of which Ms. McClure is trustee.

(8) Includes 10,000 shares granted as a restricted stock grant under the 1998 Stock Plan.

(9) Includes 2,000 shares of common stock owned by the KKT Trust and 2,000 shares of common stock owned by the JCT Trust of which Mr. Trier is trustee.

                      DESCRIPTION OF BANK CREDIT FACILITY

     The Company has entered into the Bank Credit Facility dated as of September 3, 1998, and amended as of December 31, 1998, as of February 12, 1999, as of March 9, 1999 and as of March 29, 1999, with NationsBank, N.A. as the administrative agent. The following is a summary description of the principal terms of the Bank Credit Facility. The description set forth below does not purport to be complete and is qualified in its entirety by reference to the agreements setting forth the principal terms and conditions of the Bank Credit Facility, which are available upon request from the Company. Capitalized terms used herein without definition have the meanings ascribed to them in the Bank Credit Facility.

     STRUCTURE. Prior to the issuance of the existing notes, the Bank Credit Facility consisted of (i) a revolving term loan of up to $40.0 million and (ii) a revolving credit facility providing for revolving loans and letters of credit in an aggregate principal amount at any time not to exceed $110.0 million. Upon the closing of the offering of the existing notes and the use of the proceeds therefrom, the revolving line of credit under the Bank Credit Facility was reduced to $85.0 million, subject to a borrowing base limitation, and the revolving term loan was fully repaid and canceled. Subject to certain conditions, Pentacon may at any time irrevocably reduce the availability under the revolving credit facility.

     AMOUNTS OUTSTANDING; AVAILABILITY. At December 31, 1998, indebtedness under the Bank Credit Facility consisted of outstanding borrowings under the revolving term loan and revolving credit facility of $40.0 million and $95.1 million, respectively. Assuming the issuance of the existing notes had occurred on December 31, 1998 or February 28, 1999 (including Pentacon's use of the net proceeds and the changes to the structure of the Bank Credit Facility as described above) the Company would have had $32.1 million and $34.1 million available under the Bank Credit Facility as of December 31, 1998 and February 28, 1999, respectively. See "Use of Proceeds."

     MATURITY; PREPAYMENTS. The revolving credit facility will mature on December 31, 2001. Pentacon is required to use the proceeds from certain issuances of capital stock and the proceeds from the incurrence of debt to repay outstanding amounts under the Bank Credit Facility. Subject to certain exceptions, amounts repaid under the revolving credit facility may be reborrowed. The Bank Credit Facility permits optional prepayments with notice and reimbursement for certain costs and requires prepayments in the event of the sale of obsolete or no longer useful property of the Company.

     SECURITY; GUARANTEE. Pentacon's obligations under the Bank Credit Facility are unconditionally guaranteed by each existing and subsequently acquired or organized subsidiary of Pentacon, subject to certain exceptions. The Bank Credit Facility and the guarantees thereof are collateralized by Pentacon's and the guarantors' accounts receivable, inventories, general intangibles and by substantially all of their other personal property and the proceeds of the foregoing, subject to certain limited exceptions. In addition, Pentacon has pledged the stock of its subsidiaries as security for the Bank Credit Facility.

     INTEREST. Borrowings under the Bank Credit Facility bear interest at either (i) the higher of (a) the Federal Funds Rate plus 0.5% or (b) the Prime Rate, plus, in each case, a margin of 0.25% to 1.50% or (ii) the London interbank offered rate (LIBOR) plus a margin of 1.75% to 3.25%. The margin in either case is determined based on the Company's debt to Adjusted EBITDA ratio (the "Leverage Ratio"). Interest on the Bank Credit Facility is payable quarterly, except that interest on loans based on LIBOR rates for periods of less than three months is payable at such shorter intervals (i.e. one month).

     FEES. Pentacon is required to pay the lenders, on a quarterly basis, commitment fees which range from 0.25% to 0.50% on the unused portion of the revolving credit facility determined based on the Leverage Ratio. Pentacon is also obligated to pay: (i) a quarterly letter of credit fee equal to the margin for LIBOR loans on the aggregate amount of outstanding letters of credit, (ii) a fronting bank fee for the letter of credit issuing bank equal to 0.125% per annum and (iii) certain other fees.

     COVENANTS. The Bank Credit Facility contains a number of covenants that, among other things, restrict the ability of Pentacon and its subsidiaries to dispose of assets, incur additional indebtedness, create encumbrances on assets, enter into sale and leaseback transactions, make investments, loans, distributions or advances, engage in mergers or consolidations, make capital redemptions or repurchases, change the business conducted by Pentacon or its subsidiaries or engage in certain transactions with affiliates, and certain other corporate activities. In addition, the Bank Credit Facility requires that the Company comply with specified financial ratios and financial tests, including a maximum total debt to Adjusted EBITDA ratio, a maximum senior debt to Adjusted EBITDA ratio, a minimum fixed charge coverage ratio, a minimum net worth test and a maximum capital expenditures test. The permitted total debt to Adjusted EBITDA ratio steps down over the period of the Bank Credit Facility, with the step downs to the total debt to Adjusted EBITDA ratio being on March 31, 2000 and June 30, 2000.

     EVENTS OF DEFAULT. The Bank Credit Facility contains customary events of default, including non-payment of principal, interest or fees, inaccuracy of representations or warranties, default in the payment of other debt, violation of covenants, insolvency, certain judgments, invalidity of any of the security instruments required by the Bank Credit Facility, certain change of control events, change in usual business and the occurrence of certain other events that could be expected to have a material adverse affect on the Company as described therein.

                            DESCRIPTION OF THE NOTES

     The exchange notes will be issued, and the existing notes were issued, under an indenture among the Company, each of the guarantors of the notes (the "guarantors") and State Street Bank and Trust Company, as trustee. The indenture is qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), upon effectiveness of this registration statement for the exchange offer. By its terms, however, the indenture incorporates certain provisions of the Trust Indenture Act and, upon consummation of this exchange offer, the indenture is subject to and governed by the Trust Indenture Act. References to the "notes" include the exchange notes unless the context otherwise requires. The following summary of the material provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the indenture and the notes, including the definitions of certain terms contained therein and those terms made part of the indenture by reference to the Trust Indenture Act. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions." As used in this "Description of the Notes," the term "Company" refers only to Pentacon, Inc. and not to any of its subsidiaries.

GENERAL

     The notes will be unsecured senior subordinated obligations of the Company limited to $100,000,000 aggregate principal amount. The notes will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof. Principal of, premium, if any, and interest on the notes are payable, and the notes are exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be the corporate trust office of the trustee); provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. No service charge will be made for any registration of transfer, exchange or redemption of the notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

MATURITY, INTEREST AND PRINCIPAL

     The notes will mature on April 1, 2009. Interest on the notes will accrue at the rate of 12 1/4% per annum from the Issue Date through maturity; provided that in the event either (x) EBITDA (as defined below) of the Company and the Restricted Subsidiaries does not equal or exceed $7.25 million (the "EBITDA Target") for the quarter ended March 31, 1999, the interest rate on the notes will increase by 0.50% per annum to a rate of 12 3/4% per annum and the notes would begin accruing interest at such higher rate on April 1, 1999, or (y) EBITDA of the Company and the Restricted Subsidiaries does not equal or exceed the EBITDA Target for the quarter ended June 30, 1999, the interest rate on the notes will increase by 0.50% per annum to a rate of 12 3/4% per annum and the notes would begin accruing interest at such higher rate on July 1, 1999; provided, further, that the interest rate on the notes will not exceed 12 3/4% per annum. Following any increase in interest rate as stated above, no further adjustment (upward or downward) shall be made to the interest rate on the notes. In the event the Company and the Restricted Subsidiaries meet the EBITDA Target for each of the quarters ended March 31, 1999 and June 30, 1999, no adjustment (upward or downward) will be made to the interest rate. In the event the interest rate is increased pursuant to this paragraph, such event shall be referred to as an "Interest Payment Triggering Event." The EBITDA Target is not intended to be a projection and there can be no assurance that the Company and the Restricted Subsidiaries will meet the EBITDA Target. If the Company fails to file a quarterly report on Form 10-Q for a quarter when it would otherwise be required by the Commission's rules, whether or not it is so obligated to do so, for which the EBITDA Target is being determined, EBITDA for such quarter shall be deemed to be less than the EBITDA Target.

     As used in the preceding paragraph, "EBITDA" means "Consolidated Cash Flow Available for Fixed Charges" as defined under "-- Certain Definitions" below; provided that all Consolidated Cash

Flow Available for Fixed Charges attributable to any Persons, assets or property that were the subject of any Asset Acquisition or Investment (without giving effect to the last sentence of the definition of Investment) made during the quarters ended March 31, 1999 and June 30, 1999 shall be excluded from EBITDA. EBITDA shall be derived from the applicable unaudited interim consolidated financial statements of the Company and shall be determined in good faith by the Company, consistent with the audited financial statements of the Company included in this Prospectus, with all necessary normal recurring adjustments, and shall be communicated to the trustee by officer's certificate signed by two officers of the Company on or prior to the date such financial statements are filed with the Commission.

     Interest on the notes will be payable semi-annually on each April 1 and October 1, commencing October 1, 1999, to the holders of record of notes at the close of business on the March 15 and September 15, respectively, immediately preceding such interest payment date. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     As discussed under "Registration Rights," pursuant to the registration rights agreement, the Company has agreed to file with the Commission the exchange offer registration statement, of which this prospectus is a part, and to offer to the holders of notes who make certain representations the opportunity to exchange their existing notes for exchange notes. In the event that the Company is not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or Commission policy or, in certain other circumstances, including if for any other reason the exchange offer is not consummated within 150 days after the Issue Date, the Company will file with the Commission the shelf registration statement with respect to resales of the existing notes by the holders thereof. The interest rate on the notes is subject to increase under certain circumstances if the Company is not in compliance with its obligations under the registration rights agreement. See "Registration Rights."

OPTIONAL REDEMPTION

     OPTIONAL REDEMPTION. The notes will be redeemable at the option of the Company, in whole or in part, at any time on or after April 1, 2004, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the date of redemption, if redeemed during the 12-month period beginning on April 1 of the years indicated below:

                                        REDEMPTION
YEAR                                      PRICE
-------------------------------------   ----------
2004.................................     106.125%
2005.................................     104.083%
2006.................................     102.041%
2007 and thereafter..................     100.000%

     OPTIONAL REDEMPTION UPON QUALIFIED EQUITY OFFERING. On or prior to April 1, 2002, the Company may, at its option, use the net proceeds of one or more Qualified Equity Offerings (as defined below) to redeem up to 35% of the originally issued aggregate principal amount of the notes, at a redemption price in cash equal to 112.25% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of notes is outstanding following such redemption. Notice of any such redemption must be given not later than 60 days after the consummation of any such Qualified Equity Offering.

     As used in the preceding paragraph, a "Qualified Equity Offering" means
(i) any underwritten public offering of Capital Stock (other than Redeemable Capital Stock) of the Company made on a primary basis by the Company pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act or (ii) any sale of Capital Stock (other than

Redeemable Capital Stock) for gross cash proceeds of at least $20.0 million to one or more Persons, provided that such Persons are not Affiliates of the Company at the time of such sale.

     SELECTION AND NOTICE. In the event that less than all of the notes are to be redeemed at any time, selection of notes for redemption shall be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the trustee will deem fair and appropriate; provided, however, that no notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, however, that any such redemption made with the net proceeds of a Qualified Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of The Depository Trust Company or any other depositary). Notice of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note will state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption so long as the Company has deposited with the paying agent for the notes funds in satisfaction of the applicable redemption price pursuant to the indenture.

CHANGE OF CONTROL

     The indenture provides that, following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company will be obligated, within 60 days after the Change of Control Date, to make and consummate an offer to purchase (a "Change of Control Offer") all of the then outstanding notes at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the purchase date. The Company will be required to purchase all notes properly tendered in the Change of Control Offer and not withdrawn.

     In order to effect such Change of Control Offer, the Company will, not later than the 30th day after the Change of Control Date, be obligated to mail to each holder of notes a notice of the Change of Control Offer, which notice will govern the terms of the Change of Control Offer and will state, among other things, the procedures that holders must follow to accept the Change of Control Offer. The Change of Control Offer will be required to be kept open for a period of at least 20 business days.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the purchase price for all of the notes that might be tendered by holders of notes seeking to accept the Change of Control Offer. The Credit Facility prohibits the purchase of the notes by the Company prior to full repayment of the indebtedness under the Credit Facility. In addition, the Company may incur additional indebtedness in the future, subject to certain limitations, which may have similar restrictions. There can be no assurance that in the event of a Change of Control, the Company will be able to obtain the necessary consents from lenders under the Credit Facility or lenders under other indebtedness to consummate the Change of Control Offer. If the Company fails to repurchase all of the notes tendered for purchase, such failure will constitute an Event of Default under the indenture. See "-- Events of Default" below.

     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other applicable securities laws or regulations and any applicable requirements of any securities exchange on which the notes are listed, in connection with the repurchase of notes pursuant to a Change of Control Offer, and any violation of the provisions of the indenture relating to such Change of Control Offer occurring as a result of such compliance shall not be deemed a Default.

SUBORDINATION

     The payment of the Indebtedness evidenced by the notes, including, without limitation, principal, premium, if any, and interest, will be subordinated in right of payment, as set forth in the indenture, to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the Issue Date or incurred thereafter. The indenture permits the Company and the Restricted Subsidiaries to incur additional Indebtedness, including Senior Indebtedness. See "-- Certain Covenants -- Limitation on Indebtedness."

     The indenture provides that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company, all Senior Indebtedness of the Company must be paid in full in cash before any payment, distribution, repurchase or redemption (excluding any payment, distribution, repurchase or redemption from trusts previously created pursuant to the provisions described under "-- Defeasance or Covenant Defeasance of Indenture," and excluding any payment, distribution, repurchase or redemption of, or repurchase or redemption in exchange for, Permitted Junior Securities) is made on account of any of the indebtedness represented by the notes. If any payment is made to holders of the notes or the trustee on behalf of such holders, that due to the subordination provisions of the indenture, should not have been made to them, such holders or the trustee, as applicable, will be required to pay such amount over to or for the benefit of holders of Senior Indebtedness.

     During the continuance of any default in the payment of any Designated Senior Indebtedness pursuant to which the maturity thereof may immediately be accelerated beyond any applicable grace period and after receipt by the trustee from representatives of holders of such Designated Senior Indebtedness of written notice of such default, no payment or distribution of any assets of the Company of any kind or character (excluding any payment, distribution, redemption or repurchase from trusts previously created pursuant to the provisions described under "-- Defeasance or Covenant Defeasance of Indenture" and excluding any payment or distribution of Permitted Junior Securities) shall be made on account of any of the Indebtedness represented by, or the purchase, redemption or other acquisition of, the notes unless and until such default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full.

     During the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may immediately be accelerated (a "Non-payment Default") and upon the earlier to occur of (a) the receipt by the trustee from the representatives of holders of such Designated Senior Indebtedness of a written notice of such Non-payment Default or (b) if such Non-payment Default results from the acceleration of the notes, the date of such acceleration, no payment or distribution of any assets of the Company of any kind or character (excluding any payment or distribution from trusts previously created pursuant to the provisions described under "-- Defeasance or Covenant Defeasance of Indenture" and excluding any payment or distribution of Permitted Junior Securities) may be made by the Company on account of any of the Indebtedness represented by, or the purchase, redemption or other acquisition of, the notes for the period specified below (the "Payment Blockage Period").

     The Payment Blockage Period will commence upon the earlier of the receipt of notice of a Non-payment Default by the trustee from the representatives of holders of Designated Senior Indebtedness or the date of acceleration referred to in clause (b) of the preceding paragraph, as the case may be, and will end on the earlier to occur of the following events: (i) 179 days shall have elapsed since the receipt of such notice of a Non-payment Default or the date of acceleration referred to in clause (b) of the preceding paragraph (provided that such Designated Senior Indebtedness shall not theretofore have been accelerated and the Company has not defaulted with respect to the payment of such Designated Senior Indebtedness), (ii) such default is cured or waived or ceases to exist or such Designated Senior

Indebtedness is discharged or (iii) such Payment Blockage Period shall have been terminated by written notice to the Company or the trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period. After the end of any Payment Blockage Period the Company shall promptly resume making any and all required payments in respect of the notes, including any missed payments. Notwithstanding anything in the subordination provisions of the indenture or the notes to the contrary, unless the provisions of the second preceding paragraph apply, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the trustee of the notice initiating such Payment Blockage Period, (y) there shall be a period of at least 186 consecutive days in each 365-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period with respect to the notes may be commenced within any period of 365 consecutive days. A Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period cannot be made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days and subsequently recurs. If, notwithstanding the foregoing, the Company makes any payment or distribution to the trustee or holders of the notes prohibited by the subordination provisions of the indenture, then such payment or distribution will be required to be paid over to or for the benefit of holders of Designated Senior Indebtedness.

     If the Company fails to make any payment on the notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the indenture and would enable the holders of the notes to accelerate the maturity thereof. See "-- Events of Default."

     By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the notes and funds which would be otherwise payable to the holders of the notes will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full in cash, and the Company may be unable to meet its obligations fully with respect to the notes.

     As of December 31, 1998 on a pro forma basis after giving effect to the sale of the notes and the application of the net proceeds therefrom, the Company would have had outstanding $41.4 million of Senior Indebtedness and the guarantors would have had outstanding $3.5 million of Senior Indebtedness, excluding their guarantee of $41.4 million of Senior Indebtedness of the Company. The indenture limits, but does not prohibit, the incurrence by the Company of additional Indebtedness which is senior to the notes, but prohibits the incurrence of any Indebtedness contractually subordinated in right of payment to any other Indebtedness of the Company and senior in right of payment to the notes. See "Risk Factors -- Subordination of the Notes and the Guarantees; Unsecured Status of the Notes and the Guarantees."

SUBSIDIARY GUARANTEES

     The Company's payment obligations under the notes are jointly and severally guaranteed by the guarantors. The obligations of each guarantor under its guarantee is unconditional and absolute, irrespective of any invalidity, illegality or unenforceability of any note or the indenture or any extension, compromise, waiver or release in respect of any obligation of the Company or any other guarantor under any note or the indenture, or any modification or amendment of or supplement to the indenture. In order to incur Indebtedness under the "Limitation on Indebtedness" covenant or to comply with any requirements of any other debt instrument, the Company may cause future Restricted Subsidiaries to become guarantors.

     The obligations of any guarantor under its guarantee is subordinated, to the same extent as the obligations of the Company in respect of the notes, to the prior payment in full of all Senior Indebtedness of such guarantor, which will include any guarantee issued by such guarantor of any

Senior Indebtedness; provided that payment blockage periods in respect of the guarantees may only be instituted by a holder of Designated Senior Indebtedness of the Company entitled to the benefit of a guarantee from the applicable guarantor at the same time as instituted in respect of Senior Indebtedness of the Company and for a contemporaneous period. The obligations of each guarantor under its guarantee are limited to the extent necessary to provide that such guarantee does not constitute a fraudulent conveyance under applicable law. Each guarantor that makes a payment or distribution under its guarantee shall be entitled to a contribution from each other guarantor so long as the exercise of such right does not impair the rights of holders of notes under any guarantee. See "Risk Factors -- Holding Company Structure; Guarantees May be Unenforceable due to Fraudulent Conveyance Statutes." A guarantor shall be released and discharged from its obligations under its guarantee under certain limited circumstances. See "-- Consolidation, Merger, Sale of Assets, Etc."

     Notwithstanding the foregoing, but subject to the requirements described under "-- Consolidation, Merger, Sale of Assets, Etc.," any guarantee by a Restricted Subsidiary of the notes shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which transaction is in compliance with the terms of the indenture (including, but not limited to, the covenant described under "-- Limitation on Sale of Assets") and such Restricted Subsidiary is simultaneously unconditionally released from all guarantees, if any, by it of other Indebtedness of the Company or any Restricted Subsidiaries or (ii) (with respect to any guarantees created after the date of the indenture) the release by the holders of the Indebtedness of the Company described above of their security interest or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at a time when (A) no other Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in, or guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness). The Company may, at any time, cause a Subsidiary to become a guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the notes by such Subsidiary on the basis provided in the indenture.

CERTAIN COVENANTS

     The indenture contains, among others, the following covenants:

     LIMITATION ON INDEBTEDNESS. The indenture provides that the Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become liable for or with respect to, contingently or otherwise (in each case, to "incur"), the payment of any Indebtedness (including any Acquired
Indebtedness); provided, however, that (i) the Company or a guarantor may incur Indebtedness (including Acquired Indebtedness) and (ii) a Restricted Subsidiary (which is not a guarantor) may incur Acquired Indebtedness, if, in either case, immediately after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to 2.0:1.0.

     Notwithstanding the foregoing, the Company and, to the extent set forth below, the guarantors and the Restricted Subsidiaries may incur each and all of the following (collectively, "Permitted Indebtedness"):

          (i) Indebtedness of the Company or any guarantor under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $100.0 million or (y) the sum of (A) 85% of the book value of the accounts receivable of the Company and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP and (B) 60% of the book value of the inventory of the Company and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, less any voluntary or mandatory prepayments actually made thereunder (to the extent that the corresponding commitments have been permanently reduced);

          (ii) Indebtedness of the Company pursuant to the notes and Indebtedness of any guarantor pursuant to a guarantee of the notes;

          (iii) Indebtedness of the Company owing to a Restricted Subsidiary; provided that any Indebtedness for borrowed money of the Company owing to a Restricted Subsidiary is subordinated in accordance with provisions set forth in the indenture; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause
     (iii);

          (iv) Indebtedness of a Restricted Subsidiary owing to and held by the Company or another Restricted Subsidiary which is unsecured; provided that
     (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (iv), and (b) any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to the Company or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this clause (iv);

          (v) Indebtedness of the Company or any Restricted Subsidiary under Interest Rate Agreements not entered into for speculative purposes and covering Indebtedness of the Company or such Restricted Subsidiary (which Indebtedness (a) bears interest at fluctuating interest rates and (b) is otherwise permitted to be incurred under this covenant);

          (vi) Indebtedness of the Company or any Restricted Subsidiary under Currency Agreements relating to (a) Indebtedness of the Company or such Restricted Subsidiary and/or (b) obligations to purchase or sell assets or properties, in each case, incurred in the ordinary course of business of the Company; provided, however, that such Currency Agreements do not increase the Indebtedness or other obligations of the Company outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (vii) Indebtedness of the Company or any guarantor represented by Capitalized Lease Obligations or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal movable or immovable property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such guarantor, in an aggregate principal amount pursuant to this clause (vii) not to exceed $20.0 million per year; provided, that the principal amount of any Indebtedness permitted under this clause (vii) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company or such guarantor in good faith, of the acquired or constructed asset or improvement so financed;

          (viii) reimbursement obligations under letters of credit and letters of credit, in each case, to support workers compensation obligations and bankers acceptances and performance bonds, surety bonds and performance guarantees, of the Company or any guarantor, in each case, in the ordinary course of business consistent with past practice;

          (ix) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness outstanding on the Issue Date or incurred under the first paragraph of this covenant or clause (ii) above, including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the amount of any stated or reasonably determined prepayment premium paid in connection with such a refinancing, plus, the amount of expenses of the

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     Company or a Restricted Subsidiary incurred in connection with such refinancing and (A) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is subordinated to the notes at least to the same extent as the Indebtedness being refinanced and
     (B) such new Indebtedness has an Average Life to Stated Maturity equal to or greater than the Average Life to Stated Maturity of the Subordinated Indebtedness being repurchased, redeemed, defeased, retired, acquired or paid; and

          (x) Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (i) through (ix) above, so long as the aggregate principal amount of all such additional Indebtedness shall not exceed $25.0 million outstanding at any one time in the aggregate.

     LIMITATION ON RESTRICTED PAYMENTS. The indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

          (i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions to the extent payable in shares of Qualified Capital Stock of the Company or in options, warrants or other rights to acquire shares of such Qualified Capital Stock); or

          (ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company's Capital Stock or any Capital Stock of any Restricted Subsidiary (other than any such Capital Stock owned by the Company or any Restricted Subsidiary); or

          (iii) make any principal payment on, or purchase, repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than any Subordinated Indebtedness owed to and held by the Company or a Restricted Subsidiary); or

          (iv) declare or pay any dividend or make any distribution or payment on or in respect of any Capital Stock of any Restricted Subsidiary or any payment to the direct or indirect holders (in their capacities as such) of any Capital Stock of any Restricted Subsidiary (other than to the Company or any Restricted Subsidiary and other than to minority stockholders of any Restricted Subsidiary, provided that such dividends, payments or distributions are made on a pro rata basis to the stockholders of such Restricted Subsidiary; or

          (v) make any Investment (other than any Permitted Investment) in any Person any of the foregoing actions described in clauses (i) through (v), other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, in each case, as determined by the board of directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), unless (1) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, no Default shall have occurred and be continuing; (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under "-- Limitation on Indebtedness," and (3) immediately after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments (including any Designation Amounts) declared or made after the Issue Date, does not exceed an amount equal to the sum of, without duplication:

             (A) 50% of the cumulative Consolidated Net Income of the Company during the period (treated as one accounting period) beginning on January 1, 1999 and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

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             (B)  the aggregate Net Cash Proceeds received after the Issue Date by the Company from the issuance or sale (other than to any of the Restricted Subsidiaries) of Qualified Capital Stock of the Company or from the exercise of any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth in clause (ii) or (iii) of the following paragraph and excluding the net cash proceeds from any issuance and sale of Capital Stock or from any such exercises, in each case, financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid); plus

             (C) the aggregate Net Cash Proceeds received after the Issue Date by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Subsidiaries into or for Qualified Capital Stock of the Company plus, whether or not such debt securities or Redeemable Capital Stock were issued prior to or after the Issue Date, the aggregate Net Cash Proceeds from their original issuance, less any principal and sinking fund payments made thereon; plus

             (D) in the case of the disposition or repayment of any Investment (in whole or in part) constituting a Restricted Payment made after the Issue Date (other than an Investment made under clause (vi) of the following paragraph), an amount (to the extent not included in Consolidated Net Income) equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of disposition of such Investment; plus

             (E) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "-- Limitations on Unrestricted Subsidiaries" below, the Fair Market Value of the Capital Stock of such Subsidiary owned by the Company and the Restricted Subsidiaries, provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation.

     Notwithstanding the foregoing, and in the case of clauses (ii) through (v) below, so long as no Default shall have occurred and be continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (vii) being referred to as a "Permitted Payment"):

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of the indenture;

          (ii) the repurchase, redemption, or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issue and sale for cash to any Person (other than to a Restricted Subsidiary) of, shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (B) of the first paragraph of this covenant;

          (iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash to any Person (other than to the Company or any Restricted Subsidiary) of, any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (B) of the first paragraph (a) of this covenant;

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          (iv)  the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) of the Company in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash to any Person (other than to a Restricted Subsidiary) of, new Subordinated Indebtedness of the Company (which may be guaranteed by a guarantor on a basis such that it constitutes Subordinated Indebtedness), provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so repurchased, redeemed, defeased, retired, acquired or paid (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the amount of any stated or reasonably determined prepayment premium paid in connection with such repurchase, redemption, defeasance, retirement, acquisition or payment, plus the amount of expenses of the Company and the Restricted Subsidiaries incurred in connection with such repurchase, redemption, defeasance, retirement, acquisition or payment; (2) has an Average Life to Stated Maturity equal to or greater than the Average Life to Stated Maturity of the Subordinated Indebtedness being repurchased, redeemed, defeased, retired, acquired or paid; and (3) is expressly subordinated in right of payment to the notes at least to the same extent as the Subordinated Indebtedness to be repurchased, redeemed, defeased, retired, acquired or paid;

          (v) the repurchase, redemption or other acquisition, cancellation or retirement for value of any Capital Stock of the Company or similar securities, held by (a) officers, directors or employees or former officers, directors or employees of the Company or any of its Subsidiaries (or their estates or beneficiaries under their estates) pursuant to any management, stock option agreement or stock option plan, not to exceed $2.0 million in any fiscal year of the Company and (b) the repurchase, redemption or other acquisition, cancellation or retirement for value of any Capital Stock of the Company held by former owners of Subsidiaries of the Company, that was, as of the date of acquisition of such stock by such Persons subject to a lock-up agreement or other similar agreement with the Company restricting the resale of such Capital Stock, so long as the aggregate amount utilized under this clause (v) does not exceed $7.0 million during the term of the notes;

          (vi) cash payments in lieu of fractional shares issuable as dividends on preferred securities of the Company, not to exceed $250,000 in any fiscal year of the Company; and

          (vii) Investments (in addition to Permitted Investments) not to exceed $10.0 million at any time outstanding.

     In computing the amount of Restricted Payments previously made for purposes of clause (3) of the first paragraph of this covenant, Restricted Payments under the immediately preceding clause (i) of the immediately preceding paragraph shall be included. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment would in the good faith determination of the Company be permitted under the provisions of the indenture, such Restricted Payment shall be deemed to have been made in compliance with the indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

     LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or of a Restricted Subsidiary (other than the Company or a Restricted Subsidiary) or any officer or director of the Company or any Restricted Subsidiary unless such transaction or series of related transactions is entered into in good faith and in writing and

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          (a)  such transaction is on terms that are no less favorable to the
     Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party, and

          (b) with respect to any transaction or series of related transactions involving aggregate value in excess of $5.0 million, the Company delivers an officers' certificate to the trustee certifying that such transaction or series of related transactions complies with the requirements of this covenant and, with respect to any transaction or series of related transactions involving aggregate value in excess of $10.0 million, either
     (i) such transaction or series of transactions has been approved by a majority of the Board of Directors of the Company, including a majority of the Disinterested Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (ii) the Company delivers to the trustee a written opinion of an Independent Financial Advisor stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view.

     The requirements of this covenant shall not apply to (i) any transaction with an officer, director or employee of the Company entered into in the ordinary course of business (including compensation and employee benefit arrangements with any officer or director of the Company, including under any stock option or stock incentive plans); provided that such transaction has been approved in the manner described in clause (b) above if such transaction would, pursuant to clause (b) above, require such approval, (ii) the payment of reasonable and customary compensation and fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary, (iii) the payment of dividends otherwise in compliance with the covenant "-- Limitation on Restricted Payments," (iv) indemnification agreements for the benefit of officers, directors and employees, (v) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries, so long as no Person (other than a Restricted Subsidiary) which would otherwise be an Affiliate, officer or director of the Company or a Restricted Subsidiary has any direct or indirect interest in any such Restricted Subsidiary, (vi) any transaction with Affiliates in existence on the Issue Date as in effect on the Issue Date, and (vii) leases of property or equipment or other agreements entered into in connection with an Asset Acquisition with Persons that were not Affiliates, officers or directors of the Company or a Restricted Subsidiary immediately prior to such Asset Acquisition.

     LIMITATION ON LIENS. The indenture provides that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, suffer to exist or affirm any Lien of any kind securing any Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) upon any of its property or assets (including any intercompany notes), whether owned on the Issue Date or acquired after the Issue Date, or any proceeds, income or profits therefrom, or assign or convey any right to receive proceeds, income or profits therefrom, unless the notes are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior to, with the same relative priority as the notes shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien, except for Liens

          (A) securing Acquired Indebtedness which were created prior to (and not created in connection with, or in contemplation of) the incurrence of such Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) and which Indebtedness is permitted under the provisions of the covenant described under "-- Limitation on Indebtedness;" or

          (B) securing any Indebtedness incurred in connection with any refinancing, renewal, substitution or replacement of any such Indebtedness described in clause (A), so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing by an amount greater than the amount of any stated or reasonably determined

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     prepayment premium paid in connection with such a refinancing plus the amount of expenses of the Company and the Restricted Subsidiaries incurred in connection with such refinancing;

PROVIDED, HOWEVER, that in the case of clauses (A) and (B) any such Lien only extends to the assets that were subject to such Lien securing such Indebtedness prior to the related acquisition by the Company or the Restricted Subsidiaries.

     LIMITATION ON INCURRENCE OF SENIOR SUBORDINATED INDEBTEDNESS. The indenture provides that the Company will not, and will not permit any guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company or such guarantor, as the case may be, unless such Indebtedness is also pari passu with the notes or the guarantee of such guarantor or subordinate or junior, in right of payment to the notes or such guarantee at least to the same extent as the notes or such guarantee are subordinate or junior in right of payment to Senior Indebtedness or Senior Indebtedness of such guarantor, as the case may be.

     The indenture provides further that the Company will not cause or permit any Restricted Subsidiary, other than the guarantors, directly or indirectly, to secure the payment of any Senior Indebtedness of the Company and the Company will not, and will not permit any Restricted Subsidiary to, pledge any intercompany notes representing obligations of any Restricted Subsidiary (other than the guarantors) to secure the payment of any Senior Indebtedness unless in each case such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a guarantee of payment of the notes by such Restricted Subsidiary, which guarantee shall be on the same terms as the guarantee of the Senior Indebtedness (if a guarantee of Senior Indebtedness is granted by any such Restricted Subsidiary) except that the guarantee of the notes need not be secured and shall be subordinated to the claims against such Restricted Subsidiary in respect of Senior Indebtedness to the same extent as the notes are subordinated to Senior Indebtedness of the Company under the indenture.

     LIMITATION ON SALE OF ASSETS. The indenture provides that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale unless (i)at least 75% of the consideration from such Asset Sale is received in cash or Cash Equivalents and (ii)the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale.

     If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness outstanding as required by the terms thereof, or the Company determines not to apply such Net Cash Proceeds to the permanent repayment of the Senior Indebtedness which is required to be prepaid, or if no such Indebtedness under the Senior Indebtedness is outstanding then, the Company or such Restricted Subsidiary may within 365 days of such Asset Sale, invest the Net Cash Proceeds in capital expenditures, properties and other assets or inventories that (as determined by the board of directors of the Company) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Subsidiaries existing on the Issue Date or in businesses reasonably related thereto.

     To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied, or the Company determines not to so apply such Net Cash Proceeds, within 365 days of such Asset Sale as described in the immediately preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 days after such 365th day or at any earlier time after such Asset Sale, make an offer to purchase (the "Asset Sale Offer") all outstanding notes up to a maximum principal amount (expressed as a multiple of $1,000) of notes equal to such Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the purchase date; PROVIDED, HOWEVER, that the Asset Sale Offer may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in

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excess of $10.0 million, at which time the entire amount of such Unutilized Net
Cash Proceeds, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph. An Asset Sale Offer will be required to be kept open for a period of at least 20 business days.

     With respect to any Asset Sale Offer effected pursuant to this covenant, among the notes, to the extent the aggregate principal amount of notes tendered pursuant to such Asset Sale Offer exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such notes shall be purchased pro rata based on the aggregate principal amount of such notes tendered by each Holder. To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of notes tendered by the Holders of the notes pursuant to such Asset Sale Offer, the Company may retain and utilize any portion of the Unutilized Net Cash Proceeds not applied to repurchase the notes for any purpose consistent with the other terms of the indenture.

     In the event that the Company makes an Asset Sale Offer, the Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other applicable securities laws or regulations and any applicable requirements of any securities exchange on which the notes are listed, and any violation of the provisions of the indenture relating to such Asset Sale Offer occurring as a result of such compliance shall not be deemed a Default.

     LIMITATION ON SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The indenture provides that the Company will not sell and will not cause or permit any Restricted Subsidiary of the Company to issue, sell or transfer any Preferred Stock of any Restricted Subsidiary (other than to the Company or to a Wholly-Owned Restricted Subsidiary) or permit any Person (other than the Company or a Wholly-Owned Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary. In addition, the Company will not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except, subject to compliance with the other covenants herein, (i) to the Company or a Restricted Subsidiary, (ii) directors' qualifying shares, (iii) if, immediately after giving effect to such issuance, sale or other disposition, either (x) neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary or (y) such Restricted Subsidiary would remain a Restricted Subsidiary, and (iv) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made (and shall be deemed to have been made) under the covenant described under "-- Limitation on Restricted Payments" on the date of such issuance, sale or other disposition.

     LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The indenture provides that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective or enter into any agreement with any Person that would cause to become effective, any consensual encumbrance or restriction of any kind, on the ability of any Restricted Subsidiary to (i) pay dividends, in cash or otherwise, or make any other distribution on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, to the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make any Investment in the Company or any other Restricted Subsidiary or (iv) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for:

          (a) any encumbrance or restriction existing under any agreement in effect on the Issue Date;

          (b) any encumbrance or restriction, with respect to a Subsidiary that is not a Restricted Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; provided, however, that such encumbrances

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     and restrictions are not applicable to the Company or any other Restricted
     Subsidiary, or the properties or assets of the Company or any other Restricted Subsidiary;

          (c) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) and (b), or in this clause (c), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced; and

          (d) with respect to (iv) above, any restriction in any customary non-assignment provision in any contract or lease governing any leasehold interest entered into in the ordinary course of business.

     LIMITATIONS ON UNRESTRICTED SUBSIDIARIES. The indenture provides that the Company will not make, and will not permit the Restricted Subsidiaries to make, any Investment in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to the covenant described under "-- Limitation on Restricted Payments." Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant (i) will be treated as a Restricted Payment in calculating the amount of Restricted Payments made by the Company and (ii) may be made in cash or property.

     The Company may designate after the Issue Date any Subsidiary (other than a guarantor) as an "Unrestricted Subsidiary" under the indenture (a
"Designation") only if:

          (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (ii) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to the provision described under the first paragraph of "-- Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the Fair Market Value of the interest of the Company or any Restricted Subsidiary in such Subsidiary on such date calculated in accordance with GAAP; and

          (iii) the Company would be permitted under the indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "-- Limitation on Indebtedness" at the time of such Designation (assuming the effectiveness of such Designation).

     In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under "-- Limitation on Restricted Payments" for all purposes of the indenture in the Designation Amount.

     The Company shall not, and shall not cause or permit any Restricted Subsidiary to, at any time (x) provide credit support for or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Capital Stock of an Unrestricted Subsidiary. No Unrestricted Subsidiary shall at any time guarantee or otherwise provide credit support for any obligation of the Company or any Restricted Subsidiary. All Subsidiaries of Unrestricted Subsidiaries shall automatically be deemed to be Unrestricted Subsidiaries.

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     The Company may revoke any Designation of a Subsidiary as an Unrestricted
Subsidiary (a "Revocation") if:

          (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

          (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the indenture; and

          (iii) any transaction (or series of related transactions) between such Subsidiary and any of its Affiliates that occurred while such Subsidiary was an Unrestricted Subsidiary would be permitted by the covenant described under "-- Limitation on Transactions with Affiliates" above as if such transaction (or series of related transactions) had occurred at the time of such Revocation.

     All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the trustee certifying compliance with the foregoing provisions.

     PROVISION OF FINANCIAL STATEMENTS. The indenture requires that for so long as the notes are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company will, to the extent permitted by Commission practice and applicable law and regulations, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d), or any successor provision thereto, if the Company was so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company was so subject. The Company will also in any event (x) within 15 days of each Required Filing Date, whether or not permitted or required to be filed with the Commission, (i) transmit or cause to be transmitted by mail to all holders of notes, as their names and addresses appear in the security register, without cost to such holders and (ii) file with the trustee, copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, if the Company was subject to either of such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost.

     In addition, for so long as any notes remain outstanding, the Company will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of notes, if not obtainable from the Commission, information of the type that would be filed with the Commission pursuant to the foregoing provisions, upon the request of any such holder.

CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

     The indenture provides that the Company shall not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company shall not permit any of the Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries (taken as a whole), to any Person or Persons, unless at the time and after giving effect thereto

          (i) either (A)(1) if the transaction or transactions is a merger or consolidation involving the Company, the Company shall be the Surviving Person of such merger or consolidation or (2) if

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
     the transaction or transactions is a merger or consolidation involving a Restricted Subsidiary, such Restricted Subsidiary shall be the Surviving Person of such merger or consolidation, or (B)(1) the Surviving Person shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (2)(x) in the case of a transaction involving the Company, the Surviving Person shall expressly assume by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, all the obligations of the Company under the notes and the indenture and the registration rights agreement, and in each case, the indenture, the notes and the registration rights agreement shall remain in full force and effect, or (y) in the case of a transaction involving a Restricted Subsidiary that is a guarantor, the Surviving Person shall expressly assume by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, all the obligations of such Restricted Subsidiary under its guarantee and the indenture and the registration rights agreement, and in each case, such indenture, guarantee and the registration rights agreement shall remain in full force and effect;

          (ii) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

          (iii) the Company, or the Surviving Person, as the case may be, immediately after giving effect to such transaction or series of related transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant described above under "-- Certain Covenants -- Limitation on Indebtedness."

     No guarantor (other than a guarantor whose guarantee is to be released in accordance with the terms of its guarantee and the indenture as provided under "-- Subsidiary Guarantees" above) shall, in any transaction or series of related transactions, consolidate with or merge with or into another Person, whether or not such Person is affiliated with such guarantor and whether or not such guarantor is the Surviving Person, unless

          (i) the Surviving Person (if other than such guarantor) is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia;

          (ii) the Surviving Person (if other than such guarantor) expressly assumes by a supplemental indenture all the obligations of such guarantor under its guarantee and the performance and observance of every covenant of the indenture and the registration rights agreement to be performed or observed by such guarantor; and

          (iii) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, no Default shall have occurred and be continuing.

     In connection with any consolidation, merger, transfer, lease or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements under the indenture. In addition, each guarantor, in the case of a transaction described in the first paragraph hereunder, unless it is the other party to the transaction or unless its guarantee will be released and discharged in accordance with its terms as a result of the transaction, will be required to confirm, by supplemental indenture, that its guarantee will continue to apply to the obligations of the Company or the Surviving Person under the indenture.

     Upon any consolidation or merger of the Company or any guarantor or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company or a guarantor is not the Surviving Person, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture, the

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
notes and the registration rights agreement or such guarantor under the indenture, the guarantee of such guarantor and the registration rights agreement, as the case may be, with the same effect as if such successor corporation had been named as the Company or such guarantor, as the case may be, therein; and thereafter, except in the case of (a) a lease or (b) any sale, assignment, conveyance, transfer, lease or other disposition to a Restricted Subsidiary of the Company or such guarantor, the Company shall be discharged from all obligations and covenants under the indenture, the notes and the registration rights agreement and such guarantor shall be discharged from all obligations and covenants under the indenture, the registration rights agreement and the guarantee of such guarantor, as the case may be.

     The indenture provides that for all purposes of the indenture and the notes (including the provision of this covenant and the covenants described under "-- Certain Covenants -- Limitation on Indebtedness", "-- Certain
Covenants -- Limitation on Restricted Payments" and "-- Certain
Covenants -- Limitation on Liens"), Subsidiaries of any Surviving Person shall, upon such transaction or series of related transactions, become Restricted Subsidiaries unless and until designated as Unrestricted Subsidiaries pursuant to and in accordance with the provisions described under "-- Certain
Covenants -- Limitations on Unrestricted Subsidiaries" and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

EVENTS OF DEFAULT

     The following are "Events of Default" under the indenture:

          (i) default in the payment of the principal of or premium, if any, when due and payable, on any of the notes (at its Stated Maturity, upon optional redemption, acceleration, required purchase, sinking fund, scheduled principal payment or otherwise) (without regard to the subordination provisions contained in the indenture); or

          (ii) default in the payment of an installment of interest on any of the notes, when due and payable, continued for 30 days or more (without regard to the subordination provisions contained in the indenture); or

          (iii) the Company or any guarantor fails to comply with any of its obligations described under "-- Consolidation, Merger, Sale of Assets, Etc.," "-- Change of Control" or "-- Certain Covenants -- Limitation on Sale of Asset Sales;" or

          (iv) the Company or any guarantor fails to perform or observe any other term, covenant or agreement contained in the notes, the guarantees or the indenture (other than a default specified in (i), (ii) or (iii) above) for a period of 30 days after written notice of such failure requiring the Company to remedy the same shall have been given (x) to the Company by the trustee or (y) to the Company and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding; or

          (v) default or defaults under one or more agreements, indentures or instruments under which the Company, any guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $10.0 million individually or in the aggregate and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults results in the acceleration of the maturity of such Indebtedness; or

          (vi) (a) any guarantee ceases to be in full force and effect or is declared null and void or (b) any guarantor denies that it has any further liability under any guarantee, or gives notice to such effect (other than, in each case, by reason of the termination of the indenture or the release of any such guarantee in accordance with "-- Subsidiary Guarantees"), provided, with respect to any guarantor that is not a Material Subsidiary, if an event described under subclause (a) or (b) shall occur such event shall not be an Event of Default unless such event shall have continued

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
     for a period of 30 days after (x) in the case of subclause (a) of this clause (vi), written notice of such condition shall have been given to the Company and the guarantor by the trustee or to the Company, the guarantor and the trustee by the holders of 25% in the aggregate principal amount of the notes then outstanding or (y) in the case of subclause (b) of this clause (vi), the date of such denial or notice by the guarantor; or

          (vii) one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $10.0 million either individually or in the aggregate, not covered by insurance (provided that, to the extent covered by insurance, the insurer has not disclaimed or indicated an intent to disclaim responsibility for the payment thereof) shall have been rendered against the Company, any guarantor or any Restricted Subsidiary or any of their respective properties and shall not have been discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment, order or decree, by reason of a pending appeal or otherwise, shall not be in effect; or

          (viii) certain events of bankruptcy, insolvency or reorganization with respect to the Company, any guarantor or any Material Subsidiary of the Company shall have occurred; or

          (ix) any holder of at least $10.0 million in aggregate principal amount of Indebtedness of the Company, any guarantor or any Restricted Subsidiary shall commence judicial proceedings to foreclose upon assets of the Company, any guarantor or any of its Restricted Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of $10.0 million or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure.

     If an Event of Default (other than as specified in clause (viii) with respect to the Company) shall occur and be continuing, the trustee, by notice to the Company, or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice to the trustee and the Company, may declare the principal of, premium, if any, and accrued interest on all of the outstanding notes due and payable immediately, upon which declaration all such amounts payable in respect of the notes will become and be immediately due and payable; provided that so long as the Credit Facility shall be in force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default under clause (viii) with respect to the Company), any such acceleration shall not be effective until the earlier to occur of (x) five business days following delivery of a notice of such acceleration to the representative under the Credit Facility and (y) the acceleration of any Indebtedness under the Credit Facility. If an Event of Default specified in clause (viii) above with respect to the Company occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the outstanding notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of notes.

     Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the notes because an Event of Default specified in clause (v) shall have occurred and be continuing, such declaration of acceleration will be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or paid (if permitted by the terms thereof) or the requisite holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the trustee by the Company, within 45 days after such acceleration in respect of the notes and no other Event of Default has occurred which has not been cured or waived during such 45-day period.

     After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding notes, by written notice to the Company and the trustee, may rescind such declaration if (a) the Company has paid or deposited with the trustee a sum sufficient to pay (i) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements

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
and advances of the trustee, its agents and counsel, (ii) all overdue interest on all notes, (iii) the principal of and premium, if any, on any notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the notes, and (b) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the notes that has become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture.

     No holder of any of the notes has any right to institute any proceeding with respect to the indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding notes have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee under the notes and the indenture, the trustee has failed to institute such proceeding within 60 days after receipt of such notice and the trustee, within such 60-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding notes. Such limitations do not apply, however, to a suit instituted by a holder of a note for the enforcement of the payment of the principal of, premium, if any, or interest on such note on or after the respective due dates expressed in such note.

     During the existence of an Event of Default, the trustee is required to exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs. Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee under the indenture is not under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless such holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee under the indenture.

     The Company is required to furnish to the trustee annual and quarterly statements as to the performance by the Company and the guarantors of their respective obligations under the indenture and as to any default in such performance. The Company is also required to notify the trustee within five business days of any event which is, or after notice or lapse of time or both would become, an Event of Default.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     The Company may, at its option and at any time, terminate the obligations of the Company and the guarantors with respect to the outstanding notes ("defeasance"). Such defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes, except for (i) the rights of holders of outstanding notes to receive payment in respect of the principal of, premium, if any, and interest on such notes when such payments are due, (ii) the Company's obligations to issue temporary notes, register the transfer or exchange of any notes, replace mutilated, destroyed, lost or stolen notes and maintain an office or agency for payments in respect of the notes, (iii) the rights, powers, trusts, duties and immunities of the trustee, and (iv) the defeasance provisions of the indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company and any guarantor with respect to certain covenants that are set forth in the indenture, some of which are described under "-- Certain Covenants" above, and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the notes ("covenant defeasance"). In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "-- Events of Default" will no longer constitute an Event of Default with respect to the notes.

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     In order to exercise either defeasance or covenant defeasance, (i) the
Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in United States dollars, U.S. Government Obligations (as defined in the indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on the outstanding notes to redemption or at maturity; (ii) the Company shall have delivered to the trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws); (iii) no Default shall have occurred and be continuing on the date of such deposit or insofar as clause (viii) under the first paragraph under "-- Events of Default" is concerned; (iv) such defeasance or covenant defeasance shall not cause the trustee to have a conflicting interest with respect to any securities of the Company or any guarantor; (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any guarantor is a party or by which it is bound; (vi) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; (vii) the Company shall have delivered to the trustee an opinion of independent counsel in the United States to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (viii) the Company shall have delivered to the trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the notes or any guarantee over the other creditors of the Company or any guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any guarantor or others; (ix) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the notes on the date of such deposit; and (x) the Company shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the indenture to either defeasance or covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when (i) either (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the trustee for cancellation or (b) all notes not theretofore delivered to the trustee for cancellation have become due and payable and the Company or any guarantor has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from the Company directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company or any guarantor has paid all other sums payable under the indenture by the Company and the guarantors; and (iii) the Company and each of the guarantors have delivered to the trustee an officers' certificate and an opinion of independent counsel each stating that (a) all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with and (b) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument

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to which the Company, any guarantor or any Subsidiary is a party or by which the
Company, any guarantor or any Subsidiary is bound.

AMENDMENTS AND WAIVERS

     From time to time, the Company and the guarantors, when authorized by resolutions of their boards of directors, and the trustee may, without the consent of the holders of any outstanding notes, amend, waive or supplement the indenture or the notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act, or making any change that does not materially adversely affect the rights of any holder. Other amendments and modifications of the indenture or the notes may be made by the Company, the guarantors and the trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding notes; provided that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby,

          (i) change the maturity of the principal of, or any installment of interest on, any such note or alter the optional redemption or repurchase provisions of any such note or the indenture in a manner adverse to the Holders of the notes;

          (ii) reduce the principal amount of (or the premium of) any such note;

          (iii) reduce the rate of or extend the time for payment of interest on any such note;

          (iv) change the place or currency of payment of principal of (or premium) or interest on any such note;

          (v) modify any provisions of the indenture relating to the waiver of past defaults (other than to add sections of the indenture or the notes subject thereto) or the right of the holders of notes to institute suit for the enforcement of any payment on or with respect to any such note or any guarantee or the modification and amendment provisions of the indenture and the notes (other than to add sections of the indenture or the notes which may not be amended, supplemented or waived without the consent of each Holder therein affected);

          (vi) reduce the percentage of the principal amount of outstanding notes necessary for amendment to or waiver of compliance with any provision of the indenture or the notes or for waiver of any Default in respect thereof;

          (vii) waive a default in the payment of principal of, premium, if any, or interest on, or redemption payment with respect to, the notes (except a rescission of acceleration of the notes by the holders thereof as provided in the indenture and a waiver of the payment default that resulted from such acceleration);

          (viii) modify the ranking or priority of any note or the guarantee of any guarantor in any adverse manner;

          (ix) following the occurrence of a Change of Control or an Asset Sale, modify the provisions of any covenant (or the related definitions) in the indenture requiring the Company to make and consummate a Change of Control Offer with respect to such Change of Control or an Asset Sale Offer with respect to such Asset Sale or modify any of the provisions or definitions with respect thereto in a manner materially adverse to the Holders of notes affected thereby otherwise than in accordance with the indenture; or

          (x) release any guarantor from any of its obligations under its guarantee or the indenture otherwise than in accordance with the indenture.

     The holders of a majority in aggregate principal amount of the outstanding notes, on behalf of all holders of notes, may waive compliance by the Company and the guarantors with certain restrictive provisions of the indenture. Subject to certain rights of the trustee, as provided in the indenture, the holders of a majority in aggregate principal amount of the notes, on behalf of all holders of the notes,

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may waive any past default under the indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the notes), except a default in the payment of principal, premium or interest or a default arising from failure to purchase any notes tendered pursuant to an offer to purchase pursuant thereto, or a default in respect of a provision that under the indenture cannot be modified or amended without the consent of the Holder of each note that is affected.

GOVERNING LAW

     The indenture and the notes and the guarantees are governed by the laws of the State of New York, without regard to the principles of conflicts of law.

CERTAIN DEFINITIONS

     "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person (i) assumed in connection with an Asset Acquisition from such Person or (ii) existing at the time such Person becomes a Restricted Subsidiary of any other Person (other than any Indebtedness incurred in connection with, or in contemplation of, such Asset Acquisition or such Person becoming such a Restricted Subsidiary). Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

     "AFFILIATE" means with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "ASSET ACQUISITION" means (i) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person will become a Restricted Subsidiary or will be merged or consolidated with or into the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of the assets of such Person, or any division or line of business of such Person, or which is otherwise outside of the ordinary course of business.

     "ASSET SALE" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, for purpose of this definition, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Restricted Subsidiary;
(ii) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or (iii) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (a) that is governed by the provisions described under "-- Consolidation, Merger, Sale of Assets, Etc.," (b) that is by the Company to any Restricted Subsidiary, or by any Subsidiary to the Company or any Restricted Subsidiary in accordance with the terms of the indenture, (c) that is obsolete, damaged or used equipment or inventory in the ordinary course of business, (d) that constitutes a sale, lease or other disposition of inventory, accounts receivable or other assets in the ordinary course of business including for purposes of financing, (e) that constitutes a Capitalized Lease Obligation, (f) having a fair market value that does not exceed $500,000 or (g) that is made the subject of an Investment consummated in compliance with "Certain Covenants -- Limitation on Restricted Payments" above.

     "ASSET SALE OFFER" has the meaning set forth under "-- Limitation on Sale of Assets."

     "AVERAGE LIFE TO STATED MATURITY" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing
(i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without

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limitation, any sinking fund requirements) of such Indebtedness multiplied by
(b) the amount of each such principal payment by (ii) the sum of all such principal payments.

     "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants, options or rights exchangeable or exercisable for or convertible into such capital stock, whether now outstanding or issued after the date of the indenture.

     "CAPITALIZED LEASE OBLIGATION" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP consistently applied.

     "CASH EQUIVALENTS" means, at any time, (i) any evidence of Indebtedness with a maturity of not more than one year issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand or time deposits, certificates of deposit or acceptances with a maturity of not more than one year of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250.0 million; (iii) commercial paper with a maturity of not more than one year issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc.; and (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above.

     "CHANGE OF CONTROL" means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company): (i) any "person" or "group" (as such terms are used in Section 13(d) of the Exchange
Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the then outstanding Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such board of directors then in office; (iii) the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary solely to reflect a change in the jurisdiction of incorporation of the Company or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under "-- Certain Covenants -- Limitation on Restricted Payments" (and such amount shall be treated as a Restricted Payment subject to the provisions in the indenture described under "-- Certain Covenants -- Limitation on Restricted Payments"), (B) no "person" or "group" owns immediately after such

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transaction, directly or indirectly, 50% or more of the total outstanding Voting
Stock of the surviving corporation and (C) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the total voting power of the then outstanding
Voting Stock of the surviving or transferee corporation immediately after such transaction; or (iv) any order, judgment or decree shall be entered against the Company decreeing the dissolution or split up of the Company and such order shall remain undischarged or unstayed for a period in excess of sixty days.

     "CHANGE OF CONTROL OFFER" has the meaning set forth under "-- Change of Control."

     "CONSOLIDATED CASH FLOW AVAILABLE FOR FIXED CHARGES" means, for any period, (i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) to the extent reducing Consolidated Net Income, Consolidated Non-cash Charges, (c) to the extent reducing Consolidated Net Income, Consolidated Interest Expense, and (d) to the extent reducing Consolidated Net Income, Consolidated Income Tax Expense less (ii) other non-cash items increasing Consolidated Net Income for such period.

     "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of the Company for the four full fiscal quarters immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which consolidated financial information of the Company is available (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of the Company for such Four Quarter Period. For purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" will be calculated, without duplication, after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness of the Company or any of the Restricted Subsidiaries during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such incurrence occurred on the first day of the Reference Period, (ii) an adjustment to eliminate or include, as applicable, the Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges of the Company directly attributable to assets which are the subject of any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period and (iii) the retirement of Indebtedness during the Reference Period which cannot thereafter be reborrowed occurring as if retired on the first day of the Reference Period. For purposes of this definition, whenever pro forma effect is to be given to an Asset Sale or Asset Acquisition such pro forma calculations shall be determined in accordance with
Article 11 of Regulation S-X under the Securities Act. In calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter will be deemed to accrue at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date shall be deemed to have been in effect during the Reference Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreements, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements. If the Company or any Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above definition will give effect to the incurrence of

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such guaranteed Indebtedness as if the Company or any Restricted Subsidiary had
directly incurred or otherwise assumed such guaranteed Indebtedness.

     "CONSOLIDATED FIXED CHARGES" means, for any period, the sum of, without duplication, the amounts for such period of (i) Consolidated Interest Expense and (ii) the aggregate amount of cash dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Stock.

     "CONSOLIDATED INCOME TAX EXPENSE" means, for any period, the provision for federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, without duplication, the sum of (a) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (i) any amortization of debt discount attributable to such period (other than amortization of debt issuance costs), (ii) the net cost under or otherwise associated with Interest Rate Agreements and Currency Agreements (in each case, including any amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (v) all capitalized interest and all accrued interest, and (b) all but the principal component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period and as determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains or losses (net of all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Company and the Restricted Subsidiaries on a consolidated basis allocable to minority interests of Persons in Restricted Subsidiaries or of the Company and the Restricted Subsidiaries in unconsolidated Persons, except (in the case of unconsolidated Persons) to the extent that cash dividends or distributions are actually received by the Company or a Restricted Subsidiary, (iii) income of the Company and the Restricted Subsidiaries derived from or in respect of Investments in Unrestricted Subsidiaries, except to the extent that cash dividends or distributions are actually received by the Company or a Restricted Subsidiary, (iv) for purposes of "Certain Covenants -- Limitation on Restricted Payments" above, net income (or loss) of any Person combined with the Company or any of the Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (v) any gain or loss realized upon the termination of any employee pension benefit plan, (vi) gains (or losses), net of all fees and expenses relating thereto, in respect of any Asset Sales by the Company or a Restricted Subsidiary, (vii) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, and (viii) any gain, arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of the Company or any Restricted Subsidiary.

     "CONSOLIDATED NON-CASH CHARGES" means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income for such period (other than any non-cash item requiring an accrual or reserve for cash disbursements in any future period), determined on a consolidated basis in accordance with GAAP.

     "COVENANT DEFEASANCE" has the meaning set forth under" -- Defeasance or Covenant Defeasance of indenture."

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     "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or its Restricted Subsidiaries against fluctuations in currency values.

     "CREDIT FACILITY" means the Amended and Restated Credit Agreement dated as of September 3, 1998 among the Company, the lenders named therein and NationsBank, N.A. as administrative agent, as such agreement may be amended, modified, supplemented, extended, restated, replaced (including replacement after the termination of such agreement), restructured, increased, renewed or refinanced from time to time in one or more credit agreements, loan agreements, instruments or similar agreements, as such may be further amended, modified, supplemented, extended, restated, replaced (including replacement after the termination of such agreement), restricted, increased, renewed or refinanced from time to time, in each case in accordance with and as permitted by the indenture and whether or not with the same lenders or agents.

     "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "DEFEASANCE" has the meaning set forth under "-- Defeasance or Covenant Defeasance of Indenture."

     "DESIGNATED SENIOR INDEBTEDNESS" means (a) all Senior Indebtedness, liquidated or contingent, outstanding under the Credit Facility and (b) any other Senior Indebtedness of the Company which, at the time of determination, is in an aggregate principal amount outstanding or committed for of at least $50.0 million and is specifically designated in the instrument governing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

     "DESIGNATION" has the meaning set forth under "-- Certain
Covenants -- Limitations on Unrestricted Subsidiaries."

     "DESIGNATION AMOUNT" has the meaning set forth under "-- Certain Covenants -- Limitations on Unrestricted Subsidiaries."

     "DISINTERESTED DIRECTOR" means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

     "EVENT OF DEFAULT" has the meaning set forth under "-- Events of Default."

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

     "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith evidenced by a board resolution thereof delivered to the trustee.

     "FOUR QUARTER PERIOD" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

     "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

     "GUARANTEE" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee

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shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

     "GUARANTEE" means, when used in reference to the guarantee of any guarantor, the guarantee by any guarantor of the Company's obligations under the indenture and the notes pursuant to a guarantee given in accordance with the indenture.

     "GUARANTOR" means the Subsidiaries listed as guarantors in the indenture and any other Subsidiary which is a guarantor of the notes, including any Person that executes or is required after the date of the indenture to execute a guarantee of the notes as described in "-- Subsidiary Guarantees" and "Certain Covenants -- Limitation on Incurrence of Senior Subordinated Indebtedness," until a successor replaces such party pursuant to the applicable provisions of the indenture and, thereafter, shall mean such successor; provided, that for purposes hereof the term "guarantor" shall not include any Unrestricted Subsidiary unless specifically provided otherwise.

     "INCUR" has the meaning set forth in "-- Certain Covenants -- Limitation on Indebtedness." "Incurrence," "incurred" and "incurring" shall have the meanings correlative to the foregoing.

     "INDEBTEDNESS" means, with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding (a) indemnities in connection with the disposition of assets of businesses not to exceed the purchase price for such assets, (b) customary agreements for purchase price adjustments, hold backs or similar obligations in connection with an Asset Acquisition and (c) any trade payables and other accrued current liabilities incurred or arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, bankers acceptance or other similar credit transaction and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all Capitalized Lease Obligations of such Person, (v) all Indebtedness referred to in clauses (i) through (iv) above of other persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,
(vi) all guarantees of Indebtedness by such Person, (vii) except for purposes of the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments," all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, (viii) all obligations under Interest Rate Agreements and Currency Agreements of such Person, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

     "INDEPENDENT FINANCIAL ADVISOR" means a nationally recognized accounting, appraisal or investment banking firm (i) which does not, and whose directors, officers and employees or Affiliates do not have, a direct or indirect financial interest in the Company and (ii) which, in the judgment of

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the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "INTEREST RATE AGREEMENTS" means one or more of the following agreements which shall be entered into by one or more financial institutions: obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount or any other arrangement involving payments by or to such Person based upon fluctuations in interest rates (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

     "INVESTMENT" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including by means of a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others or otherwise), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. In addition to the foregoing, any Currency Agreement, Interest Rate Agreement, or similar agreement shall constitute an Investment. Notwithstanding the foregoing, the acquisition of assets, businesses or securities to the extent such Acquisition is for consideration consisting of Qualified Capital Stock of the Company shall not be an Investment.

     "ISSUE DATE" means the original issue date of the notes under the indenture.

     "LIEN" means any mortgage or deed of trust, charge, pledge, lien
(statutory or other), privilege, security interest, hypothecation, cessation and transfer, assignment for security, claim, deposit arrangement, or preference or priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), whether real, personal or mixed, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "MATERIAL SUBSIDIARY" means each Restricted Subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act (as such regulation is in effect on the Issue Date).

     "NET CASH PROCEEDS" means (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale (provided that the amount of

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any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve), all as reflected in an officers' certificate delivered to the trustee and (b) with respect to any issuance or sale of Capital Stock that have been converted into or exchanged for Capital Stock as referred to under "-- Certain Covenants -- Limitation on Restricted Payments," the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "PARI PASSU INDEBTEDNESS" means (a) any Indebtedness of the Company which ranks pari passu in right of payment to the notes and (b) with respect to any guarantor, Indebtedness which ranks pari passu in right of payment to the guarantee of such guarantor.

     "PERMITTED INDEBTEDNESS" has the meaning set forth under "-- Certain Covenants -- Limitation on Indebtedness."

     "PERMITTED INVESTMENTS" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) loans and advances to employees made in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding, (d) Interest Rate Agreements and Currency Agreements permitted under clause (vi) or (vii) of the second paragraph under "-- Certain Covenants -- Limitation on Indebtedness;"
(e) Investments represented by accounts receivable created or acquired in the ordinary course of business, (f) loans or advances to vendors in the ordinary course of business in an amount not to exceed $1.0 million at any time, (g) Investments existing on the Issue Date and any renewal or replacement thereof on terms and conditions no less favorable in any respect than that existing on the Issue Date; (h) any Investment to the extent that the consideration therefor is Qualified Capital Stock of the Company; (i) bonds, notes, debentures or other securities received in connection with an Asset Sale permitted under "-- Certain Covenants -- Limitation on Sale of Assets," not to exceed 25% of the total consideration in such Asset Sale; (j) shares of Capital Stock or other securities received in settlement of debts owed to the Company or any of the Restricted Subsidiaries as a result of foreclosure, perfection or enforcement of any Lien or indebtedness or in connection with any good faith settlement of a bankruptcy proceeding; (k) the acceptance of notes payable from employees of the Company or its Subsidiaries in payment for the purchase of Capital Stock by such employees and (l) Investments in the Company, any Restricted Subsidiary or any Person that as a result of such Investment becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary (provided the Company or a Restricted Subsidiary is the survivor) as a result of or in connection with such Investment.

     "PERMITTED JUNIOR SECURITIES" means Capital Stock of the Company or debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to at least the same extent as the notes are subordinated to Senior Indebtedness.

     "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust unincorporated organization or government or any agency or political subdivision thereof.

     "PREFERRED STOCK" means, with respect to any Person, Capital Stock of any class or, classes (however designated) of such Person which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

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
     "PURCHASE MONEY OBLIGATION" means any Indebtedness secured by a Lien on assets related to the business of the Company and its Restricted Subsidiaries and any additions and accessions thereto, which are purchased by the Company or any Restricted Subsidiary at any time after the notes are issued; provided that
(i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company and the Restricted Subsidiaries of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

     "QUALIFIED CAPITAL STOCK" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

     "QUALIFIED EQUITY OFFERINGS" has the meaning set forth under "-- Optional Redemption -- Optional Redemption upon Qualified Equity Offering."

     "REDEEMABLE CAPITAL STOCK" means any class or series of Capital Stock to the extent that, either by its terms, by the terms of any security into which it is convertible or exchangeable, or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the notes or is redeemable at the option of the holder thereof at any time prior to such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such Stated Maturity.

     "REFERENCE PERIOD" has the meaning set forth under the definition of "Consolidated Fixed Charge Coverage Ratio."

     "RESTRICTED PAYMENT" has the meaning set forth under "-- Certain Covenants -- Limitation on Restricted Payments."

     "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a board resolution delivered to the trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under "-- Certain
Covenants -- Limitations on Unrestricted Subsidiaries." Any such designation may be revoked by a board resolution of the Board of Directors of the Company delivered to the trustee, subject to the provisions of such covenant.

     "REVOCATION" has the meaning set forth under "-- Certain
Covenants -- Limitations on Unrestricted Subsidiaries."

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

     "SENIOR INDEBTEDNESS" means, with respect to the Company or any guarantor, as applicable, the principal of, premium, if any, interest on any Indebtedness of the Company or such guarantor, as the case may be, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Indebtedness of the Company or such guarantor, as the case may be. Without limiting the generality of the foregoing, "Senior Indebtedness" will include the principal of, premium, if any, interest (including interest that would accrue but for the filing of a petition initiating any proceeding under any state or federal bankruptcy laws, whether or not such claim is allowable in such

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
proceeding) on all obligations of every nature of the Company or such guarantor, as the case may be, and all indemnity and other payment obligations from time to time owed to the lenders under the Credit Facility, including, without limitation, principal of and interest on, and all indemnities, fees and expenses payable under the Credit Facility. Notwithstanding the foregoing, "Senior Indebtedness" shall not include, to the extent constituting Indebtedness, (i) Indebtedness evidenced by the notes or the guarantors, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company or any guarantor, (iii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company or any guarantees, (iv) Indebtedness which is represented by Redeemable Capital Stock, (v) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities (other than any current liabilities owing under the Credit Facility or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (v)), (vi) Indebtedness of or amounts owed by the Company or any guarantor for compensation to employees or for services rendered to the Company or such guarantor, (vii) any liability for federal, state, local or other taxes owed or owing by the Company or any guarantor, (viii) Indebtedness of the Company or any guarantor to a Subsidiary of the Company, and
(ix) that portion of any Indebtedness which at the time of issuance is issued in violation of the indenture.

     "STATED MATURITY" means, with respect to any note or any installment of interest thereon, the dates specified in such note as the fixed date on which the principal of such note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest is due and payable.

     "SUBORDINATED INDEBTEDNESS" means, with respect to the Company, Indebtedness of the Company which is expressly subordinated in right of payment to the notes or, with respect to any guarantor, Indebtedness of such guarantor which is expressly subordinated in right of payment to the guarantee of such guarantor.

     "SUBSIDIARY" means, with respect to any Person, (a) any corporation of which the outstanding shares of Voting Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of the shares of Voting Capital Stock are at the time, directly or indirectly, owned by such first named Person.

     "SURVIVING PERSON" means, with respect to any Person involved in any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of its properties and assets as an entirety, the Person formed by or surviving such merger or consolidation or the Person to which such sale, assignment, conveyance, transfer or lease is made.

     "TRANSACTION DATE" has the meaning set forth under the definition of "Consolidated Fixed Charge Coverage Ratio."

     "UNRESTRICTED SUBSIDIARY" means each Subsidiary of the Company (other than a guarantor) designated as such pursuant to and in compliance with the covenant described under "Certain Covenants -- Limitations on Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution of the Company delivered to the trustee, subject to the provisions of such covenant.

     "UNUTILIZED NET CASH PROCEEDS" has the meaning set forth under "-- Certain Covenants -- Limitation on Sale of Assets."

     "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

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
     "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company and/or another Wholly-Owned Restricted Subsidiary. For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a Restricted Subsidiary.

                         BOOK-ENTRY; DELIVERY AND FORM

     Notes will initially be represented by one or more permanent global notes in definitive, fully registered book-entry form (the "Global Securities") which will be registered in the name of a nominee of The Depositary Trust Company ("DTC") or its nominee and deposited on behalf of purchasers of the notes represented thereby with a custodian for DTC for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at DTC.

     THE GLOBAL SECURITIES. The Company expects that pursuant to procedures established by DTC (a) upon deposit of the Global Securities, DTC or its custodian will credit on its internal system portions of the Global Securities which shall be comprised of the corresponding respective amount of the Global Securities to the respective accounts of persons who have accounts with such depositary and (b) ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants (as defined below) and the records of Participants (with respect to interests of persons other than Participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the Global Securities will be limited to persons who have accounts with DTC ("Participants") or persons who hold interests through Participants.
Noteholders may hold their interests in a Global Security directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system.

     So long as DTC or its nominee is the registered owner or holder of any of the notes, DTC or such nominee will be considered the sole owner or holder of such notes represented by such Global Securities for all purposes under the indenture and under the notes represented thereby. No beneficial owner of an interest in the Global Securities will be able to transfer such interest except in accordance with the applicable procedures of DTC in addition to those provided for under the indenture.

     Payments of the principal, premium, interest and other amounts on the notes represented by the Global Securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the trustee or any paying agent under the indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company expects that DTC or its nominee, upon receipt of any payment of the principal, premium, interest or other amounts on the notes represented by the Global Securities, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Global Securities as shown on the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in the Global Securities held through such Participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payment will be the responsibility of such Participants. Transfers between Participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds.

     DTC has advised the Company that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Securities are credited and only in respect of the aggregate principal amount of as to which such Participant or Participants has or have given such direction.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Securities among Participants of DTC, DTC is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the trustee or the paying agent will have any responsibility for the performance by DTC or its direct or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

     CERTIFICATED SECURITIES. Interests in the Global Securities will be exchanged for physical delivery of certificates ("Certificated Securities") only if (i) DTC is at any time unwilling or unable to continue as depositary for the Global Securities, or DTC ceases to be a "Clearing Agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days or (ii) an event of default under the indenture has occurred and is continuing with respect to the notes. Upon the occurrence of either of the events described in the preceding sentence, the Company will cause the appropriate Certificated Securities to be delivered, which Certificated Securities will bear the legends referred to under the heading "Notice to Investors."

                              REGISTRATION RIGHTS

     The Company has entered into a registration rights agreement with the initial purchasers pursuant to which the Company and the guarantors have agreed, for the benefit of the holders of the existing notes, at the Company's cost, (i) to cause to be filed with the SEC the registration statement of which this prospectus is a part with respect to the exchange offer of the exchange notes within 60 days after the date of issuance of the existing notes, (ii) to use their reasonable best efforts to have this exchange offer registration statement declared effective under the Securities Act within 120 days after the date of issuance of the existing notes, (iii) to use their reasonable best efforts to have this exchange offer registration statement remain effective until the closing of the exchange offer and (iv) to use their reasonable best efforts to cause this exchange offer to be consummated within 150 days after the date of issuance of the existing notes.

     Under the registration rights agreement, the Company is required to allow participating broker-dealers to use the prospectus contained in the exchange offer registration statement (subject to certain "black out" periods) following the exchange offer, in connection with the resale of exchange notes received in exchange for notes acquired by such participating broker-dealers for their own account as a result of market-making or other trading activities.

     The registration rights agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The summary herein of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is available upon request to the Company. The registration rights agreement is also attached as an exhibit to this registration statement. In addition, the information set forth above concerning certain interpretations of and positions taken by the staff of the SEC is not intended to constitute legal advice, and prospective investors should consult their own advisors with respect to such matters.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for existing notes where such existing notes were acquired as a result of market-making activities or other trading activities. In addition, until
              , 1999 all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter," within the meaning of the Securities Act.

     The Company has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes), other than commissions or concessions of any broker-dealers, and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     This general discussion of certain United States federal income and estate tax consequences applies to you if you acquired existing notes at original issue for cash and you exchange those existing notes for exchange notes in the exchange offer. This discussion only applies to you if you purchased existing notes in the offering for an amount equal to the "issue price" of such notes and hold the exchange notes as a "capital asset," generally, for investment, under Section 1221 of the Code. This summary, however, does not consider state, local or foreign tax laws. In addition, it does not include all of the rules which may affect the United States tax treatment of your investment in the exchange notes. For example, special rules not discussed here may apply to you if you are, including without limitation:

           o a broker-dealer, a dealer in securities or a financial institution;

           o   an insurance company;

           o   a tax-exempt organization;

           o holding the exchange notes through partnerships or other pass-through entities;

           o holding the exchange notes as part of a hedge, straddle or other risk reduction or constructive sale transaction; or

           o   you have a functional currency other than the U.S. dollar.

     This discussion only represents our best attempt to describe certain federal income tax consequences that may apply to you based on current United States federal tax law. This discussion may in the end inaccurately describe the federal income tax consequences which are applicable to you because the law may change, possibly retroactively, and because the Internal Revenue Service or any court may disagree with this discussion.

     This summary may not cover your particular circumstances because it does not consider foreign, state or local tax rules, disregards certain federal tax rules, and does not describe future changes in federal tax rules. Please consult your tax advisor concerning the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdiction, to your particular situation rather than relying on this general description.

UNITED STATES HOLDERS

     If you are a "U.S. Holder," as defined below, this section applies to you. You are a "U.S. Holder" if you hold notes and you are:

           o   a citizen or resident of the United States;

           o a corporation or partnership created or organized in the United States or under the laws of the United States or of any political subdivision;

           o an estate the income of which is subject to United States federal income tax regardless of its source; or

           o a trust, if (i) a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial decisions of the trust, or (ii) the trust was in existence on August 20, 1996 and has properly elected to continue to be treated as a United States person.

ORIGINAL ISSUE DISCOUNT

     The exchange notes will be treated as our indebtedness that is issued with original issue discount ("OID") in an amount equal to the difference between the "stated redemption price at maturity," i.e., the face amount of the exchange notes, and the "issue price." U.S. Holders of exchange notes, including holders that are cash method taxpayers, will be required to report such OID as interest income on a constant yield to maturity basis, referred to as the "Constant Yield Method," which will result in the inclusion of OID in income in advance of the receipt of the corresponding cash payments at maturity.

     Under the Constant Yield Method, the amount of OID allocable to each accrual period of an exchange note will equal the product of the "adjusted issue price" of such note at the beginning of such accrual period and the "yield to maturity" of such note, less any payments of qualified stated interest ("QSI") allocable to such accrual period. The "adjusted issue price" of a note at the beginning of an accrual period will equal the "issue price" of such note, increased by all previous inclusions of OID, and decreased by any previous cash payments other than payments of QSI. The "issue price" of a exchange note generally will be the first price at which a substantial portion of the notes are sold other than to underwriters or persons acting in a similar capacity. Thus, the issue price of the exchange notes will equal the price paid by the initial purchasers. The "yield to maturity" is the discount rate that will cause the present value of all interest and principal payments to be made under the note to equal the issue price of the note.

TAXATION OF STATED INTEREST

     QSI is stated interest, other than any stated interest payable in kind, that is unconditionally payable at least annually at a single fixed rate. Subject to the discussion under "Effect of an Interest Payment Triggering Event" below, all of the stated interest on the exchange notes should qualify as QSI because such interest is unconditionally payable throughout the term of the exchange notes at a single fixed rate.

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
     You generally must pay federal income tax on QSI on the exchange notes:

           o when it accrues, if you use the accrual method of accounting for United States federal income tax purposes; or

           o when you receive it, if you use the cash method of accounting for United States federal income tax purposes.

EFFECT OF AN INTEREST PAYMENT TRIGGERING EVENT

     We believe that it is significantly more likely than not that no Interest Payment Triggering Event will occur. Accordingly, while not entirely free from doubt, the possibility that the stated interest on the exchange notes will increase as the result of an Interest Payment Triggering Event should be disregarded for purposes of determining the yield and maturity of the exchange notes and the qualification of the stated interest as QSI. Moreover, if an Interest Payment Triggering Event was to occur, any increased interest payments should also be considered QSI.

EFFECT OF MANDATORY OFFER TO REPURCHASE

     The exchange notes are subject to a mandatory offer to repurchase to the extent that we sell certain assets or experiences specific kinds of changes in control. Although not free from doubt, based on our current expectations, we believe that the mandatory offer to repurchase should be viewed as an incidental contingency and should not be taken into account in applying the foregoing rules with respect to the exchange notes.

SALE OR OTHER TAXABLE DISPOSITION OF EXCHANGE NOTES

     You must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of an exchange note. The amount of your gain or loss equals the difference between the amount you receive for the exchange note in cash or other property, valued at fair market value, minus the amount attributable to accrued QSI on the exchange note, minus your adjusted tax basis in the exchange note. Your initial tax basis in an exchange note equals the price you paid for the existing note which you exchanged for the exchange note increased by amounts previously includable in income as OID and reduced by any payments other than payments of QSI made on such notes.

     Your gain or loss will generally be a long-term capital gain or loss if your holding period in the exchange note is more than one year. Otherwise, it will be a short-term capital gain or loss. Payments attributable to accrued QSI which you have not yet included in income will be taxed as ordinary interest income.

RECEIPT OF EXCHANGE NOTES

     Because the economic terms of the exchange notes and the existing notes are identical, your exchange of existing notes for exchange notes under the exchange offer will not constitute a taxable exchange of the existing notes. As a result:

           o you will not recognize taxable gain or loss when you receive exchange notes in exchange for existing notes;

           o your holding period in the exchange notes will include your holding period in the existing notes; and

           o your basis in the exchange notes will equal your basis in the existing notes.

BACKUP WITHHOLDING

        You may be subject to a 31% backup withholding tax with respect to payments of interest (including OID), principal and premium on, and any proceeds upon the sale or disposition of, an exchange note. Certain holders, including, among others, corporations and certain tax-exempt organizations, are generally not subject to backup withholding. In addition, the 31% backup

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
withholding tax will not apply to you if you provide your taxpayer identification number ("TIN") in the prescribed manner unless:

           o the IRS notifies us or our agent that the TIN you provided is incorrect;

           o you fail to report interest and dividend payments that you receive on your tax return and the IRS notifies us or our agent that withholding is required; or

           o you fail to certify under penalties of perjury that you are not subject to backup withholding.

     You should consult your tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such an exemption. If the 31% backup withholding tax does apply to you, you may use the amounts withheld as a refund or credit against your United States federal income tax liability as long as you provide certain information to the IRS.

                                 LEGAL MATTERS

     Certain legal matters in connection with the notes being offered hereby will be passed upon for the Company by Andrews & Kurth L.L.P., Houston, Texas.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited the financial statements of Pentacon, Inc., as of September 30, 1998 and 1997 and the year ended September 30, 1998 and the period from inception (March 20, 1997) through September 30, 1997, the consolidated financial statements of Alatec Products, Inc., as of September 30, 1997 and for the year ended December 31, 1995 and the period from January 1, 1997 through September 30, 1997, the financial statements of AXS Solutions, Inc., as of December 31, 1996 and September 30, 1997 and for the years ended December 31, 1995 and 1996 and the period from January 1, 1997 to September 30, 1997, the financial statements of Maumee Industries, Inc., as of December 31, 1996 and September 30, 1997 and for the years ended December 31, 1995 and 1996 and the period from January 1, 1997 to September 30, 1997, the financial statements of Sales Systems, Limited, as of December 31, 1996 and September 30, 1997 and for the year ended December 31, 1996 and the period from January 1, 1997 to September 30, 1997, as set forth in their reports. The Company has included the above described financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

     The Consolidated Financial Statements of Alatec Products, Inc. as of December 31, 1996 and for the year then ended and of ASI Aerospace Group, Inc. as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997 included in this prospectus and registration statement have been audited by McGladrey & Pullen, LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     Grant Thornton LLP, independent certified public accountants, have audited the consolidated financial statements of Texas International Aviation, Inc. as of December 31, 1997 and March 31, 1997, and for the nine months ended December 31, 1997 and the year ended March 31, 1997, as set forth in their report. The Company has included financial statements in the prospectus and elsewhere in the registration statement in reliance on Grant Thornton LLP's report, given on their authority as experts in accounting and auditing.

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
                          INDEX TO FINANCIAL STATEMENTS
                                                                           PAGE
                                                                          ------
PENTACON, INC. AND SUBSIDIARIES (PRO FORMA)

  Unaudited Pro Forma Consolidated Statement of Operations --
     Basis of Presentation ............................................    F-3
  Pro Forma Consolidated Statement of Operations -- Unaudited .........    F-5
  Notes to Unaudited Pro Forma Consolidated Statement of Operations ...    F-6
PENTACON, INC. AND SUBSIDIARIES (UNAUDITED)
  Historical Consolidated Balance Sheets ..............................    F-7
  Historical Consolidated Statements of Operations ....................    F-8
  Pro Forma Consolidated Statements of Operations .....................    F-9
  Historical Consolidated Statements of Cash Flows ....................    F-10
  Notes to Consolidated Financial Statements ..........................    F-11
PENTACON, INC. AND SUBSIDIARIES
  Report of Independent Auditors ......................................    F-16
  Independent Auditor's Report ........................................    F-17
  Consolidated Balance Sheets .........................................    F-18
  Consolidated Statements of Operations ...............................    F-19
  Consolidated Statements of Cash Flows ...............................    F-20
  Consolidated Statements of Stockholders' Equity .....................    F-21
  Notes to Consolidated Financial Statements ..........................    F-22
PENTACON, INC .........................................................
  Report of Independent Auditors ......................................    F-35
  Balance Sheets ......................................................    F-36
  Statements of Operations ............................................    F-37
  Statements of Stockholders' Deficit .................................    F-38
  Statements of Cash Flows ............................................    F-39
  Notes to Financial Statements .......................................    F-40

ALATEC PRODUCTS, INC ..................................................
  Report of Independent Auditors ......................................    F-43
  Independent Auditor's Report ........................................    F-44
  Consolidated Balance Sheets .........................................    F-45
  Consolidated Statements of Income ...................................    F-46
  Consolidated Statements of Stockholders' Equity .....................    F-47
  Consolidated Statements of Cash Flows ...............................    F-48
  Notes to Consolidated Financial Statements ..........................    F-49

AXS SOLUTIONS, INC ....................................................
  Report of Independent Auditors ......................................    F-57
  Balance Sheets ......................................................    F-58
  Statements of Income ................................................    F-59
  Statements of Shareholders'
  Equity ..............................................................    F-60
  Statements of Cash Flows ............................................    F-61
  Notes to Financial Statements .......................................    F-62

MAUMEE INDUSTRIES, INC ................................................
  Report of Independent Auditors ......................................    F-68
  Balance Sheets ......................................................    F-69
  Statements of Operations ............................................    F-70
  Statements of Stockholders'
  Deficit .............................................................    F-71
  Statements of Cash Flows ............................................    F-72
  Notes to Financial Statements .......................................    F-73

                                                                           PAGE
                                                                          ------
SALES SYSTEMS, LIMITED
  Report of Independent Auditors ......................................    F-78
  Balance Sheets ......................................................    F-79
  Statements of Income and Retained Earnings ..........................    F-80
  Statements of Cash Flows ............................................    F-81
  Notes to Financial Statements .......................................    F-82

TEXAS INTERNATIONAL AVIATION, INC .....................................
  Report of Independent Certified Public Accountants ..................    F-86
  Consolidated Balance Sheets .........................................    F-87
  Consolidated Statements of Earnings .................................    F-88
  Consolidated Statement of Stockholders' Equity ......................    F-89
  Consolidated Statements of Cash Flows ...............................    F-90
  Notes to Consolidated Financial
     Statements .......................................................    F-91

ASI AEROSPACE GROUP, INC ..............................................
  Independent Auditor's Report ........................................    F-95
  Consolidated Balance Sheets .........................................    F-96
  Consolidated Statements of Operations ...............................    F-97
  Consolidated Statements of Stockholders' Equity .....................    F-98
  Consolidated Statements of Cash Flows ...............................    F-99
  Notes to Consolidated Financial Statements ..........................    F-101

                        PENTACON, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             BASIS OF PRESENTATION

     Pentacon, Inc. ("Pentacon" or the "Company") was incorporated in March 1997. On March 10, 1998, Pentacon and separate wholly-owned subsidiaries acquired in separate transactions (the "Initial Acquisitions"), simultaneously with the closing of its initial public offering of its common stock, five businesses: Alatec Products, Inc. (Alatec), AXS Solutions, Inc. (AXS), Capitol Bolt & Supply, Inc. (Capitol), Maumee Industries, Inc. (Maumee), and Sales Systems Limited (SSL), collectively referred to as the "Founding Companies."
The consideration for the Initial Acquisitions consisted of a combination of cash and Common Stock. Because (i) the stockholders of the Founding Companies owned a majority of the outstanding shares of common stock following the initial public offering and the Initial Acquisitions, and (ii) the stockholders of Alatec received the greatest number of shares of common stock among the stockholders of the Founding Companies, for financial statement presentation purposes, Alatec has been identified as the accounting acquiror. The Initial Acquisitions have been accounted for using the purchase method of accounting. Therefore, Alatec's historical financial statements as of September 30, 1997 and for all periods prior to March 10, 1998 are presented as the historical financial statements of the registrant. Unless the context otherwise requires, all references herein to the Company include Pentacon and the Initial Acquisitions.

     The Unaudited Pro Forma Consolidated Statement of Operations of the Company and the related notes thereto should be read in conjunction with the Financial Statements of Pentacon, Alatec, AXS, Maumee and SSL and related notes thereto, and management's discussion and analysis of financial condition and results of operations related thereto, all of which are included in this Offering Memorandum and the Company's Registration Statements filed with the United States Securities and Exchange Commission from time to time.

     In May 1998 the Company acquired Pace Products, Inc. ("Pace"), a distributor of fasteners and other small parts which also provides inventory procurement and management services primarily to the telecommunications industry. In June 1998 the Company acquired D-Bolt Company Inc. ("D-Bolt"), a distributor of fasteners and other small parts primarily to the fabrication, construction and mining industries. In July 1998 the Company acquired Texas International Aviation, Inc. ("TIA"), a distributor of fasteners and other small parts which provides inventory procurement and management services primarily to the aerospace industry. In September 1998 the Company acquired ASI Aerospace Group, Inc. ("ASI"), a distributor of fasteners and other small parts which provides inventory procurement and management services primarily to the aerospace industry. The allocations of purchase price to the assets acquired and liabilities assumed has been initially assigned and recorded based on preliminary estimates of fair value and may be revised as additional information concerning the valuation of such assets and liabilities becomes available. These acquisitions and the Initial Acquisitions are collectively referred to as the "Acquisitions."

     The following Unaudited Pro Forma Consolidated Statements of Operations of Pentacon, Inc. and Subsidiaries gives effect to the Acquisitions for the periods prior to the consummation of the Acquisitions.

     The Unaudited Pro Forma Consolidated Statement of Operations for the twelve months ended September 30, 1998 is based upon:

           (i) the audited historical consolidated statement of operations of Pentacon, Inc. for the twelve months ended September 30, 1998;

           (ii) the unaudited historical consolidated statements of operations of AXS, Capitol, Maumee, SSL and Pentacon for the period October 1, 1997 through March 10, 1998 (the date of the Initial Acquisitions);

          (iii) the unaudited consolidated statements of operations of TIA for the period October 1, 1997 through July 16, 1998 (the date of the acquisition);

          (iv) the unaudited consolidated statements of operations of ASI for the period October 1, 1997 through September 4, 1998 (the date of the acquisition); and

           (v) the unaudited statements of operations of Pace and D-Bolt include results of operations from October 1, 1997 through the respective acquisition date.

     The Unaudited Pro Forma Consolidated Statement of Operations has been prepared based upon certain assumptions and includes all adjustments as detailed in the Notes to Unaudited Pro Forma Consolidated Statement of Operations. The pro forma financial data does not purport to represent what the Company's financial position or results of operations would actually have been if the transactions had occurred on those dates or to project the Company's financial position or results of operations for any future period.

                                    PENTACON, INC.
             PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS -- UNAUDITED
                        TWELVE MONTHS ENDED SEPTEMBER 30, 1998
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       OCTOBER 1, 1997 TO MARCH 10, 1998
                                      HISTORICAL      -----------------------------------------------------------------
                                    PENTACON, INC.    PENTACON, INC.       AXS       CAPITAL      MAUMEE         SSL         TIA
                                    --------------    --------------    ---------   ---------    ---------    ---------   ---------
Revenues ........................   $      141,078    $         --      $  13,521   $   5,346    $  20,061    $   7,053   $  23,682
Cost of Sales ...................           91,026              --          9,002       3,652       14,316        4,625      16,955
                                    --------------    --------------    ---------   ---------    ---------    ---------   ---------
    Gross Profit ................           50,052              --          4,519       1,694        5,745        2,428       6,727
Operating Expenses ..............           36,524             4,900        3,149       1,636        3,868        2,204       4,046
Goodwill amortization ...........            1,111              --             53        --           --           --          --
                                    --------------    --------------    ---------   ---------    ---------    ---------   ---------
Operating Income ................           12,417            (4,900)       1,317          58        1,877          224       2,681
Other (income) (expense) ........              (91)             --             33         (25)         (13)        --           (57)
Interest expense ................            2,448              --             53          13          349           46         793
                                    --------------    --------------    ---------   ---------    ---------    ---------   ---------
Income before taxes .............           10,060            (4,900)       1,231          70        1,541          178       1,945
Income taxes ....................            5,373               (95)           1          55          639         --           871
                                    --------------    --------------    ---------   ---------    ---------    ---------   ---------
Net Income ......................   $        4,687    $       (4,805)   $   1,230   $      15    $     902    $     178   $   1,074
                                    ==============    ==============    =========   =========    =========    =========   =========
Diluted net income per share.......................................................................................................
Shares used in computing net income per share (Note 3(H))..........................................................................
                                                          OTHER          MERGER          PRO FORMA       OFFERING             AS
                                             ASI      ACQUISITIONS    ADJUSTMENTS       CONSOLIDATED    ADJUSTMENTS        ADJUSTED
                                          ---------   ------------    -----------       ------------    -----------       ---------
                                                                       (NOTE 2)                           (NOTE 3)
Revenues ..............................   $  63,410   $      9,643    $      --         $    283,794    $      --         $ 283,794
Cost of Sales .........................      43,103          6,134           --              188,813           --           188,813
                                          ---------   ------------    -----------       ------------    -----------       ---------
    Gross Profit ......................      20,307          3,509           --               94,981           --            94,981
Operating Expenses ....................       9,856          2,365         (2,322)(A)         66,226         (6,480)(E)      59,746
Goodwill amortization .................         327           --            1,909 (B)          3,400           --             3,400
                                          ---------   ------------    -----------       ------------    -----------       ---------
Operating Income ......................      10,124          1,144            413             25,355          6,480          31,835
Other (income) (expense) ..............         112             (3)          --                  (44)          --               (44)
Interest expense ......................       1,939             (1)         5,290 (C)         10,930           (463)(F)      10,467
                                          ---------   ------------    -----------       ------------    -----------       ---------
Income before taxes ...................       8,073          1,148         (4,877)            14,469          6,943          21,412
Income taxes ..........................       3,473             79           (413)(D)          9,983            189 (G)      10,172
                                          ---------   ------------    -----------       ------------    -----------       ---------
Net Income ............................   $   4,600   $      1,069    $    (4,464)      $      4,486    $     6,754       $  11,240
                                          =========   ============    ===========       ============    ===========       =========
Diluted net income per share..........................................................................................    $    0.67
                                                                                                                          =========
Shares used in computing net income per share (Note 3(H)).............................................................       16,668
                                                                                                                          =========

      SEE ACCOMPANYING NOTES.

                        PENTACON, INC. AND SUBSIDIARIES
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

     In May 1998 the Company acquired Pace, a distributor of fasteners and other small parts which also provides inventory procurement and management services primarily to the telecommunications industry. In June 1998 the Company acquired D-Bolt, a distributor of fasteners and other small parts primarily to the fabrication, construction and mining industries. In July 1998 the Company acquired TIA, a distributor of fasteners and other small parts which provides inventory procurement and management services primarily to the aerospace industry. In September 1998 the Company acquired ASI, a distributor of fasteners and other small parts which provides inventory procurement and management services primarily to the aerospace industry. The allocations of purchase price to the assets acquired and liabilities assumed has been initially assigned and recorded based on preliminary estimates of fair value and may be revised as additional information concerning the valuation of such assets and liabilities becomes available.

1.  HISTORICAL FINANCIAL STATEMENTS

     The historical financial statements represent the results of operations of Pentacon, the Founding Companies and acquisitions and were derived from their respective financial statements. The Company had a fiscal year-end of September
30. Effective October 28, 1998, the Company changed its fiscal year end from September 30 to December 31. The Founding Companies have been presented for the period commencing with the initial public offering and ending on September 30, 1998. The historical financial statements of TIA, ASI and other acquisitions are presented for the period commencing with their respective acquisition and ending September 30, 1998.

2.  UNAUDITED PRO FORMA CONSOLIDATED MERGER ADJUSTMENTS

     (A) Adjusts salaries, bonuses, benefits, acquisition expenses and lease expense amounts to reflect those established in contractual agreements between the Company and certain owners and key employees of companies acquired in the Acquisitions.

     (B) Records pro forma goodwill amortization using a 40-year estimated life.

     (C) Reflects the increase in interest expense attributed to obligations incurred to complete the acquisitions, reduced by reductions in interest expense.

     (D) Adjusts the provision for federal and state income taxes to the effective tax rate for the Company.

3.  UNAUDITED PRO FORMA CONSOLIDATED OFFERING ADJUSTMENTS

     (E) Reflects the elimination of the non-recurring, non-cash compensation charge of $4.7 million recorded by Pentacon, Inc. during the three months ended December 31, 1997 related to common stock issued to management of the Company. Contemporaneously with the initial public offering, a non-cash, non-recurring charge of approximately $1.8 million was recorded to reflect compensation related to the revaluation of 225,000 of the 450,000 shares of common stock issued to management in November 1997.

     (F) Reflects the decrease in interest expense attributed to obligations retired with proceeds of the initial public offering.

     (G) Adjusts the provision for federal and state income taxes to the effective rate of the Company.

     (H) Includes (i) 2,830,000 shares issued by Pentacon, Inc., prior to the initial public offering (including 535,000 shares issued to management and directors), (ii) 6,720,000 shares issued to the stockholders of the Founding Companies in connection with the Initial Acquisitions,
          (iii) 5,980,000 shares issued in connection with the initial public offering (including the over-allotment), (iv) the effect of the 50,000 warrants outstanding with an assumed exercise price of $6.00 per share using the treasury stock method, (v) 1,134,010 shares issued in connection with the acquisitions of Pace, D-Bolt and TIA and (vi) the dilutive effect of stock options in the twelve months ended September 30, 1998.

                                 PENTACON, INC.
                     HISTORICAL CONSOLIDATED BALANCE SHEETS

                                                             SEPTEMBER 30,   DECEMBER 31,
                                                                 1998           1998
                                                             -------------   ------------
                                                                            (UNAUDITED)
                                                           (IN THOUSANDS, EXCEPT SHARE DATA)
               ASSETS
Cash and cash equivalents ................................   $         835   $        744
Accounts receivable ......................................          40,670         34,610
Inventories ..............................................         112,392        116,390
Deferred income taxes ....................................           4,430          4,216
Other current assets .....................................             923            897
                                                             -------------   ------------
     Total current assets ................................         159,250        156,857
Property and equipment, net of accumulated depreciation ..           7,077          7,404
Goodwill, net of accumulated amortization ................         135,381        134,528
Deferred income taxes ....................................             670            672
Other assets .............................................           2,013          1,892
                                                             -------------   ------------
     Total assets ........................................   $     304,391   $    301,353
                                                             =============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable .........................................   $      30,314   $     33,895
Accrued expenses .........................................           7,281          8,875
Income taxes payable .....................................           1,988          3,384
Current maturities of long-term debt .....................          51,513         31,957
                                                             -------------   ------------
     Total current liabilities ...........................          91,096         78,111
Long-term debt, net of current maturities ................          98,381        106,632
                                                             -------------   ------------
     Total liabilities ...................................         189,477        184,743
Preferred stock, $.01 par value, 10,000,000 shares
  authorized, no shares issued and outstanding ...........            --             --
Common stock, $.01 par value, 51,000,000 shares
  authorized, 16,668,129 shares issued and
  outstanding ............................................             167            167
Additional paid in capital ...............................         100,436        100,501
Retained earnings ........................................          14,311         15,942
                                                             -------------   ------------
     Total stockholders' equity ..........................         114,914        116,610
                                                             -------------   ------------
     Total liabilities and stockholders' equity ..........   $     304,391   $    301,353
                                                             =============   ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                 PENTACON, INC.
                HISTORICAL CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)


                                                          THREE MONTHS ENDED
                                                       ------------------------
                                                              DECEMBER 31,
                                                       ------------------------
                                                          1997           1998
                                                       ---------      ---------
                                                        (IN THOUSANDS, EXCEPT
                                                            PER SHARE DATA)
Revenues .........................................     $  14,502      $  66,720
Cost of sales ....................................         8,555         45,021
                                                       ---------      ---------
     Gross profit ................................         5,947         21,699
Operating expenses ...............................         5,397         14,575
Goodwill amortization ............................            20            853
                                                       ---------      ---------
     Operating income ............................           530          6,271
Other (income) expense, net ......................           (13)            (7)
Interest expense .................................           295          3,102
                                                       ---------      ---------
     Income before taxes .........................           248          3,176
Income taxes .....................................           103          1,545
                                                       ---------      ---------
     Net income ..................................     $     145      $   1,631
                                                       =========      =========
Net income per share:
     Basic .......................................     $    0.05      $    0.10
     Diluted .....................................     $    0.05      $    0.10

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                 PENTACON, INC.
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                            THREE MONTHS ENDED
                                                        -----------------------
                                                              DECEMBER 31,
                                                        -----------------------
                                                           1997         1998
                                                        ---------     ---------
                                                         (IN THOUSANDS, EXCEPT
                                                            PER SHARE DATA)
Revenues ..........................................     $  39,042     $  66,720
Cost of sales .....................................        25,367        45,021
                                                        ---------     ---------
     Gross profit .................................        13,675        21,699
Operating expenses ................................        10,799        14,575
Goodwill amortization .............................           374           853
                                                        ---------     ---------
     Operating income .............................         2,502         6,271
Other (income) expense, net .......................             8            (7)
Interest expense ..................................           246         3,102
                                                        ---------     ---------
     Income before taxes ..........................         2,248         3,176
Income taxes ......................................         1,075         1,590
                                                        ---------     ---------
     Net income ...................................     $   1,173     $   1,586
                                                        ---------     ---------
Net income per share:
     Basic ........................................     $    0.08     $    0.10
     Diluted ......................................     $    0.08     $    0.10

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                 PENTACON, INC.
                HISTORICAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                             THREE MONTHS ENDED
                                                            -------------------
                                                                DECEMBER 31,
                                                            -------------------
                                                              1997       1998
                                                            --------   --------
                                                              (IN THOUSANDS)
Cash Flows From Operating Activities:
     Net income ..........................................  $    145   $  1,631
Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
     Depreciation and amortization .......................        45      1,487
     Deferred income taxes ...............................         1        212
     Loss on disposal of assets ..........................      --            5
     Changes in operating assets and liabilities:
       Accounts receivable ...............................      (715)     6,060
       Inventories .......................................    (1,852)    (3,998)
       Other current assets ..............................      --           26
       Accounts payable and accrued expenses .............     1,730      5,175
       Income taxes payable ..............................      (179)     1,396
       Other assets and liabilities, net .................      --           (4)
                                                            --------   --------
     Net cash provided by (used in) operating activities .      (825)    11,990
Cash Flows From Investing Activities:
     Capital expenditures ................................       (85)      (795)
     Other ...............................................       (71)         1
                                                            --------   --------
       Net cash used in investing activities .............      (156)      (794)
Cash Flows From Financing Activities:
     Principal payments on debt ..........................       (52)   (19,105)
     Borrowings of debt ..................................       300      7,800
     Debt issuance costs .................................      --           18
                                                            --------   --------
       Net cash provided by (used in) financing activities       248    (11,287)
Decrease in cash and cash equivalents ....................      (733)       (91)
Cash and cash equivalents, beginning of period ...........       733        835
                                                            --------   --------
Cash and cash equivalents, end of period .................  $   --     $    744
                                                            ========   ========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                 PENTACON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION

     Pentacon, Inc. ("Pentacon" or the "Company") was incorporated in March 1997. On March 10, 1998, Pentacon and separate wholly-owned subsidiaries acquired in separate transactions, simultaneously with the closing of its initial public offering (the "Offering") of its common stock, five businesses (the "Initial Acquisitions"): Alatec Products, Inc. (Alatec), AXS Solutions, Inc. (AXS), Capitol Bolt & Supply, Inc. (Capitol), Maumee Industries, Inc. (Maumee), and Sales Systems, Limited (SSL), collectively referred to as the "Founding Companies." The consideration for the Initial Acquisitions consisted of a combination of cash and common stock. Because (i) the stockholders of the Founding Companies owned a majority of the outstanding shares of Pentacon common stock following the Offering and the Initial Acquisitions, and (ii) the stockholders of Alatec received the greatest number of shares of Pentacon common stock among the stockholders of the Founding Companies, for financial statement presentation purposes, Alatec has been identified as the accounting acquiror. The acquisitions of the remaining Founding Companies have been accounted for using the purchase method of accounting. Therefore Alatec's historical financial statements for all periods prior to March 10, 1998 are presented as the historical financial statements of the registrant. Unless the context otherwise requires, all references herein to the Company include Pentacon and the Founding Companies. The allocations of the purchase price to the assets acquired and liabilities assumed of the Founding Companies has been initially assigned and recorded based on preliminary estimates of fair value and may be revised as additional information concerning the valuation of such assets and liabilities becomes available.

     In October 1998, the Company changed its year end from September 30 to December 31. This Transition Report on Form 10-Q is filed for the three-month transition period. The accompanying unaudited financial statements are prepared pursuant to the rules and regulations for reporting on Form 10-Q. Accordingly, certain information and footnotes required by generally accepted accounting principles for complete financial statements are not included herein. The Company believes all adjustments necessary for a fair presentation of these statements have been included and are of a normal and recurring nature. The statements should be read in conjunction with the financial statements and related notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

     The pro forma financial information for the three months ended December 31, 1997 and 1998 includes the results of Pentacon combined with the Founding Companies as if the Initial Acquisitions had occurred at the beginning of each respective three-month period. The pro forma financial information includes the effects of (i) the Initial Acquisitions (ii) the Offering (iii) certain reductions in salaries and benefits to the former owners of the Founding Companies to which they agreed prospectively (iv) certain reductions in lease expense paid to the former owners of the Founding Companies to which they agreed prospectively (v) elimination of non-recurring, non-cash compensation charges related to common stock issued to management (vi) amortization of goodwill resulting from the Initial Acquisitions and (vii) advances under the Credit Facility (see Note 4) including decreases in interest expense resulting from the repayment or refinancing of the Founding Companies' debt and (viii) adjustments to the provisions for federal and state income taxes. Acquisitions subsequent to the Offering ("Subsequent Acquisitions") are included in the Historical and Pro Forma Consolidated Statements of Operations only for those periods subsequent to the dates of acquisition. The pro forma financial information may not be comparable to and may not be indicative of the Company's post-acquisition results of operations because the Founding Companies were not under common control or management.

                                 PENTACON, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     There has been no significant change in the accounting policies of the Company during the periods presented. For a description of these policies, refer to Note 1 of the Notes to Consolidated Financial Statements of Pentacon included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

3.  ACQUISITIONS

     During the year ended December 31, 1998, the Company completed four acquisitions in addition to the acquisitions of the Founding Companies. In May 1998, the Company acquired Pace Products, Inc., a distributor of fasteners and other small parts which also provides inventory procurement and management services primarily to the telecommunications industry. In June 1998, the Company acquired D-Bolt Company Inc., a distributor of fasteners and other small parts primarily to the fabrication, construction and mining industries. In July 1998, the Company acquired Texas International Aviation, Inc., a distributor of fasteners and other small parts which provides inventory procurement and management services primarily to the aerospace industry. In September 1998, the Company acquired ASI Aerospace Group, Inc., a distributor of fasteners and other small parts which provides inventory procurement and management services primarily to the aerospace industry. The consideration paid consisted of an aggregate of 1,134,010 shares of Common Stock and approximately $77.0 million in cash. The acquisitions were accounted for using the purchase method of accounting and the results of operations of the acquired companies are included from the date of acquisition. The allocations of purchase price to the assets acquired and liabilities assumed has been initially assigned and recorded based on preliminary estimates of fair value and may be revised as additional information concerning the valuation of such assets and liabilities becomes available.

     If all acquisitions completed during the year ended December 31, 1998, including the Founding Companies, were effective on the first day of the period being reported, the unaudited pro forma revenues, gross margin, operating income and net income would have been:

                                                           THREE MONTHS ENDED
                                                               DECEMBER 31,
                                                         -----------------------
                                                            1997         1998
                                                         ---------     ---------
                                                          (IN THOUSANDS, EXCEPT
                                                               SHARE DATA)
Revenues ...........................................     $  65,345     $  66,720
Gross margin .......................................        21,501        21,699
Operating income ...................................         5,487         6,271
Net income .........................................         1,335         1,586
Net income per share:
     Basic .........................................     $    0.08     $    0.10
     Diluted .......................................     $    0.08     $    0.10

4.  CREDIT FACILITY

     The Company has a credit agreement with a group of banks (the "Credit Facility"). The Credit Facility provides the Company with a revolving line of credit of up to $110 million ($90 million on or after April 15, 1999), which may be used for general corporate purposes, future acquisitions, capital expenditures and working capital and a revolving term loan of $40 million. The Credit Facility is secured by Company stock and assets. Advances under the Credit Facility bear interest at the banks' designated variable rate plus a margin of 100 basis points. At the Company's option, the loans may bear interest based on a designated London interbank offering rate plus a margin of 300 basis points. Commitment fees of 50 basis points per annum are payable on the unused portion of the line of credit. The Credit Facility contains a provision for standby letters of credit up to $5.0 million. The Credit Facility prohibits the payment of dividends by the

                                 PENTACON, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Company, restricts the Company's incurring or assuming other indebtedness and requires the Company to comply with certain financial covenants including a minimum net worth and minimum fixed charge ratio. The Credit Facility will terminate and all amounts outstanding thereunder, if any, will be due and payable December 31, 2001. At December 31, 1998, the Company has approximately $14.6 million available under the Credit Facility.

     The Credit Facility also contains provisions for quarterly reductions in the ratio of the Company's interest-bearing debt to its pro forma trailing earnings before interest, taxes, depreciation and amortization ("EBITDA") for the previous four quarters. Based upon the Company's projections of the ensuing year's pro forma trailing EBITDA, a portion of the borrowings under the Credit Facility has been classified as current liabilities. Management is exploring alternatives to obtain additional capital and/or debt, or refinance all or a portion of its existing debt, in order to remain in compliance with these covenants. Although management believes that it will be able to obtain such additional capital or debt or will be able to refinance its existing debt, there can be no assurances that sufficient funds will be available to the Company at the time it is required or on terms acceptable to the Company. Failure of the Company to obtain such additional capital or debt, or to refinance its existing debt, would have a material and adverse effect on the Company.

5.  CAPITAL STOCK

     On March 10, 1998, the Company completed the Offering, which involved the sale by the Company of 5,980,000 shares of common stock at a price to the public of $10.00 per share, including 780,000 shares pursuant to an over-allotment option granted by the Company to the underwriters in connection with the Offering. The net proceeds to the Company from the Offering (after deducting underwriting discounts, commissions and offering expenses) were approximately $50.8 million. Of this amount, $21.9 million (net of cash acquired) was used to pay the cash portion of the purchase price relating to the Initial Acquisitions with the remainder being used to pay certain indebtedness of the Founding Companies, make capital expenditures and fund working capital requirements.

     On April 20, 1998, the Company's registration statement covering 3,350,000 additional shares of common stock for use in connection with future acquisitions was declared effective.

6.  EARNINGS PER SHARE

     The historical period ended December 31, 1997 represents the results of operations of Alatec under its historical capital and income tax structure. Accordingly, the shares of common stock attributable to Alatec are presented to calculate earnings per share for this period. Pro forma net income per share for the period ended December 31, 1997 is computed based on the weighted average shares of common stock outstanding assuming the Initial Acquisitions and Offering occurred at the beginning of the period. The computation of historical and pro forma net income per share for the three-month period ended December 31, 1998 is based on the weighted average shares of common stock outstanding, which includes shares:

Issued in consideration for Initial Acquisitions ...............       6,720,000
Sold pursuant to the Offering and the over-allotment ...........       5,980,000
Issued to McFarland, Grossman Capital Ventures II, L.C .........       2,295,000
Issued to management and directors .............................         539,119
Issued in connection with Subsequent Acquisitions ..............       1,134,010
                                                                      ----------
                                                                      16,668,129

                                 PENTACON, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Basic and diluted historical net income per share is computed based on the following information:

                                                             THREE MONTHS ENDED
                                                             -------------------
                                                                 DECEMBER 31,
                                                             -------------------
                                                               1997       1998
                                                             --------   --------
                                                                (IN THOUSANDS)
BASIC:
Net income ...............................................   $    145   $  1,631
                                                             ========   ========
Average common shares ....................................      2,969     16,668
                                                             ========   ========
DILUTED:
Net income ...............................................   $    145   $  1,631
                                                             ========   ========
Average common shares ....................................      2,969     16,668
Common share equivalents:
     Warrants ............................................       --         --
     Options .............................................       --         --
                                                             --------   --------
          Total common share equivalents .................       --         --
                                                             --------   --------
Average common shares and common share equivalents .......      2,969     16,668
                                                             ========   ========

     Basic and diluted pro forma net income per share is computed based on the following information:

                                                             THREE MONTHS ENDED
                                                             -------------------
                                                                 DECEMBER 31,
                                                             -------------------
                                                               1997       1998
                                                             --------   --------
                                                                (IN THOUSANDS)
BASIC:
Net income ...............................................   $  1,173   $  1,586
                                                             ========   ========
Average common shares ....................................     15,530     16,668
                                                             ========   ========
DILUTED:
Net income ...............................................   $  1,173   $  1,586
                                                             ========   ========
Average common shares ....................................     15,530     16,668
Common share equivalents:
     Warrants ............................................         20       --
     Options .............................................       --         --
                                                             --------   --------
          Total common share equivalents .................         20       --
                                                             --------   --------
Average common shares and common share equivalents .......     15,550     16,668
                                                             ========   ========

7.  INCOME TAXES

     The provision for income taxes included in the Historical Consolidated Statement of Operations for the three-month period ended December 31, 1998 assumes the application of statutory federal and state income tax rates, the non-deductibility of goodwill amortization and the non-deductibility of compensation related to common stock sold to management. The provision for income taxes included in the Historical Consolidated Statement of Operations for the three-month period ended December 31, 1997 reflects the activity of the accounting acquiror prior to the Initial Acquisitions. The provision for income taxes included in the Pro Forma Consolidated Statements of Operations for the three-month periods ended December 31, 1997 and 1998 assumes the application of statutory federal and state income tax rates and the non-deductibility of goodwill amortization.

                                 PENTACON, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

8.  COMMITMENTS AND CONTINGENCIES

     The Company is involved in various legal proceedings that have arisen in the ordinary course of business. While it is not possible to predict the outcome of such proceedings with certainty, in the opinion of the Company, all such proceedings are either adequately covered by insurance or, if not so covered, should not ultimately result in any liability which would have a material adverse effect on the financial position, liquidity or results of operations of the Company.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders:

     We have audited the accompanying consolidated balance sheets of Pentacon, Inc. as of September 30, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended September 30, 1998 and the nine months ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pentacon, Inc. at September 30, 1998 and 1997, and the consolidated results of its operations and its cash flows for the year ended September 30, 1998 and the nine months ended September 30, 1997 in conformity with generally accepted accounting principles.

                                                               ERNST & YOUNG LLP

Houston, Texas
December 24, 1998

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Alatec Products, Inc.
Chatsworth, California

     We have audited the accompanying consolidated statements of operations, stockholders' equity and cash flows of Alatec Products, Inc., for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Alatec Products, Inc., for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the Pentacon, Inc. financial statements, on March 10, 1998 Alatec Products, Inc. was acquired by Pentacon, Inc. For financial reporting purposes, Alatec Products, Inc. has been identified as the accounting acquiror and, therefore, the 1996 financial statements of Pentacon, Inc. represent the historical financial statements of Alatec Products, Inc.

                                                         McGLADREY & PULLEN, LLP

Pasadena, California
November 21, 1997

                                 PENTACON, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                                     SEPTEMBER 30,
                                                                ----------------------
                                                                   1997         1998
                                                                ---------    ---------
                                                                (IN THOUSANDS, EXCEPT
                                                                      SHARE DATA)
               ASSETS
Cash and cash equivalents ...................................   $     733    $     835
Accounts receivable .........................................       7,892       40,670
Inventories .................................................      22,951      112,392
Deferred income taxes .......................................       1,420        4,430
Other current assets ........................................        --            923
                                                                ---------    ---------
     Total current assets ...................................      32,996      159,250
                                                                ---------    ---------
Property and equipment, net of accumulated depreciation .....       1,578        7,077
Goodwill, net of accumulated amortization ...................        --        135,381
Deferred income taxes .......................................          65          670
Other assets ................................................         272        2,013
                                                                ---------    ---------
     Total assets ...........................................   $  34,911    $ 304,391
                                                                =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable ............................................   $   7,521    $  30,314
Accrued expenses ............................................       1,362        7,281
Income taxes payable ........................................       3,594        1,988
Current maturities of long-term debt ........................         364       51,513
                                                                ---------    ---------
     Total current liabilities ..............................      12,841       91,096

Long-term debt, net of current maturities ...................      13,686       98,381
                                                                ---------    ---------
     Total liabilities ......................................      26,527      189,477
                                                                ---------    ---------
Commitments and contingencies

Preferred stock, $.01 par value, 10,000,000 shares
  authorized, no shares issued and outstanding in 1998 ......        --           --
Common stock, $.01 par value, 2,500,000 shares authorized,
  145,000 shares issued and outstanding in 1997, 51,000,000
  shares authorized, 16,668,129 shares issued and outstanding
  in 1998 and $10 par value .................................       1,450          167
Treasury stock ..............................................      (2,690)        --
Additional paid in capital ..................................        --        100,436
Retained earnings ...........................................       9,624       14,311
                                                                ---------    ---------
     Total stockholders' equity .............................       8,384      114,914
                                                                ---------    ---------
     Total liabilities and stockholders' equity .............   $  34,911    $ 304,391
                                                                =========    =========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                 PENTACON, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                       YEAR ENDED     NINE MONTHS ENDED      YEAR ENDED
                                      DECEMBER 31,      SEPTEMBER 30,       SEPTEMBER 30,
                                          1996              1997                1998
                                      ------------    -----------------    --------------
                                                (IN THOUSANDS, EXCEPT SHARE DATA)
Revenues ..........................   $     44,726    $          42,296    $      141,078
Cost of sales .....................         26,707               25,114            91,026
                                      ------------    -----------------    --------------
     Gross profit .................         18,019               17,182            50,052

Operating expenses ................         12,818               11,664            36,524
Goodwill amortization .............           --                   --               1,111
                                      ------------    -----------------    --------------
     Operating income .............          5,201                5,518            12,417

Other (income) expense, net .......            (56)                 (26)              (91)
Interest expense ..................          1,118                1,015             2,448
                                      ------------    -----------------    --------------
     Income before taxes ..........          4,139                4,529            10,060
Income taxes ......................          1,628                1,860             5,373
                                      ------------    -----------------    --------------
     Net income ...................   $      2,511    $           2,669    $        4,687
                                      ============    =================    ==============
Net income per share:
     Basic ........................   $       0.85    $            0.90    $         0.45
     Diluted ......................   $       0.85    $            0.90    $         0.45

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                 PENTACON, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                         NINE MONTHS
                                                        YEAR ENDED          ENDED         YEAR ENDED
                                                        DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                                                            1996             1997             1998
                                                        ------------    -------------    -------------
                                                                (DOLLAR AMOUNTS IN THOUSANDS)
Cash Flows From Operating Activities:
     Net income .....................................   $      2,511    $       2,669    $       4,687
Adjustments to reconcile net income to net cash
  used in operating activities:(1)
     Depreciation and amortization ..................            180              129            1,798
     Deferred income taxes ..........................           (372)               4             (107)
     Compensation expense related to issuance of
       management shares ............................           --               --              1,800
     Changes in operating assets and liabilities:
       Accounts receivable ..........................            847           (2,588)          (1,826)
       Inventories ..................................         (5,567)          (3,336)         (16,015)
       Other current assets .........................           --               --               (265)
       Accounts payable and accrued expenses ........          2,023            3,176           (8,046)
       Income taxes payable .........................           --               --             (3,420)
       Other assets and liabilities, net ............            (31)            --              2,661
                                                        ------------    -------------    -------------
     Net cash used in operating activities ..........           (409)              54          (18,733)

Cash Flows From Investing Activities:
     Capital expenditures ...........................           (114)            (138)          (3,097)
     Cash paid for acquisitions, net of cash acquired           --               --            (77,031)
     Cash paid for Founding Companies, net of cash
       acquired .....................................           --               --            (21,948)
     Other ..........................................           (209)              14              (52)
                                                        ------------    -------------    -------------
       Net cash used in investing activities ........           (323)            (124)        (102,128)

Cash Flows From Financing Activities:
     Repayments of debt .............................           (192)            (150)         (99,928)
     Proceeds from issuance of debt .................          1,063              700          171,600
     Proceeds from issuance of Common Stock, net
       of offering costs ............................           --               --             50,815
     Debt issuance costs ............................           --               --             (1,524)
     Other ..........................................           --                 (3)            --
                                                        ------------    -------------    -------------
       Net cash provided by financing activities ....            871              547          120,963

Increase in cash and cash equivalents ...............            139              477              102

Cash and cash equivalents, beginning of period ......            117              256              733
                                                        ------------    -------------    -------------
Cash and cash equivalents, end of period ............   $        256    $         733    $         835
                                                        ============    =============    =============

------------

(1) Net of the effects of acquisitions.

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                 PENTACON, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                 COMMON STOCK           TREASURY STOCK      ADDITIONAL                     TOTAL
                                           -----------------------    ------------------     PAID IN      RETAINED     STOCKHOLDERS'
                                               SHARES      AMOUNT     SHARES     AMOUNT      CAPITAL      EARNINGS        EQUITY
                                            -----------    -------    -------    -------    ----------    --------    -------------
Balance, December 31, 1995 ................         100    $     1       --      $  --      $       24    $  5,094    $       5,119
  Net income ..............................        --         --         --         --            --         2,511            2,511
                                            -----------    -------    -------    -------    ----------    --------    -------------
Balance, December, 31, 1996 ...............         100          1       --         --              24       7,605            7,630
  Shares issued and shares repurchased ....          45       --          (51)    (2,690)          776        --             (1,914)
  Stock-split (1,000 to 1) ................     144,855      1,449    (51,239)      --            (800)       (650)              (1)
  Net income ..............................        --         --         --         --            --         2,669            2,669
                                            -----------    -------    -------    -------    ----------    --------    -------------
Balance, September 30, 1997 ...............     145,000      1,450    (51,290)    (2,690)         --         9,624            8,384
  Elimination of Alatec shares ............    (145,000)    (1,450)    51,290      2,690          --          --              1,240
  Issuance of common stock for Alatec
    common stock ..........................   2,969,493         30       --         --          23,726        --             23,756
  Initial public offering .................   5,980,000         60       --         --          50,755        --             50,815
  Issuance of common stock for acquisitions
    of Founding Companies .................   6,580,507         66       --         --          14,293        --             14,359
  Issuance of common stock for acquisitions   1,134,010         11       --         --          11,485        --             11,496
  Issuance of restricted stock grants .....       4,119       --         --         --            --          --               --
  Amortization of deferred compensation ...        --         --         --         --             177        --                177
  Net income ..............................        --         --         --         --            --         4,687            4,687
                                            -----------    -------    -------    -------    ----------    --------    -------------
Balance, September 30, 1998 ...............  16,668,129    $   167       --      $  --      $  100,436    $ 14,311    $     114,914
                                            ===========    =======    =======    =======    ==========    ========    =============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                 PENTACON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION: Pentacon, Inc. ("Pentacon" or the "Company") was incorporated in March 1997. On March 10, 1998, Pentacon and separate wholly-owned subsidiaries acquired in separate transactions (the "Acquisitions"), simultaneously with the closing of its initial public offering (the "Offering") of its common stock (the "Common Stock"), five businesses: Alatec Products, Inc. (Alatec), AXS Solutions, Inc. (AXS), Capitol Bolt & Supply, Inc. (Capitol), Maumee Industries, Inc. (Maumee), and Sales Systems, Limited (SSL), collectively referred to as the "Founding Companies." The consideration for the Acquisitions of the Founding Companies consisted of a combination of cash and Common Stock. Because (i) the stockholders of the Founding Companies owned a majority of the outstanding shares of Common Stock following the Offering and the Acquisitions, and (ii) the stockholders of Alatec received the greatest number of shares of Common Stock among the stockholders of the Founding Companies, for financial statement presentation purposes, Alatec has been identified as the accounting acquiror. The Acquisitions of the remaining Founding Companies have been accounted for using the purchase method of accounting. Alatec's historical financial statements for all periods prior to March 10, 1998 are presented as the historical financial statements of the Company. Unless the context otherwise requires, all references herein to the Company include Pentacon and the Founding Companies. The allocations of the purchase price to the assets acquired and liabilities assumed of the Founding Companies has been initially assigned and recorded based on preliminary estimates of fair value and may be revised as additional information concerning the valuation of such assets and liabilities becomes available.

     Pentacon distributes fasteners and other small parts and provides related inventory management services primarily to customers in the United States.

     PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of Pentacon, Inc. and its majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

     REVENUE RECOGNITION:  Revenues are recognized upon shipment of products.

     CASH EQUIVALENTS: Short-term investments purchased with original maturities of three months or less are considered cash equivalents.

     INVENTORIES: Inventories consist of products held for resale and are stated at the lower of cost, determined using the first-in, first-out method, or market.

     INCOME TAXES: The Company recognizes deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the differences between the financial statements carrying amounts and the tax basis of assets and liabilities using enacted tax rates and laws in effect in the years in which the differences are expected to reverse.

     PROPERTY AND EQUIPMENT: Property and equipment is stated at cost. Depreciation is provided over the estimated useful lives of the related assets using primarily the straight-line method. The amortization expense on assets acquired under capital leases is included with depreciation expense on owned assets.

     GOODWILL: Goodwill is amortized over a period of 40 years. The carrying value of goodwill is reviewed if there are indications that the goodwill may be impaired. If this review indicates that the goodwill will not be recoverable, as determined based on undiscounted cash flows over the remaining amortization periods, the carrying value of the goodwill will be reduced by the estimated shortfall in discounted cash flow.

     USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial

                                 PENTACON, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CONCENTRATION OF CREDIT RISK: The Company performs credit evaluations of its customers and generally does not require collateral. The Company maintains an allowance for doubtful accounts based upon the expected collectibility of all accounts receivable. The allowance for doubtful accounts and related activity were not material at and for the periods ended September 30, 1998 and 1997 and December 31, 1996. One customer accounted for approximately 12% of revenues for the year ended September 30, 1998. Accounts receivable balances related to this customer represented approximately 9% of total accounts receivable at September 30, 1998.

     FAIR VALUE OF FINANCIAL INSTRUMENTS: The carrying amounts of accounts receivable, prepaid expenses and accounts payable approximate fair values due to the short-term maturities of these instruments. The carrying value of the Company's debt facilities and capital lease obligations approximate fair value since the rates on such facilities are variable, based on current market or are at fixed rates currently available to the Company.

     EXPORT SALES: The Company recorded export sales of $8,875,000, $9,434,000, and $18,584,000 in the year ended December 31, 1996, the nine months ended September 30, 1997 and the year ended September 30, 1998, respectively. The Company has export sales through its foreign sales corporation to Europe, the Far East, Canada, South America, Australia and Mexico, of which no country or region is individually significant.

     COMMON STOCK BASED COMPENSATION: The Company follows the intrinsic value method of accounting for stock options and performance-based stock awards as prescribed by Accounting Principles Board Opinion No. 25 (APB 25), ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES.

     RECENTLY ISSUED ACCOUNTING STANDARDS: In June 1997, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 130, REPORTING COMPREHENSIVE INCOME and Statement No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. These statements, which are effective for fiscal years beginning after December 15, 1997, expand and modify disclosures and, accordingly, will have no impact on the Company's net income or financial position.

     In March 1998, the AICPA issued SOP 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE OBTAINED FOR INTERNAL USE. The SOP requires companies to capitalize qualifying computer software costs incurred during the application development stage. The SOP is effective for fiscal years beginning after December 15, 1998 and permits early adoption. The Company adopted the SOP in the quarter ended March 31, 1998. The adoption had no impact on net income as the Company's policy was materially consistent with the requirements of the SOP.

     In April 1998, the AICPA issued SOP 98-5, ACCOUNTING FOR THE COSTS OF START-UP ACTIVITIES. The SOP requires that all costs of start-up activities be expensed as incurred. The SOP is effective for fiscal years beginning after December 15, 1998 and permits early adoption. The Company adopted this standard in the quarter ended September 30, 1998. The adoption had no impact on net income as the Company's policies were consistent with this standard.

     In June 1998, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS No. 133"). SFAS No. 133 requires that all derivatives be recognized as assets and liabilities and measured at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999 and early adoption is permitted. Because of the Company's minimal use of derivatives, management does not anticipate that the adoption of SFAS No. 133 will have a significant effect on net income or the financial position of the Company.

                                 PENTACON, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2.  ACQUISITIONS

     During the year ended September 30, 1998, the Company completed four acquisitions in addition to the acquisitions of the Founding Companies. In May 1998, the Company acquired Pace Products, Inc., a distributor of fasteners and other small parts which also provides inventory procurement and management services primarily to the telecommunications industry. In June 1998, the Company acquired D-Bolt Company Inc., a distributor of fasteners and other small parts primarily to the fabrication, construction and mining industries. In July 1998, the Company acquired Texas International Aviation, Inc., a distributor of fasteners and other small parts which provides inventory procurement and management services primarily to the aerospace industry. In September 1998, the Company acquired ASI Aerospace Group, Inc., a distributor of fasteners and other small parts which provides inventory procurement and management services primarily to the aerospace industry. The consideration paid consisted of an aggregate of 1,134,010 shares of Common Stock and approximately $77.0 million in cash. The acquisitions were accounted for using the purchase method of accounting and the results of operations of the acquired companies are included from the date of acquisition. The allocations of purchase price to the assets acquired and liabilities assumed has been initially assigned and recorded based on preliminary estimates of fair value and may be revised as additional information concerning the valuation of such assets and liabilities becomes available.

     If all acquisitions completed during the year ended September 30, 1998, including the Founding Companies, were effective on the first day of the period being reported, the unaudited pro forma revenues, gross margin, operating income and net income would have been:

                                                              YEAR ENDED
                                                              SEPTEMBER 30,
                                                         -----------------------
                                                            1997         1998
                                                         ---------     ---------
                                                          (IN THOUSANDS, EXCEPT
                                                                SHARE DATA)
Revenues ...........................................     $ 223,673     $ 283,794
Gross margin .......................................        73,021        94,981
Operating income ...................................        20,129        31,835
Net income .........................................         4,450        11,240
Net income per share:
     Basic .........................................     $    0.27     $    0.67
     Diluted .......................................     $    0.27     $    0.67

                                 PENTACON, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT AND GOODWILL

                                         USEFUL        SEPTEMBER 30,
                                        LIVES IN    --------------------
                                          YEARS       1997       1998
                                        ---------   ---------  ---------
                                                      (DOLLAR AMOUNTS
                                                       IN THOUSANDS)
Buildings............................     10-40     $   1,637  $   2,476
Leasehold improvements...............      6-39           208      1,078
Equipment............................       3-8         1,234      4,299
Furniture and fixtures...............       5-7           327      1,198
Construction in progress.............     --           --            402
                                                    ---------  ---------
                                                        3,406      9,453
Less accumulated depreciation and
  Amortization.......................                  (1,828)    (2,376)
                                                    ---------  ---------
                                                    $   1,578  $   7,077
                                                    =========  =========

                                           SEPTEMBER 30,
                                       ---------------------
                                         1997        1998
                                       ---------  ----------
                                          (DOLLAR AMOUNTS
                                           IN THOUSANDS)
Goodwill.............................  $  --      $  136,492
Less accumulated amortization........     --          (1,111)
                                       ---------  ----------
                                       $  --      $  135,381
                                       =========  ==========

4.  CREDIT FACILITY, LONG-TERM DEBT AND LEASES

                                           SEPTEMBER 30,
                                       ---------------------
                                         1997        1998
                                       ---------  ----------
                                        (DOLLAR AMOUNTS IN
                                            THOUSANDS)
Borrowings under Credit Facility:
     Revolving credit loan with
       interest payable quarterly at
       LIBOR + 2 1/8% (7.8% at
       September 30, 1998), maturing
       September 2003................  $  --      $  103,000

     Revolver term loan with interest
       payable quarterly at
       LIBOR + 2 1/8% (7.8% at
       September 30, 1998) and
       principal and interest payable
       quarterly commencing September
       30, 1999, maturing September
       2003..........................     --          40,000

     Line of credit borrowing with
       interest payable monthly at a
       variable rate (8.25% at
       September 30, 1998) maturing
       September 2003................     --           3,300

Notes payable to a bank with interest
  payable at 8.5%....................      9,500      --

Capital leases.......................      1,526       2,792

Other notes payable (See Note 13)....      3,024         802
                                       ---------  ----------
                                          14,050     149,894
Less current maturities..............        364      51,513
                                       ---------  ----------
Long-term debt, net of current
  maturities.........................  $  13,686  $   98,381
                                       =========  ==========

                                 PENTACON, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Effective September 3, 1998, the Company amended its credit agreement with NationsBank of Texas, N.A. (the "Credit Facility"). The Credit Facility provides the Company with a revolving line of credit of up to $175 million, which may be used for general corporate purposes, future acquisitions, capital expenditures and working capital. The Credit Facility is secured by Company stock and assets. Advances under the Credit Facility bear interest at the bank's designated variable rate plus margins ranging from 0 to 50 basis points, depending on the ratio of the Company's interest-bearing debt to its pro forma trailing earnings before interest, taxes, depreciation and amortization ("EBITDA") for the previous four quarters. At the Company's option, the loans may bear interest based on a designated London interbank offering rate plus a margin ranging from 75 to 212.5 basis points, depending on the same ratios. Commitment fees of 20 to 37.5 basis points per annum are payable on the unused portion of the line of credit, based on the same ratio. The Credit Facility contains a provision for standby letters of credit up to $5.0 million. The Credit Facility prohibits the payment of dividends by the Company, restricts the Company's incurring or assuming other indebtedness and requires the Company to comply with certain financial covenants including a minimum net worth and minimum fixed charge ratio. The Credit Facility will terminate and all amounts outstanding thereunder, if any, will be due and payable September 3, 2003. At September 30, 1998, the Company has approximately $5.8 million available under the Credit Facility.

     The Credit Facility also contains provisions for quarterly reductions in the ratio of the Company's interest-bearing debt to its pro forma trailing EBITDA. Based upon the Company's projections of the ensuing year's pro forma trailing EBITDA, a portion of the borrowings under the Credit Facility has been classified as current liabilities.

     In December 1998, the Company reached agreement in substance, subject to execution of appropriate documentation, with the lenders under the Credit Facility to amend certain provisions of the Credit Facility. The amendment would, among other things, adjust the step down reductions in the ratio of the Company's interest-bearing debt to pro forma EBITDA, reduce the line of credit to $150 million and to $130 million on March 1, 1999, increase the amount of subordinated debt permitted under the Credit Facility, shorten the term of the facility to three years, and increase the interest rate on the Company's LIBOR-based borrowings under the Credit Facility from LIBOR plus 212.5 basis points to LIBOR plus 300 basis points.

     As noted above, the Company's Credit Facility anticipates certain reductions in the line of credit made available under the Credit Facility. Management is exploring alternatives to obtain additional capital and/or debt, or refinance all or a portion of its existing debt, in order to remain in compliance with these covenants. Although management believes that it will be able to obtain such additional capital or debt or will be able to refinance its existing debt, there can be no assurances that sufficient funds will be available to the Company at the time it is required or on terms acceptable to the Company. Failure of the Company to obtain such additional capital or debt, or to refinance its existing debt, would have a material and adverse effect on the Company.

     Maturities of long-term debt (excluding capital leases) for the five years subsequent to September 30, 1998 are $51,326,000, $10,171,000, $10,171,000,
$10,122,000, and $65,222,000.

                                 PENTACON, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company leases a portion of its buildings and equipment under noncancelable capital and operating leases. Future minimum lease payments under the capital and operating leases, together with the present value of the net minimum lease payments, as of September 30, 1998 are as follows:

                                        CAPITAL    OPERATING
                                        LEASES      LEASES       TOTAL
                                        -------    ---------    -------
                                         (DOLLAR AMOUNTS IN THOUSANDS)
FISCAL YEAR ENDING:
1999.................................   $   510     $ 2,985     $ 3,495
2000.................................       494       2,652       3,146
2001.................................       490       2,353       2,843
2002.................................       421       1,997       2,418
2003.................................       378       1,582       1,960
Thereafter...........................     2,375       6,365       8,740
                                        -------    ---------    -------
Total minimum lease payments.........     4,668      17,934      22,602

Less amount representing Interest....     1,876
                                        -------

Present value of net minimum Lease
  payments...........................     2,792
Current maturities...................       187
                                        -------
Long-term portion....................   $ 2,605
                                        =======

     Total rental and interest expense under operating and capital leases for the year ended December 31, 1996, the nine months ended September 30, 1997, and the year ended September 30, 1998, was approximately $778,000, $640,000, and $1,775,000, respectively, including amounts to related parties of $359,000, $451,000, and $807,000, respectively. Total minimum lease payments include payments due to stockholders of $2,401,000 for capital leases and $7,082,000 for operating leases.

5.  INCOME TAXES

     The Company will file a consolidated federal income tax return which includes the operations of the Founding Companies for periods subsequent to the Acquisitions. The Founding Companies will file "short period" federal and state income tax returns through the date of the Acquisitions.

     Deferred income taxes as reflected on the historical financial statements as of September 30, 1997 include the activity of the accounting acquiror only. Although deferred income taxes on the September 30, 1998 historical financial statements reflect the activity of the accounting acquiror for the entire year, the remaining Founding Companies are included for all periods subsequent to March 10, 1998, the date of the Acquisitions. Also reflected in deferred income taxes on the September 30, 1998 historical financial statements are the deferred income taxes acquired through various acquisitions during the year ended September 30, 1998 which were unrelated to the original Acquisitions.

     If it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance to reduce the deferred tax assets reported is required based on the weight of evidence. After consideration of all the evidence, both positive and negative, no valuation allowance is necessary to reduce the deferred tax assets at September 30, 1998 as the Company believes it will realize the deferred tax assets principally through future earnings.

                                 PENTACON, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Components of income tax expense are as follows:

                                                         NINE MONTHS
                                         YEAR ENDED         ENDED         YEAR ENDED
                                        DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                                            1996            1997             1998
                                        ------------    -------------    -------------
                                                (DOLLAR AMOUNTS IN THOUSANDS)
Currently paid or payable:
     Federal.........................      $1,611          $ 1,496          $ 3,949
     State...........................         389              360            1,531
                                        ------------    -------------    -------------
                                            2,000            1,856            5,480
Deferred:
     Federal.........................        (357)               3              (77)
     State...........................         (15)               1              (30)
                                        ------------    -------------    -------------
                                             (372)               4             (107)
                                        ------------    -------------    -------------
                                           $1,628          $ 1,860          $ 5,373
                                        ============    =============    =============

     The net deferred tax assets (liabilities) consist of the following:

                                          SEPTEMBER 30,
                                       --------------------
                                         1997       1998
                                       ---------  ---------
                                         (DOLLAR AMOUNTS
                                          IN THOUSANDS)
Deferred tax assets:
     Receivables allowance...........  $      75  $     276
     Inventory allowance.............        632      2,002
     Accrued expenses................        243      1,011
     Uniform cost capitalization.....        583        854
     Property and equipment..........        198        670
     Other...........................     --            608
                                       ---------  ---------
                                           1,731      5,421
                                       ---------  ---------
Deferred tax liabilities, other......       (246)      (321)
                                       ---------  ---------
                                       $   1,485  $   5,100
                                       =========  =========
Net deferred taxes consist of the
  following:
     Current assets..................  $   1,420  $   4,430
     Noncurrent assets...............         65        670
                                       ---------  ---------
                                       $   1,485  $   5,100
                                       =========  =========

                                 PENTACON, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company's effective tax rate varied from the federal statutory tax rate during the year ended December 31, 1996, the nine months ended September 30, 1997 and the year ended September 30, 1998, as follows:

                                                         NINE MONTHS
                                         YEAR ENDED         ENDED         YEAR ENDED
                                        DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                                            1996            1997             1998
                                        ------------    -------------    -------------
Expected income tax rate.............      34.0%            34.0%            34.0%
International export sales partially
  Exempt from federal income taxes
  (FSC benefit)......................       (4.4)            (2.6)            (1.4)
State taxes, net of federal
  benefit............................        7.7              7.2              9.8
Nondeductible compensation...........      --              --                  6.1
Adjustment to reflect IRS Audit
  settlement.........................        6.0              0.2           --
Nondeductible goodwill...............      --              --                  3.8
Other nondeductible expenses.........        2.1              1.0              1.1
Other................................       (6.1)             1.3           --
                                        ------------    -------------    -------------
Effective tax rate...................      39.3%            41.1%            53.4%
                                        ============    =============    =============

6.  COMMON STOCK

     In March 1997, the Company granted stock purchase warrants that entitled certain venture capital investors to purchase 50,000 shares of the Company's common stock at a price of $6.00 per share through March 13, 2002. All of the warrant shares were vested at issuance.

     In May 1997, Alatec's Board of Directors (the "Board") authorized an increase in the authorized shares of common stock from 2,500 shares to 2,500,000 shares. Concurrently, the Board approved a 1,000 for 1 stock-split.

     On March 10, 1998, the Company completed the Offering, which involved the sale by the Company of 5,980,000 shares of Common Stock at a price to the public of $10.00 per share, including 780,000 shares pursuant to an over-allotment option granted by the Company to the underwriters in connection with the Offering. The net proceeds to the Company from the Offering (after deducting underwriting discounts, commissions and offering expenses) were approximately $50.8 million. Of this amount, $23.3 million was used to pay the cash portion of the purchase price relating to the Acquisitions of the Founding Companies with the remainder being used to pay certain indebtedness of the Founding Companies, make capital expenditures and fund working capital requirements.

     On April 20, 1998, the Company's registration statement covering 3,350,000 additional shares of Common Stock for use in connection with future acquisitions was declared effective. During the year ended September 30, 1998, 1,134,010 shares of Common Stock were issued in connection with acquisitions (See Note 2).

                                 PENTACON, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  EARNINGS PER SHARE

     The periods ended prior to October 1, 1997 represent the results of operations of Alatec under its historical capital and income tax structure. Accordingly, the shares of Common Stock attributable to Alatec are presented to calculate earnings per share for these periods. The computation of net income per share for the year ended September 30, 1998 is based on the weighted average shares of Common Stock outstanding as of September 30, 1998, which includes shares:

Issued in consideration for
  acquisition of Founding
  Companies..........................     6,720,000
Sold pursuant to the Offering and the
  over-allotment.....................     5,980,000
Issued to McFarland, Grossman Capital
  Ventures II, L.C...................     2,295,000
Issued to management and directors...       539,119
Issued in connection with
  acquisitions.......................     1,134,010
                                       ------------
                                         16,668,129
                                       ============

     Basic and diluted net income per share is computed based on the following information:

                                                         NINE MONTHS
                                         YEAR ENDED         ENDED         YEAR ENDED
                                        DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                                            1996            1997             1998
                                        ------------    -------------    -------------
                                                    (AMOUNTS IN THOUSANDS)
BASIC:

Net income...........................      $2,511          $ 2,669          $ 4,687
                                        ============    =============    =============
Average Common shares................       2,969            2,969           10,335
                                        ============    =============    =============
DILUTED:

Net income...........................      $2,511          $ 2,669          $ 4,687
                                        ============    =============    =============
Average Common shares................       2,969            2,969           10,335

Common share equivalents:
     Warrants........................      --               --                   12
     Options.........................      --               --                   27
                                        ------------    -------------    -------------
          Total Common share
             equivalents.............          --               --               39
                                        ------------    -------------    -------------

Average Common shares and Common
  share equivalents..................       2,969            2,969           10,374
                                        ============    =============    =============

8.  STOCK OPTION PLAN

     The Board of Directors has adopted, and the stockholders of the Company have approved, the Pentacon, Inc. 1998 Stock Plan (the "1998 Stock Plan"). The aggregate amount of Common Stock with respect to which options or other awards may be granted may not exceed 1,700,000 shares. As of September 30, 1998, the Company had granted options and other awards for a total of 1,109,105 shares under the 1998 Stock Plan.

     The 1998 Stock Plan is administered by the Compensation Committee, which is composed of non-employee directors (the "Committee"). Subject to the terms of the 1998 Stock Plan, the Committee generally determines to whom options will be granted and the terms and conditions of option grants. Options granted under the 1998 Stock Plan may be either non-qualified stock options, or may qualify as incentive stock options ("ISOs"), provided that the aggregate fair market value (determined at the time the

                                 PENTACON, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year under all plans of the company and any parent or subsidiary corporation shall not exceed $100,000. No employee or consultant may receive an option in any year to purchase more than 250,000 shares of Common Stock. The Committee determines the period over which options become exercisable, provided that all options become immediately exercisable upon death of the grantee or upon a change-in-control of the Company.

     The 1998 Stock Plan also provides for automatic option grants to directors who are not otherwise employed by the Company or its subsidiaries. Upon commencement of service, a non-employee director will receive a non-qualified option to purchase 15,000 shares of Common Stock, and continuing non-employee directors annually will receive options to purchase 5,000 shares of Common Stock. Options granted to non-employee directors are immediately exercisable in full and have a term of ten years.

     Upon exercise of a non-qualified option, the optionee generally will recognize ordinary income in the amount of the "option spread"(the difference between the market value of the option shares at the time of exercise and the exercise price), and the Company is generally entitled to a corresponding tax deduction (subject to certain withholding requirements). When an optionee sells shares issued upon the exercise of a non-qualified stock option, the optionee realizes a short-term or long-term gain or loss, depending on the length of the holding period, but the Company is not entitled to any tax deduction in connection with such sale.

     The Company applies APB 25 in accounting for the Plan. Accordingly, no compensation cost has been recognized for its fixed stock option plan. Pro forma information regarding net income and earnings per common share is required by FAS 123 as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing ("Black-Scholes") model with the following weighted average assumptions for 1998: (i) risk-free interest rate of 6.5%, (ii) a dividend yield of 0.0%, (iii) volatility factors of the historical market price of the Company's Common Stock of 49.8% and (iv) a weighted average expected life of 10 years.

     The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                                 PENTACON, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the vesting period of the stock options. Had compensation for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for awards under the Plan consistent with the method of FAS 123, the Company's net income and earnings per common share would have been adjusted to the pro forma amounts indicated below:

                                         NINE MONTHS
                                            ENDED          YEAR ENDED
                                        SEPTEMBER 30,     SEPTEMBER 30,
                                            1997              1998
                                        -------------     -------------
                                          (IN THOUSANDS, EXCEPT SHARE
                                                     DATA)
Net income
     As reported.....................      $ 2,669           $ 4,687
                                        =============     =============
     Pro forma.......................      $ 2,669           $ 3,101
                                        =============     =============
Income per share
     As reported.....................      $  0.90           $  0.45
                                        =============     =============
     Pro forma.......................      $  0.90           $  0.30
                                        =============     =============

     A summary of the status of the Company's fixed stock option plans for officers and employees as of September 30, 1998 and activity during the year is presented below:

                                                        WEIGHTED
                                                         AVERAGE
                                                        EXERCISE
                                          SHARES          PRICE
                                       ------------     ---------
Outstanding at beginning of year.....       --           $ --
Granted..............................     1,117,180        10.24
Canceled.............................        (8,075)       10.00
                                       ------------
                                          1,109,105      $ 10.24
                                       ============
Common shares authorized.............     1,700,000
Outstanding options..................    (1,109,105)
Outstanding stock grants.............        (4,119)
                                       ------------
Options available for grant at end of
  year...............................       586,776
                                       ============

Weighted average fair value of
  options granted during the year....  $       7.15

                    OPTIONS OUTSTANDING
------------------------------------------------------------        OPTIONS EXERCISABLE
                                    WEIGHTED                     --------------------------
                    SHARES          AVERAGE        WEIGHTED         SHARES        WEIGHTED
  RANGE OF       OUTSTANDING       REMAINING        AVERAGE      EXERCISABLE       AVERAGE
  EXERCISE            AT          CONTRACTUAL      EXERCISE           AT          EXERCISE
   PRICES          9/30/98            LIFE           PRICE         9/30/98          PRICE
-------------    ------------     ------------     ---------     ------------     ---------
$9.00-$12.44       1,109,105           9.5          $ 10.24         30,000         $ 10.00

                                 PENTACON, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

9.  SUPPLEMENTAL CASH FLOW INFORMATION

     Supplemental disclosures of cash flow information are as follows:

                                                         NINE MONTHS
                                         YEAR ENDED         ENDED         YEAR ENDED
                                        DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                                            1996            1997             1998
                                        ------------    -------------    -------------
                                                (DOLLAR AMOUNTS IN THOUSANDS)
Interest paid during the period......      $1,029           $ 829          $   1,612
Income taxes paid during the
  period.............................      $  404           $ 930          $  10,817

Details of Founding Companies'
  acquisition:
     Fair value of assets............      $  --              --           $ 139,392
     Liabilities.....................         --              --              62,354
                                        ------------    -------------    -------------
     Total consideration.............         --              --              77,038
     Less stock consideration........         --              --              53,760
     Less cash acquired..............         --              --               1,330
                                        ------------    -------------    -------------
     Net cash paid for Founding
       Companies.....................      $  --              --           $  21,948
                                        ============    =============    =============

Details of acquisitions:
     Fair value of assets............      $  --            $ --           $ 152,708
     Liabilities.....................         --              --              63,692
                                        ------------    -------------    -------------
     Total consideration.............         --              --              89,016
     Less stock consideration........         --              --              11,496
     Less cash acquired..............         --              --                 489
                                        ------------    -------------    -------------
     Net cash paid for
       acquisitions..................      $  --            $ --           $  77,031
                                        ============    =============    =============

10.  EMPLOYEE BENEFIT PLANS

     The Company has a number of defined contribution plans which cover substantially all of the Company's full-time employees. Under certain plans, the Company may make discretionary contributions, match various percentages of participants' contributions or both. The Company contributed $99,000, $80,000 and $411,000 in matching contributions to the plans for the year ended December 31, 1996, the nine months ended September 30, 1997 and the year ended September 30, 1998, respectively. Additionally, the Company made discretionary contributions to certain plans of $300,000 and $10,000 for the nine months that ended September 30, 1997 and the year ended September 30, 1998, respectively.

                                 PENTACON, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

11.  UNAUDITED QUARTERLY OPERATING RESULTS

                                         FIRST     SECOND      THIRD     FOURTH
                                        QUARTER    QUARTER    QUARTER    QUARTER
                                        -------    -------    -------    -------
                                           (IN THOUSANDS, EXCEPT SHARE DATA)
YEAR ENDED SEPTEMBER 30, 1997
     Revenue.........................   $11,458    $12,776    $14,334    $15,186
     Gross profit....................     4,488      5,004      5,536      6,642
     Operating income................     1,007      1,563      1,887      2,068
     Net income......................       476        726        917      1,026
     Basic earnings per share........      0.16       0.24       0.31       0.35
     Diluted earnings per share......      0.16       0.24       0.31       0.35
YEAR ENDED SEPTEMBER 30, 1998
     Revenue.........................   $14,502    $19,856    $46,428    $60,292
     Gross profit....................     5,947      7,469     16,048     20,588
     Operating income................       530        171      4,727      6,989
     Net income (loss)...............       145        (91)     2,121      2,512
     Basic earnings (loss) per
       share.........................      0.05      (0.02)      0.13       0.15
     Diluted earnings (loss) per
       share.........................      0.05      (0.02)      0.13       0.15

12.  COMMITMENTS AND CONTINGENCIES

     The Company is involved in various legal proceedings that have arisen in the ordinary course of business. While it is not possible to predict the outcome of such proceedings with certainty, in the opinion of the Company, all such proceedings are either adequately covered by insurance or, if not so covered, should not ultimately result in any liability which would have a material adverse effect on the financial position, liquidity or results of operations of the Company.

13.  RELATED PARTY TRANSACTIONS

     NOTES PAYABLE: The Company had notes payable to stockholders of $2,687,000 at September 30, 1997. During the year ended December 31, 1996, the nine months ended September 30, 1997, and the year ended September 30, 1998, interest expense of $69,000, $50,000 and $19,000, respectively, was incurred on these notes (See Note 4).

     RELATED PARTY PURCHASES: The Company purchased approximately $1,386,000, $1,100,000 and $1,756,000, in the year ended December 31, 1996, the nine months ended September 30, 1997 and the year ended September 30, 1998, respectively, from a supplier which is 50% owned by a shareholder.

14.  SUBSEQUENT EVENT  (UNAUDITED)

     On March 25, 1999, the Company completed a $100 million 12.25% ten year senior subordinated notes offering. The notes are guaranteed by all of the subsidiaries of the Company. Each of the subsidiaries are wholly-owned by the Company, and the guarantees are full, unconditional, and joint and several. Separate financial statements of the guarantors are not presented because management has determined that they would not be material to investors.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Pentacon, Inc.

     We have audited the accompanying balance sheet of Pentacon, Inc. (the "Company"), as of September 30, 1997 and the related statement of operations, stockholders' deficit, and cash flows for the period from inception (March 20, 1997) through September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pentacon, Inc., as of September 30, 1997, and the results of its operations and cash flows for the period from inception (March 20, 1997) through September 30, 1997, in conformity with generally accepted accounting principles.

                                                         ERNST & YOUNG LLP

Houston, Texas
October 16, 1997

                                 PENTACON, INC.
                                 BALANCE SHEETS

                                           SEPTEMBER 30,    DECEMBER 31,
                                               1997            1997
                                           -------------    -----------
                                                            (UNAUDITED)
                 ASSETS
Current assets:
     Cash and cash equivalents..........     $   1,050      $     5,550
     Prepaid expenses and other current
      assets............................       --                 2,243
                                           -------------    -----------
Total current assets....................         1,050            7,793
Deferred offering costs.................       268,138          939,870
Property and equipment..................         7,210            7,510
                                           -------------    -----------
Total assets............................     $ 276,398      $   955,173
                                           =============    ===========
 LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
     Accrued expenses...................     $ --           $   180,200
     Amounts due to stockholder.........       292,945          892,690
                                           -------------    -----------
          Total current liabilities.....       292,945        1,072,890
Commitments and contingencies
Stockholders' deficit:
     Preferred stock, $0.01 par value,
      10,000,000 shares authorized, -0-
      outstanding.......................       --               --
     Common stock, $0.01 par value,
      51,000,000 shares authorized,
      2,380,000 and 2,830,000
      outstanding at September 30, 1997,
      and December 31, 1997,
      respectively......................        23,800           28,300
     Paid-in capital....................            50        4,680,050
     Accumulated deficit, net of
      subscriptions receivable..........       (40,397)      (4,826,067)
                                           -------------    -----------
Total stockholders' deficit.............       (16,547)        (117,717)
                                           -------------    -----------
Total liabilities and stockholders'
  deficit...............................     $ 276,398      $   955,173
                                           =============    ===========

SEE ACCOMPANYING NOTES.

                                 PENTACON, INC.
                            STATEMENTS OF OPERATIONS

                                          PERIOD FROM
                                           INCEPTION
                                        (MARCH 20, 1997)    THREE MONTHS
                                            THROUGH            ENDED
                                         SEPTEMBER 30,      DECEMBER 31,
                                              1997              1997
                                        ----------------   --------------
                                                            (UNAUDITED)
Net sales............................       $   --         $         --
Selling, general, and administrative
  expenses...........................        (17,597)          (4,785,670)
                                        ----------------   --------------
Loss before income taxes.............        (17,597)          (4,785,670)
Income tax expense...................           --                   --
                                        ----------------   --------------
       Net loss......................       $(17,597)      $   (4,785,670)
                                        ================   ==============

SEE ACCOMPANYING NOTES.

                                 PENTACON, INC.
                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                            COMMON STOCK                         ADDITIONAL                       TOTAL
                                       ----------------------   SUBSCRIPTIONS     PAID-IN      ACCUMULATED    STOCKHOLDERS
                                         SHARES      AMOUNT      RECEIVABLE       CAPITAL        DEFICIT         DEFICIT
                                       -----------  ---------   -------------   ------------   -----------    -------------
Initial capitalization...............    2,380,000  $  23,800     $ (22,800)    $    --        $   --          $      1,000
Issuance of warrants.................      --          --           --                    50       --                    50
Net loss.............................      --          --           --               --            (17,597)         (17,597)
                                       -----------  ---------   -------------   ------------   -----------    -------------
Balance at September 30, 1997........    2,380,000     23,800       (22,800)              50       (17,597)         (16,547)
Sale of common stock to officers
  (unaudited)........................      450,000      4,500       --             4,680,000       --             4,684,500
Net loss (unaudited).................      --          --           --               --         (4,785,670)      (4,785,670)
                                       -----------  ---------   -------------   ------------   -----------    -------------
Balance at December 31, 1997
  (unaudited)........................    2,830,000  $  28,300     $ (22,800)    $  4,680,050   $(4,803,267)    $    117,717
                                       ===========  =========   =============   ============   ===========    =============

SEE ACCOMPANYING NOTES.

                                 PENTACON, INC.
                            STATEMENTS OF CASH FLOWS

                                             PERIOD FROM
                                              INCEPTION
                                           (MARCH 20, 1997)    THREE MONTHS
                                               THROUGH            ENDED
                                            SEPTEMBER 30,      DECEMBER 31,
                                                 1997              1997
                                           ----------------   --------------
                                                               (UNAUDITED)
OPERATING ACTIVITIES
     Net loss...........................      $  (17,597)     $   (4,785,670)
     Adjustments to reconcile net loss
       to net cash provided by operating
       activities:
          Depreciation and
             amortization...............        --                       395
          Deferred offering costs.......        (268,138)           (671,732)
          Stock compensation............        --                 4,680,000
          Prepaid expenses and other
             current assets.............        --                    (2,243)
          Amounts due to stockholder....         292,945             599,745
          Accrued expenses..............        --                   180,200
                                           ----------------   --------------
     Net cash provided by operating
       activities.......................           7,210                 695

INVESTING ACTIVITIES
     Capital expenditures...............          (7,210)               (695)
                                           ----------------   --------------
     Net cash used in investing
       activities.......................          (7,210)               (695)

FINANCING ACTIVITIES
     Proceeds from sale of common stock
       and warrants.....................           1,050               4,500
                                           ----------------   --------------
     Net cash provided by financing
       activities.......................           1,050               4,500
                                           ----------------   --------------
     Net increase in cash...............           1,050               4,500
     Cash and cash equivalents at
       beginning of period..............        --                     1,050
                                           ----------------   --------------
     Cash and cash equivalents at end of
       period...........................      $    1,050      $        5,550
                                           ================   ==============

SEE ACCOMPANYING NOTES.

                                 PENTACON, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997

1.  BUSINESS AND ORGANIZATION

     Pentacon, Inc., a Delaware corporation ("Pentacon" or the "Company"), was organized on March 20, 1997 to (i) become a leading domestic and international value-added distributor of fasteners and other small parts to original equipment manufacturers ("OEMs"), (ii) provide related inventory management services to OEMs and others, and (iii) pursue the consolidation of the highly-fragmented fastener distribution industry. Pentacon intends to acquire five businesses (the "Acquisitions") and contemporaneously complete an initial public offering (the "Offering") of its common stock.

     Pentacon has not conducted any operations, and all activities to date have related to the Offering and the Acquisitions. Initial capitalization of the Company by McFarland, Grossman Capital Ventures II, L.C. ("MGCV"), was $1,000. All expenditures to date have been funded by MGCV, on behalf of the Company. As of September 30, 1997, costs of approximately $268,138 have been paid by MGCV on behalf of the Company in connection with the Offering. Pentacon has treated these costs as deferred offering costs. Pentacon is dependent upon the Offering to execute the pending Acquisitions and to repay MGCV. The Company has agreed to pay Donald Luke, a manager of MGCV, a success fee of $100,000 upon consummation of the Offering. There is no assurance that the pending Acquisitions discussed below will be completed or that Pentacon will be able to generate future operating revenues.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ from those estimates.

  INCOME TAXES

     The Company has incurred a net operating loss since inception of which a 100% valuation allowance has been established for financial reporting purposes. Accordingly no deferred tax asset has been recorded.

  UNAUDITED INTERIM INFORMATION

     The financial information for the three months ended December 31, 1997 has not been audited by independent accountants. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the unaudited interim financial information. In the opinion of management of the Company, the unaudited interim financial information includes all adjustments, consisting only of normal recurring adjusments, necessary for a fair presentation. Results of operations for the interim periods are not necessarily indicative of the results of operations for the respective full years.

2.  STOCKHOLDERS' EQUITY

  COMMON STOCK

     Pentacon has entered into agreements whereby the total shares and warrants to purchase shares of common stock of Pentacon held by MGCV, certain consultants to MGCV, and management of the Company, will represent approximately 30% of the total shares outstanding immediately before completion of the Offering. Of these shares, certain members of management will hold 4.7% of the total shares outstanding immediately before completion of the Offering and MGCV will hold the remaining shares. Based on these agreements and the estimated total shares to be outstanding upon completion of the Offering, the shares presented herein have been restated to effect a 2,380-for-one stock split and an increase in authorized shares of common stock to 50,000,000 voting shares and 1,000,000 non-voting shares.

     In connection with the organization and initial capitalization of Pentacon, the Company issued 2,380,000 shares of common stock to MGCV. In November 1997, management of the Company acquired

                                 PENTACON, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

450,000 shares of common stock for $0.01 per share. As a result of the issuance of the 450,000 shares, the Company will record a nonrecurring, non-cash compensation charge in November 1997 of approximately $4.7 million, based on an estimated Offering price to the public net of a 20% marketability discount.

  RESTRICTED COMMON STOCK

     In December 1997, MGCV exchanged 667,000 shares of Common Stock for an equal number of shares of restricted voting common stock ("Restricted Common Stock"). The holder of Restricted Common Stock is entitled to elect one member of the Company's Board of Directors and to 0.25 of one vote for each share held on all other matters on which such holder is entitled to vote.

     Each share of Restricted Common Stock will automatically convert into Common Stock on a share-for-share basis (a) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a disposition which is a distribution by a holder to its partners or beneficial owners or a transfer to a related party of such holder (as defined)), (b) in the event any person acquires beneficial ownership of 30% or more of the outstanding shares of Common Stock of the Company, or (c) in the event any person acquires 30% or more of the total number of outstanding shares of Common Stock.

     After January 1, 2003, the Corporation may elect to convert any outstanding shares of Restricted Common Stock into shares of Common Stock.

  WARRANTS

     At the date of the Company's organization, warrants were issued for 50,000 shares of common stock with an exercise price equal to the lesser of $8 per share or 60% of the initial public offering price. These warrants were issued to legal and investment advisors for a total of $50. As the Company was subject to significant uncertainties, the value of the warrants and their underlying shares was de minimus at that date and no value beyond the consideration received has been assigned to them. The warrants may be exercised up to four years after the consummation of the Offering.

  STOCK PLAN

     The board of directors of the Company has adopted the Pentacon, Inc. 1998 Stock Plan (the "Plan"). The Company anticipates that upon or shortly after the consummation of its Offering, it will have granted options to purchase up to approximately 1.0 million shares of common stock. Subsequent to September 30, 1997, the Company has granted certain members of management options for 420,000 shares of common stock and intends to grant additional options for 600,000 shares of common stock with the exercise prices to be equal to the Offering price. It is not expected that existing management team will be granted additional options under the 1998 Stock Option Plan and, in any event, such persons should not be issued additional options under the 1998 Stock Option Plan for several years following the Offering. It is expected that substantially all of the additional options available to be granted during this time period will be awarded to various employees of the Founding Companies. The Company will account for options issued to employees and nonemployee directors under the Plan in accordance with APB Opinion No. 25 and, accordingly, no compensation cost will be recognized to the extent that shares are issued at the fair market value as of the date of grant. The Company will provide the pro forma disclosure of net earnings per share in the notes to the financial statements as if the fair value-based method of accounting has been applied to awards as required by Statement of Financial Standard No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION.

3.  NEW ACCOUNTING PRONOUNCEMENT

     In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, EARNINGS PER SHARE. For the Company, SFAS No. 128 will be effective for the first quarter ended December 31, 1997. SFAS No. 128 simplifies the standards required under current accounting rules for computing earnings per share and replaces the presentation of primary earnings per share and fully diluted earnings per share with a

                                 PENTACON, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS"). Basic EPS excludes dilution and is determined by dividing income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. Diluted EPS is computed similarly to fully diluted earnings per share under current accounting rules. The implementation of SFAS No. 128 is not expected to have a material effect on the Company's earnings per share as determined under current accounting rules.

4. EVENT SUBSEQUENT TO THE DATE OF AUDITOR'S REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     Wholly-owned subsidiaries of Pentacon, Inc. have signed definitive agreements to acquire by merger or share exchange five companies ("Founding Companies") to be effective contemporaneously with the Offering. The companies to be acquired are Alatec Products, Inc., AXS Solutions, Inc., Capitol Bolt & Supply, Inc., Maumee Industries, Inc., and Sales Systems, Limited. The aggregate consideration that will be paid by Pentacon to acquire the Founding Companies is approximately $28.7 million in cash and 6,720,000 shares of Common Stock.

     In December 1997, the Company filed a registration statement on Form S-1 for the sale of its common stock.

     The Company has received a commitment from a bank for a credit facility of $50 million. The bank has also committed to use its best efforts to form a syndicate for an additional $25 million credit facility. The Company intends to use such facilities for working capital, payoff of indebtedness of the Founding Companies, and acquisitions. The credit facilities will be subject to customary drawing conditions and the completion of negotiations with the lender and the execution of appropriate loan documentation.

     In January 1998, the Company has agreed to grant options for 80,000 shares of Common Stock at the initial public offering price.

     In January 1998, MGCV made a restricted stock grant of 65,000 shares to an employee of the Company and agreed to make restricted stock grants of 20,000 shares in the aggregate to two non-employee directors. The total of 85,000 shares will vest ratably over three years. The Company will recognize approximately $680,000 of compensation expense ratably over three years, based on an estimated initial public offering price net of a twenty percent marketability discount.

                         REPORT OF INDEPENDENT AUDITORS

Pentacon, Inc.
and
Board of Directors
Alatec Products, Inc.

     We have audited the accompanying consolidated balance sheet of Alatec Products, Inc., as of September 30, 1997, and the related statements of income, stockholders' equity, and cash flows for the year ended December 31, 1995 and the period from January 1, 1997 through September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alatec Products, Inc., as of September 30, 1997, and the results of its operations and its cash flows for the year ended December 31, 1995 and the period from January 1, 1997 through September 30, 1997, in conformity with generally accepted accounting principles.

                                                         ERNST & YOUNG LLP

Houston, Texas
November 21, 1997, except for Note 3,
  as to which the date is November 26, 1997

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Alatec Products, Inc.
Chatsworth, California

     We have audited the accompanying consolidated balance sheet of Alatec Products, Inc., as of December 31, 1996, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alatec Products, Inc., as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                         McGLADREY & PULLEN, LLP

Pasadena, California
November 21, 1997, except for Note 3,
  as to which the date is November 26, 1997

                             ALATEC PRODUCTS, INC.
                          CONSOLIDATED BALANCE SHEETS

                                          DECEMBER 31,    SEPTEMBER 30,    DECEMBER 31,
                                              1996            1997             1997
                                          ------------    -------------    ------------
                                                                           (UNAUDITED)
                 ASSETS
Current assets:
     Cash...............................  $    256,000     $    733,000    $    --
     Receivables, less allowance for
       doubtful accounts of $118,000,
       $173,000, and $290,536...........     5,304,000        7,892,000       8,607,000
     Inventory..........................    19,615,000       22,951,000      24,803,000
     Deferred taxes.....................     1,457,000        1,420,000       1,419,000
                                          ------------    -------------    ------------
          Total current assets..........    26,632,000       32,996,000      34,829,000
Property under capital lease, leasehold
  improvements and equipment, net.......     1,583,000        1,578,000       1,618,000
Other assets:
     Deferred taxes.....................        32,000           65,000          65,000
     Security deposits and other........       272,000          272,000         343,000
                                          ------------    -------------    ------------
          Total other assets............       304,000          337,000         408,000
                                          ------------    -------------    ------------
          Total assets..................  $ 28,519,000     $ 34,911,000    $ 36,855,000
                                          ============    =============    ============
  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current maturities of note payable
       to related party.................  $    --          $    158,000    $    158,000
     Current maturities of long-term
       debt.............................       169,000          169,000         127,000
     Current maturities of obligation
       under capital lease..............        32,000           37,000          37,000
     Accounts payable...................     5,771,000        7,521,000       9,219,000
     Income taxes payable...............     2,668,000        3,594,000       3,647,000
     Accrued compensation and
       commissions......................       556,000          866,000         687,000
     Other accrued expenses.............       306,000          496,000         475,000
                                          ------------    -------------    ------------
          Total current liabilities.....     9,502,000       12,841,000      14,350,000
Subordinated note payable to related
  party, less current maturities........       776,000        2,529,000       2,528,000
Revolving line of credit................     8,800,000        9,500,000       9,800,000
Long-term debt, less current
  maturities............................       294,000          168,000         168,000
Obligation under capital lease, less
  current maturities....................     1,517,000        1,489,000       1,480,000
                                          ------------    -------------    ------------
          Total liabilities.............    20,889,000       26,527,000      28,326,000
Commitments and contingencies
Stockholders' equity:
     Common stock, $10 par value;
       authorized 2,500,000 shares;
       issued 100 shares (pre
       stock-split) in 1996 and 145,000
       shares in 1997...................         1,000        1,450,000       1,450,000
     Treasury stock, 51,290 shares at
       cost.............................       --            (2,690,000)     (2,690,000)
     Additional paid-in capital.........        24,000         --               --
     Retained earnings..................     7,605,000        9,624,000       9,769,000
                                          ------------    -------------    ------------
          Total stockholders' equity....     7,630,000        8,384,000       8,529,000
                                          ------------    -------------    ------------
          Total liabilities and
             stockholders' equity.......  $ 28,519,000     $ 34,911,000    $ 36,855,000
                                          ============    =============    ============

SEE ACCOMPANYING NOTES.

                             ALATEC PRODUCTS, INC.
                       CONSOLIDATED STATEMENTS OF INCOME

                                                                            JANUARY 1,      THREE MONTHS ENDED DECEMBER
                                             YEAR ENDED DECEMBER 31,       1997 THROUGH                 31,
                                          ------------------------------   SEPTEMBER 30,   ------------------------------
                                               1995            1996            1997             1996            1997
                                          --------------  --------------   -------------   --------------  --------------
                                                                                                    (UNAUDITED)
Net sales...............................  $   41,204,000  $   44,726,000    $ 42,296,000   $   11,458,000  $   14,502,000
Cost of goods sold......................      26,196,000      26,707,000      25,114,000        6,970,000       8,554,000
                                          --------------  --------------   -------------   --------------  --------------
Gross profit............................      15,008,000      18,019,000      17,182,000        4,488,000       5,948,000
Selling, general and administrative
  expenses..............................      11,285,000      12,818,000      11,664,000        3,481,000       5,417,000
                                          --------------  --------------   -------------   --------------  --------------
Operating income........................       3,723,000       5,201,000       5,518,000        1,007,000         531,000
Interest expense........................      (1,235,000)     (1,118,000)     (1,015,000)        (230,000)       (295,000)
Interest income.........................          22,000          56,000          26,000           15,000          12,000
Other expense...........................         (91,000)       --              --               --              --
                                          --------------  --------------   -------------   --------------  --------------
Income before income taxes..............       2,419,000       4,139,000       4,529,000          792,000         248,000
Provision for income taxes..............         995,000       1,628,000       1,860,000          317,000         103,000
                                          --------------  --------------   -------------   --------------  --------------
Net income..............................  $    1,424,000  $    2,511,000    $  2,669,000   $      475,000  $      145,000
                                          ==============  ==============   =============   ==============  ==============

SEE ACCOMPANYING NOTES.

                             ALATEC PRODUCTS, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                            COMMON STOCK         ADDITIONAL    TREASURY STOCK AT COST
                                       -----------------------    PAID-IN     -------------------------    RETAINED
                                        SHARES       AMOUNT       CAPITAL      SHARES        AMOUNT        EARNINGS
                                       ---------  ------------   ----------   ---------  --------------  ------------
Balance, January 1, 1994.............        100  $      1,000   $   24,000      --      $     --        $  3,670,000
     Net income......................     --           --            --          --            --           1,424,000
                                       ---------  ------------   ----------   ---------  --------------  ------------
Balance, December 31, 1995...........        100         1,000       24,000      --            --           5,094,000
     Net income......................     --           --            --          --            --           2,511,000
                                       ---------  ------------   ----------   ---------  --------------  ------------
Balance, December 31, 1996...........        100         1,000       24,000      --            --           7,605,000
     Shares issued and shares
       repurchased...................         45       --           776,000         (51)     (2,690,000)      --
     Stock-split (1,000 to 1)........    144,855     1,449,000     (800,000)    (51,239)       --            (650,000)
     Net income......................     --           --            --          --            --           2,669,000
                                       ---------  ------------   ----------   ---------  --------------  ------------
Balance, September 30, 1997..........    145,000     1,450,000       --         (51,290)     (2,690,000)    9,624,000
     Net income (unaudited)..........     --           --            --          --            --             145,000
                                       ---------  ------------   ----------   ---------  --------------  ------------
Balance, December 31, 1997
  (unaudited)........................    145,000  $  1,450,000   $   --         (51,290) $   (2,690,000) $  9,769,000
                                       =========  ============   ==========   =========  ==============  ============

SEE ACCOMPANYING NOTES.

                             ALATEC PRODUCTS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                        JANUARY 1,
                                                                       1997 THROUGH       THREE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,      SEPTEMBER            DECEMBER 31,
                                          --------------------------       30,        --------------------------
                                              1995          1996           1997           1996          1997
                                          ------------  ------------   ------------   ------------  ------------
                                                                                             (UNAUDITED)
OPERATING ACTIVITIES
    Net income..........................  $  1,424,000  $  2,511,000    $2,669,000    $    475,000  $    145,000
    Adjustments to reconcile net income
      to net cash provided by (used in)
      operating activities:
         Depreciation and
           amortization.................       271,000       180,000       129,000          45,000        45,000
         Deferred taxes.................      (173,000)     (372,000)        4,000        (378,000)        1,000
         Loss on disposal of asset......        14,000       --            --              --            --
         Changes in operating assets and
           liabilities:
             Accounts receivable........      (612,000)      847,000    (2,588,000)      1,879,000      (715,000)
             Inventory..................    (2,502,000)   (5,567,000)   (3,336,000)     (1,671,000)   (1,852,000)
             Other receivables..........       --            (31,000)      --              --            --
             Accounts payable and
               accrued expenses.........       501,000     2,023,000     3,176,000        (390,000)    1,551,000
                                          ------------  ------------   ------------   ------------  ------------
    Net cash provided by (used in)
      operating activities..............    (1,077,000)     (409,000)       54,000         (40,000)     (825,000)
INVESTING ACTIVITIES
    Collections of note receivable......       --             42,000       --              --            --
    (Investment in) return of security
      deposits and other assets.........         6,000      (251,000)      --             (239,000)      (71,000)
    Purchase of leasehold improvements
      and equipment.....................       (89,000)     (114,000)     (138,000)        (48,000)      (85,000)
    Proceeds from sale of assets........        13,000       --             14,000         --            --
                                          ------------  ------------   ------------   ------------  ------------
    Net cash used in investing
      activities........................       (70,000)     (323,000)     (124,000)       (287,000)     (156,000)
FINANCING ACTIVITIES
    Principal payments on long-term
      debt..............................      (128,000)     (169,000)     (127,000)        (42,000)      (42,000)
    Net advances on revolving line of
      credit............................     1,175,000     1,063,000       700,000         225,000       300,000
    Principal payments on obligation
      under capital lease...............       (20,000)      (23,000)      (23,000)         (8,000)       (9,000)
    Repayment on stockholder note.......       --            --             (3,000)          1,000        (1,000)
                                          ------------  ------------   ------------   ------------  ------------
    Net cash provided by financing
      activities........................     1,027,000       871,000       547,000         176,000       248,000
                                          ------------  ------------   ------------   ------------  ------------
    Net increase (decrease) in cash.....      (120,000)      139,000       477,000        (151,000)     (733,000)
    Cash at beginning of period.........       237,000       117,000       256,000         407,000       733,000
                                          ------------  ------------   ------------   ------------  ------------
    Cash at end of period...............  $    117,000  $    256,000    $  733,000    $    256,000  $    --
                                          ============  ============   ============   ============  ============
    Cash paid during the period for:
         Interest.......................  $    899,000  $  1,029,000    $  829,000
                                          ============  ============   ============
         Income taxes...................  $    715,000  $    404,000    $  930,000
                                          ============  ============   ============

SEE ACCOMPANYING NOTES.

                             ALATEC PRODUCTS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997

1.  DESCRIPTION OF THE BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

  DESCRIPTION OF THE BUSINESS

     Alatec Products, Inc. (the "Company") is a wholesale distributor of industrial and aerospace fasteners throughout the United States, Canada, Europe, South America, and the Far East. Sales to the aerospace and defense industries represent a significant portion of the Company's total annual sales. The Company's corporate headquarters are based in Chatsworth, California, and it has regional sales offices in six states.

  PRINCIPLES OF CONSOLIDATION

     The financial statements include the accounts of the Company's wholly owned subsidiaries, Trace Alatec Supply Company, Inc.; Alatec Race, Inc.; Alatec Fastener and Component Group, Inc.; Alatec Cable Harness and Assembly Division, Inc.; and Alatec International Sales, Inc., a foreign international sales corporation. All significant intercompany accounts and transactions have been eliminated.

  CONCENTRATIONS OF CREDIT RISK

     The Company distributes industrial and aerospace fasteners to manufacturers in a wide variety of industries including the aerospace and defense industries. Credit is extended based on an evaluation of the customer's financial condition and collateral is typically not required. Credit losses are provided for in the financial statements through a charge to operations. Credit losses have been consistently within management's expectations. Provisions for bad debts and accounts receivable write-offs have not been significant.

     The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash maintained in bank deposit accounts.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  INVENTORIES

     Inventories consist primarily of industrial and aerospace fasteners and related hardware held for sale and are valued at the lower of cost (first-in, first-out method) or market.

  PROPERTY UNDER CAPITAL LEASES, LEASEHOLD IMPROVEMENTS, AND EQUIPMENT

     Leasehold improvements, buildings acquired under capital leases, and equipment are recorded at cost. Depreciation is computed using straight-line and primarily accelerated methods over useful lives ranging from 5 to 20 years. Leasehold improvements and buildings acquired under capital leases are amortized over the lesser of the life of the lease or the life of the improvements.

     The amortization expense on assets acquired under capital leases is included with depreciation expense on owned assets.

  CASH EQUIVALENTS

     For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of accounts receivable, prepaid expenses, and accounts payable approximate fair values due to the short-term maturities of these instruments. The carrying value of the Company's debt facilities and capital lease agreements approximates fair value because the rates on such facilities are

                             ALATEC PRODUCTS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

variable, based on current market, or are at fixed rates currently available to the Company. The rate of the subordinated note payable to stockholder (discussed in Note 4 and Note 7) is less than the market rate currently available to the Company; however, the difference between the carrying value of this note and the fair value is not significant.

  NET SALES RECOGNITION

     Net sales are recognized upon shipment of the product to the customer. Adjustments to arrive at net sales are primarily allowances for discounts and returns.

  EXPORT SALES

     The Company recorded export sales of $8,847,000, $8,875,000, and $9,434,000 in the years ended December 31, 1995 and 1996 and the period from January 1, 1997 through September 30, 1997, respectively. The Company has export sales through its foreign sales corporation to Canada, Europe, South America, and the Far East of which no country or region is individually significant.

  ACCOUNTING FOR LONG-LIVED ASSETS

     In March 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted Statement No. 121 in the first quarter of 1996 and the effect of adoption had no impact on the financial statements.

  INCOME TAXES

     Income taxes have been provided using the liability method in accordance with FASB Statement No. 109, ACCOUNTING FOR INCOME TAXES. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

  FISCAL YEAR

     In 1997, the Company changed its fiscal year-end from December 31 to September 30.

  UNAUDITED INTERIM INFORMATION

     The financial information for the three months ended December 31, 1996 and 1997 has not been audited by independent accountants. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the unaudited interim financial information. In the opinion of management of the Company, the unaudited interim financial information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. Results of operations for the interim periods are not necessarily indicative of the results of operations for the respective full years.

     In January 1998, the Company came to a final settlement agreement with the Internal Revenue Service with regards to all outstanding items under audit including the issues related to the inventory issues. The amount of the settlement, which did not include any penalties, was within amounts accrued in the financial statements at September 30, 1997. (See Note 8)

                             ALATEC PRODUCTS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2.  PROPERTY AND EQUIPMENT

     Property under capital leases, leasehold improvements, and equipment consist of:

                                        DECEMBER 31,     SEPTEMBER 30,
                                            1996              1997
                                        -------------    --------------
Automobile equipment.................    $   181,000       $  181,000
Leasehold improvements...............        201,000          208,000
Office equipment.....................        299,000          327,000
Warehouse equipment..................        290,000          312,000
Computer equipment...................        674,000          741,000
Buildings acquired under capital
leases...............................      1,637,000        1,637,000
                                        -------------    --------------
                                           3,282,000        3,406,000
Less accumulated depreciation,
  including amortization of assets
  acquired under capital leases......      1,699,000        1,828,000
                                        -------------    --------------
                                         $ 1,583,000       $1,578,000
                                        =============    ==============

3.  REVOLVING LINE OF CREDIT

     The revolving line of credit represents borrowings under a $13.3 million line of credit with a bank. This facility expires in June 1999. At September 30, 1997, unused credit available under this facility was $3,000,000. The Company has classified all borrowings outstanding under its line of credit as a long-term liability as it intends to maintain borrowings of at least $9.5 million during 1998. The Company may borrow amounts against 80% of eligible trade receivables and 50% of eligible inventory, up to $7,000,000. The note provides for interest at the prime rate (8.5% at September 30, 1997) and is collateralized by inventory, accounts receivable, equipment and the personal guarantee of a stockholder. The credit agreement also provides for standby letters of credit of up to $100,000. At September 30, 1997, there were no amounts outstanding on the letters of credit. The credit agreement contains certain restrictive financial covenants including, but not limited to, minimum working capital requirements and dividend restrictions. As of September 30, 1997, the Company was in compliance with the financial covenants. However, at September 30, 1997, the Company was not in compliance with certain nonfinancial covenants relating to providing information and notice of defined transactions and events to the bank. The bank has provided a written waiver for these covenant violations and management believes that the Company will be in compliance with these covenants in future periods.

                             ALATEC PRODUCTS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  LONG-TERM DEBT

     Long-term debt consisted of the following:

                                           DECEMBER 31,    SEPTEMBER 30,
                                               1996            1997
                                           ------------    -------------
Note payable to a bank, secured by a
  vehicle costing $32,850, with monthly
  payments of $507, including interest
  at 9.99%, maturing June 1999..........    $   13,000      $     9,000
Note payable to a bank, secured by
  accounts receivable, inventory and
  equipment, with monthly payments of
  $13,646 plus interest at .75% over the
  bank's prime rate (8.5% at September
  30, 1997), maturing September 1999....       450,000          328,000
Note payable to a stockholder,
  unsecured, due February 1998, with
  interest payable monthly at 9%,
  subordinated to all senior bank
  debt..................................       776,000          --
Note payable to a former stockholder,
  secured by assets of the corporation,
  due November 2024, with interest
  payable monthly at 5.64%, subordinated
  to all senior bank debt...............       --             2,687,000
                                           ------------    -------------
                                             1,239,000        3,024,000
Less current maturities.................       169,000          327,000
                                           ------------    -------------
                                            $1,070,000      $ 2,697,000
                                           ============    =============

     As discussed in Note 7, the $776,000 note payable to a stockholder was cancelled in exchange for 45 shares (pre stock-split) of common stock.

     The aggregate maturities required on long-term debt at September 30, 1997 (not including the revolving line of credit) are due in future years as follows:

Fiscal year ending:
     1998...............................  $    327,000
     1999...............................       334,000
     2000...............................       174,000
     2001...............................       182,000
     2002...............................       191,000
     Thereafter.........................     1,816,000
                                          ------------
                                          $  3,024,000
                                          ============

                             ALATEC PRODUCTS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5.  LEASE COMMITMENTS

     The Company leases a portion of its facilities, equipment, and vehicles under noncancelable capital and operating lease agreements. In April 1992, the Company entered into a capital lease with a stockholder for its Chatsworth facilities with an original cost of $1,637,000. Monthly installments, subject to Consumer Price Index adjustments and including interest at 11.6%, are required through March 2012. Additionally, the Company leases a smaller facility from the stockholder under an operating lease.

     Future minimum lease payments under the capital and operating leases, together with the present value of the net minimum lease payments, as of September 30, 1997 are as follows:

                                             RELATED-PARTY
                                        ------------------------
                                         CAPITAL      OPERATING
                                          LEASE         LEASES       OTHER        TOTAL
                                        ----------    ----------   ----------  ------------
Fiscal year ending:
     1998............................   $  212,000    $  457,000   $  268,000  $    937,000
     1999............................      212,000       352,000      246,000       810,000
     2000............................      212,000       352,000      220,000       784,000
     2001............................      212,000       352,000      173,000       737,000
     2002............................      215,000       349,000       43,000       607,000
     Thereafter......................    2,135,000     3,082,000       --         5,217,000
                                        ----------    ----------   ----------  ------------
     Total minimum lease payments....    3,198,000    $4,944,000   $  950,000  $  9,092,000
                                                      ==========   ==========  ============
Less amount representing interest....    1,672,000
                                        ----------
Present value of net minimum lease
  payments...........................    1,526,000
Current maturities...................       37,000
                                        ----------
Long-term portion....................   $1,489,000
                                        ==========

     Total rental and interest expense charged to operations for the nine months ended September 30, 1997 and the years ended December 31, 1996 and 1995 was approximately $640,000, $778,000, and $697,000, respectively, including amounts to related parties of $451,000, $359,000, and $322,000, respectively.

6.  401(K) PLAN

     The Company has a defined contribution 401(k) plan (the "Plan") for substantially all of the Company's full-time employees. The Company may make discretionary contributions and, in addition, may match participants' contributions. The Company contributed $80,000, $99,000, and $80,000 in matching contributions to the plan for the nine months ended September 30, 1997 and the years ended December 31, 1996 and 1995, respectively. Additionally, in 1997, the Board of Directors approved a $300,000 discretionary contribution to the Plan. Accordingly, the contribution was accrued and expensed as of September 30, 1997.

7.  RELATED-PARTY TRANSACTIONS

  EQUITY TRANSACTIONS

     At December 31, 1996, the Company was a closely held corporation and all of the outstanding common stock was owned by immediate family members. During May 1997, certain equity transactions occurred simultaneously. The Company issued 45 shares (pre stock-split) of common stock in exchange for the cancellation of a stockholder note payable of $776,000. Simultaneously, the Company purchased as treasury stock 51.29 shares (pre stock split) of common stock representing all of the shares of common

                             ALATEC PRODUCTS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

stock held by one of the family members in exchange for a note payable in the original amount of $2,690,000. The terms of these notes payable are described below.

  NOTES PAYABLE AND RECEIVABLE

     As discussed above, the Company had a 9%, $776,000 note payable to a stockholder at December 31, 1996. At September 30, 1997, the Company had a 5.64%, $2,687,000 note payable to a former stockholder and current Director, due November 2024. The note is subordinated to all senior bank debt and is guaranteed by the President and sole remaining stockholder of the Company. The note contains provisions that upon the death of the former stockholder, the note will be terminated and the related debt will be cancelled. During the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, interest expense of $70,000, $69,000, and $50,000, respectively, was incurred on these notes.

     In addition, the Company has a non-interest-bearing receivable from a stockholder of $9,000 as of December 31, 1996 and accrued rents and interest due to a stockholder of $88,000 as of December 31, 1996. These balances are included in receivables and other accrued expenses, respectively.

  DEBT GUARANTEE

     The U.S. Small Business Administration ("SBA") has issued a Secured Business Disaster Loan to a related party for earthquake repairs and improvements to the Chatsworth facility, which is owned by a stockholder and leased to the Company. The Company is identified as a co-borrower; however, the Company has reflected this as a contingent liability similar to a debt guarantee. The remaining balance on the SBA loan was $1,255,231 and $1,217,000 at December 31, 1996 and at September 30, 1997, respectively. The debt matures in August 2024. No amount of this debt is recorded in the accompanying financial statements.

  RELATED PARTY PURCHASES

     The Company purchased approximately $1,100,000, $1,386,000, and $1,100,000 in 1995, 1996, and during the period from January 1, 1997 through September 30, 1997, respectively, from a supplier which is 50% owned by the principal stockholder. Additionally, the Company owed $136,000, $209,000, and $154,000 for the respective periods related to goods purchased for resale classified as accounts payable in the balance sheet.

8.  CONTINGENCIES

  INCOME TAX EXAMINATION

     The Company's federal income tax returns for the year ended January 31, 1995 are currently being examined by the Internal Revenue Service (the "IRS"). No notices of deficiency have been issued. The Internal Revenue Service has proposed the capitalization of certain repairs to the Company's Chatsworth facilities, which sustained earthquake damage, rather than to treat them as deductible expenses in the year incurred, capitalization of freight costs and adjustments for certain other nondeductible accrued expenses. The Company has recorded an adjustment of approximately $120,000 for these known deficiencies as a result of the examination. $116,000 of this adjustment is reflected in the 1996 tax provision and approximately $4,000 in the 1997 tax provision. The Company has reached an understanding that resolves all open issues on the audit; however, this understanding is subject to final IRS approval. There can be no assurance that there will be no additional assessments; however, management believes that any additional assessment would not be material.

     During 1997, the Company detected that it had erroneously omitted certain amounts of inventory from its financial statements for federal and state income tax purposes for tax years ending December 31, 1995 and 1996. The Company anticipates filing amended returns for 1996 and certain prior periods and has accrued the tax liability and related interest totaling approximately $2,568,000 and $2,225,000 in 1997 and

                             ALATEC PRODUCTS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

1996, respectively. No underpayment or late payment penalties have been accrued in the financial statements based on preliminary discussions with the IRS indicating that no penalties would be assessed. If assessed, these penalties could be as much as $850,000. Based on management's discussion with the IRS, it is their opinion that no significant penalties will be assessed, and management believes it will be successful in settling this issue with the Internal Revenue Service and state taxing authorities within the amounts accrued in the financial statements.

9.  INCOME TAXES

     Components of income tax expense are as follows:

                                                                      JANUARY 1,
                                                                         1997
                                        YEAR ENDED DECEMBER 31,        THROUGH
                                       --------------------------   SEPTEMBER 30,
                                           1995          1996            1997
                                       ------------  ------------   --------------
Currently paid or payable:
  Federal............................  $  1,049,000  $  1,611,000     $1,496,000
  State..............................       119,000       389,000        360,000
                                       ------------  ------------   --------------
                                          1,168,000     2,000,000      1,856,000
Deferred:
  Federal............................      (157,000)     (357,000)         3,000
  State..............................       (16,000)      (15,000)         1,000
                                       ------------  ------------   --------------
                                           (173,000)     (372,000)         4,000
                                       ------------  ------------   --------------
                                       $    995,000  $  1,628,000     $1,860,000
                                       ============  ============   ==============

     The net deferred tax assets (liabilities) consist of the following:

                                                          NINE MONTHS
                                         YEAR ENDED          ENDED
                                        DECEMBER 31,     SEPTEMBER 30,
                                            1996              1997
                                        -------------    --------------
Deferred tax assets:
  Receivables allowance..............    $    47,000       $   75,000
  Inventory allowance................        562,000          632,000
  Accrued expenses...................        239,000          243,000
  Equipment..........................         32,000          198,000
  Uniform cost capitalization........        618,000          583,000
                                        -------------    --------------
                                           1,498,000        1,731,000
                                        -------------    --------------
Deferred tax liabilities, other......         (9,000)        (246,000)
                                        -------------    --------------
                                         $ 1,489,000       $1,485,000
                                        =============    ==============
Net deferred taxes consist of the
following:
Current assets.......................    $ 1,457,000       $1,420,000
Noncurrent assets....................         32,000           65,000
                                        -------------    --------------
                                         $ 1,489,000       $1,485,000
                                        =============    ==============

                             ALATEC PRODUCTS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company's effective tax rate varied from the federal statutory tax rate during the nine months ended September 30, 1997 and the years ended December 31, 1996 and 1995 for the following reasons:

                                                                    JANUARY 1,
                                         YEAR ENDED DECEMBER 31,   1997 THROUGH
                                         ----------------------    SEPTEMBER 30,
                                            1995       1996            1997
                                         ----------  ----------   -------------
Expected income tax rate................       34.0%      34.0%         34.0%
International export sales partially
  exempt from federal income taxes (FSC
  benefit)..............................       (9.2)      (4.4)         (2.6)
State taxes, net of federal benefit.....        7.3        7.7           7.2
Adjustment to reflect proposed IRS audit
  settlement............................     --            6.0           0.2
Nondeductible expenses..................        4.3        2.1           1.0
Other...................................        4.7       (6.1)          1.3
                                         ----------  ----------    -------------
Effective tax rate......................       41.1%      39.3%         41.1%
                                         ==========  ==========    =============

10.  STOCKHOLDERS' EQUITY

     In May 1997, the Company's Board of Directors (the "Board") authorized an increase in the authorized shares of common stock from 2,500 shares to 2,500,000 shares. Concurrently, the Board approved a 1,000 for 1 stock-split.

11.  SUBSEQUENT EVENT (UNAUDITED)

     In December 1997, the Company and its stockholder entered into a definitive agreement with a wholly owned subsidiary of Pentacon, Inc., which among other things calls for the merger of the Company with the Pentacon, Inc. subsidiary.

                         REPORT OF INDEPENDENT AUDITORS

Pentacon, Inc. and
The Board of Directors
AXS Solutions, Inc.

     We have audited the accompanying balance sheets of AXS Solutions, Inc. as of December 31, 1996 and September 30, 1997, and the related statements of income, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1996 and the period from January 1, 1997 through September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AXS Solutions, Inc. at December 31, 1996 and September 30, 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 and the period from January 1, 1997 through September 30, 1997, in conformity with generally accepted accounting principles.

                                                    ERNST & YOUNG LLP

Houston, Texas
November 7, 1997

                              AXS SOLUTIONS, INC.
                                 BALANCE SHEETS

                                          DECEMBER 31,    SEPTEMBER 30,    DECEMBER 31,
                                              1996            1997             1997
                                          ------------    -------------    ------------
                                                                           (UNAUDITED)
                 ASSETS
Current assets:
     Cash and cash equivalents..........  $  3,487,371     $  2,777,160    $  1,748,814
     Accounts receivable -- net of
       allowance for doubtful accounts
       of $91,500, $105,000, and
       $90,000..........................     3,710,420        3,160,537       2,822,241
     Inventory..........................     4,952,648        5,323,516       5,448,850
     Prepaid expenses and other current
       assets...........................        66,839           27,737          18,644
     Receivable from shareholder........       169,476          169,476         --
                                          ------------    -------------    ------------
Total current assets....................    12,386,754       11,458,426      10,038,549
Property and equipment:
     Building and improvements..........       192,763          212,437         195,997
     Machinery and equipment............     2,162,291        2,220,002       2,241,162
     Assets under capital lease.........     1,058,589        1,058,589       1,058,589
                                          ------------    -------------    ------------
Total cost..............................     3,413,643        3,491,028       3,495,748
     Less: accumulated depreciation and
       amortization.....................    (1,719,540)      (1,890,382)     (1,964,839)
                                          ------------    -------------    ------------
                                             1,694,103        1,600,646       1,530,909
Goodwill................................     3,118,414        3,058,310       3,038,275
Non-compete agreement...................       537,050          457,805         431,390
Cash surrender value of life
  insurance.............................       617,196          654,198         660,802
Other...................................       336,832          454,867         450,295
                                          ------------    -------------    ------------
Total assets............................  $ 18,690,349     $ 17,684,252    $ 16,150,220
                                          ============    =============    ============
  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Demand note payable................  $  3,300,000     $  1,939,000    $    300,000
     Accounts payable...................     1,878,235        1,919,913       1,790,449
     Accrued expenses and other current
       liabilities......................       713,010          467,432         368,307
     Shareholder distribution payable...       --             2,713,162       3,076,152
     Current portion of long-term debt
       to former shareholder............        70,199           76,451          88,301
     Current portion of capital lease
       obligation.......................        53,215           76,420          78,055
                                          ------------    -------------    ------------
Total current liabilities...............     6,014,659        7,192,378       5,701,264
Long-term debt to former shareholder,
  less current portion..................       423,715          347,264         324,483
Capital lease obligation, less current
  portion...............................       988,375          911,955         891,818
Commitments and contingencies
Shareholders' equity:
     Common stock:
          AXS Solutions, Inc. class A
             voting common stock, no par
             value, authorized 1,000
             shares, issued and
             outstanding, 100 shares....        55,785           55,785          55,785
          AXS Solutions, Inc. class B
             nonvoting common stock, no
             par value, authorized
             99,000 shares, issued and
             outstanding, 9,900
             shares.....................     5,522,687        5,650,187       5,650,187
     Retained earnings..................     5,685,128        3,526,683       3,526,683
                                          ------------    -------------    ------------
Total shareholders' equity..............    11,263,600        9,232,655       9,232,655
                                          ------------    -------------    ------------
Total liabilities and shareholders'
  equity................................  $ 18,690,349     $ 17,684,252    $ 16,150,220
                                          ============    =============    ============

SEE ACCOMPANYING NOTES.

                              AXS SOLUTIONS, INC.
                              STATEMENTS OF INCOME

                                                                           NINE-MONTHS        THREE MONTHS ENDED
                                           YEAR ENDED      YEAR ENDED         ENDED              DECEMBER 31,
                                          DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,   --------------------------
                                              1995            1996            1997            1996          1997
                                          ------------    ------------    -------------   ------------  ------------
                                                                                                 (UNAUDITED)
Net sales...............................  $ 20,227,664    $ 23,176,615     $ 22,002,438   $  8,566,214  $  7,412,348
Cost of goods sold......................    12,993,622      15,052,732       15,275,990      5,606,715     4,986,304
                                          ------------    ------------    -------------   ------------  ------------
Gross profit............................     7,234,042       8,123,883        6,726,448      2,959,499     2,426,044
Selling, general and administrative
  expenses..............................     4,709,974       5,647,019        4,979,848      1,896,068     1,797,575
                                          ------------    ------------    -------------   ------------  ------------
Operating income........................     2,524,068       2,476,864        1,746,600      1,063,431       628,469
Interest expense........................      (289,310)       (326,785)        (207,766)       (70,482)      (35,873)
Other income (expense)..................       232,747          19,619            7,513       (109,897)      (38,007)
                                          ------------    ------------    -------------   ------------  ------------
Net income..............................  $  2,467,505    $  2,169,698     $  1,546,347   $    883,052  $    554,589
                                          ============    ============    =============   ============  ============

SEE ACCOMPANYING NOTES.

                              AXS SOLUTIONS, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                       COMMON STOCK
                                           ------------------------------------
                                            AXS SOLUTIONS, INC.
                                           ----------------------    CHAMPION        RETAINED
                                           CLASS A     CLASS B      BOLT CORP.       EARNINGS         TOTAL
                                           -------   ------------   -----------   --------------  --------------
Balance at January 1, 1995..............   $ --      $    --         $ 378,472    $    5,350,075  $    5,728,547
Net income..............................     --           --            --             2,467,505       2,467,505
Shareholder distributions...............     --           --            --            (3,294,756)     (3,294,756)
                                           -------   ------------   -----------   --------------  --------------
Balance at December 31, 1995............     --           --           378,472         4,522,824       4,901,296
Net income..............................     --           --            --             2,169,698       2,169,698
Issuance of AXS Solutions, Inc. Common
  Stock (80 Shares Voting Common and
  7,920 Nonvoting Common) in exchange
  for all of Champion Bolt Corp. Common
  Stock.................................     3,785        374,687     (378,472)         --              --
Purchase of Hoyt Fastener Corp. in
  exchange for AXS Solutions, Inc.
  Common Stock (20 Shares Voting Common
  and 1,980 Shares Nonvoting Common)....    52,000      5,148,000       --              --             5,200,000
Shareholder distributions...............     --           --            --            (1,007,394)     (1,007,394)
                                           -------   ------------   -----------   --------------  --------------
Balance at December 31, 1996............    55,785      5,522,687       --             5,685,128      11,263,600
Net income..............................     --           --            --             1,546,347       1,546,347
Transfer of 75 Nonvoting Common Shares
  from existing shareholders in exchange
  for acquired customers................     --           127,500       --              --               127,500
Shareholder distributions...............     --           --            --              (991,630)       (991,630)
Distribution of cumulative S-Corporation
  earnings..............................     --           --            --            (2,713,162)     (2,713,162)
                                           -------   ------------   -----------   --------------  --------------
Balance at September 30, 1997...........    55,785      5,650,187       --             3,526,683       9,232,655
Net income (unaudited)..................     --           --            --               554,589         554,589
Distributions of cumulative
  S-Corporation earnings (unaudited)....     --           --            --              (554,589)       (554,589)
                                           -------   ------------   -----------   --------------  --------------
Balance at December 31, 1997
  (unaudited)...........................   $55,785   $  5,650,187    $  --        $    3,526,683  $    9,232,655
                                           =======   ============   ===========   ==============  ==============

SEE ACCOMPANYING NOTES.

                              AXS SOLUTIONS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                        NINE-MONTHS       THREE MONTHS ENDED
                                        YEAR ENDED      YEAR ENDED         ENDED             DECEMBER 31,
                                       DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,   -------------------------
                                           1995            1996            1997           1996          1997
                                       ------------    ------------    -------------   -----------  ------------
                                                                                              (UNAUDITED)
OPERATING ACTIVITIES
Net income...........................  $  2,467,505    $  2,169,698     $ 1,546,347    $   883,052  $    554,589
Adjustments to reconcile net income
  to net cash provided by operating
  activities:
    Depreciation and amortization....       250,887         326,550         373,095        124,539       120,907
    Loss on disposal of fixed
      assets.........................        50,371           6,299         --             --            --
    Gain on sale of fixed assets.....      (232,747)        --              --             --            --
    Increase in cash surrender value
      of officers' life insurance....       (59,529)        (58,393)        (37,002)       (14,599)       (6,604)
    Changes in operating assets and
    liabilities:
         Accounts receivable.........       284,696        (712,179)        549,883         46,347       338,296
         Inventory...................     1,237,850         759,041        (370,868)      (193,660)     (125,334)
         Prepaid expenses and other
           current assets............       (38,803)        (16,531)         39,102        (70,717)        9,093
         Receivable from
           shareholder...............       --             (169,476)        --              78,127       169,476
         Other.......................       (82,856)            611           6,714        --              4,572
         Accounts payable............      (450,351)        150,587          41,678         45,908      (129,464)
         Accrued expenses and other
           current liabilities.......       (50,335)          1,511        (245,578)      (296,930)      (99,125)
                                       ------------    ------------    -------------   -----------  ------------
Net cash provided by operating
  activities.........................     3,376,688       2,457,718       1,903,371        602,067       836,406
INVESTING ACTIVITIES
Purchases of property and
equipment............................      (210,567)       (152,223)       (137,538)       (10,381)       (4,720)
Proceeds from sale of fixed assets...       --               25,300         --             --            --
Cash acquired during acquisition of
  Hoyt Fastener Corp. ...............       --              416,743         --             --            --
                                       ------------    ------------    -------------   -----------  ------------
Net cash (used in) provided by
  investing activities...............      (210,567)        289,820        (137,538)       (10,381)       (4,720)
FINANCING ACTIVITIES
Proceeds from demand note payable....    19,850,000      23,500,000      12,589,000        --          1,044,000
Payments on demand note payable......   (18,950,000)    (23,300,000)    (13,950,000)      (200,000)   (2,683,000)
Payments on long-term debt to former
  shareholder........................       (58,487)        (84,541)        (70,199)       (19,231)      (10,931)
Payments on capital lease
  obligation.........................       --              (16,999)        (53,215)       (11,373)      (18,502)
Shareholder distributions............    (3,294,756)     (1,007,394)       (991,630)       --           (191,599)
                                       ------------    ------------    -------------   -----------  ------------
Net cash used in financing
  activities.........................    (2,453,243)       (908,934)     (2,476,044)      (230,604)   (1,860,032)
                                       ------------    ------------    -------------   -----------  ------------
Net increase (decrease) in cash and
  cash equivalents...................       712,878       1,838,604        (710,211)       361,082    (1,028,346)
Cash and cash equivalents at
  beginning of period................       935,889       1,648,767       3,487,371      3,126,289     2,777,160
                                       ------------    ------------    -------------   -----------  ------------
Cash and cash equivalents at end of
  period.............................  $  1,648,767    $  3,487,371     $ 2,777,160    $ 3,487,371  $  1,748,814
                                       ============    ============    =============   ===========  ============
SUPPLEMENTARY CASH FLOW DATA:
-------------------------------------
Interest paid........................  $    284,796    $    323,753     $   217,305
                                       ============    ============    =============

SIGNIFICANT NON-CASH TRANSACTIONS
-------------------------------------
    1995:  Sale of fixed assets in
           exchange for note
           receivable of $250,000
    1996:  Incurred capital lease
            obligation for $1,058,589
           Acquisition of Hoyt
           Fastener Corp. in exchange
           for $5,200,000 of AXS
           Solutions, Inc. common
           stock (net assets of
           $1,638,130, net of cash
           acquired of $416,743)
    1997:  Transferred 75 nonvoting
           common shares ($127,500)
           from existing shareholder
           in exchange for acquired
           customers
           Accrual of S-Corporation
           distribution of $2,713,162
    Three Months Ended December 31, 1997
    (unaudited):
           Accrual of S-Corporation
           distribution of $362,990

SEE ACCOMPANYING NOTES.

                              AXS SOLUTIONS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997

1.  BUSINESS AND BASIS OF PRESENTATION

     AXS Solutions, Inc. ("AXS Solutions") is a wholesaler and distributor of threaded fastener products, including nuts, bolts, washers and screws, to customers located predominantly in the Northeastern and Midwestern United States. AXS Solutions was incorporated on August 19, 1996. On August 31, 1996, the shareholders of Champion Bolt Corp. ("Champion Bolt") surrendered all of their shares of common stock of Champion Bolt in exchange for shares of both voting and non-voting common stock of AXS Solutions. There was deemed to be no change of control as a result of this transaction. Subsequently, the Champion Bolt shares were cancelled for no consideration.

     AXS Solutions then acquired all of the common stock of Hoyt Fastener Corp. ("Hoyt Fastener") in exchange for shares of both voting and non-voting common stock of AXS Solutions. This acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price (approximately $5.2 million based on an independent valuation) has been allocated to the assets purchased and the liabilities assumed based upon the fair values at the date of acquisition. Goodwill of approximately $3,145,000 was recorded as a result of this acquisition. The Hoyt Fastener shares were also subsequently cancelled. The operating results of the acquired business, Hoyt Fastener, have been included in the income statement from the date of the acquisition.

     The financial statements presented herein represent the operating results of Champion Bolt for the period from January 1, 1995 through August 31, 1996 and the operating results of AXS Solutions for the period from September 1, 1996 through September 30, 1997. The reference to "Company" in these financial statements includes such presentation.

     The following unaudited results of operations have been prepared assuming the acquisition had occurred on January 1, 1995. These results are not necessarily indicative of results of future operations nor of results that would have occurred had the acquisitions been consummated as of January 1, 1995:

                                               1995            1996
                                          --------------  --------------
Net sales...............................  $   27,332,285  $   28,044,941
Net income..............................  $    2,803,676  $    2,428,068

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  INVENTORY

     Inventory consists of product held for resale and is stated at the lower of cost or market, with cost determined using the first-in, first-out (FIFO) method of inventory valuation.

  PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Depreciation is provided on the straight-line method over the respective estimated useful lives of the assets ranging from 5 to 40 years. The capital lease is amortized over the estimated useful life of the asset or lease term, as appropriate, using the straight-line method. Depreciation expense includes amortization of assets recorded under the capital lease. Accumulated amortization for the capital lease was $35,288 and $114,686 at December 31, 1996 and September 30, 1997, respectively.

  NON-COMPETE AGREEMENT

     The cost of the non-compete agreement is being amortized over 10 years, the term of the covenant. Accumulated amortization amounted to $519,495 and $598,740 at December 31, 1996 and September 30, 1997, respectively.

                              AXS SOLUTIONS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  GOODWILL

     Goodwill is being amortized over a period of 40 years. Accumulated amortization amounted to $26,713 and $86,817 at December 31, 1996 and September 30, 1997, respectively.

  CASH EQUIVALENTS

     The Company considers all investments purchased with a maturity of three months or less to be cash equivalents.

  INCOME TAXES

     The Company is a Subchapter S Corporation and as such, its stockholders are taxed directly on all income.

  NET SALES RECOGNITION

     Net sales are recognized upon shipment of the product to the customer. Adjustments to arrive at net sales are primarily related to discounts.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  CONCENTRATION OF CREDIT RISK

     The Company performs credit evaluations of its customers and generally does not require collateral. The Company maintains an allowance for doubtful accounts based upon the expected collectibility of all accounts receivable. One customer accounted for approximately 55%, 50% and 45% of revenues for 1995, 1996 and the period from January 1, 1997 through September 30, 1997, respectively. At December 31, 1996 and September 30, 1997, accounts receivable balances related to this customer represented approximately 34% and 28% of total accounts receivable, respectively.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of accounts receivable, prepaid expenses, and accounts payable approximate fair values due to the short-term maturities of these instruments. The carrying value of the Company's debt facilities and capital lease agreements approximate fair value because the rates on such facilities are variable, based on current market or are at fixed rates currently available to the Company.

  ACCOUNTING FOR LONG-LIVED ASSETS

     In March 1995, the FASB issued Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted Statement No. 121 in the first quarter of 1996 and the effect of adoption had no impact on the financial statements.

  FISCAL YEAR

     In 1997, the Company changed its fiscal year end from December 31 to September 30.

  UNAUDITED INTERIM INFORMATION

     The financial information for the three months ended December 31, 1996 and 1997 has not been audited by independent accountants. Certain information and footnote disclosures normally included in the

                              AXS SOLUTIONS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the unaudited interim financial information. In the opinion of management of the Company, the unaudited interim financial information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. Results of operations for the interim periods are not necessarily indicative of the results of operations for the respective full years.

3.  DEBT

     Long-term debt consists of the following:

                                           DECEMBER 31,    SEPTEMBER 30,
                                               1996            1997
                                           ------------    -------------
Non-interest bearing obligation payable
  to a former shareholder for
  non-compete agreement, payable in
  monthly payments of $10,000 through
  January 15, 2002. Implicit interest of
  8.5%..................................     $493,914        $ 423,715
Less current portion....................       70,199           76,451
                                           ------------    -------------
                                             $423,715        $ 347,264
                                           ============    =============

     Scheduled maturities on long-term debt for each of the next five years as of September 30, 1997 are as follows:

Year ending September 30, 1998..........  $   76,451
                             1999.......      94,092
                             2000.......     102,409
                             2001.......     111,461
                             2002.......      39,302
                                          ----------
                                          $  423,715
                                          ==========

     The Company has a demand note payable with a bank up to a maximum of $3,000,000, with interest payable at the prime rate. The demand note payable is guaranteed by separate balances with this bank of two of the four voting shareholders of the Company. At December 31, 1996, the Company had exceeded its borrowing limit by $300,000 as a result of making a year end tax payment. The excess borrowings were repaid in early January 1997.

     In addition, at September 30, 1997 the Company has an available letter of credit of approximately $50,000 for inventory purchases.

4.  LEASES

     The Company is obligated under a noncancelable lease with a related party which expires August 31, 2006. Under this lease, the lessor of warehouse and office space in Erie, Pennsylvania is a partnership composed of two of the four voting shareholders of the Company. The Company is also obligated under noncancelable operating leases for certain automobiles and warehouse equipment. Future minimum annual operating lease payments under all noncancelable leases as of September 30, 1997 are as follows:

Year ending September 30, 1998.......  $  264,177
                             1999....     253,180
                             2000....     241,818
                             2001....     240,285
                             2002....     240,000
Thereafter...........................     940,000

                              AXS SOLUTIONS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Rent expense was approximately $288,000, $258,000 and $188,000 for 1995, 1996 and the period from January 1, 1997 through September 30, 1997, respectively.

     The Company is also obligated under a capital lease with a related party which expires August 31, 2006. Under this lease, the lessor of warehouse and office space in Niles, Illinois includes family residual trusts which represent two of the four voting shareholders of the Company.

     Future minimum annual capital lease payments as of September 30, 1997 are as follows:

                                          TOTAL
                                       ------------
Year ending September 30, 1998.......  $    157,500
                             1999....       157,500
                             2000....       157,500
                             2001....       157,500
                             2002....       157,500
  Thereafter.........................       630,000
                                       ------------
Total minimum lease payments.........     1,417,500
Amount representing interest.........       429,125
                                       ------------
Present value of minimum lease
payments.............................       988,375
Current maturities...................        76,420
                                       ------------
Long-term portion....................  $    911,955
                                       ============

5.  EMPLOYEE BENEFIT PLANS

     The Company maintains a non-contributory defined-benefit pension plan covering all of its employees. The benefits are based on years of service and the employee's compensation during the entire period of employment. The Company's funding policy is to contribute annually the amount necessary to meet minimum funding standards of ERISA. Plan assets are invested primarily in corporate stocks and government securities.

     The following table sets forth the plan's funded status and amounts recognized in the Company's respective balance sheets:

                                           DECEMBER 31,    SEPTEMBER 30,
                                               1996            1997
                                           ------------    -------------
Actuarial present value of benefit
  obligations:
     Vested.............................    $ (352,039)      $(406,538)
     Non-vested.........................       (37,690)        (34,920)
                                           ------------    -------------
Accumulated benefit obligations.........    $ (389,729)      $(441,458)
                                           ============    =============
Projected benefit obligation............    $ (503,184)      $(559,125)
Plan assets at fair value...............       714,701         806,946
                                           ------------    -------------
Plan assets in excess of projected
  benefit obligation....................       211,517         247,821
Unrecognized net transition
  obligation............................         2,005           1,671
Unrecognized net gain from past
  experience different from that assumed
  and effects of changes in
  assumptions...........................      (108,110)       (156,660)
                                           ------------    -------------
Prepaid pension cost....................    $  105,412       $  92,832
                                           ============    =============

                              AXS SOLUTIONS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The prepaid pension costs are recorded in other noncurrent assets on each of the respective balance sheets.

     Net pension expense was comprised of the following:

                                                                     PERIOD FROM
                                               YEARS ENDED         JANUARY 1, 1997
                                               DECEMBER 31,        TO SEPTEMBER 30,
                                          ----------------------   ----------------
                                             1995        1996            1997
                                          ----------  ----------   ----------------
Service cost............................  $   43,376  $   43,219      $   39,305
Interest cost on projected benefit
  obligation............................      31,594      34,419          37,739
Actual return on plan assets............     (86,202)    (46,590)       (114,545)
Net amortization and deferral...........      52,751      (2,978)         18,921
                                          ----------  ----------   ----------------
                                          $   41,519  $   28,070      $  (18,580)
                                          ==========  ==========   ================

     The assumptions used in these calculations were as follows for each of the periods presented:

Weighted average discount rate..........     7.5%
Rate of increase in compensation
  levels................................      3%
Expected long-term rate of return on
  assets................................      8%
Employee turnover.......................     None
Mortality Table.........................   1983 GAM

     The Company also sponsors two defined contribution plans under Section 401(k) of the Code. The first plan covers all eligible Pennsylvania employees of the Company, and participants are permitted to make elective pretax deferrals up to 20% of their compensation. Under this plan, the Company has the ability to make additional discretionary contributions allocated to the participants as a flat dollar amount or in proportion to their compensation. The second plan covers all eligible Illinois employees of the Company, and participants are permitted to make elective pretax deferrals up to a set percentage of their compensation (to be determined by the Company) as well as post-tax contributions subject to IRS limitations. Under this plan, the Company has the ability to make additional discretionary contributions allocated to the participants in proportion to their compensation. The Company contributed approximately $0, $19,200, and $9,600 to these plans for 1995, 1996, and the period January 1, 1997 through September 30, 1997, respectively.

6.  RELATED PARTIES

     The Company has a receivable from a shareholder which represents an excess S Corporation distribution which is expected to be paid back to the Company by December 31, 1997.

     The shareholder distribution payable is a result of the Company declaring a dividend in 1997 in the amount equal to the total undistributed S Corporation accumulated earnings of the Company as of September 30, 1997.

7.  COMMITMENTS AND CONTINGENCIES

     Under terms of the Shareholders Agreement, upon the death or withdrawal of a shareholder, the Company has the option to purchase that shareholder's non-voting shares at the purchase price as defined in the Shareholders Agreement. The remaining shareholders then have the option to purchase the remaining decedent/withdrawn shareholder's non-voting shares at the purchase price as defined in the Shareholders Agreement. If any of the decedent/withdrawn shareholder's non-voting shares remain, the decedent/withdrawn shareholder's estate has the option to require the Company to redeem such non-voting shares at the purchase price as defined in the Shareholders Agreement.

                              AXS SOLUTIONS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Upon the death or withdrawal of a shareholder, the Company is required to redeem the voting shares of the decedent/withdrawn shareholder at the purchase price as defined in the Shareholders Agreement.

8.  SUBSEQUENT EVENT (UNAUDITED)

     In December 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Pentacon, Inc. which among other things calls for the merger of the Company with the Pentacon, Inc. subsidiary.

                         REPORT OF INDEPENDENT AUDITORS

Pentacon, Inc.
and
Board of Directors
Maumee Industries, Inc.

     We have audited the accompanying balance sheets of Maumee Industries, Inc. (the "Company"), as of December 31, 1996 and September 30, 1997, and the related statements of operations, stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 1996 and the period from January 1, 1997 through September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Maumee Industries, Inc., at December 31, 1996 and September 30, 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 and the period from January 1, 1997 through September 30, 1997, in conformity with generally accepted accounting principles.

                                                         ERNST & YOUNG LLP

Houston, Texas
October 15, 1997

                            MAUMEE INDUSTRIES, INC.
                                 BALANCE SHEETS

                                                                               DECEMBER
                                           DECEMBER 31,     SEPTEMBER 30,         31,
                                               1996             1997             1997
                                           ------------     -------------     -----------
                                                                              (UNAUDITED)
                 ASSETS
Current assets:
     Accounts receivable, less allowance
       of $45,000, $70,000, and
       $70,000..........................   $  3,421,509      $  5,200,253     $ 4,927,013
     Inventories........................      4,265,628         6,524,717       6,555,095
     Prepaid expenses and other
       assets...........................         26,562            24,362          42,083
     Deferred income taxes..............        165,000           139,000         137,680
                                           ------------     -------------     -----------
Total current assets....................      7,878,699        11,888,332      11,661,871
Deferred income taxes...................        329,000           284,000         284,000
Property and equipment, at cost:
     Machinery and equipment............      2,367,139         2,781,709       2,888,083
     Leasehold improvements.............        399,301           440,516         477,991
                                           ------------     -------------     -----------
                                              2,766,440         3,222,225       3,366,074
Less accumulated depreciation and
  amortization..........................      1,994,219         2,247,242      (2,336,394)
                                           ------------     -------------     -----------
                                                772,221           974,983       1,029,680
                                           ------------     -------------     -----------
Total assets............................   $  8,979,920      $ 13,147,315     $12,975,551
                                           ============     =============     ===========
 LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Bank overdraft.....................   $    403,811      $  1,001,999     $ 1,187,087
     Accounts payable...................      2,800,950         3,965,264       3,356,178
     Income taxes payable...............        513,744           708,744       1,086,768
     Accrued expenses...................        505,634         1,141,654       1,064,320
     Notes payable......................      5,605,357         5,855,550       5,419,595
     Notes payable to principal
       stockholder......................        997,181           997,181         997,181
     Current portion of capital lease
       obligations......................         39,412           154,291         107,765
                                           ------------     -------------     -----------
Total current liabilities...............     10,866,089        13,824,683      13,218,894
Long-term portion of capital lease
  obligations...........................        146,496           270,984         255,708
                                           ------------     -------------     -----------
Total liabilities.......................     11,012,585        14,095,667      13,474,602
Commitments and contingencies
Stockholders' deficit:
     Common stock, no par value:
          Authorized shares -- 2,830
          Issued shares -- 318
          Outstanding shares -- 103.5 in
             1996 and 318 in 1997.......         41,000           691,000         691,000
Accumulated deficit.....................     (1,503,115)       (1,068,802)       (619,501)
                                           ------------     -------------     -----------
                                             (1,462,115)         (377,802)         71,499
Less treasury stock -- 77 shares in 1996
  and 218 shares in 1997, at cost.......        570,550           570,550         570,550
                                           ------------     -------------     -----------
Total stockholders' deficit.............     (2,032,665)         (948,352)       (499,051)
                                           ------------     -------------     -----------
Total liabilities and stockholders'
  deficit...............................   $  8,979,920      $ 13,147,315     $12,975,551
                                           ============     =============     ===========

SEE ACCOMPANYING NOTES.

                            MAUMEE INDUSTRIES, INC.
                            STATEMENTS OF OPERATIONS

                                                                        PERIOD FROM
                                                                        JANUARY 1,
                                                 YEARS ENDED               1997           THREE MONTHS ENDED
                                                 DECEMBER 31,             THROUGH            DECEMBER 31,
                                          --------------------------   SEPTEMBER 30,   -------------------------
                                              1995          1996           1997           1996          1997
                                          ------------  ------------   -------------   -----------  ------------
                                                                                              (UNAUDITED)
Net sales...............................  $ 20,582,200  $ 26,234,653    $27,472,902    $ 7,071,763  $ 10,541,994
Cost of sales...........................    16,099,808    19,712,909     19,557,148      5,522,964     7,432,716
                                          ------------  ------------   -------------   -----------  ------------
Gross profit............................     4,482,392     6,521,744      7,915,754      1,548,799     3,109,278
Selling and administrative expenses.....     4,626,153     5,277,107      6,628,643      1,510,586     2,145,830
                                          ------------  ------------   -------------   -----------  ------------
Operating income (loss).................      (143,761)    1,244,637      1,287,111         38,213       963,448
Interest expense........................      (572,387)     (585,090)      (547,274)      (201,277)     (200,071)
Other income (expense)..................         2,578       (23,680)        10,476        (28,748)       10,814
                                          ------------  ------------   -------------   -----------  ------------
Income (loss) before taxes..............      (713,570)      635,867        750,313       (191,812)      774,191
Income tax expense (benefit)............      (250,000)      304,000        316,000        (84,397)      324,890
                                          ------------  ------------   -------------   -----------  ------------
Net income (loss).......................  $   (463,570) $    331,867    $   434,313    $  (107,415) $    449,301
                                          ============  ============   =============   ===========  ============

SEE ACCOMPANYING NOTES.

                            MAUMEE INDUSTRIES, INC.
                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                           COMMON STOCK          TREASURY STOCK                          TOTAL
                                        -------------------   ---------------------   ACCUMULATED    STOCKHOLDERS'
                                        SHARES     AMOUNT     SHARES      AMOUNT        DEFICIT         DEFICIT
                                        ------   ----------   ------   ------------   -----------    -------------
Balance at December 31, 1994.........    103.5   $   41,000     (77)   $   (570,550)  $(1,371,412)    $ (1,900,962)
Net loss.............................     --         --        --           --           (463,570)        (463,570)
                                        ------   ----------   ------   ------------   -----------    -------------
Balance at December 31, 1995.........    103.5       41,000     (77)       (570,550)   (1,834,982)      (2,364,532)
Net income...........................     --         --        --           --            331,867          331,867
                                        ------   ----------   ------   ------------   -----------    -------------
Balance at December 31, 1996.........    103.5       41,000     (77)       (570,550)   (1,503,115)      (2,032,665)
Stock split (2.83 for 1).............    189.5       --        (141)        --            --              --
Net income...........................     --         --        --           --            434,313          434,313
Issuance of common stock.............       25      650,000    --           --            --               650,000
                                        ------   ----------   ------   ------------   -----------    -------------
Balance at September 30, 1997........      318      691,000    (218)       (570,550)   (1,068,802)        (948,352)
Net income (unaudited)...............     --         --        --           --            449,301          449,301
                                        ------   ----------   ------   ------------   -----------    -------------
Balance at December 31, 1997
  (unaudited)........................      318   $  691,000    (218)   $   (570,550)  $  (619,501)    $   (499,051)
                                        ======   ==========   ======   ============   ===========    =============

SEE ACCOMPANYING NOTES.

                            MAUMEE INDUSTRIES, INC.
                            STATEMENTS OF CASH FLOWS

                                                                             PERIOD FROM
                                                                              JANUARY 1,
                                                                                 1997             THREE MONTHS ENDED
                                             YEARS ENDED DECEMBER 31,          THROUGH               DECEMBER 31,
                                          -------------------------------   SEPTEMBER 30,    ----------------------------
                                               1995            1996              1997             1996           1997
                                          --------------  ---------------   --------------   --------------  ------------
                                                                                                     (UNAUDITED)
OPERATING ACTIVITIES
     Net income (loss)..................  $     (463,570) $       331,867    $     434,313   $     (107,415) $    449,301
     Adjustments to reconcile net income
       (loss) to net cash used in
       operating activities:
          Depreciation and
             amortization...............         358,681          327,945          316,823           20,060        89,152
          Issuance of common stock for
             compensation...............        --              --                 650,000         --             --
          (Gain) or loss on disposal of
             equipment..................          (1,283)          28,290           (8,980)        --             --
          Deferred income taxes.........         (22,000)        (448,000)          71,000         (491,132)        1,320
          Changes in operating assets
             and liabilities:
               Accounts receivable......        (453,257)        (725,349)      (1,778,744)        (159,116)      273,240
               Inventories..............        (480,392)      (1,328,228)      (2,259,089)      (1,040,258)      (30,378)
               Prepaid expenses and
                  other assets..........         (23,164)          12,912            2,200           41,496       (17,721)
               Income tax receivable....        (239,150)         239,150         --               --             --
               Accounts payable.........         762,714          866,783        1,164,314        1,436,806      (609,086)
               Income taxes payable.....         (36,653)         501,700          195,000          367,616       378,024
               Accrued expenses.........         (27,593)         160,410          636,020          279,845       (77,334)
                                          --------------  ---------------   --------------   --------------  ------------
     Net cash (used in) provided by
       operating activities.............        (625,667)         (32,520)        (577,143)         347,902       456,518
INVESTING ACTIVITIES
     Capital expenditures...............        (204,581)        (133,704)        (210,968)          (2,327)     (143,849)
     Proceeds from sale of equipment....           2,367            1,342           59,200         --             --
                                          --------------  ---------------   --------------   --------------  ------------
     Net cash used in investing
       activities.......................        (202,214)        (132,362)        (151,768)          (2,327)     (143,849)
FINANCING ACTIVITIES
     Bank overdraft.....................        (548,755)        (100,295)         598,188         (232,696)      185,088
     Payments on capital leases.........         (26,475)         (48,764)        (119,472)         (12,000)      (61,802)
     Proceeds from revolving line of
       credit...........................       6,000,200       10,042,100       20,464,195        2,510,879     6,821,955
     Payments on revolving line of
       credit...........................      (4,396,709)     (10,003,263)     (20,504,163)      (2,554,008)   (7,200,160)
     Proceeds from notes payable........          50,000          467,796          424,000         --             --
     Payments on notes payable..........        (250,380)        (192,692)        (133,837)         (57,750)      (57,750)
                                          --------------  ---------------   --------------   --------------  ------------
     Net cash provided by (used in)
       financing activities.............         827,881          164,882          728,911         (345,575)     (312,669)
     Net increase (decrease) in cash....        --              --                --               --             --
     Cash at beginning of period........        --              --                --               --             --
                                          --------------  ---------------   --------------   --------------  ------------
     Cash at end of period..............  $     --        $     --           $    --         $     --        $    --
                                          ==============  ===============   ==============   ==============  ============

SEE ACCOMPANYING NOTES.

                            MAUMEE INDUSTRIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  ORGANIZATION

     Maumee Industries, Inc. (the "Company") is engaged in the wholesale distribution of fasteners and nonfastener small parts primarily to Midwestern-based manufacturers in the automotive industry. For the years ended December 31, 1995, 1996, and the period from January 1, 1997 through September 30, 1997, net sales to two customers approximated $18,000,000, $23,100,000, and $21,800,000, respectively. In relation to these customers, approximately $4,300,000 was included in accounts receivable at September 30, 1997.

  NET SALE RECOGNITION

     Net sales are recognized upon shipment of the product to the customer. Adjustments to arrive at net sales are primarily related to discounts.

  INVENTORIES

     Inventories consist of goods held for resale and are valued at the lower of cost (first-in, first-out method) or market.

  EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Equipment and leasehold improvements are stated on the cost basis. Equipment is depreciated using accelerated depreciation methods based on estimated useful lives ranging from three to ten years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the assets or the term of the related lease.

  USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of accounts receivable, prepaid expenses, and accounts payable approximate fair value due to the short-term maturities of these instruments. The carrying value of the Company's debt facilities and capital lease agreements approximates fair value because the rates on such facilities are variable, based on current market, or are at fixed rates currently available to the Company.

  ACCOUNTING FOR LONG-LIVED ASSETS

     In March 1995, the FASB issued Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted Statement No. 121 in the first quarter of 1996 and the effect of adoption had no impact on the financial statements.

  INCOME TAXES

     Income taxes have been provided using the liability method in accordance with FASB Statement No. 109, ACCOUNTING FOR INCOME TAXES.

                            MAUMEE INDUSTRIES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  FISCAL YEAR

     In 1997, the Company changed its fiscal year end from December 31 to September 30.

  UNAUDITED INTERIM INFORMATION

     The financial information for the three months ended December 31, 1996 and 1997 has not been audited by independent accountants. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the unaudited interim financial information. In the opinion of management of the Company, the unaudited interim financial information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. Results of operations for the interim periods are not necessarily indicative of the results of operations for the respective full years.

2.  NOTES PAYABLE

     At September 30, 1997, the Company has a bank line of credit under which the Company may borrow up to $7,700,000. At September 30, 1997, the unused portion of the line of credit was $2,194,032. Borrowings under this line of credit bear interest at 1.5% over the bank's base rate (10% at September 30, 1997) and expire on May 31, 2000. The line of credit is collateralized by substantially all of the Company's assets, including equipment, general intangibles, inventory, receivables, and any balance in the collateral account. The Company's principal stockholder has guaranteed the line of credit. The line of credit agreement includes provisions for maintenance of minimum net worth and restrictions on capital expenditures. The Company was in compliance with these financial covenants at September 30, 1997.

     At September 30, 1997, the Company has a special accommodation/over advance note payable to a bank. The note is payable on demand and accrues interest at the bank's base rate plus 2.5% (11% at September 30, 1997). If no demand is made, the note is payable in 18 monthly installments of $16,667 plus interest, beginning June 1, 1997. There was $233,332 outstanding on this note at September 30, 1997.

     At September 30, 1997, the Company has an equipment loan payable to a bank. The loan is payable on demand and accrues interest at the bank's base rate plus 1.5% (10% at September 30, 1997). If demand is not made, the note is payable in 48 monthly installments of $2,583, plus interest. There was $116,250 outstanding on this note at September 30, 1997.

     Equipment purchased from the proceeds of the installment notes is pledged as collateral on the respective loans.

     The Company made interest payments of approximately $453,000, $531,000 and $529,000 for the years ended December 31, 1995 and 1996 and for the period from January 1, 1997 through September 30, 1997, respectively.

3.  NOTE PAYABLE TO STOCKHOLDER

     At September 30, 1997, the Company has notes payable to the principal stockholder. The notes payable represent amounts advanced to the Company by the principal stockholder. The notes require monthly interest payments at rates ranging from 6.5% to 13.8% with principal payable upon demand. Interest payments for the years ended December 31, 1995 and 1996 and for the period from January 1, 1997 through September 30, 1997 was approximately $45,377, $0, and $56,000, respectively.

                            MAUMEE INDUSTRIES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  CAPITAL LEASE OBLIGATIONS

     The Company has entered into capital lease arrangements to finance the purchase of machinery and equipment. Future minimum payments under these agreements as of September 30, 1997 are as follows:

1998.................................  $  189,251
1999.................................     134,959
2000.................................      91,196
2001.................................      53,532
2002.................................      39,237
                                       ----------
Total minimum lease payments.........     508,175
Amount representing interest.........      82,900
                                       ----------
Present value of minimum lease
payments.............................     425,275
Current maturities...................     154,291
                                       ----------
Long-term portion....................  $  270,984
                                       ==========

     The cost of assets held under capital leases as of September 30, 1997 and December 31, 1996 was $619,987 and $261,149, respectively. Amortization of equipment acquired under capital lease arrangements is included in depreciation and amortization expense.

5.  COMMITMENTS

     The Company leases certain of its facilities and equipment under noncancelable operating leases. Rent expense for the years ended December 31, 1995 and 1996 and the period from January 1, 1997 through September 30, 1997 was $138,000, $174,000, and $120,000, respectively. Lease commitments at September 30, 1997 for long-term noncancelable operating leases are as follows:

1998.................................  $  278,299
1999.................................      82,486
2000.................................      43,040
                                       ----------
                                       $  403,825
                                       ==========

6.  INCOME TAXES

     Significant components of the provision for income taxes are as follows:

                                                                     PERIOD FROM
                                                                     JANUARY 1,
                                                                        1997
                                        YEARS ENDED DECEMBER 31,       THROUGH
                                       --------------------------   SEPTEMBER 30,
                                           1995          1996           1997
                                       ------------  ------------   -------------
Current:
     Federal.........................  $   (183,000) $    591,000     $ 192,000
     State...........................       (45,000)      161,000        53,000
                                       ------------  ------------   -------------
                                           (228,000)      752,000       245,000
Deferred:
     Federal.........................       (22,000)     (448,000)       71,000
                                       ------------  ------------   -------------
                                       $   (250,000) $    304,000     $ 316,000
                                       ============  ============   =============

                            MAUMEE INDUSTRIES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The reconciliation of the income tax expense computed at U.S. federal statutory tax rates to the reported tax expense is as follows:

                                                                     PERIOD FROM
                                                                     JANUARY 1,
                                                                        1997
                                        YEARS ENDED DECEMBER 31,       THROUGH
                                       --------------------------   SEPTEMBER 30,
                                           1995          1996           1997
                                       ------------  ------------   -------------
Expected income tax expense (benefit)
  at 34%.............................  $   (242,615) $    216,194     $ 255,106
State income taxes, net of federal
  benefit............................       (36,099)       36,444        43,428
Non-deductible expenses..............         2,662        26,050        17,466
Other................................        26,052        25,312       --
                                       ------------  ------------   -------------
Reported total income tax expense
  (benefit)..........................  $   (250,000) $    304,000     $ 316,000
                                       ============  ============   =============

     The Company paid $59,076, $-0- and $50,000 of income taxes for the years ended December 31, 1995 and 1996 and the period from January 1, 1997 through September 30, 1997, respectively.

     Deferred income taxes reflect the net effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. The components of the deferred tax assets are as follows:

                                           DECEMBER 31,    SEPTEMBER 30,
                                               1996            1997
                                           ------------    -------------
Deferred tax assets:
     Change in inventory estimate.......     $378,834        $ 284,125
     Nondeductible accruals:
          Accrued interest..............       21,496           21,496
          Pension.......................       53,986           53,558
     Other..............................       39,684           63,821
                                           ------------    -------------
Total deferred tax assets...............     $494,000        $ 423,000
                                           ============    =============

7.  EMPLOYEE RETIREMENT PLANS

     The Company maintains a defined contribution pension plan for all eligible full-time employees. All contributions to the plan are made by the Company at an amount equal to 7% of each participant's annual salary. The plan provides for 100% vesting of values accumulated for the employee after six years of service.

     The Company also sponsors an employee savings plan under Section 401(k) of the Internal Revenue Code which covers substantially all full-time employees. The plan allows for both employee and Company contributions. The Company contribution consists of a matching contribution of 50% of employee contributions, up to 6% of eligible employee compensation.

     Employees vest immediately in their contribution and vest in the Company contribution over a six-year period of service.

                            MAUMEE INDUSTRIES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The following is a summary of employee retirement plan expense for the years ended December 31, 1995 and 1996 and the period from January 1, 1997 through September 30, 1997.

                                           DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,
                                               1995            1996            1997
                                           ------------    ------------    -------------
Defined contribution pension plan.......     $106,917        $104,819        $ 103,520
401(k) matching contribution............       26,694          33,183           32,690
                                           ------------    ------------    -------------
Total...................................     $133,611        $138,002        $ 136,210
                                           ============    ============    =============

8.  RELATED PARTY TRANSACTIONS

     The Company leases its main building facility from Maumee Properties, which is owned by the primary shareholder and president. Annual rental expense under the lease amounted to $312,000 for the years ended December 31, 1995 and 1996, respectively, and $234,000 for the period from January 1, 1997 through September 30, 1997.

     The Company rents an airplane from Summit Transportation, which is owned by the primary shareholder and president. The related expense for use of the airplane amounted to $-0- and $46,028 for the years ended December 31, 1995 and 1996, respectively, and $4,171 for the nine months ended September 30, 1997.

9.  COMMON STOCK

     On September 30, 1997, the Company executed a share split of 2.83 ordinary shares for each authorized ordinary share.

     On September 30, 1997, pursuant to an agreement in July 1997 and subsequent to the aforementioned share split, 25 shares of common stock were issued to the chief executive officer. The issuance of the common stock resulted in a compensation charge to the Company of $650,000 based on an independent valuation of the Company.

10.  SUBSEQUENT EVENTS (UNAUDITED)

     In December 1997, Maumee Industries, Inc., and its shareholders entered into a definitive agreement with a wholly owned subsidiary of Pentacon, Inc., which among other things calls for the merger of Maumee Industries, Inc., with the Pentacon, Inc., subsidiary.

                         REPORT OF INDEPENDENT AUDITORS

Pentacon, Inc.
and
Board of Directors
Sales Systems, Limited

     We have audited the balance sheets of Sales Systems, Limited (the "Company"), as of December 31, 1996 and September 30, 1997, and the related statements of income and retained earnings and cash flows for the year ended December 31, 1996 and the period from January 1, 1997 through September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sales Systems, Limited, at December 31, 1996 and September 30, 1997, and the results of its operations and its cash flows for the year ended December 31, 1996 and the period from January 1, 1997 through September 30, 1997, in conformity with generally accepted accounting principles.

                                                         ERNST & YOUNG LLP

Houston, Texas
October 20, 1997

                             SALES SYSTEMS, LIMITED
                                 BALANCE SHEETS

                                          DECEMBER 31,    SEPTEMBER 30,    DECEMBER 31,
                                              1996            1997             1997
                                          ------------    -------------    ------------
                                                                           (UNAUDITED)
                 ASSETS
Current assets:
     Cash...............................   $   63,755      $   --          $    101,749
     Trade accounts receivable, less
       allowance for doubtful accounts
       of $38,000 at December 31, 1996,
       September 30, 1997, and December
       31, 1997.........................    1,129,433        1,090,628        1,148,344
     Inventories........................    2,723,660        2,255,465        2,346,057
     Prepaid expenses and other current
       assets...........................      --                 6,589           18,632
                                          ------------    -------------    ------------
Total current assets....................    3,916,848        3,352,682        3,614,782
Property, plant, and equipment:
     Fixtures and equipment.............    1,030,403        1,123,795        1,151,546
     Automotive equipment...............       82,151           82,151           82,151
                                          ------------    -------------    ------------
                                            1,112,554        1,205,946        1,233,697
Less accumulated depreciation...........     (778,625)        (859,976)        (901,574)
                                          ------------    -------------    ------------
                                              333,929          345,970          332,123
Other assets............................        8,477           27,109            8,478
                                          ------------    -------------    ------------
Total assets............................   $4,259,254      $ 3,725,761     $  3,955,383
                                          ============    =============    ============
  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Note payable.......................   $1,250,000      $   342,347     $    645,592
     Note payable to former
       shareholders.....................      --               --             5,000,000
     Trade accounts payable and accrued
       expenses.........................      943,109          980,922        1,048,561
     Accrued salaries, wages, payroll
       expenses, and commissions........      138,804           60,484           39,819
     Advances payable...................       40,000          --               --
     Current maturities of unsecured
       notes to officers................       22,670           23,890           20,139
     Current maturities of long-term
       debt.............................       78,823           77,850           75,336
                                          ------------    -------------    ------------
Total current liabilities...............    2,473,406        1,485,493        6,829,447
Long-term debt, less current
  maturities............................      257,176          199,967          182,567
Unsecured notes to officers, less
  current maturities....................      194,228          176,154          174,088
                                          ------------    -------------    ------------
Total liabilities.......................    2,924,810        1,861,614        7,186,102
Shareholders' equity:
     Common stock, $100 par value:
          Authorized shares -- 100
          Issued and outstanding
             shares -- 64...............        6,400            6,400            6,400
     Retained earnings..................    1,375,242        1,904,945        1,810,079
                                          ------------    -------------    ------------
                                            1,381,642        1,911,345        1,816,479
Less 14 shares at September 30, 1997 and
  47 shares at
  December 31, 1997 shares of treasury
  stock at cost.........................      (47,198)         (47,198)      (5,047,198)
                                          ------------    -------------    ------------
Total shareholders' equity (deficit)....    1,334,444        1,864,147       (3,230,719)
                                          ------------    -------------    ------------
Total liabilities and shareholders'
  equity................................   $4,259,254      $ 3,725,761     $  3,955,383
                                          ============    =============    ============

SEE ACCOMPANYING NOTES.

                             SALES SYSTEMS, LIMITED
                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                              PERIOD FROM
                                                            JANUARY 1, 1997       THREE MONTHS ENDED
                                            YEAR ENDED          THROUGH              DECEMBER 31
                                           DECEMBER 31,      SEPTEMBER 30,    --------------------------
                                               1996              1997             1996          1997
                                           ------------     ---------------   ------------  ------------
                                                                                     (UNAUDITED)
Net sales...............................   $ 15,663,326       $11,987,479     $  3,724,591  $  3,746,387
Cost of goods sold......................     10,495,123         8,056,780        2,532,158     2,452,853
                                           ------------     ---------------   ------------  ------------
Gross profit............................      5,168,203         3,930,699        1,192,433     1,293,534
Selling, general, and administrative
  expenses..............................      4,598,895         3,096,934        1,561,310     1,367,336
                                           ------------     ---------------   ------------  ------------
Operating income (loss).................        569,308           833,765         (368,877)      (73,802)
Interest expense........................       (106,799)          (95,162)         (28,167)      (21,064)
Other income............................         17,912          --                 17,912       --
                                           ------------     ---------------   ------------  ------------
Net income (loss).......................        480,421           738,603         (379,132)      (94,866)
Retained earnings at beginning of
  period................................      1,114,575         1,375,242        1,790,848     1,904,945
Distributions to shareholders...........       (219,754)         (208,900)         (36,474)      --
                                           ------------     ---------------   ------------  ------------
Retained earnings at end of period......   $  1,375,242       $ 1,904,945     $  1,375,242  $  1,810,079
                                           ============     ===============   ============  ============

SEE ACCOMPANYING NOTES.

                             SALES SYSTEMS, LIMITED
                            STATEMENTS OF CASH FLOWS

                                                            PERIOD FROM
                                                          JANUARY 1, 1997       THREE MONTHS ENDED
                                           YEAR ENDED         THROUGH              DECEMBER 31,
                                          DECEMBER 31,     SEPTEMBER 30,    --------------------------
                                              1996             1997             1996          1997
                                          ------------    ---------------   ------------  ------------
                                                                                   (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss).......................   $  480,421       $   738,603     $   (379,132) $    (94,866)
Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:
     Depreciation.......................       94,668            81,351           48,137        41,598
     Loss on sale of equipment..........        1,052          --                --            --
     Change in operating assets and
       liabilities:
          Trade accounts receivable.....     (343,571)           38,805          372,465       (57,716)
          Inventories...................     (518,271)          468,195         (201,941)      (90,592)
          Prepaid expenses and other
             current assets.............      --                 (6,589)         --            (12,043)
          Other assets..................      --                (18,632)            (891)       18,631
          Trade accounts payable and
             accrued expenses...........       28,375            37,813         (456,914)       67,639
          Accrued salaries, wages, and
             payroll withholdings.......      102,289           (78,320)         105,216       (20,665)
          Advances payable..............       40,000           (40,000)          40,000       --
                                          ------------    ---------------   ------------  ------------
Net cash provided by (used in) operating
  activities............................     (115,037)        1,221,226         (473,060)     (148,014)
INVESTING ACTIVITIES
Capital expenditures....................     (216,869)          (93,392)        (146,502)      (27,751)
                                          ------------    ---------------   ------------  ------------
Net cash used in investing activities...     (216,869)          (93,392)        (146,502)      (27,751)
FINANCING ACTIVITIES
Distributions paid to shareholders......     (219,754)         (208,900)         (36,474)      --
Borrowings on term loans................       61,582          --                 40,328       --
Payments on term loans..................      (91,523)          (75,036)         (10,537)      (25,731)
Net borrowings (repayments) on line of
  credit................................      525,555          (907,653)         690,000       303,245
Other...................................         (992)         --                --            --
                                          ------------    ---------------   ------------  ------------
Net cash provided by (used in) financing
  activities............................      274,868        (1,191,589)         683,317       277,514
                                          ------------    ---------------   ------------  ------------
Increase (decrease) in cash.............      (57,038)          (63,755)          63,755       101,749
Cash at beginning of period.............      120,793            63,755          --            --
                                          ------------    ---------------   ------------  ------------
Cash at end of period...................   $   63,755       $  --           $     63,755  $    101,749
                                          ============    ===============   ============  ============

SEE ACCOMPANYING NOTES.

                             SALES SYSTEMS, LIMITED
                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  COMPANY DESCRIPTION

     Sales Systems, Limited (the "Company") is a wholesaler and distributor of industrial fasteners, primarily to manufacturers in the eastern United States.

  INVENTORIES

     Inventories consist of goods held for resale and are stated at the lower of cost or market using the first-in, first-out method.

  PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment are recorded at cost. Depreciation and amortization expense, including amounts related to capital leases, is calculated by accelerated methods over the estimated useful lives of the assets, which vary from three to eight years.

  NET SALES RECOGNITION

     Net sales are recognized upon shipment of the product to the customer. Adjustments to arrive at net sales are primarily for discounts.

  INCOME TAXES

     Effective January 1, 1995, the Company made an election to be taxed as an S corporation for federal purposes and for the majority of states in which the Company operates. Accordingly, tax liabilities subsequent to this date related to the Company's ongoing operations will generally be the responsibility of the individual shareholders.

  STATEMENT OF CASH FLOWS

     Cash paid for interest during the year ended December 31, 1996 and the period from January 1, 1997 through September 30, 1997 was $106,799 and $95,167, respectively.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make significant estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of accounts receivable, prepaid expenses, and accounts payable approximate fair values due to the short-term maturities of these instruments. The carrying value of the Company's debt facilities approximates fair value because the rates on such facilities are variable, based on current market, or are at fixed rates currently available to the Company.

  ACCOUNTING FOR LONG-LIVED ASSETS

     In March 1995, the FASB issued Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted Statement No. 121 in the first quarter of 1996 and the effect of adoption had no impact on the financial statements.

                             SALES SYSTEMS, LIMITED
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  FISCAL YEAR

     In 1997, the Company changed its fiscal year end from December 31 to September 30.

  UNAUDITED INTERIM INFORMATION

     The financial information for the three months ended December 31, 1996 and 1997 has not been audited by independent accountants. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the unaudited interim financial information. In the opinion of management of the Company, the unaudited interim financial information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. Results of operations for the interim periods are not necessarily indicative of the results of operations for the respective full years.

2.  CONCENTRATION OF CREDIT RISK AND SALES TO LARGEST CUSTOMERS

     Sales to the Company's two largest customers were approximately $9,500,000, or 60.6% of net sales, for the year ended December 31, 1996. Sales to the Company's four largest customers were approximately $9,400,000, or 78.7% of net sales, for the period January 1, 1997 through September 30, 1997.

     The related accounts receivable balances were $442,545 and $538,940 as of December 31, 1996 and September 30, 1997, respectively.

3.  FINANCING ARRANGEMENTS

  NOTE PAYABLE

     The Company has a $1,250,000 line of credit agreement with a bank. The line of credit matures on June 1, 1998, subject to automatic renewals thereof on an annual basis unless a contrary notice is delivered by either party within a prescribed period. The line of credit is secured by accounts receivable and inventory, and is guaranteed by the Company's shareholders. The line of credit bears interest at the New York prime rate (8.5% at September 30, 1997). At September 30, 1997, there were available amounts of $907,626 to be borrowed under the line of credit.

     The agreement includes certain restrictive covenants with respect to, among other matters, distributions paid to shareholders, purchase or redemption of the Company's stock, mergers or consolidated transactions, asset dispositions, and the incurrence of additional debt. It also includes additional financial covenants related to the maintenance of net worth, working capital, and net income levels along with a limitation on annual capital expenditures. At September 30, 1997 the Company was in compliance with these covenants.

                             SALES SYSTEMS, LIMITED
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  LONG-TERM DEBT

                                        DECEMBER 31,     SEPTEMBER 30,
                                            1996              1997
                                        -------------    --------------
Note payable to bank requiring
  monthly principal payments of
  $4,167 plus interest at a variable
  rate (9.25% at September 30, 1997);
  due January 2003, secured by
  equipment, furniture and fixtures,
  accounts receivable, and
  inventory..........................     $ 254,167        $  216,667
Notes payable to bank requiring
  monthly payments totaling $2,462
  including interest at 8.2% -- 8.5%;
  maturing January 2002, secured by
  equipment..........................        71,176            53,715
Notes payable to bank requiring
  monthly payments totaling $418
  including interest at 7.75%;
  maturing March 1999; secured by a
  vehicle............................        10,656             7,435
                                        -------------    --------------
                                            335,999           277,817
Less current portion.................        78,823            77,850
                                        -------------    --------------
Long-term debt, net of current
  portion............................     $ 257,176        $  199,967
                                        =============    ==============

     The aggregate annual principal maturities of long-term debt for each of the next five years are as follows:

1998.................................  $   77,850
1999.................................      60,782
2000.................................      59,313
2001.................................      58,616
2002.................................      21,256
                                       ----------
                                       $  277,817
                                       ==========

4.  LEASES AND TRANSACTIONS WITH RELATED PARTIES

     The Company leases an Allentown warehouse and office facility under an informal lease arrangement, presently requiring monthly payments of $6,631.

     The Company leases a South Carolina warehouse and office facility under an informal lease arrangement with a partnership whose partners are the shareholders of the Company. This partnership advanced $40,000 to the Company during 1996, which was repaid during 1997.

     Rent expense for these facilities for the year ended December 31, 1996 and the period from January 1, 1997 through September 30, 1997 was $165,500 and $144,000, respectively.

5.  PENSION PLAN

     The Company has a qualified profit sharing plan covering substantially all employees with at least one year of service. Employee 401(k) contributions are permitted and the Company is committed to contribute $1 for each $1 of employee contributions, up to 6% of the employee's salary. The matching contributions were $134,772 and $95,971 for the year ended December 31, 1996 and the period from January 1, 1997 through September 30, 1997, respectively.

     There were no discretionary contributions made by the Company for the year ended December 31, 1996 and the period from January 1, 1997 through September 30, 1997.

                             SALES SYSTEMS, LIMITED
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  RELATED PARTY TRANSACTIONS

     The Company has 10% unsecured subordinated notes to certain officers totaling $174,087 as of September 30, 1997. The Company also has an unsecured note payable to an officer requiring monthly payments of $2,079, including interest at 7% through October 1998, totaling $25,957 as of September 30, 1997.

7.  SUBSEQUENT EVENT (UNAUDITED)

     In December 1997, Sales Systems, Limited, and its shareholders entered into a definitive agreement with a wholly owned subsidiary of Pentacon, Inc., which among other things calls for the merger of the Company with the Pentacon, Inc., subsidiary.

     In October 1997, the Company entered into an agreement whereby the Company purchased 30 shares of common stock from two shareholders for two promissory notes totaling $5.0 million. The purchase price was based on an offer received by the Company to purchase all of the common stock of the Company for cash. Payment of the promissory notes are conditioned upon the occurrence of the above-named acquisition and resulting initial public offering and if not completed by March 15, 1998 the notes will be void and the shares will revert back to the original owners.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Texas International Aviation, Inc.

     We have audited the accompanying consolidated balance sheet of Texas International Aviation, Inc. and Subsidiary (a Texas corporation) as of December 31, 1997 and March 31, 1997, and the related consolidated statements of earnings, stockholders' equity and cash flows for the nine months ended December 31, 1997 and the year ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Texas International Aviation, Inc. and Subsidiary as of December 31, 1997 and March 31, 1997, and the consolidated results of their operations and their consolidated cash flows for the nine months ended December 31, 1997 and the year ended March 31, 1997, in conformity with generally accepted accounting principles.

                                                         GRANT THORNTON LLP

Dallas Texas
April 3, 1998

                       TEXAS INTERNATIONAL AVIATION, INC.
                          CONSOLIDATED BALANCE SHEETS

                                         MARCH 31,     DECEMBER 31,     JUNE 30,
                                           1997            1997           1998
                                        -----------    ------------    -----------
                                                                       (UNAUDITED)
               ASSETS
Current assets:
Cash and cash equivalents............   $     8,593    $     20,093    $    20,467
     Trade accounts receivable, net
       of allowance for doubtful
       accounts of $15,259 at March
       31, 1997 and December 31, 1997
       and $946 at June 30, 1998.....     2,716,444       4,533,895      4,626,526
     Inventories.....................     9,393,408      15,885,605     20,861,277
     Prepaid expenses................        43,254          43,014         25,443
     Deferred income taxes...........       --               15,358         15,358
                                        -----------    ------------    -----------
               Total current assets..    12,161,699      20,497,965     25,549,071
Property, plant and equipment - at cost
     Property, plant and equipment...       635,723         883,561        930,605
          Less accumulated
             depreciation............       434,542         565,018        660,571
                                        -----------    ------------    -----------
                                            201,181         318,543        270,034
Other Assets
     Receivables from stockholders...       362,334         486,599        565,852
     Other...........................         9,500           9,500          9,500
                                        -----------    ------------    -----------
                                        $12,734,714    $ 21,312,607    $26,394,457
                                        ===========    ============    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Bank overdrafts.................   $   --         $    --         $ 1,088,561
     Current maturities of long-term
       debt..........................       153,992         141,235        146,743
     Accounts payable -- trade.......     2,512,800       4,763,771      4,126,764
     Accrued liabilities.............       207,208         352,467        325,209
     Line of credit..................     4,755,505      10,035,345     13,729,698
     Income taxes payable............        18,977         323,019         93,164
                                        -----------    ------------    -----------
               Total current
                  liabilities........     7,648,482      15,615,837     19,510,139
Long-term debt, less current
  maturities.........................       347,137         241,680        172,620
Stockholders' Equity
     Common stock $.10 par value;
       authorized 1,000,000 shares;
       issued and outstanding 65,763
       shares........................         6,576           6,576          6,576
     Additional paid-in capital......     2,515,908       2,515,908      2,515,908
     Retained earnings...............     2,216,611       2,932,606      4,189,214
                                        -----------    ------------    -----------
               Total stockholders'
                  equity.............     4,739,095       5,455,090      6,711,698
                                        -----------    ------------    -----------
                                        $12,734,714    $ 21,312,607    $26,394,457
                                        ===========    ============    ===========

                       TEXAS INTERNATIONAL AVIATION, INC.
                      CONSOLIDATED STATEMENTS OF EARNINGS

                                                       NINE MONTHS
                                        YEAR ENDED        ENDED        SIX MONTHS ENDED JUNE 30,
                                         MARCH 31,     DECEMBER 31,   ----------------------------
                                           1997            1997           1997           1998
                                        -----------    ------------   ------------  --------------
                                                                              (UNAUDITED)
Net sales............................   $11,823,132    $ 17,721,766   $  9,070,866  $   14,945,051
Cost of sales........................     8,091,140      12,894,231      6,805,210      10,271,146
                                        -----------    ------------   ------------  --------------
                                          3,731,992       4,827,535      2,265,656       4,673,905
Operating costs and expenses
     Selling expenses................       409,481         353,469        250,551         447,579
     General and administrative
       expenses......................     2,465,861       2,929,298      1,741,692       1,799,306
                                        -----------    ------------   ------------  --------------
                                          2,875,342       3,282,767      1,992,243       2,246,885
                                        -----------    ------------   ------------  --------------
          Operating profit...........       856,650       1,544,768        273,413       2,427,020
Other income (expenses)
     Interest expense................      (325,318)       (530,882)      (271,173)       (534,774)
     Other income....................         1,674          70,202          9,632          11,705
                                        -----------    ------------   ------------  --------------
          Earnings before income
             taxes...................       533,006       1,084,088         11,872       1,903,951
Income tax expense...................       135,655         368,093          4,031         647,343
                                        -----------    ------------   ------------  --------------
          Net earnings...............   $   397,351    $    715,995   $      7,841  $    1,256,608
                                        ===========    ============   ============  ==============

                       TEXAS INTERNATIONAL AVIATION, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
           FOR THE TWO FISCAL YEARS IN THE PERIOD ENDED DECEMBER 31,
                  1997 AND THE SIX MONTHS ENDED JUNE 30, 1998

                                          COMMON STOCK      ADDITIONAL
                                        ----------------     PAID-IN       RETAINED
                                        SHARES    AMOUNT     CAPITAL       EARNINGS       TOTAL
                                        ------    ------    ----------   ------------  ------------
Balance at April 1, 1996.............   65,763    $6,576    $2,515,908   $  1,819,260  $  4,341,744
Net earnings.........................     --        --          --            397,351       397,351
                                        ------    ------    ----------   ------------  ------------
Balance at March 31, 1997............   65,763     6,576     2,515,908      2,216,611     4,739,095
Net earnings.........................     --        --          --            715,995       715,995
                                        ------    ------    ----------   ------------  ------------
Balance at December 31, 1997.........   65,763     6,576     2,515,908      2,932,606     5,455,090
Net earnings (unaudited).............     --        --          --          1,256,608     1,256,608
                                        ------    ------    ----------   ------------  ------------
Balance at June 30, 1998
  (unaudited)........................   65,763    $6,576    $2,515,908   $  4,189,214  $  6,711,698
                                        ======    ======    ==========   ============  ============

                       TEXAS INTERNATIONAL AVIATION, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                           YEAR           NINE MONTHS       SIX MONTHS
                                           ENDED             ENDED             ENDED
                                         MARCH 31,       DECEMBER 31,        JUNE 30,
                                           1997              1997              1998
                                        -----------      -------------      -----------
                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net earnings....................   $   397,351       $    715,995      $ 1,256,608
     Adjustments to reconcile net
       earnings to net cash used in
       operating activities
          Depreciation...............       112,421            130,476           95,553
          Deferred income taxes......       --                 (15,358)         --
          Inventory obsolescence.....       400,000            431,206          307,536
          Changes in operating assets
             and liabilities Accounts
             receivable -- trade.....    (1,159,669)        (1,817,451)         (92,631)
               Inventories...........    (4,021,498)        (6,923,403)      (5,283,208)
               Income taxes
                  payable............       --                 304,042         (229,855)
               Prepaid expenses......       (16,417)               240           17,571
               Other assets..........        (1,000)          --                --
               Liability for bank
                  overdraft..........       --                --              1,088,561
               Accounts
                  payable -- trade...     1,052,036          2,250,971         (637,007)
               Accrued liabilities...       125,261            145,259          (27,258)
                                        -----------      -------------      -----------
                     Net cash used in
                       operating
                       activities....    (3,111,515)        (4,778,023)      (3,504,130)
CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of property, plant and
       equipment.....................      (197,518)          (247,838)         (47,044)
CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from notes payable and
       line of credit................     5,011,172          5,280,149        3,694,353
     Repayments of notes payable and
       line of credit................    (1,573,323)          (118,523)         (63,552)
     Change in receivables from
       stockholders..................      (132,690)          (124,265)         (79,253)
                                        -----------      -------------      -----------
                     Net cash
                       provided by
                       financing
                       activities....     3,305,159          5,037,361        3,551,548
                                        -----------      -------------      -----------
                     NET INCREASE
                       (DECREASE) IN
                       CASH AND CASH
                       EQUIVALENTS...        (3,874)            11,500              374
Cash and cash equivalents at
  beginning of period................        12,467              8,593           20,093
                                        -----------      -------------      -----------
Cash and cash equivalents at end of
  period.............................   $     8,593       $     20,093      $    20,467
                                        ===========      =============      ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION
     Cash paid during period for
          Interest...................   $   325,318       $    458,660      $   502,116
          Income taxes...............        80,000       $     65,000      $   892,555

                       TEXAS INTERNATIONAL AVIATION, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 1997 AND MARCH 31, 1997

NOTE A -- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

  NATURE OF OPERATIONS

     Texas International Aviation, Inc. and its wholly-owned subsidiary TIA International (collectively, the Company) are engaged in wholesale distribution of aircraft hardware products. Sales of the Company's products are worldwide.

  PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

  REVENUE RECOGNITION

     Revenue is recognized at the time of shipment.

  CASH EQUIVALENTS

     The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents.

  INVENTORIES

     Inventories are comprised of goods held for resale, which are valued at the lower of cost (specific identification) or market.

  DEPRECIATION

     Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives ranging from 5 to 7 years on an accelerated method. Computer software is depreciated using the straight-line method over three years.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

  INCOME TAXES

     Deferred income taxes are determined using the liability method, under which deferred tax assets and liabilities are determined based on differences between financial and tax bases of assets and liabilities at the rate expected to be in effect when taxes become payable.

  INTERIM FINANCIAL STATEMENTS

     In the opinion of management, the unaudited interim financial statements as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 include all adjustments, consisting only of those of a normal recurring nature, necessary to present fairly the Company's financial position as of June 30, 1998 and the results of its operations and cash flows for the six months ended June 30, 1997 and 1998. The results of operations for the six months ended June 30, 1997 and 1998 are not necessarily indicative of the results to be expected for the full year.

                       TEXAS INTERNATIONAL AVIATION, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE B -- LINE OF CREDIT

     The Company has a $12.5 million line of credit with a bank expiring on July 1, 1998. The Company may borrow up to $10 million for operations and up to $5 million on eligible inventory buyback contracts, with total borrowings not to exceed $12.5 million. Borrowings under the line of credit bear interest at the lesser of prime or a maximum rate, as defined, (8.5% at December 31, 1997). Borrowings are collateralized by substantially all assets of the Company. The Company had $2,464,655 and $7,744,495 available for borrowings under the line of credit at December 31, 1997 and March 31, 1997, respectively. The line of credit includes certain restrictive covenants which include, among others, working capital requirements, interest coverage, and tangible net worth.

NOTE C -- LONG-TERM DEBT

                                        DECEMBER 31,    MARCH 31,
                                            1997          1997
                                        ------------    ---------
Notes payable to stockholders, in 60
  monthly installments, of principal
  of $5,705 through January 2001,
  plus interest at 7%................     $187,263      $ 237,945
Note payable to a bank bearing
  interest at a rate equal to the
  lesser of prime or a maximum rate,
  as defined, (8.5% at December 31,
  1997) due in 36 monthly
  installments of principal ($6,945)
  plus interest through May 1,
  2000...............................      194,440        250,000
Other................................        1,212         13,184
                                        ------------    ---------
                                           382,915        501,129
     Less current maturities.........      141,235        153,992
                                        ------------    ---------
                                          $241,680      $ 347,137
                                        ============    =========

     The following are scheduled future maturities of long-term debt at December 31, 1997:

             YEAR ENDING
            DECEMBER 31,
-------------------------------------
  1998...............................  $  141,235
  1999...............................     144,120
  2000...............................      91,049
  2001...............................       6,511
                                       ----------
                                       $  382,915
                                       ==========

                       TEXAS INTERNATIONAL AVIATION, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE D -- INCOME TAXES

     The income tax provision is comprised of the following components:

                                         NINE MONTHS
                                            ENDED        YEAR ENDED
                                        DECEMBER 31,     MARCH 31,
                                            1997            1997
                                        -------------    ----------
Current
     Federal.........................     $ 347,855       $131,155
     State...........................        35,596          4,500
                                        -------------    ----------
                                            383,451        135,655
Deferred
     Federal.........................       (14,113)        --
     State...........................        (1,245)        --
                                        -------------    ----------
                                            (15,358)        --
                                        -------------    ----------
          Total......................     $ 368,093       $135,655
                                        =============    ==========

     The income tax provision reconciled to the tax computed at the statutory Federal rate is as follows:

                                         NINE MONTHS
                                            ENDED        YEAR ENDED
                                        DECEMBER 31,     MARCH 31,
                                            1997            1997
                                        -------------    ----------
Tax at statutory rate................     $ 368,590       $181,222
State income taxes, net of Federal
  benefit............................        23,493          2,970
Impact of foreign sales
  corporation........................       (27,517)       (43,822)
Other................................         3,527         (4,715)
                                        -------------    ----------
                                          $ 368,093       $135,655
                                        =============    ==========

     Deferred tax assets consist of the following at December 31, 1997:

Allowance for doubtful accounts......  $   5,645
Accrued vacation.....................      9,713
                                       ---------
                                       $  15,358
                                       =========

NOTE E -- BENEFIT PLAN

     The Company sponsors the Texas International Aviation, Inc. 401(k) Plan (the Plan). Under the Plan, eligible employees are permitted to contribute to the Plan up to 20% of gross compensation and the Company matches 50% of the employees' contributions up to 3% of the employees' gross compensation. Matching contributions begin vesting after three years of employment at a rate of 20% per year and fully vest after seven years. The Company made approximately $14,300 and $14,000 of matching contributions during the nine months and year ended December 31, 1997 and March 31, 1997, respectively.

NOTE F -- CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

     A significant portion of the Company's sales are to customers whose activities are related to the aviation industry, including some who are located in foreign countries. The Company generally extends credit to these customers and, therefore, collection of receivables is affected by the economy of the aviation industry. Also, with respect to foreign sales, collection may be more difficult in the event of a default.

                       TEXAS INTERNATIONAL AVIATION, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

However, the Company closely monitors extensions of credit and has not experienced significant credit losses. Most foreign sales are made to large, well-established companies.

     During the nine months ended December 31, 1997, sales to three customers were approximately 12% each (total 36%) of the Company's total sales. The loss of any one of these customers could have a severe impact on the operations of the Company.

     Some product purchases are denominated in foreign currencies. The Company had foreign currency transaction gains of approximately $65,000 and $1,000 for the nine months and year ended December 31, 1997 and March 31, 1997, respectively.

NOTE G -- COMMITMENTS

     The Company leases office and warehouse facilities in Grand Prairie, Texas from a partnership owned by the stockholders. The lease expires December 31, 1997 and rental payments of $7,500 are due monthly. Rent expense for these facilities was $82,065 and $82,500 for the period ended December 31, 1997 and March 31, 1997, respectively.

     The Company leases office facilities in California, under a lease agreement classified as an operating lease. Total rent expense for this facility during 1997 was approximately $10,700 and $3,000 for the periods ended December 31, 1997 and March 31, 1997, respectively. The lease expires August 31, 1999 and rental payments of $1,425 are due monthly.

     The Company leases office facilities in Washington under a lease agreement classified as an operating lease. Total rent expense for this facility for the period ended December 31, 1997 was approximately $1,900. The lease expires July 16, 1998, and rental payments of $345 are due monthly.

     Future minimum rentals on these leases at December 31, 1997 are as follows:

             YEAR ENDING
            DECEMBER 31,
-------------------------------------
  1998...............................  $  21,341
  1999...............................     13,399
                                       ---------
                                       $  34,740
                                       =========

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
ASI Aerospace Group, Inc.
San Diego, California

     We have audited the accompanying consolidated balance sheets of ASI Aerospace Group, Inc. and subsidiary as of December 31, 1996 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ASI Aerospace Group, Inc. and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                                         McGladrey & Pullen, LLP

San Diego, California
February 20, 1998, except for
  Note 13 as to which the date is
  August 14, 1998

                    ASI AEROSPACE GROUP, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS

                                                DECEMBER 31,
                                       ------------------------------    JUNE 30,
                                            1996            1997           1998
                                       --------------  --------------   -----------
                                                                        (UNAUDITED)
       ASSETS (NOTES 6 AND 7)
Current Assets
     Cash............................  $       13,418  $       12,882   $   176,249
     Trade receivables, net of
       allowance for doubtful
       accounts of 1996, $78,000;
       1997 $54,000;
       1998 $59,000 (Note 2).........       3,443,912       7,644,842    10,210,006
     Inventory.......................      11,570,026      25,649,166    29,969,641
     Prepaid expenses and other......          45,905         233,009       344,132
     Deferred tax assets (Note 12)...         349,300       1,256,000     1,256,000
                                       --------------  --------------   -----------
          TOTAL CURRENT ASSETS.......      15,422,561      34,795,899    41,956,028
                                       --------------  --------------   -----------
Property, Equipment and Leasehold
  Improvements, net (Note 4).........         572,048       1,087,752     1,151,600
                                       --------------  --------------   -----------
Intangibles and Other Assets (Note
  5).................................       1,764,287       4,899,430     4,637,356
                                       --------------  --------------   -----------
                                       $   17,758,896  $   40,783,081   $47,744,984
                                       ==============  ==============   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
     Checks outstanding in excess of
       bank balances.................  $      159,222  $      580,982   $   --
     Note payable, bank (Note 6).....        --            13,312,073    17,592,302
     Current maturities of long-term
       debt (Note 7):
          Related parties............       2,286,697       2,286,697     2,286,697
          Other......................         835,044       1,084,812     1,259,738
     Accounts payable, trade.........       4,473,462       7,331,940     8,499,131
     Accrued expenses and other (Note
       7)............................         561,910       1,035,726     1,272,583
     Income taxes payable............          11,500         683,000        78,768
                                       --------------  --------------   -----------
          Total current
             liabilities.............       8,327,835      26,315,230    30,989,219
                                       --------------  --------------   -----------
Long-Term Debt
     Note payable, bank (Note 6).....       3,725,000        --             --
     Long-term debt, less current
       maturities (Note 7)...........       1,984,415       4,800,233     4,269,151
                                       --------------  --------------   -----------
                                            5,709,415       4,800,233     4,269,151
                                       --------------  --------------   -----------
Commitments (Notes 3, 8, 10 and 11)
Redeemable Preferred Stock,
  redemption value $1,000
  per share (Note 10)................       1,800,000       1,800,000     1,800,000
                                       --------------  --------------   -----------
Stockholders' Equity (Note 6)
     Common stock, $.01 par value;
       authorized 1,000 shares;
       issued and outstanding 113
       shares........................               1               1             1
     Additional paid-in capital......         833,975       2,886,975     2,886,975
     Retained earnings...............       1,087,670       4,980,642     7,799,638
                                       --------------  --------------   -----------
                                            1,921,646       7,867,618    10,686,614
                                       --------------  --------------   -----------
                                       $   17,758,896  $   40,783,081   $47,744,984
                                       ==============  ==============   ===========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                    ASI AEROSPACE GROUP, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 YEARS ENDED DECEMBER 31,
                                       --------------------------------------------
                                           1995           1996            1997
                                       ------------  --------------  --------------
Net sales (Note 2)...................  $  8,525,062  $   24,587,196  $   53,551,932
Cost of goods sold...................     7,167,319      17,663,851      37,479,851
                                       ------------  --------------  --------------
          Gross profit...............     1,357,743       6,923,345      16,072,081
General and administrative
  expenses...........................     1,646,829       4,483,990       8,294,754
                                       ------------  --------------  --------------
          Operating income (loss)....      (289,086)      2,439,355       7,777,327
                                       ------------  --------------  --------------
Nonoperating (income) expense:
     Interest expense (Note 7).......       189,231         700,223       1,388,836
     Other (income) expense (Note
       3)............................       (30,135)         82,998          98,519
                                       ------------  --------------  --------------
                                            159,096         783,221       1,487,355
                                       ------------  --------------  --------------
          Income (loss) before
             taxes...................      (448,182)      1,656,134       6,289,972
Provision for income taxes (Note
  12)................................         1,600          49,700       2,181,000
                                       ------------  --------------  --------------
          Net income (loss)..........  $   (449,782) $    1,606,434  $    4,108,972
                                       ============  ==============  ==============
Basic and diluted income (loss) per
  share..............................  $     (4,223) $       14,216  $       34,451
                                       ============  ==============  ==============
Weighted average common shares
  outstanding........................         106.5             113             113
                                       ============  ==============  ==============

                                         SIX MONTHS ENDED JUNE 30,
                                       ------------------------------
                                            1997            1998
                                       --------------  --------------
                                                (UNAUDITED)
Net sales (Note 2)...................  $   21,935,091  $   36,458,662
Cost of goods sold...................      15,567,862      24,969,097
                                       --------------  --------------
          Gross profit...............       6,367,229      11,489,565
General and administrative
  expenses...........................       3,277,871       5,316,138
                                       --------------  --------------
          Operating income...........       3,089,358       6,173,427
                                       --------------  --------------
Nonoperating expense:
     Interest expense (Note 7).......         492,448       1,041,431
     Other expense...................           3,768        --
                                       --------------  --------------
                                              496,216       1,041,431
                                       --------------  --------------
          Income before income
             taxes...................       2,593,142       5,131,996
Provision for income taxes (Note
  12)................................         964,000       2,097,000
                                       --------------  --------------
          Net income.................  $    1,629,142  $    3,034,996
                                       ==============  ==============
Basic and diluted income per share...  $       13,461  $       25,903
                                       ==============  ==============
Weighted average common shares
  outstanding........................             113             113
                                       ==============  ==============

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                    ASI AEROSPACE GROUP, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997 AND SIX MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)

                                            COMMON STOCK
                                        $.01 PAR VALUE, 1,000
                                          SHARES AUTHORIZED
                                        ---------------------                    RETAINED
                                        ISSUED AND               ADDITIONAL     EARNINGS/
                                        OUTSTANDING               PAID-IN      (ACCUMULATED
                                          SHARES       AMOUNT     CAPITAL        DEFICIT)         TOTAL
                                        -----------    ------    ----------    ------------    -----------
Balance, December 31, 1994...........        100        $  1     $  446,684     $  (68,982)    $   377,703
     Issuance of 13 shares of common
       stock.........................         13        --              591        --                  591
     Net (loss)......................      --           --           --           (449,782)       (449,782)
                                             ---       ------    ----------    ------------    -----------
Balance, December 31, 1995...........        113           1        447,275       (518,764)        (71,488)
     Effects of intercorporate tax
       allocations (Note 12).........      --           --          386,700        --              386,700
     Net income......................      --           --           --          1,606,434       1,606,434
                                             ---       ------    ----------    ------------    -----------
Balance, December 31, 1996...........        113           1        833,975      1,087,670       1,921,646
     Effects of intercorporate tax
       allocations (Note 12).........      --           --        2,053,000        --            2,053,000
     Dividends (Note 10).............      --           --           --           (216,000)       (216,000)
     Net income......................      --           --           --          4,108,972       4,108,972
                                             ---       ------    ----------    ------------    -----------
Balance, December 31, 1997...........        113           1      2,886,975      4,980,642       7,867,618
UNAUDITED INFORMATION:
     Dividends (Note 10).............      --           --           --           (216,000)       (216,000)
     Net income for the six months
       ended June 30, 1998...........      --           --           --          3,034,996       3,034,996
                                             ---       ------    ----------    ------------    -----------
Balance, June 30, 1998 (Unaudited)...        113        $  1     $2,886,975     $7,799,638     $10,686,614
                                             ===       ======    ==========    ============    ===========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                    ASI AEROSPACE GROUP, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                              YEARS ENDED DECEMBER 31,          SIX MONTHS ENDED JUNE 30,
                                       --------------------------------------   --------------------------
                                          1995         1996          1997          1997           1998
                                       ----------  ------------  ------------   -----------    -----------
                                                                                (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)..................  $ (449,782) $  1,606,434  $  4,108,972   $ 1,629,142    $ 3,034,996
  Adjustments to reconcile net income
    (loss) to net cash provided by
    (used in) operating activities:
      Depreciation and
         amortization................      64,027       202,084       410,769       158,718        328,667
      Inventory reserve..............     646,939       --            --            --             270,000
      Loss on disposal of
         equipment...................      --             3,521       --            --               6,716
      Deferred income taxes..........      --            37,400     1,146,000       514,765        --
Change in working capital components,
  net of effects of business
  combinations:
    (Increase) decrease in:
      Trade receivables..............    (153,288)   (1,116,618)   (2,045,504)   (3,118,037)    (2,565,164)
      Inventory......................     197,003    (4,294,249)  (10,470,184)   (4,158,416)    (4,590,475)
      Prepaid expenses and other.....     (32,886)        3,827      (163,739)      (23,281)      (111,123)
      Increase (decrease) in:
      Accounts payable, trade........     212,043     2,984,852       827,981     1,757,278      1,167,191
      Accrued expenses and other.....     (19,921)      379,686       473,816       100,266        236,857
      Income taxes payable...........      --            11,500       671,500       449,440       (604,232)
                                       ----------  ------------  ------------   -----------    -----------
         Net cash provided by (used
           in) operating activities..     464,135      (181,563)   (5,040,389)   (2,690,125)    (2,826,567)
                                       ----------  ------------  ------------   -----------    -----------
Cash Flows from Investing Activities
    Payments for purchase of
      businesses.....................    (236,029)   (6,434,840)   (5,017,475)      --             --
    Purchase of equipment............     (24,269)      (59,081)     (472,660)     (282,559)      (392,360)
    Increase in deposits and other
      assets, net....................     (17,794)      (32,290)     (209,357)     (679,257)        83,268
    Proceeds from sales of property
      and equipment..................      --            45,000       --            --             171,935
    Proceeds from stockholder
      receivable.....................      --            10,500       --            --             --
                                       ----------  ------------  ------------   -----------    -----------
         Net cash (used in) investing
           activities................    (278,092)   (6,470,711)   (5,699,492)     (961,816)      (137,157)
                                       ----------  ------------  ------------   -----------    -----------
Cash Flows from Financing Activities
    Checks outstanding in excess of
      bank balances..................      --           159,222       421,760       822,113       (580,982)
    Net borrowings on note payable,
      bank...........................      --         3,725,000     9,587,073     3,332,146      4,280,229
    Principal payments on long-term
      debt...........................     (25,680)     (571,273)     (990,984)     (424,097)      (556,156)
    Borrowings on long-term debt.....      (5,892)    3,004,870     1,937,496       152,329        200,000
    Cash dividends paid..............      --           --           (216,000)     (216,000)      (216,000)
    Proceeds from issuance of common
      stock..........................         591       --            --            --             --
                                       ----------  ------------  ------------   -----------    -----------
         Net cash provided by (used
           in) financing activities..     (30,981)    6,317,819    10,739,345     3,666,491      3,127,091
                                       ----------  ------------  ------------   -----------    -----------
         Net increase (decrease) in
           cash......................     155,062      (334,455)         (536)       14,550        163,367
Cash, beginning......................     192,811       347,873        13,418        13,418         12,882
                                       ----------  ------------  ------------   -----------    -----------
Cash, ending.........................  $  347,873  $     13,418  $     12,882   $    27,968    $   176,249
                                       ==========  ============  ============   ===========    ===========

                    ASI AEROSPACE GROUP, INC. AND SUBSIDIARY
              CONSOLIDATED STATEMENTS OF CASH FLOWS -- (CONTINUED)

                                              YEARS ENDED DECEMBER 31,          SIX MONTHS ENDED JUNE 30,
                                       --------------------------------------   --------------------------
                                          1995         1996          1997          1997           1998
                                       ----------  ------------  ------------   -----------    -----------
                                                                                (UNAUDITED)    (UNAUDITED)
Supplemental Disclosures of Cash Flow
  Information
     Cash payments for:
       Interest......................  $  173,736  $    584,425  $  1,303,577    $ 426,128     $   974,114
                                       ==========  ============  ============   ===========    ===========
       Income taxes..................  $    3,200  $        800  $    433,706    $  14,600     $ 2,652,000
                                       ==========  ============  ============   ===========    ===========
Supplemental Schedule of Noncash
  Financing Activities:
     Capital lease obligations
       incurred for use of
       equipment.....................  $   28,211  $    135,692  $    152,329
                                       ==========  ============  ============
     Effects of intercorporate tax
       allocation....................  $   --      $    386,700  $  2,053,000
                                       ==========  ============  ============
Acquisition of Businesses (Note 9):
     Purchase Price:
       Cash paid.....................  $  236,029  $  6,434,840  $  5,017,475
       Debt to sellers...............     253,044       --          1,876,678
                                       ----------  ------------  ------------
                                       $  489,073  $  6,434,840  $  6,894,153
                                       ==========  ============  ============
Assets Acquired:
     Working capital acquired........  $  469,073  $  4,585,391  $  3,757,249
     Fair value of other assets
       acquired, principally
       equipment.....................      20,000       424,594       128,835
     Costs in excess of net assets of
       businesses acquired...........      --         1,424,855     3,098,133
     Long-term liabilities assumed...      --           --            (90,064)
                                       ----------  ------------  ------------
                                       $  489,073  $  6,434,840  $  6,894,153
                                       ==========  ============  ============

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                    ASI AEROSPACE GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     ASI Aerospace Group, Inc. (an eighty-eight percent owned subsidiary of West Coast Aero Products Holding Company (WCAPHC)) and subsidiary (individually or collectively, the "Company") is a distributor of specialty fasteners, primarily for the aircraft and aerospace industry. The Company grants credit in the form of accounts receivable to its customers which are located primarily throughout the United States and internationally. Sales to international customers during the year ended December 31, 1997 were approximately 5%. All sales are transacted in U.S. dollars.

     A summary of the Company's significant accounting policies follows:

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Pollard Aviation, Inc. All material intercompany balances and transactions have been eliminated in consolidation.

  USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  FINANCIAL INSTRUMENTS

     The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable, accounts payable and short-term debt approximate fair value due to the immediate short-term maturity of these financial instruments.

     Based on the borrowing rates currently available to the Company for bank loans with similar maturities and similar collateral requirements, the fair value of notes payable and long-term debt approximates the carrying amount.

  CASH

     The Company maintains its cash accounts primarily in one commercial bank located in California. Accounts at this bank are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. The Company's accounts at this institution, at times, may exceed the federally insured limit. The Company has not experienced any losses in such accounts.

  INVENTORY

     Inventory is stated at lower of cost (weighted average method) or market and consists entirely of products for resale. The Company periodically reviews the age and turnover of its inventory to determine whether any inventory has become obsolete or has declined in value and incurs a charge to operations for known and estimated inventory obsolescence. Inventory quantities in excess of a four-year supply based on projected and historical sales levels have been reduced to their net realizable value. It is reasonably possible that additional adjustments to reduce inventory to market value will be required in the future.

  PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Property, equipment and leasehold improvements are recorded at cost. Depreciation on property and equipment is computed utilizing the straight-line method over the estimated useful lives ranging from 5 to 7 years. Leasehold improvements are amortized utilizing the straight-line method over the lesser of the term of the leases or the estimated useful lives of the improvements. Amortization of equipment acquired under capital leases is included with depreciation expense on owned assets.

                    ASI AEROSPACE GROUP, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  INTANGIBLE ASSETS

     The Company's intangible asset "costs in excess of net assets of businesses acquired" is amortized utilizing the straight-line method over 15 years.

     Non-competition agreements with former owners of businesses acquired are expensed on a straight-line basis over the lives of the respective agreements. Organization costs are being amortized over 3 years.

  IMPAIRMENT OF LONG-LIVED AND INTANGIBLE ASSETS

     In accordance with FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. The Company continually evaluates the recovery of its intangible assets by assessing whether the amortization of the balance over its estimated remaining life can be recovered based upon operating income, cash flows and business prospects.

     The Company does not believe an impairment of its long-lived assets used in operations or its intangible assets has occurred.

  INCOME TAXES

     The Company recognizes deferred tax assets for deductible temporary differences and deferred tax liabilities for taxable temporary differences. Temporary differences are the differences between the reported amount of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

  ADVERTISING AND PROMOTION

     Costs associated with advertising and promotion are expensed in the year incurred.

  EARNINGS PER SHARE

     The Company follows the provisions of Statement of Financial Accounting Standards No. 128 (SFAS 128), Earnings per Share. In computing earnings per share for the year ended December 31, 1997 and unaudited earnings per share for the six month periods ended June 30, 1997 and 1998, dividends on preferred stock were deducted from net income in calculating basic earnings per share. The Company has no dilutive potential common shares. Accordingly, the Company's presentation of diluted earnings (loss) per share is the same as that of basic earnings (loss) per share for the years ended December 31, 1995, 1996 and 1997.

  INTERIM FINANCIAL INFORMATION (UNAUDITED)

     The accompanying balance sheet as of June 30, 1998 and the statements of operations and cash flows for the six month periods ended June 30, 1997 and 1998, respectively, have not been audited. However, these financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In management's opinion, the accompanying interim financial statements reflect all material adjustments (consisting only of normal recurring accruals) necessary for a fair statement of the results for the interim periods presented. The results for the interim periods are not necessarily indicative of the results which will be reported for the entire year.

                    ASI AEROSPACE GROUP, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2.  CONCENTRATIONS

     The Company performs ongoing credit evaluation of its customers and generally does not require collateral. Provisions are made for estimated uncollectible trade receivables as considered necessary. To date, losses on trade receivables have been minimal in relation to the volume of sales and have been within management's expectations.

     Net sales and accounts receivable include sales to and accounts receivable from the following major customers.

                                                                             DECEMBER 31,
                                        ---------------------------------------------------------------------------------------
                                                   1995                          1996                          1997
                                        --------------------------    --------------------------    ---------------------------
                                           NET            NET            NET            NET             NET            NET
                                          SALES       RECEIVABLES       SALES       RECEIVABLES        SALES       RECEIVABLES
                                        ----------    ------------    ----------    ------------    -----------    ------------
Customer A...........................   $1,156,297      $ 55,593      $5,799,826      $636,404      $16,260,993     $ 1,996,032
Customer B...........................       --            --           2,638,029       168,307          --              --
                                        ----------    ------------    ----------    ------------    -----------    ------------
                                        $1,156,297      $ 55,593      $8,437,855      $804,711      $16,260,993     $ 1,996,032
                                        ==========    ============    ==========    ============    ===========    ============

                                                          JUNE 30, (UNAUDITED)
                                        ---------------------------------------------------------
                                                   1997                          1998
                                        --------------------------    ---------------------------
                                           NET            NET             NET            NET
                                          SALES       RECEIVABLES        SALES       RECEIVABLES
                                        ----------    ------------    -----------    ------------
Customer A...........................   $6,636,950     $ 1,408,298    $11,083,781     $ 2,721,049
                                        ==========    ============    ===========    ============

     The net sales to Customer B did not exceed 10% of net sales for the years ended December 31, 1995 and 1997.

NOTE 3.  INVESTMENT IN JITCO, LLC

     The Company is a 50% member in JITCO, LLC (JITCO) at December 31, 1997. The Company may be required to make additional capital contributions to JITCO at such time as additional working capital is needed for the operation of the business. Members' contributions are pro rata based on their respective ownership percentages. The Company is accounting for its investment in JITCO by the equity method of accounting and the net investment of approximately $11,500 and $20,000 is included in deposits and other assets as of December 31, 1996 and 1997, respectively.

     The following are the approximate reported assets, liabilities, revenues, and expenses of JITCO as of and for the years ended December 31:

                                          1996         1997
                                       ----------  ------------
Assets...............................  $  334,100  $  1,924,000
Liabilities..........................  $  216,400  $  1,876,000
Revenues.............................  $   22,200  $  2,045,000
Expenses.............................  $  114,500  $  2,258,000

     The Company's share in the net loss of JITCO was approximately $18,500 and $106,000 for the years ended December 31, 1996 and 1997, respectively, and is included in other expense in the Company's consolidated statements of operations.

     At December 31, 1997, the Company has guaranteed the payment of up to $120,000 of certain notes payable to a bank by JITCO.

                    ASI AEROSPACE GROUP, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 4.  PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Property, equipment and leasehold improvements consist of the following:

                                             DECEMBER 31,           JUNE 30,
                                       ------------------------       1998
                                          1996         1997        (UNAUDITED)
                                       ----------  ------------    -----------
Office furniture and equipment.......  $  500,786  $    939,456    $ 1,153,990
Leasehold improvements...............      81,875       121,800        242,468
Building.............................      93,000        93,000        --
                                       ----------  ------------    -----------
                                          675,661     1,154,256      1,396,458
Less accumulated depreciation and
  amortization.......................     160,613       343,806        369,855
                                       ----------  ------------    -----------
                                          515,048       810,450      1,026,603
Construction in progress.............      --           220,302        124,997
Land.................................      57,000        57,000        --
                                       ----------  ------------    -----------
                                       $  572,048  $  1,087,752    $ 1,151,600
                                       ==========  ============    ===========

NOTE 5.  INTANGIBLE AND OTHER ASSETS

     Intangible and other assets consist of the following:

                                              DECEMBER 31,
                                       --------------------------      1998
                                           1996          1997       (UNAUDITED)
                                       ------------  ------------   -----------
Costs in excess of net assets of
  businesses acquired, less
  accumulated amortization of 1996
  $137,426; 1997 $336,325; 1998
  $483,493...........................  $  1,663,081  $  4,579,745   $ 4,420,087
Organization costs, net of
  accumulated amortization of 1996
  $20,926; 1997 $34,882; 1998
  $41,860............................        48,532        34,576        27,598
Covenant not to compete, less
  accumulated amortization of 1997
  $13,333; 1998 $25,833..............       --            111,667        99,167
Deposits and other assets (Note 3)...        52,674       173,442        90,504
                                       ------------  ------------   -----------
                                       $  1,764,287  $  4,899,430   $ 4,637,356
                                       ============  ============   ===========

NOTE 6.  NOTE PAYABLE, BANK

     The Company has a revolving line of credit agreement with a commercial bank. The agreement allows for advances up to a maximum of $19,000,000, of which approximately $13,300,000 was outstanding and approximately $1,500,000 was available for borrowing at December 31, 1997. Borrowings are limited to 80% of the Company's eligible domestic trade receivables plus 70% of eligible foreign accounts and 50% of eligible inventory up to $9,000,000, as defined by the agreement. The line of credit bears interest at LIBOR (5.69% at December 31, 1997) plus 3%. The Company may elect to fix the rate under this line of credit at the bank's prime rate (8.5% at December 31, 1997) plus an applicable margin ranging from 2.25% to 3% based on the Company's total liabilities to tangible net worth at the time, as defined by the agreement. Advances are collateralized by substantially all of the Company's assets and the line of credit agreement expires in August 1998. As of December 31, 1996, the balance outstanding on this agreement of $3,725,000 was classified as long-term based on an expiration date greater than one year in the future. The Company had an adequate borrowing base to support this balance and did not intend to pay down the balance within a twelve-month period.

                    ASI AEROSPACE GROUP, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     In connection with this credit agreement as well as other obligations (Note
7), the Company has agreed, among other things, to maintain certain consolidated financial ratios and consolidated amounts, including:

      o  a current ratio of not less than 1.20 to 1.0

      o a minimum tangible net worth, as defined, of $6,500,000 at December 31, 1997

      o  a total debt to tangible net worth ratio not to exceed 4.25 to 1.0

      o  minimum profitability of $1,000,000

      o  a minimum debt service ratio of 1.35 to 1.0

      o  annual limit on capital expenditures of $700,000

     The agreement also provides for certain covenants including restrictions on new indebtedness or loans other than trade debt or loans incurred in the normal course of business, paying dividends on Company stock other than the 12% cumulative preferred stock dividends, purchasing or retiring any Company stock, or amending or altering the Company's capital structure. The agreement requires the bank's preapproval for any and all business acquisitions.

NOTE 7.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                              DECEMBER 31,
                                       --------------------------
                                           1996          1997
                                       ------------  ------------
Note payable to a bank, due in
  monthly installments of $62,500,
  plus interest at 1.5% above the
  bank's prime rate through November
  2002 (a) (c).......................  $  2,500,000  $  3,687,500
Unsecured subordinated note payable
  to a related party, due on demand,
  monthly interest only payments at
  11.2%..............................     1,600,000     1,600,000
Unsecured subordinated notes payable
  to various related parties, due on
  demand, monthly interest only
  payments at 12.0%..................       686,697       686,697
Unsecured subordinated note payable
  to former owner of acquired
  business, due July 2002, annual
  interest only payments at 10%......       --            500,000
Unsecured notes payable to former
  owners of acquired businesses, due
  in aggregate monthly installments
  of $24,371 including interest at
  10% through August 2007............       --          1,298,924
Note payable to former owner of
  acquired business, due in monthly
  payments of $5,027 including
  interest at 7.0% through May 2000
  (b)................................       185,507       136,451
Other................................       133,952       262,170
                                       ------------  ------------
                                          5,106,156     8,171,742
Less current maturities..............     3,121,741     3,371,509
                                       ------------  ------------
                                       $  1,984,415  $  4,800,233
                                       ============  ============

------------

(a) Subject to the loan agreement covenants on the revolving line of credit (Note 6) and collateralized by substantially all assets of the Company.

(b) These amounts are collateralized by certain inventory and trade receivables.

(c) Interest under this note may be fixed by the Company for terms of not less than 30 days at the then current LIBOR rate plus 3.5%. At December 31, 1997 the Company had elected to fix the rate on the entire outstanding balance at the LIBOR rate option.

                    ASI AEROSPACE GROUP, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Approximate aggregate annual maturities on long-term debt at December 31, 1997 are as follows:

YEARS ENDING DECEMBER 31,
-------------------------------------
     1998............................  $  3,372,000
     1999............................     1,068,000
     2000............................     1,042,000
     2001............................       996,000
     2002............................     1,366,000
     Thereafter......................       328,000
                                       ------------
                                       $  8,172,000
                                       ============

     During the years ended December 31, 1995, 1996 and 1997, the Company incurred approximately $188,000, $263,000 and $310,000, respectively, in interest expense to related parties of which approximately $83,000 and $187,000 are included in accrued expenses and other at December 31, 1996 and 1997, respectively.

     During the six-month periods ended June 30, 1997 and 1998, the Company incurred approximately $137,000 and $145,000 in interest expense, respectively, to related parties, of which approximately $42,000 and $73,000 are included in accrued expenses and other at June 30, 1997 and 1998, respectively.

NOTE 8.  LEASE COMMITMENTS

  OPERATING LEASES

     The Company leases its office and warehouse facilities under noncancelable operating lease agreements expiring through July 2002. The leases provide for aggregate monthly payments of approximately $41,000. The Company also leases certain equipment under noncancelable operating lease agreements expiring through August 2000. The equipment leases provide for aggregate monthly payments of approximately $3,200. Total rental expense included in the consolidated statements of operations for the years ended December 31, 1995, 1996 and 1997 was approximately $108,000, $212,000 and $396,000, respectively.

     Rent expense for the six months ended June 30, 1997 and 1998 totaled $147,000 and $113,000, respectively.

     At December 31, 1997, the approximate aggregate future annual minimum lease commitments due under noncancelable operating leases are as follows:

YEARS ENDING DECEMBER 31,
-------------------------------------
     1998............................  $    406,000
     1999............................       373,000
     2000............................       313,000
     2001............................       306,000
     2002............................       116,000
                                       ------------
          Total minimum lease
             payments................  $  1,514,000
                                       ============

                    ASI AEROSPACE GROUP, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 9.  BUSINESS ACQUISITIONS

     In July 1997 the Company acquired the net assets of Adams Supply Company (Adams), a distributor of specialty fasteners, located in Torrance, California. The purchase price of approximately $5,920,000 consisted of cash of approximately $4,567,000 and notes payable to the sellers of $1,352,000.

     In June 1997 the Company acquired the net assets of Paschall International (Paschall), a distributor of commercial airline internal components, located in Pasadena, California. The purchase price of approximately $974,000 consisted of cash of approximately $450,000 and a note payable to the former owner of $525,000.

     In March 1996 the Company acquired the net assets of Barco Aviation, Inc., (Barco) a distributor of specialty fasteners to the aerospace industry located in Santa Monica, California. The purchase price of $6,434,840 was paid in cash.

     In June 1995 the Company acquired the net assets of Pollard, a distributor of specialty fasteners, located in Dallas, Texas. The purchase price consisted of $236,029 in cash and a promissory note payable to the former owner of $253,044.

     Each of these acquisitions were accounted for as purchase business combinations with the operations of the acquired business included in the Company's consolidated financial statements subsequent to the acquisition date. Barco, Paschall and Adams are operating as divisions of the Company.

     The following unaudited pro forma information presents a summary of consolidated results of operations of the Company and the acquired divisions as if the acquisitions had occurred January 1, 1996.

                                            1996            1997
                                       --------------  --------------
Net sales............................  $   39,949,000  $   61,931,000
Net income...........................       2,283,000       6,690,000
Earnings per common share............          20,204          57,292

     These unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments, such as additional amortization expense as a result of goodwill and other intangible assets, and an increased interest expense on acquisition debt. They do not purport to be indicative of the results of operations which actually would have resulted had the combinations been in effect on January 1, 1996, or of the results of operations of the consolidated entities.

NOTE 10.  REDEEMABLE PREFERRED STOCK

     The Company has 1,800 shares of mandatory redeemable preferred stock authorized, issued and outstanding which is redeemable by the holder on April 1, 2001 at $1,000 per share.

     During the year ended December 31, 1995, the Company, with the approval of the preferred stockholders, amended the articles of incorporation to waive the preferred stock 12% accrued dividends and any future dividends on preferred stock until May 1, 1996. Payments on the dividends resumed in May 1997 and will continue annually thereafter. The majority of WCAPHC's common stockholders are also preferred stockholders. The Company declared and paid dividends of $216,000 ($120 per share) to stockholders of record during the year ended December 31, 1997.

NOTE 11.  BENEFIT PLAN

     The Company has a 401(k) plan for those employees who meet the eligibility requirements set forth in the Plan. The Company is required to match a minimum of 50% of the employees' elective deferral contributions up to 10% of compensation. The Company contributed $57,906 and $117,341 to the Plan for the years ended December 31, 1996 and 1997, respectively. During the six month periods ended June 30, 1997 and 1998, the Company contributed $49,669 and $79,875 to the Plan.

                    ASI AEROSPACE GROUP, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 12.  INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and tax purposes. Significant components of the Company's net deferred tax assets at December 31, 1995, 1996 and 1997 are as follows:

                                           1995          1996          1997
                                       ------------  ------------  ------------
Deferred tax assets:
     Inventory.......................  $    552,300  $    670,500  $  1,038,300
     Accounts receivable.............         2,100        31,000        21,600
     Accrued expenses and other......        61,800        31,200        62,400
     State income taxes..............           500       --            210,400
     Net operating loss
       carryforwards.................       329,000        24,900       --
                                       ------------  ------------  ------------
                                            945,700       757,600     1,332,700
     Less valuation allowance........      (944,700)     (334,900)      --
                                       ------------  ------------  ------------
                                              1,000       422,700     1,332,700
                                       ------------  ------------  ------------
Deferred tax liabilities, other......        (1,000)      (73,400)      (76,700)
                                       ------------  ------------  ------------
          Net deferred tax assets....  $    --       $    349,300  $  1,256,000
                                       ============  ============  ============

     The provision for income taxes consists of the following for the years ended December 31, 1995, 1996 and 1997:

                                         1995        1996         1997
                                       ---------  ----------  ------------
Current:
     Federal income tax..............  $  --      $  386,700  $  2,469,000
     State income tax................      1,600      12,300       618,700
Deferred:
     Federal deferred tax
       (benefit).....................     --        (174,600)     (674,700)
     State deferred tax (benefit)....     --         129,400      (207,100)
     Benefit of utilization of net
       operating losses..............     --        (304,100)      (24,900)
                                       ---------  ----------  ------------
                                       $   1,600  $   49,700  $  2,181,000
                                       =========  ==========  ============

     The provisions for income taxes for the six-month periods ended June 30, 1997 and 1998 were calculated using the Company's effective tax rate expected to be applicable for the full year.

     Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. Based upon the Company's current level of profitability, management is reasonably certain the Company will generate taxable income in future years sufficient to realize the full benefit of its deferred taxes. Accordingly, no valuation allowance was recorded as of December 31, 1997. In the event the Company does not generate sufficient future taxable income, the amount of deferred tax assets will be reduced.

     The Company is a member of a group that files consolidated federal and unitary state tax returns. Accordingly, income taxes payable to the tax authorities is recognized on the financial statements of the parent company who is the taxpayer for income tax purposes. The members of the consolidated group generally record a benefit (expense) for any member of the group for the income tax reductions (additions) resulting from the members' inclusion in the consolidated return. This allocation approximates the amounts that would be reported if the Company was separately filing its tax returns. The parent company, WCAPHC, and affiliate have unequivocally and irrevocably foregone their rights to receive payments from

                    ASI AEROSPACE GROUP, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

the Company for such benefits. Accordingly, the results of these intercorporate tax allocations is reported on the accompanying consolidated statements of stockholders' equity as a credit to additional paid-in capital for the years ended December 31, 1996 and 1997.

     A reconciliation of the effective tax rates with the federal statutory rate is as follows:

                                                     DECEMBER 31,
                                       ----------------------------------------
                                           1995          1996          1997
                                       ------------  ------------  ------------
Income tax at 34% statutory rate.....  $   (152,900) $    563,100  $  2,138,600
Nondeductible expenses...............         3,800        19,800        30,600
State income taxes, net of federal
  tax benefit........................       (25,400)      103,300       354,300
Effect of operating loss with no
  current year tax benefit...........       171,000       --            --
Change in valuation allowance,
  including effect of net
  operating loss carryover...........       --           (609,800)     (334,900)
Other................................         5,100       (26,700)       (7,600)
                                       ------------  ------------  ------------
                                       $      1,600  $     49,700  $  2,181,000
                                       ============  ============  ============

NOTE 13.  SUBSEQUENT EVENT

     On August 14, 1998, Pentacon, Inc. (Pentacon) and the stockholders of the Company signed a definitive agreement for the acquisition of all of the outstanding shares of the Company. All rights and obligations of the parties are subject to obtaining all required corporate and regulatory approvals.

==============================================================================

  WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THE PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF APRIL 27, 1999.

                         -----------------------------
                               TABLE OF CONTENTS
                         -----------------------------

                                        PAGE
                                        ----
Available Information................     i
Summary..............................     1
Risk Factors.........................    11
The Exchange Offer...................    17
Use of Proceeds......................    26
Capitalization.......................    27
Selected Financial Data..............    28
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................    30
Business.............................    39
Management...........................    48
Certain Transactions.................    53
Principal Stockholders...............    55
Description of Bank Credit
  Facility...........................    56
Description of the Notes.............    58
Book Entry; Delivery and Form........    89
Registration Rights..................    90
Plan of Distribution.................    91
Certain United States Federal Income
  Tax Considerations.................    91
Legal Matters........................    94
Experts..............................    94
Index to Financial Statements........   F-1

                                [PENTACON LOGO]

                        OFFER TO EXCHANGE 12 1/4% SENIOR
                               SUBORDINATED NOTES
                               DUE 2009, SERIES B

                       FOR ALL OUTSTANDING 12 1/4% SENIOR
                               SUBORDINATED NOTES
                               DUE 2009, SERIES A

                               -----------------
                                   PROSPECTUS
                               -----------------

                                                 , 1999


================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

     Article 7 of the Company's Amended and Restated Certificate of Incorporation states that:

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or

(iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     The Company has entered into indemnification agreements with each of its executive officers and directors.

     In November 1997, Messrs. Grossman and Pugh, each principals in MGCV, became officers of Alatec in order to assist in, facilitate and expedite the audit process in connection with the Offering. Alatec and Mr. List, its sole stockholder, have agreed to indemnify Messrs. Grossman and Pugh against various claims, damages, costs and expenses that might be incurred by them as officers of Alatec, including their execution of representation letters to Alatec's accountants.

     These limitations on liability would apply to violations of the federal securities laws. However, the registrant has been advised that in the opinion of the SEC, indemnification for liabilities under the Securities Act of 1933 is against public policy and therefore unenforceable.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  Exhibits

           2.1       -- Plan of Merger and Stock Purchase
                        Agreement dated as of August 14, 1998
                        among Pentacon, Inc., Pentacon Aerospace
                        Acquisition, Inc., West Coast Aero
                        Products Holding Corp. and the common
                        stockholders of West Coast and Steve
                        Riggs and Joel Jacks (incorporated
                        herein by reference to Exhibit 2.1 to
                        the Company's Form 8-K filed September
                        18, 1998).
           2.2       -- Agreement and Plan of Merger dated as of
                        July 17, 1998 among Pentacon, Inc., TIA
                        Acquisition Corp., Texas International
                        Aviation, Inc. and James B. Cassels,
                        James W. Cassels, Frances Cassels,
                        Gregory S. Cassels, the James Boyakin
                        Cassels Trust, The Gregory Scott Cassels
                        Trust, and Merritt B. Horrell
                        (incorporated herein by reference to
                        Exhibit 2.1 to the Company's Form 8-K
                        filed July 31, 1998).
           3.1       -- Second Amended and Restated Certificate
                        of Incorporation (incorporated herein by
                        reference to Exhibit 3.1 to Company's
                        Registration Statement on Form S-1/A
                        (No. 333-41383)).
           3.2       -- Bylaws (incorporated herein by reference
                        to Exhibit 3.2 to Company's Registration
                        Statement on Form S-1/A (No.
                        333-41383)).
           4.1*      -- Indenture, dated March 30, 1999, by and
                        among Pentacon, Inc. and the
                        subsidiaries named therein and State
                        Street Bank and Trust Company covering
                        up to $100,000,000 12 1/4% Senior
                        Subordinated Notes due 2009.
           4.2*      -- Registration Rights Agreement dated
                        March 30, 1999 by and among Pentacon,
                        Inc., the Guarantors named therein,
                        Bear, Stearns & Co. Inc., NationsBanc
                        Montgomery Securities LLC and Sanders
                        Morris Mundy Inc.
           4.3*      -- Form of Pentacon, Inc. 12 1/4% Senior
                        Subordinated Note due 2009. (Included in
                        Exhibit 4.1).
           5.1*      -- Opinion of Andrews & Kurth L.L.P.
          10.1       -- Agreement and Plan of Organization
                        respecting Alatec Products, Inc. dated
                        as of December 1, 1997 (incorporated
                        herein by reference to Exhibit 10.1 to
                        Company's Registration Statement on Form
                        S-1/A (No. 333-41383)).
          10.2       -- Pentacon, Inc. 1998 Stock Plan
                        (incorporated herein by reference to
                        Exhibit 10.10 to Company's Registration
                        Statement on Form S-1/A (No.
                        333-41383)).
          10.3       -- Form of Waiver of Termination Rights and
                        Schedule of Signatories (incorporated
                        herein by reference to Exhibit 10.11 to
                        Company's Registration Statement on Form
                        S-1/A (No. 333-41383)).

          10.4       -- Form of Waiver and Schedule of
                        Signatories (incorporated herein by
                        reference to Exhibit 10.12 to Company's
                        Registration Statement on Form S-1/A
                        (No. 333-41383)).
          10.5       -- Form of Recontribution Agreement and
                        Schedule of Signatories (incorporated
                        herein by reference to Exhibit 10.13 to
                        Company's Registration Statement on Form
                        S-1/A (No. 333-41383)).
          10.6       -- Employment Agreement with James Jackson
                        (incorporated herein by reference to
                        Exhibit 10.14 to Company's Registration
                        Statement on Form S-1/A (No.
                        333-41383)).
          10.7       -- Agreement and Plan of Organization
                        respecting AXS Solutions, Inc. dated as
                        of December 1, 1997 (incorporated herein
                        by reference to Exhibit 10.2 to
                        Company's Registration Statement on Form
                        S-1/A (No. 333-41383)).
          10.8       -- Agreement and Plan or Organization
                        respecting Capitol Bolt & Supply, Inc.
                        dated as of December 1, 1997
                        (incorporated herein by reference to
                        Exhibit 10.3 to Company's Registration
                        Statement on Form S-1/A (No.
                        333-41383)).
          10.9       -- Agreement and Plan of Organization
                        respecting Maumee Industries, Inc. dated
                        as of December 1, 1997 (incorporated
                        herein by reference to Exhibit 10.4 to
                        Company's Registration Statement on Form
                        S-1/A (No. 333-41383)).
          10.10      -- Agreement and Plan of Organization
                        respecting Sales Systems, Limited dated
                        as of December 1, 1997 (incorporated
                        herein by reference to Exhibit 10.5 to
                        Company's Registration Statement on Form
                        S-1/A (No. 333-41383)).
          10.11      -- Employment Agreement with Mark Baldwin
                        (incorporated herein by reference to
                        Exhibit 10.6 to Company's Registration
                        Statement on Form S-1/A (No.
                        333-41383)).
          10.12      -- Employment Agreement with Bruce Taten
                        (incorporated herein by reference to
                        Exhibit 10.7 to Company's Registration
                        Statement on Form S-1/A (No.
                        333-41383)).
          10.13      -- Employment Agreement with Brian Fontana
                        (incorporated herein by reference to
                        Exhibit 10.8 to Company's Registration
                        Statement on Form S-1/A (No.
                        333-41383)).
          10.14      -- Form of Officer and Director
                        Indemnification Agreement (incorporated
                        herein by reference to Exhibit 10.9 to
                        Company's Registration Statement on Form
                        S-1/A (No. 333-41383)).
          10.15      -- Amended and Restated Credit Agreement
                        with NationsBank (incorporated herein by
                        reference to Exhibit 10.16 to the
                        Company's Annual Report on Form 10-K405
                        for the year ended September 30, 1998).
          10.16      -- First Amendment to Amended and Restated
                        Credit Agreement (incorporated herein by
                        reference to Exhibit 10.17 to the
                        Company's Quarterly Report on Form 10-Q
                        for the quarter ended December 31,
                        1998).
          10.17      -- Second Amendment to Amended and Restated
                        Credit Agreement (incorporated herein by
                        reference to Exhibit 10.18 to the
                        Company's Quarterly Report on Form 10-Q
                        for the quarter ended December 31,
                        1998).
          10.18*    --  Third Amendment to Amended and Restated
                        Credit Agreement.
          10.19*    --  Fourth Amendment to Amended and Restated
                        Credit Agreement.
          12.1*      -- Computation of Ratio of Earnings to
                        Fixed Charges.
          21.1*      -- Subsidiaries of the Registrant.
          23.1*      -- Consent of Ernst & Young LLP.
          23.2*      -- Consent of McGladrey & Pullen, LLP.
          23.3*      -- Consent of Grant Thornton LLP.
          23.4*      -- Consent of Andrews & Kurth L.L.P.
                        (Included in Exhibit 5.1).
          24.1*      -- Powers of Attorney. (Included in the
                        signature pages hereto).
          25.1*      -- Statement of Eligibility of State Street
                        Bank and Trust Company, Trustee on Form
                        T-1.
          99.1       -- Press Release, dated August 17, 1998
                        (incorporated herein by reference to
                        Exhibit 99.1 to the Company's Form 8-K
                        filed August 24, 1998).

          99.2       -- Press Release, dated May 26, 1998
                        (incorporated herein by reference to
                        Exhibit 99.1 to the Company's Form 8-K
                        filed June 11, 1998).
          99.3*      -- Form of Letter of Transmittal.
          99.4*      -- Form of Notice of Guaranteed Delivery.
          99.5*      -- Form of Letter to Clients.
          99.6*      -- Form of Letter to Nominees.
          99.7*      -- Form of Instruction to Registered
                        Holders from Beneficial Owner.
------------
* Filed herewith.

ITEM 22.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 27, 1999.

                                          PENTACON, INC.
                                          By: /s/ MARK E. BALDWIN
                                                  MARK E. BALDWIN
                                               CHAIRMAN OF THE BOARD
                                            AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Pentacon, Inc., hereby constitutes and appoints Brian Fontana and Bruce M. Taten (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 1999.

              SIGNATURE                                TITLE
-------------------------------------  --------------------------------------
         /s/MARK E. BALDWIN            Chairman of the Board and Chief
           MARK E. BALDWIN               Executive Officer (Principal
                                         Executive Officer)

          /s/BRIAN FONTANA             Senior Vice President and Chief
            BRIAN FONTANA                Financial Officer (Principal
                                         Financial and Accounting Officer)

          /s/JACK L. FATICA            Director
           JACK L. FATICA

         /s/ROBERT M. CHISTE           Director
          ROBERT M. CHISTE

       /s/CARY M. GROSSMAN             Director
          CARY M. GROSSMAN

              SIGNATURE                                TITLE
-------------------------------------  --------------------------------------
          /s/DONALD B. LIST            Director
           DONALD B. LIST

         /s/MARY E. MCCLURE            Director
           MARY E. MCCLURE

        /s/MICHAEL W. PETERS           Director
          MICHAEL W. PETERS

     /s/BENJAMIN E. SPENCE, JR.        Director
       BENJAMIN E. SPENCE, JR.

                                       Director
______________________________________
          CLAYTON K. TRIER

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrants set forth below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on the 27th day of April, 1999.

                                          EACH OF THE GUARANTORS
                                          NAMED ON SCHEDULE A-1
                                          HERETO (the "Guarantors")
                                          By: /s/ DONALD B. LIST
                                                  DONALD B. LIST
                                                PRESIDENT OF EACH
                                                OF THE GUARANTORS

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian Fontana and Bruce M. Taten (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 1999.

        SIGNATURE                         TITLE
-----------------------------------------------------------------
    /s/DONALD B. LIST    Chairman, President, Chief
     DONALD B. LIST        Financial Officer and Director
                           of each of the Guarantors
                           (Principal Executive, Financial
                           and Accounting Officer)

    /s/BRUCE M. TATEN    Director of each of the
     BRUCE M. TATEN        Guarantors

                                                                    SCHEDULE A-1

                  Alatec Cable Harness & Assembly Division, Inc.

                  Alatec Fastener and Component Group, Inc.

                  Alatec Race, Inc.

                  Trace Alatec Supply Company, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrants set forth below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on the 27th day of April, 1999.

                                          EACH OF THE GUARANTORS
                                          NAMED ON SCHEDULE A-2
                                          HERETO (the "Guarantors")
                                          By: /s/ DONALD B. LIST
                                                  DONALD B. LIST
                                                PRESIDENT OF EACH
                                                OF THE GUARANTORS

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian Fontana and Bruce M. Taten (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 1999.

      SIGNATURE                                         TITLE
--------------------------------------  --------------------------------------
  /s/DONALD B. LIST                     President and Director of each of the
    DONALD B. LIST                        Guarantors (Principal Executive
                                          Officer)

   /s/STEVE GREENE                      Vice President & Treasurer of each
     STEVE GREENE                         of the Guarantors (Principal
                                          Financial and Accounting Officer)

  /s/BRUCE M. TATEN                     Director of each of the Guarantors
    BRUCE M. TATEN

                                                                    SCHEDULE A-2

                  ASI Aerospace Group, Inc.

                  Pollard Acquisition Corp.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on the 27th day of April, 1999.

                                          ALATEC INTERNATIONAL SALES, INC.
                                          By: /s/ DONALD B. LIST
                                                  DONALD B. LIST
                                                    PRESIDENT

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian Fontana and Bruce M. Taten (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON APRIL 27, 1999.

              SIGNATURE                               TITLE
-------------------------------------  ------------------------------------
          /s/DONALD B. LIST            President, Chief Financial Officer
           DONALD B. LIST                and Director (Principal
                                         Executive, Financial and
                                         Accounting Officer)

          /s/RUTH LIST PERL            Director
           RUTH LIST PERL

         /s/RONALD I. BRANCH           Director
          RONALD I. BRANCH

          /s/GABI S. RIVERA            Director
           GABI S. RIVERA

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on the 27th day of April, 1999.

                                          ALATEC PRODUCTS, INC.
                                          By: /s/ DONALD B. LIST
                                                  DONALD B. LIST
                                                    PRESIDENT

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian Fontana and Bruce M. Taten (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 1999.

              SIGNATURE                               TITLE
-------------------------------------  ------------------------------------
          /s/DONALD B. LIST            President and Director
           DONALD B. LIST                (Principal Executive Officer)

          /s/BRIAN FONTANA             Vice President (Principal
            BRIAN FONTANA                Financial and Accounting
                                         Officer)

          /s/BRUCE M. TATEN            Director
           BRUCE M. TATEN

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erie, State of Pennsylvania, on the 27th day of April, 1999.

                                          AXS SOLUTIONS, INC.
                                          By: /s/ JACK L. FATICA
                                                  JACK L. FATICA
                                             CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian Fontana and Bruce M. Taten (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 1999.

        SIGNATURE                         TITLE
-----------------------------------------------------------------
    /s/JACK L. FATICA    Chief Executive Officer and
     JACK L. FATICA        Director (Principal Executive
                           Officer)

    /s/BRIAN FONTANA     Vice President (Principal Financial
      BRIAN FONTANA        and Accounting Officer)

     /s/ROBERT HOYT      Director
       ROBERT HOYT

     /s/JEFF FATICA      Director
       JEFF FATICA

    /s/BRUCE M. TATEN    Director
     BRUCE M. TATEN

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stoughton, State of Massachusetts, on the 27th day of April, 1999.

                                          CAPITOL BOLT & SUPPLY, INC.
                                          By: /s/ MARY E. MCCLURE
                                                  MARY E. MCCLURE
                                                     PRESIDENT

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian Fontana and Bruce M. Taten (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 1999.

              SIGNATURE                               TITLE
-------------------------------------  ------------------------------------
         /s/MARY E. MCCLURE            President and Director
           MARY E. MCCLURE               (Principal Executive Officer)

          /s/BRIAN FONTANA             Vice President (Principal
            BRIAN FONTANA                Financial and Accounting
                                         Officer)

          /s/BRUCE M. TATEN            Director
           BRUCE M. TATEN

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, State of Indiana, on the 27th day of April, 1999.

                                          MAUMEE INDUSTRIES, INC.
                                          By: /s/ MICHAEL W. PETERS
                                                  MICHAEL W. PETERS
                                                      PRESIDENT

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian Fontana and Bruce M. Taten (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 1999.

              SIGNATURE                               TITLE
-------------------------------------  ------------------------------------
        /s/MICHAEL W. PETERS           President, Chief Executive
          MICHAEL W. PETERS              Officer and Director
                                         (Principal Executive Officer)

          /s/BADIE A. BADIE            Vice President and Chief Financial
           BADIE A. BADIE                Officer (Principal Financial
                                         Officer)

          /s/BRIAN FONTANA             Vice President and Treasurer
            BRIAN FONTANA                (Principal Accounting Officer)

          /s/BRUCE M. TATEN            Director
           BRUCE M. TATEN

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 27th day of April, 1999.

                                          PACE PRODUCTS, INC.
                                          By: /s/ LARRY LEE LAND
                                                  LARRY LEE LAND
                                                     PRESIDENT

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian Fontana and Bruce M. Taten (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 1999.

              SIGNATURE                               TITLE
-------------------------------------  ------------------------------------
          /s/LARRY LEE LAND            President (Principal Executive
           LARRY LEE LAND                Officer)

          /s/BRIAN FONTANA             Vice President (Principal Financial
            BRIAN FONTANA                and Accounting Officer)

          /s/BRUCE M. TATEN            Director
           BRUCE M. TATEN

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on the 27th day of April, 1999.

                                          PENTACON AEROSPACE GROUP, INC.
                                          By: /s/ DONALD B. LIST
                                                  DONALD B. LIST
                                                    PRESIDENT

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian Fontana and Bruce M. Taten (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 1999.

     SIGNATURE                       TITLE
------------------------------------------------------------
 /s/DONALD B. LIST  President and Director
   DONALD B. LIST     (Principal Executive Officer)

  /s/STEVE GREENE   Vice President of Finance
    STEVE GREENE      (Principal Financial
                      and Accounting Officer)

 /s/BRUCE M. TATEN  Director
   BRUCE M. TATEN

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, State of Indiana, on the 27th day of April, 1999.

                                          PENTACON INDUSTRIAL GROUP, INC.
                                          By: /s/ MICHAEL W. PETERS
                                                  MICHAEL W. PETERS
                                                      PRESIDENT

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian Fontana and Bruce M. Taten (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 1999.

              SIGNATURE                               TITLE
-------------------------------------  ------------------------------------
        /s/MICHAEL W. PETERS           President and Director
          MICHAEL W. PETERS              (Principal Executive Officer)

          /s/BRIAN FONTANA             Vice President & Treasurer
            BRIAN FONTANA                (Principal Financial
                                         and Accounting Officer)

          /s/BRUCE M. TATEN            Director
           BRUCE M. TATEN

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, State of Pennsylvania, on the 27th day of April, 1999.

                                          SALES SYSTEMS, LIMITED
                                          By: /s/ BENJAMIN E. SPENCE, JR.
                                                  BENJAMIN E. SPENCE, JR.
                                                         PRESIDENT

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian Fontana and Bruce M. Taten (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 1999.

           SIGNATURE                       TITLE
         -------------                 --------------
   /s/ BENJAMIN E. SPENCE, JR.      President and Director
       BENJAMIN E. SPENCE, JR.      (Principal Executive Officer)


    /s/ BRIAN FONTANA               Vice President
        BRIAN FONTANA               (Principal Financial Officer)

   /s/ RICHARD D. KNORR             Vice President, Treasurer,
       RICHARD D. KNORR             Assistant Secretary and Director
                                    (Principal Accounting Officer)

   /s/ BRUCE M. TATEN               Director
       BRUCE M. TATEN

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on the 27th day of April, 1999.

                                          TEXAS INTERNATIONAL AVIATION, INC.
                                          By: /s/ DONALD B. LIST
                                                  DONALD B. LIST
                                                     CHAIRMAN

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian Fontana and Bruce M. Taten (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 1999.

              SIGNATURE                              TITLE
-------------------------------------  ----------------------------------
          /s/DONALD B. LIST            Chairman and Director
           DONALD B. LIST                (Principal Executive Officer)

          /s/BRIAN FONTANA             Vice President and Treasurer
            BRIAN FONTANA                (Principal Financial and
                                         Accounting Officer)

          /s/BRUCE M. TATEN            Director
           BRUCE M. TATEN

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Prairie, State of Texas, on the 27th day of April, 1999.

                                          TIA INTERNATIONAL, INC.
                                          By: /s/ JAMES B. CASSELS
                                                  JAMES B. CASSELS
                                                     PRESIDENT

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian Fontana and Bruce M. Taten (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 1999.

          SIGNATURE                       TITLE
------------------------------------------------------------
     /s/JAMES B. CASSELS      President and Director
       JAMES B. CASSELS         (Principal Executive,
                                Financial
                                and Accounting Officer)

____________________________  Director
      GREGORY S. CASSELS

     /s/MARY M. BUSENBURG     Director
      MARY M. BUSENBURG

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 27th day of April, 1999.

                                          WEST COAST AERO PRODUCTS
                                          HOLDING CORP.
                                          By: /s/ BRUCE M. TATEN
                                                  BRUCE M. TATEN
                                                    PRESIDENT

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian Fontana and Bruce M. Taten (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 1999.

              SIGNATURE                               TITLE
-------------------------------------  ------------------------------------
          /s/BRUCE M. TATEN            President, Secretary and Director
           BRUCE M. TATEN                (Principal Executive, Financial
                                         and Accounting Officer)

          /s/DONALD B. LIST            Director
           DONALD B. LIST

                                 EXHIBIT INDEX

     (a)  Exhibits

           2.1       -- Plan of Merger and Stock Purchase
                        Agreement dated as of August 14, 1998
                        among Pentacon, Inc., Pentacon Aerospace
                        Acquisition, Inc., West Coast Aero
                        Products Holding Corp. and the common
                        stockholders of West Coast and Steve
                        Riggs and Joel Jacks (incorporated
                        herein by reference to Exhibit 2.1 to
                        the Company's Form 8-K filed September
                        18, 1998).
           2.2       -- Agreement and Plan of Merger dated as of
                        July 17, 1998 among Pentacon, Inc., TIA
                        Acquisition Corp., Texas International
                        Aviation, Inc. and James B. Cassels,
                        James W. Cassels, Frances Cassels,
                        Gregory S. Cassels, the James Boyakin
                        Cassels Trust, The Gregory Scott Cassels
                        Trust, and Merritt B. Horrell
                        (incorporated herein by reference to
                        Exhibit 2.1 to the Company's Form 8-K
                        filed July 31, 1998).
           3.1       -- Second Amended and Restated Certificate
                        of Incorporation (incorporated herein by
                        reference to Exhibit 3.1 to Company's
                        Registration Statement on Form S-1/A
                        (No. 333-41383)).
           3.2       -- Bylaws (incorporated herein by reference
                        to Exhibit 3.2 to Company's Registration
                        Statement on Form S-1/A (No.
                        333-41383)).
           4.1*      -- Indenture, dated March 30, 1999, by and
                        among Pentacon, Inc. and the
                        subsidiaries named therein and State
                        Street Bank and Trust Company covering
                        up to $100,000,000 12 1/4% Senior
                        Subordinated Notes due 2009.
           4.2*      -- Registration Rights Agreement dated
                        March 30, 1999 by and among Pentacon,
                        Inc., the Guarantors named therein,
                        Bear, Stearns & Co. Inc., NationsBanc
                        Montgomery Securities LLC and Sanders
                        Morris Mundy Inc.
           4.3*      -- Form of Pentacon, Inc. 12 1/4% Senior
                        Subordinated Note due 2009. (Included in
                        Exhibit 4.1).
           5.1*      -- Opinion of Andrews & Kurth L.L.P.
          10.1       -- Agreement and Plan of Organization
                        respecting Alatec Products, Inc. dated
                        as of December 1, 1997 (incorporated
                        herein by reference to Exhibit 10.1 to
                        Company's Registration Statement on Form
                        S-1/A (No. 333-41383)).
          10.2       -- Pentacon, Inc. 1998 Stock Plan
                        (incorporated herein by reference to
                        Exhibit 10.10 to Company's Registration
                        Statement on Form S-1/A (No.
                        333-41383)).
          10.3       -- Form of Waiver of Termination Rights and
                        Schedule of Signatories (incorporated
                        herein by reference to Exhibit 10.11 to
                        Company's Registration Statement on Form
                        S-1/A (No. 333-41383)).
          10.4       -- Form of Waiver and Schedule of
                        Signatories (incorporated herein by
                        reference to Exhibit 10.12 to Company's
                        Registration Statement on Form S-1/A
                        (No. 333-41383)).
          10.5       -- Form of Recontribution Agreement and
                        Schedule of Signatories (incorporated
                        herein by reference to Exhibit 10.13 to
                        Company's Registration Statement on Form
                        S-1/A (No. 333-41383)).
          10.6       -- Employment Agreement with James Jackson
                        (incorporated herein by reference to
                        Exhibit 10.14 to Company's Registration
                        Statement on Form S-1/A (No.
                        333-41383)).
          10.7       -- Agreement and Plan of Organization
                        respecting AXS Solutions, Inc. dated as
                        of December 1, 1997 (incorporated herein
                        by reference to Exhibit 10.2 to
                        Company's Registration Statement on Form
                        S-1/A (No. 333-41383)).
          10.8       -- Agreement and Plan or Organization
                        respecting Capitol Bolt & Supply, Inc.
                        dated as of December 1, 1997
                        (incorporated herein by reference to
                        Exhibit 10.3 to Company's Registration
                        Statement on Form S-1/A (No.
                        333-41383)).
          10.9       -- Agreement and Plan of Organization
                        respecting Maumee Industries, Inc. dated
                        as of December 1, 1997 (incorporated
                        herein by reference to Exhibit 10.4 to
                        Company's Registration Statement on Form
                        S-1/A (No. 333-41383)).
          10.10      -- Agreement and Plan of Organization
                        respecting Sales Systems, Limited dated
                        as of December 1, 1997 (incorporated
                        herein by reference to Exhibit 10.5 to
                        Company's Registration Statement on Form
                        S-1/A (No. 333-41383)).
          10.11      -- Employment Agreement with Mark Baldwin
                        (incorporated herein by reference to
                        Exhibit 10.6 to Company's Registration
                        Statement on Form S-1/A (No.
                        333-41383)).
          10.12      -- Employment Agreement with Bruce Taten
                        (incorporated herein by reference to
                        Exhibit 10.7 to Company's Registration
                        Statement on Form S-1/A (No.
                        333-41383)).
          10.13      -- Employment Agreement with Brian Fontana
                        (incorporated herein by reference to
                        Exhibit 10.8 to Company's Registration
                        Statement on Form S-1/A (No.
                        333-41383)).
          10.14      -- Form of Officer and Director
                        Indemnification Agreement (incorporated
                        herein by reference to Exhibit 10.9 to
                        Company's Registration Statement on Form
                        S-1/A (No. 333-41383)).
          10.15      -- Amended and Restated Credit Agreement
                        with NationsBank (incorporated herein by
                        reference to Exhibit 10.16 to the
                        Company's Annual Report on Form 10-K405
                        for the year ended September 30, 1998).
          10.16      -- First Amendment to Amended and Restated
                        Credit Agreement (incorporated herein by
                        reference to Exhibit 10.17 to the
                        Company's Quarterly Report on Form 10-Q
                        for the quarter ended December 31,
                        1998).
          10.17      -- Second Amendment to Amended and Restated
                        Credit Agreement (incorporated herein by
                        reference to Exhibit 10.18 to the
                        Company's Quarterly Report on Form 10-Q
                        for the quarter ended December 31,
                        1998).
          10.18*    --  Third Amendment to Amended and Restated
                        Credit Agreement.
          10.19*    --  Fourth Amendment to Amended and Restated
                        Credit Agreement.
          12.1*      -- Computation of Ratio of Earnings to
                        Fixed Charges.
          21.1*      -- Subsidiaries of the Registrant.
          23.1*      -- Consent of Ernst & Young LLP.
          23.2*      -- Consent of McGladrey & Pullen, LLP.
          23.3*      -- Consent of Grant Thornton LLP.
          23.4*      -- Consent of Andrews & Kurth L.L.P.
                        (Included in Exhibit 5.1).
          24.1*      -- Powers of Attorney. (Included in the
                        signature pages hereto).
          25.1*      -- Statement of Eligibility of State Street
                        Bank and Trust Company, Trustee on Form
                        T-1.
          99.1       -- Press Release, dated August 17, 1998
                        (incorporated herein by reference to
                        Exhibit 99.1 to the Company's Form 8-K
                        filed August 24, 1998).
          99.2       -- Press Release, dated May 26, 1998
                        (incorporated herein by reference to
                        Exhibit 99.1 to the Company's Form 8-K
                        filed June 11, 1998).
          99.3*      -- Form of Letter of Transmittal.
          99.4*      -- Form of Notice of Guaranteed Delivery.
          99.5*      -- Form of Letter to Clients.
          99.6*      -- Form of Letter to Nominees.
          99.7*      -- Form of Instruction to Registered
                        Holders from Beneficial Owner.
------------
* Filed herewith.